Exhibit 99.1

Edward O. Sassower, P.C. (admitted pro hac vice)	Michael A. Condyles (VA 27807)
Steven N. Serajeddini, P.C. (admitted pro hac vice)	Peter J. Barrett (VA 46179)
Aparna Yenamandra (admitted pro hac vice)	Jeremy S. Williams (VA 77469)
KIRKLAND & ELLIS LLP	KUTAK ROCK LLP
KIRKLAND & ELLIS INTERNATIONAL LLP	901 East Byrd Street, Suite 1000
601 Lexington Avenue	Richmond, Virginia 23219-4071
New York, New York 10022	Telephone: (804) 644-1700
Telephone: (212) 446-4800	Facsimile: (804) 783-6192
Facsimile: (212) 446-4900
Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
INTELSAT S.A., et al.,[1]	)	Case No. 20-32299 (KLP)
)
Debtors.	)	(Jointly Administered)
)

ORDER CONFIRMING THE FOURTH AMENDED JOINT

CHAPTER 11 PLAN OF REORGANIZATION OF INTELSAT S.A.

AND ITS DEBTOR AFFILIATES AND APPROVING THE SETTLEMENT

PURSUANT TO SECTION 1123(B)(3)(A) OF THE BANKRUPTCY CODE

AND RULE 9019 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE

WHEREAS, Intelsat S.A. and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) have, among other things:

a.

commenced, on May 13, 2020 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);[2]

[1]

Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.stretto.com/intelsat. The location of the Debtors’ service address is: 7900 Tysons One Place, McLean, VA 22102.

[2]

Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, the “Confirmation Order”) have the meanings given to them in the Plan (as defined herein), the Confirmation Brief (as defined herein), or the Settlement Agreement (as defined herein), as applicable. The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order; provided that the captions and titles of sections of this Confirmation Order are intended to affect the interpretation.

b.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

c.

filed, on February 12, 2021, the Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 1467], the Disclosure Statement for the Joint Chapter 11 Plans of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 1468], and the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures with Respect to Confirmation of the Debtors’ Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 1469];

d.

filed, on August 24, 2021, the Notice of Filing of Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 2692] and the Notice of Filing of Amended Proposed Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures with Respect to Confirmation of the Debtors’ Proposed Amended Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV)Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 2694];

e.

filed, on August 31, 2021 the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 2773], the Second Amended Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 2774] and the Notice of Filing of Second Amended Proposed Order (I) Approving Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures with Respect to Confirmation of the Debtors’ Proposed Amended Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 2776];

f.

filed, on September 2, 2021, the Notice of Filing of Third Amended Proposed Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures with Respect to Confirmation of the Debtors’ Proposed Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 2794];

g.

obtained, on September 7, 2021, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures with Respect to Confirmation of the Debtors’ Proposed Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 2815]

(the “Disclosure Statement Order”) approving the Disclosure Statement, voting and solicitation procedures (the “Solicitation Procedures”), and related notices, forms, and ballots (collectively, the “Solicitation Packages”) and related dates and deadlines;

h.

caused the Solicitation Packages and notice of the Confirmation Hearing and the deadline for objecting to Confirmation of the Plan to be distributed on or about September 8, 2021 (the “Solicitation Date”), in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Disclosure Statement Order, and the Solicitation Procedures, as evidenced by, among other things, the Affidavit of Service [Docket No. 2979] (the “Solicitation Affidavits”);

i.

filed, on October 19, 2021, the Notice of Filing Plan Supplement for the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3156], which included: (A) Shareholders Agreement, (B) Articles of Association, (C) Registration Rights Agreement, (D) New Series A Warrant Agreement, (E) New Series B Warrant Agreement, (F) Settlement Agreement, (G) Restructuring Steps Memorandum, (H) Series A CVR Agreement, (I) Series B CVR Agreement, (J) Rejected Executory Contract and Unexpired Lease List, (K) Assumed Executory Contract and Unexpired Lease List, and (L) Schedule of Retained Causes of Action; filed, on October 21, 2021, the Notice of Filing Second Plan Supplement for the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3188], which included a disclosure regarding the members of the Equity Issuer Board; filed on November 19, 2021, the Notice of Filing of Revised Exhibit M to Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat, S.A. and Its Debtor Affiliates [Docket No. 3529], which included members of the Equity Issuer Board; filed, on November 23, 2021, the Notice of Filing Fourth Plan Supplement for the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3624], which included the Amended Assumed Executory Contract and Unexpired Lease List; filed, on December 3, 2021, the Notice of Filing Fifth Plan Supplement for the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3718], which included the Second Amended Assumed Executory Contract and Unexpired Lease List, the Amended Schedule of Retained Causes of Action, and Management Incentive Plan Documents (collectively, together with each Notice of Filing Plan Supplement and as amended or supplemented thereafter, the “Plan Supplement”);

j.

filed, on November 1, 2021, the Notice of Filing of Revised Agreed Proposed Pre-Trial Order Governing the Confirmation Hearing and Amending Certain Confirmation Dates in these Chapter 11 Cases [Docket No. 3278];

k.

filed, on November 22, 2021, the Certification of Stretto Regarding Tabulation of Votes and Opt-Out Forms In Connection with the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3588] (the “Voting Report”);

l.

filed, on November 23, 2021, the Memorandum of Law in Support of (I) Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates Pursuant to Section 1129 of the Bankruptcy Code and (II) Settlement Pursuant to Section 1123(B)(3)(A) of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure [Docket No. 3629] (the “Confirmation Brief”);

m.

filed, on November 30, 2021, the Declaration and Direct Testimony of Michelle Bryan in Support of the Second Amended Plan of Reorganization [Docket No. 3662] (the “Bryan Declaration”), Declaration and Direct Testimony of Stephen Spengler in Support of the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3664] (the “Spengler Declaration”), Declaration and Direct Testimony of David Tolley in Support of the Second Amended Plan of Reorganization [Docket No. 3670] (the “Tolley Declaration”), Trial Declaration of Professor Andrè Prüm in Support of the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A., and Its Debtor Affiliates [Docket No. 3672] (the “Prum Declaration”), and the Submission of Edouard Authamayou, In Support of the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A., and Its Debtor Affiliates [Docket No. 3673] (the “Authamayou Declaration”); filed, on December 5, 2021, the Declaration of Gary Begeman, Member of Jackson Special Committee, in Support of Debtors’ Second Amended Plan [Docket No. 3721] (the “Begeman Declaration”), the Declaration of Jeffrey E. Clegg, in Support of the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A., and Its Debtor Affiliates [Docket No. 3723] (the “Clegg Declaration”), the Declaration and Direct Testimony of James C. Murray in Support of the Second Amended Plan of Reorganization [Docket No. 3725] (the “Murray Declaration”), the Declaration and Direct Testimony of John T. Nakahata [Docket No. 3726] (the “Nakahata Declaration”), the Declaration of Edward Kangas [Docket No. 3727] (the “Kangas Declaration”), and the Declaration of John Diercksen [Docket No. 3728] (the “Diercksen Declaration”); filed, on December 6, 2021, the Declaration and Direct Testimony of Zach Georgeson in Support of the Second Amended Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3738] (the “Georgeson Declaration”), Declaration of Justin P. Schmaltz in Support of the Third Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A., and Its Debtor Affiliates [Docket No. 3740] (the “Schmaltz Declaration”), Declaration and Direct Testimony of Jeffrey S. Stein in Support of the Third Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3741] (the “Stein Declaration”); filed, on December 7, 2021, the Declaration and Direct Testimony of Steven Zelin [Docket No. 3757] (the “Zelin Declaration” and together with the Bryan Declaration, the Spengler Declaration, the Tolley Declaration, the Prum Declaration, the Authamayou Declaration, the Begeman Declaration, the Clegg Declaration, the Murray Declaration, the Nakahata Declaration, the Kangas Declaration, the Diercksen Declaration, the Georgeson Declaration, the Schmaltz Declaration, the Stein Declaration, and the Zelin Declaration, the “Declarations”);

n.	filed, on December 4, 2021, the Notice of Resolution of SES Americom, Inc.’s Objection to Second Amended Joint Chapter 11 Plan of Intelsat S.A. and its Debtor Affiliates [Docket No. 3719];

o.	filed, on December 4, 2021, the Third Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3720];

p.

filed, on December 5, 2021, the Notice of Resolution of Ad Hoc Equity Group’s Objection to Confirmation of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 3729] (the “Equity Group Stipulation”);[3]

q.

filed, on December 14, 2021, the Notice of Filing of Proposed Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates and Approving the Settlement Pursuant to Section 1123(B)(3)(A) of The Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure [Docket No. 3828];

r.	filed, on December 15, 2021, the Notice of Resolution of the First Lien Notes Claims [Docket No. 3847];

s.

filed, on December 17, 2021, the Fourth Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates (as amended, modified, or supplemented in accordance with its terms from time to time, the “Plan”); and

t.

filed, on December 17, 2021, the Notice of Filing of Revised Proposed Order Confirming the Fourth Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates and Approving the Settlement Pursuant to Section 1123(B)(3)(A) of The Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure.

This Bankruptcy Court having:

a.

entered the Order (I) Authorizing and Approving Procedures to Reject or Assume Executory Contracts and Unexpired Leases, (II) Approving the Form and Manner of the (A) Rejection Notice and (B) Assumption Notice, and (III) Granting Related Relief [Docket No. 731] (the “Procedures Order”) on September 1, 2020;

b.	entered the Disclosure Statement Order on September 7, 2021 [Docket No. 2815];

c.	entered the Pre-Trial Order Governing the Confirmation Hearing and Amending Certain Confirmation Dates in These Chapter 11 Cases [Docket No. 3289] (the “Scheduling Order”) on November 2, 2021;

[3]

For the avoidance of doubt, nothing in this Confirmation Order affects, authorizes, or approves the relief contemplated by the Equity Group Stipulation, and such relief, if any, shall be presented to the Bankruptcy Court via a separate motion and subject to approval by a separate order.

d.	entered the Order Approving the Secured Creditor Settlement and Granting Related Relief [Docket No. 3853] on December 16, 2021;

e.	set October 29, 2021, at 5:00 p.m. (prevailing Eastern Time), as the deadline to vote on the Plan (the “Voting Deadline”);

f.	set November 12, 2021 as the deadline to file objections to the Plan (the “Plan Objection Deadline”);

g.	set November 23, 2021 as the deadline to file replies in support of Confirmation, standing, and objections to the Guarantee Claims litigation (the “Reply Deadline”);

h.

set December 2, 2021, at 10:00 a.m. (prevailing Eastern Time) as the date and time for the commencement of the Confirmation Hearing, which hearing was subsequently adjourned to December 6, 2021, at 10:00 a.m. (prevailing Eastern Time) in accordance with rules 3017 and 3018 of the Bankruptcy Rules and sections 1126, 1128, and 1129 of the Bankruptcy Code;

i.

reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Report, the Declarations and all pleadings, exhibits, statements, objections, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

j.	reviewed the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan and the Settlement Agreement;

k.	held the Confirmation Hearing;

l.	considered the statements, arguments, and objections made by counsel at the Confirmation Hearing with respect to Confirmation;

m.	considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing;

n.	entered rulings on the record at the Confirmation Hearing commenced on December 6, 2021 (the “Confirmation Ruling”);

o.

overruled any and all objections to the Plan and Confirmation, and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise stated or indicated on the record; and

p.	taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases.

NOW, THEREFORE, the Bankruptcy Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing including, without limitation, the Voting Report and the Declarations, establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and order:4

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

A.	General Findings

1.    The evidence before the Bankruptcy Court supports the confirmation of the Plan and approval of the Settlement incorporated therein.

2.    The Debtors satisfied all procedural and due process requirements with regard to the Plan (including the Settlement incorporated therein). Due and proper notice and opportunity to be heard have been given as to the Plan and the Settlement incorporated therein.

3.    Among other considerations set forth herein, it is particularly compelling that the Plan is near-unanimously supported by the Debtors, the Disinterested Directors, the Committee, ad hoc groups representing nearly all of the Debtors’ funded debt, the Equity Group, SES, and all Plan Classes in which votes were cast.

B.	Jurisdiction and Venue

4.    The Bankruptcy Court has subject matter jurisdiction over this matter under 28 U.S.C. §§ 157 and 1334 and the Standing Order of Reference from the United States

[4]	If any finding is in truth a conclusion of law, or if any conclusion stated is in truth a finding of fact, it shall be deemed so and adopted as such.

District Court for the Eastern District of Virginia, dated July 10, 1984. The Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Debtors confirm their consent, pursuant to Bankruptcy Rule 7008, to entry of a final order by the Bankruptcy Court in connection with Confirmation to the extent that it is later determined that the Bankruptcy Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue in this Bankruptcy Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

C.	Eligibility for Relief

5.    The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of the Chapter 11 Cases

6.    On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

7.    The Debtors’ decision to commence these Chapter 11 Cases was primarily driven by two major, unexpected challenges that constrained liquidity and increased the needs of the Debtors (together with their non-Debtor affiliates, the “Company”) for financing immediately prior to the Petition Date:5

•

Compliance with the FCC Order. On March 3, 2020, the Federal Communications Commission (the “FCC”) issued its Final Order (as defined below) compelling Intelsat License LLC (“License LLC”) to vacate a portion of the C-band for use by new fifth-generation (“5G”) terrestrial wireless networks.[6] According to the FCC Order, License LLC, as an FCC licensee authorized to operate in the C-band, is required to cease

[5]	See Tolley Decl. ¶ 8.
[6]	FCC Order (Ex. No. DCX 0053).

transmitting from the lower 300 MHz over the continental United States no later than December 5, 2025. To be eligible for approximately $4.87 billion in payments (the “Accelerated Relocation Payments” or “ARPs”), License LLC must have ceased using the lowest 120 MHz (3700–3820 MHz) of the C-band by December 5, 2021, and ceased using the remaining 180 MHz (3820–4000 MHz) range no later than December 5, 2023. While significant, the ARPs offered in the FCC Order were far below the amount the Company had hoped to receive, and also placed an additional strain on the Company’s liquidity, given it will need to spend more than $1.5 billion in the spectrum clearing process (of which approximately $1 billion had already been invested).[7]

•

The COVID-19 Pandemic. The COVID-19 pandemic had a devastating impact on many of the Company’s important customers in the airline and maritime industries. As a result of both the spread of COVID-19 and the various governmental responses thereto, consumer travel declined precipitously in 2020. The Company, among other things, is one of the largest providers of broadband services to airlines and cruise ship customers for passenger Internet connectivity, and the business prospects and creditworthiness of the Company’s customers serving those industries declined accordingly. Notably, the pandemic and its attendant economic contraction were material factors in the chapter 11 filings of several of the Company’s customers, distributors, or other stakeholders.[8]

8.    On May 15, 2020, the Bankruptcy Court entered an order [Docket No. 89] authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b).

E.	Appointment of the Creditors’ Committee

9.    On May 27, 2020, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Committee”) to represent the interests of the unsecured creditors of the Debtors in the Chapter 11 Cases [Docket No. 193].

F.	Transition Into Chapter 11

10.    Since the commencement of these Chapter 11 Cases, the Debtors have operated their business and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Debtors obtained authority from the Bankruptcy Court to

[7]	Id.
[8]	Id.

operate their business in a manner substantially consistent with their prepetition practices through a variety of “first day motions” and related court orders.9 On June 9, 2020, the Court authorized the Debtors to enter into the Original DIP Credit Agreement,10 which was subsequently amended in connection with the Gogo Transaction (as defined in the Disclosure Statement), and which provided the Debtors with access to liquidity during these Chapter 11 Cases.11

G.	Formulation of the Business Plan

11.    Over the course of these Chapter 11 Cases, the Debtors and their advisors devoted considerable time and effort to formulating a go-forward business plan (the “Business Plan”).

12.    The Business Plan is a detailed comprehensive plan developed over a period of time that describes the Company’s expected performance over the next five years.12 The Company originally presented the Business Plan to stakeholders in October 2020 so that it could serve as one foundational element of negotiations of a plan of reorganization. The Company further updated the Business Plan, including in August of 2021.13

[9]

See, e.g., Final Order (A) Authorizing the Debtors to (I) Continue to Operate Their Cash Management System, (II) Maintain Existing Business Forms and Books and Records, and (III) Perform Intercompany Transactions and Granting Administrative Expense Status to Intercompany Transactions and (B) Granting Related Relief [Docket No. 260] (the “Cash Management Order”); Final Order (A) Authorizing the Debtors to (I) Pay Prepetition Wages, Compensation, and Benefit Obligations and (II) Continue Employee Compensation and Benefits Programs, and (B) Granting Related Relief [Docket No. 262]; Final Order (A) Authorizing the Payment of (I) Foreign Claims, (II) Lien Claims, (III) 503(b)(9) Claims, and (IV) Critical Vendor Claims, (B) Confirming Administrative Expense Priority of Outstanding Purchase Orders, and (C) Granting Related Relief [Docket No. 263]; Final Order (A) Authorizing the Debtors to Continue to Honor Customer-Related Obligations in the Ordinary Course of Business and (B) Granting Related Relief [Docket No. 275]; Final Order (A) Authorizing the Payment of Certain Prepetition Taxes and Fees and (B) Granting Related Relief [Docket No. 277]; Final Order (A) Authorizing the Debtors to (I) Maintain, Renew, or Supplement Their Insurance Policies and Honor All Obligations in Respect Thereof, and (II) Maintain, Renew, or Supplement Their Surety Bond Program, and (B) Granting Related Relief [Docket No. 279]; Final Order (A)(I) Approving the Debtors’ Proposed Adequate Assurance of Payment for Future Utility Services, (II) Approving the Debtors’ Proposed Procedures for Resolving Additional Assurance Requests, (III) Prohibiting Utility Providers from Altering, Refusing, or Disconnecting Services, and (IV) Authorizing Fee Payments to the Debtors’ Third-Party Utility Service Vendor and (B) Granting Related Relief [Docket No. 280].

[10]

See Final Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral (C) Granting Liens and Superpriority Administrative Expense Claims, (D) Granting Adequate Protection to the Prepetition Secured Parties, (E) Modifying the Automatic Stay, and (F) Granting Related Relief [Docket No. 285] (the “Original DIP Order”); see also Original DIP Credit Agreement (Ex. No. DCX 0164).

[11]

See Order (I) Authorizing the Debtors to (A) Consummate a Proposed Transaction and (B) Enter Into an Amendment to the DIP Credit Agreement and (II) Granting Related Relief [Docket No. 720] (the “Sale Order”).

[12]	Tolley Decl. ¶ 11.
[13]	Id.

13.    The Business Plan was prepared in good faith by the finance team under the direction of David Tolley, with the assistance of sophisticated restructuring advisors at Alvarez & Marsal North America LLC (“A&M”) and PJT Partners (“PJT”).14

H.	Diligence, Investigation of Claims and Causes of Action; Special Committees

14.    To ensure a thorough and disinterested investigation, analysis, and negotiation of many complicated issues across the Debtor entities, the Debtors worked with outside counsel to identify different funded debt creditors at various levels of the Company.15 The Debtors identified Intelsat S.A., LuxCo, Intelsat Envision Holdings LLC (“Envision”), ICF, and Jackson as entities that might face potential conflicts relating to the large funded debt claimants with valid claims at such entities.16 Following a search process led by Ms. Bryan,17 disinterested and independent directors were appointed to serve on special committees representing Intelsat S.A., LuxCo, Envision, ICF, and Jackson (collectively, the “Special Committees”).18

15.    The Special Committees were vested with exclusive rights, authority, and powers over any matters pertaining to any strategic transaction or transactions in which a conflict of interest existed or was reasonably likely to exist as between Debtor entities and other stakeholders (including equityholders, affiliates, subsidiaries, directors, managers, and officers or other

[14]	Id.
[15]	Bryan Decl. ¶ 56; Kangas Decl. ¶ 20; Diercksen Decl. ¶ 20.
[16]	Bryan Decl. ¶ 56.
[17]	Id. ¶ 56.
[18]	Bryan Decl. ¶ 58; Kangas Decl. ¶¶ 19–25; Diercksen Decl. ¶¶ 19–25.

stakeholders) (such transactions, the “Conflict Matters”).19 The Special Committee members have an obligation to identify conflicts and, where there is a conflict, make decisions for their respective entities.20 Each Special Committee is separately represented by its own legal and financial advisors,21 and consists of disinterested directors appointed to act in the best interests of their entity only.22

(19)

See, e.g., Intelsat Envision Holdings LLC, Action by Written Consent of the Board of Managers (March 27, 2020) (Ex. No. DCX 0176); Intelsat (Luxembourg) S.A., Written Resolutions of the Board of Directors on Director Appointments and Establishing a Special Committee (March 27, 2020) (Ex. No. DCX 0177); Intelsat Connect Finance S.A., Written Resolutions of the Board of Directors on Director Appointments and Establishing a Special Committee (March 27, 2020) (Ex. No. DCX 0178); Intelsat Jackson Holdings S.A., Written Resolutions of the Board of Directors on Director Appointments and Establishing a Special Committee (March 27, 2020) (Ex. No. DCX 0179); Intelsat S.A., Resolutions Establishing Special Committee (June 18, 2020) (Ex. No DCX 0180).

Intelsat S.A. did not appoint new directors because, unlike the other entities that required special committees, Intelsat S.A. had directors that were not affiliated with other Intelsat entities and believed that these directors could act solely in the best interests of Intelsat S.A., such that hiring additional new outside directors who knew nothing about the business or capital structure would have been wasteful. Bryan Decl. ¶ 61.

[20]	See, e.g., Bryan Decl. ¶ 59.
[21]

Order Granting Application of Intelsat S.A. Authorizing the Employment and Retention of McDonald Hopkins LLC as Special Counsel Pursuant to Sections 327(e), 328(a), and 1107(b) of the Bankruptcy Code Effective as of November 8, 2020 [Docket No. 1193]; Order Granting Application of Intelsat S.A. Authorizing the Employment and Retention of Michael Wilson PLC as Special Local Counsel Pursuant to Sections 327(e), 328(a), and 1107(b) of the Bankruptcy Code Effective as of November 18, 2020 [Docket No. 1385]; Order Approving Application of Debtor Intelsat S.A. for Entry of an Order Authorizing the Employment and Retention of Portage Point Partners, LLC as Financial Advisor Pursuant to Sections 327(a) and 328(a) of the Bankruptcy Code Effective as of June 23, 2021 [Docket No. 2574]; Order Granting the Application of Intelsat (Luxembourg) S.A. Authorizing the Employment and Retention of Jenner & Block LLP as Special Counsel Pursuant to Sections 327(e), 328(a), and 1107(b) of the Bankruptcy Code Effective as of May 1, 2020 [Docket No. 422]; Order Granting the Application of Intelsat (Luxembourg) S.A. Authorizing the Employment and Retention of Ronald Page, PLC as Virginia Special Counsel Pursuant to Sections 327(e) and 328(a) of the Bankruptcy Code Effective as of June 5, 2020 [Docket No. 424]; Order Granting the Application of Intelsat (Luxembourg) S.A. Authorizing the Employment and Retention of Berkeley Research Group, LLC as Financial Advisor Effective as of June 1, 2020 [Docket No.436]; Order Granting Application of Intelsat Envision Holdings LLC Authorizing the Employment and Retention of Katten Muchin Rosenman LLP as Special Counsel Pursuant to Sections 327(e), 328(a), and 1107(b) of the Bankruptcy Code Effective as of May 13, 2020 [Docket No. 457]; Order Granting the Application of Intelsat Envision Holdings LLC Authorizing the Employment and Retention of Crenshaw, Ware & Martin, PLC as Virginia Counsel Pursuant to Sections 327(a) and 328(a) of the Bankruptcy Code Effective as of May 13, 2020 [Docket No. 459]; Order Granting Application of Intelsat Envision Holdings LLC Authorizing the Employment and Retention of Province, Inc. as Financial Advisor Pursuant to Sections 327(a), 328(a) and 1107(b) of the Bankruptcy Code Effective as of June 2, 2020 [Docket No. 458]; Order Granting the Application of Intelsat Connect Finance S.A. Authorizing the Employment and Retention of Willkie Farr & Gallagher LLP as Co-Counsel to the Special Committee of Intelsat Connect Finance S.A. Pursuant to Sections 327(e), 328(a), and 1107(b) of the Bankruptcy Code Effective as of May 13, 2020 [Docket No. 437]; Order Granting the Application of Intelsat Connect Finance S.A. for Entry of an Order Authorizing the Employment and Retention Sands Anderson PC as Co-Counsel Pursuant to Sections 327(e), 328(a), and 1107(b) of the Bankruptcy Code Effective as of June 4, 2020 [Docket No. 438]; Order Approving Application of Intelsat Connect Finance S.A. to Retain Ankura Consulting Group, LLC as Financial Advisor to the Special Committee of Intelsat Connect Finance S.A. Effective as of June, 1 2020 [Docket No. 493]; Order Granting Application of Debtor Intelsat Jackson Holdings S.A. for Entry of Order Authorizing Employment and Retention of Quinn Emanuel Urquhart & Sullivan, LLP as Special Counsel Pursuant to Sections 327(e), 328(a), and 1107(b) of the Bankruptcy Code Effective as of May 13, 2020 [Docket No. 465]; Order Granting Application of Debtor Intelsat Jackson Holdings S.A. for Entry of Order Authorizing Employment and Retention of Spotts Fain PC Pursuant to Sections 327(e), 328(a) and 1107(b) of the Bankruptcy Code Effective as of May 13, 2020 [Docket No. 466]; Order Authorizing the Retention and Employment of AlixPartners, LLP as Financial Advisor to Intelsat Jackson Holdings S.A. Effective as of May 29, 2020 [Docket No. 467].

[22]	See, e.g., Tolley Decl. ¶ 30; Bryan Decl. ¶¶ 59, 85.

16.    Concurrently with the preparation and entry into the Chapter 11 Cases and formulation of the Business Plan, the Debtors also initiated a large, transparent diligence process in an effort to educate key constituents—including the Jackson First Lien Noteholder Group, the Jackson Crossover Ad Hoc Group, the HoldCo Creditor Ad Hoc Group, the Jackson Ad Hoc Group, the Convert Ad Hoc Group, the Equity Group, the Special Committees, and, after its formation, the Committee—on the complex issues in these cases.23 The Debtors and their advisors also made themselves available for hundreds of formal and informal telephone conferences and presentations to assist parties in interest with their investigations and analyses.24

17.    The Debtors facilitated an exhaustive and independent discovery and diligence process for the benefit of the Special Committees and the ad hoc groups.25 Within this process, each Special Committee spent months gathering and assessing information related to the complex issues within these Chapter 11 Cases, including tax, corporate, litigation, issues of foreign law, and other intercompany issues.26 The Special Committees engaged with one another and relevant creditor groups, including each of the ad hoc groups, as they conducted this due diligence, all of which amounted to a robust and comprehensive investigation of potential claims, including, but not necessarily limited to, the following potential claims or conflict issues:

•

the valuation and ownership of the Debtors’ Luxembourg tax attributes (including, among other things, the tax attributes associated with the Luxembourg fiscal unity (the “Tax Unity”)) and the cooperation necessary to preserve these attributes from the perspective of various Debtors;

[23]	Tolley Decl. ¶ 12.
[24]	Id.
[25]	See Bryan Decl. ¶ 86.
[26]	Bryan Decl. ¶ 86.

•	which Debtor was entitled to the $4.87 billion of potential payments the Debtors could receive if they met the deadlines in the FCC Order;

•	the means and relative leverage points for implementing a chapter 11 transaction of Luxembourg-domiciled entities;

•	intercompany claims resulting from historical transactions among Debtor entities;

•	claims related to the release of certain bond guarantees in advance of these Chapter 11 Cases;

•	the valuation of the Debtors’ highly complex businesses; and

•	other claims against the Debtors.[27]

18.    Each of these issues had potentially significant ramifications for the respective Estates, and analysis of these issues was a key element to the compromises contained in the Plan.28

I.	Plan Negotiations.

19.    Discussions on a potential plan structure began toward the end of 2020. In the weeks and months that followed, more creditors signed confidentiality agreements, continuing their diligence efforts. These negotiations continued in earnest until mid-February 2021,29 with each of the restricted parties agreeing to extend their confidentiality agreements multiple times throughout the process. The Debtors (including the Special Committees) expended substantial time and effort engaging with each creditor constituency on the terms of potential plan support agreements, plan term sheets, and a chapter 11 plan that would enjoy the broadest support possible among the Debtors’ stakeholders.30

[27]	Zelin Decl. ¶ 37.
[28]	Id. ¶ 19.
[29]	Bryan Decl. ¶ 87.
[30]	Zelin Decl. ¶¶ 20-25; Tolley Decl. ¶ 32; Bryan Decl. ¶ 87; Begeman Decl. ¶¶ 13–17.

20.    Each creditor constituency expressed widely divergent views on substantive issues related to the restructuring, resulting in markedly divergent proposals.31 The Debtors (including the Special Committees) spent an immense amount of time working through the various arguments presented by all sides and pushing the creditors towards reasonable compromises of their positions.32

21.    The negotiations were robust and took place at arm’s length and in good faith.33 In February, after carefully and closely considering every option on the table, the Debtors determined that pursuing the transaction negotiated with the Jackson Ad Hoc Group, the Jackson First Lien Noteholder Group, and the HoldCo Creditor Ad Hoc Group—holders of approximately $4.9 billion of the Company’s funded debt—was in the best interests of the Debtors’ estates at the time. The Debtors entered into a plan support agreement that set forth the agreed upon deal terms between the Debtors and their supporting creditors,34 and on February 12, 2021, filed an initial plan of reorganization reflecting the commitments set forth in such plan support agreement.35 Each Special Committee authorized its respective Debtor entity to support the Initial PSA.36

[31]

See Tolley Decl. ¶ 33; Begeman Decl. ¶ 13 n.11; Dec. 14 proposal from the HoldCo Creditor Ad Hoc Group (Ex. No. DCX 0211); Dec. 21 proposal from Company (Ex. No. DCX 0217); Dec. 23 proposal from Jackson Crossover Ad Hoc Group (Ex. No. DCX 0218).

[32]	Tolley Decl. ¶ 33.
[33]	See Zelin Decl. ¶¶ 21-25; Tolley Decl. ¶ 34, Bryan Decl. ¶ 88.
[34]

See Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 1468], Exhibit G (the “Initial PSA”); see also Tolley Decl. ¶ 34; Bryan Decl. ¶ 88.

[35]	See Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 1467] (the “Initial Plan”); see also Zelin Decl. ¶¶ 25-27; Tolley Decl. ¶ 34; Bryan Decl. ¶ 88.
[36]	Zelin Decl. ¶ 25; Tolley Decl. ¶ 34; Bryan Decl. ¶ 88.

22.    After the Debtors filed the Initial Plan, they remained committed to continuing to work with all parties in interest.37 The Debtors (including the Special Committees) continued to work with all parties in interest, and further negotiations were productive, with the economic divide between the parties continuing to narrow.38 When it appeared that the entire divide would not be bridged by conventional negotiations, the Debtors filed a motion to compel mediation focused on plan and confirmation-related issues.39

23.    The Court ordered the mediation (the “Mediation”)40 and directed numerous parties in interest41 to participate in mediation led by Chief Judge Frank Santoro as judicial mediator (the “Mediator”).42 The Mediation involved numerous sessions by phone and in person, and the Debtors’ key creditor constituencies engaged actively with each other, both directly and through the Mediator.43 While the specifics of the Mediation process are confidential, the parties emerged from Mediation in August with an agreement in principle between the Jackson Crossover Ad Hoc Group and the HoldCo Creditor Ad Hoc Group who then submitted a joint proposal to the Debtors.44

[37]

See Debtors’ Second Motion to Extend Their Exclusive Period to File and Solicit Acceptances of a Chapter 11 Plan [Docket No. 1479] at 14 (“The Debtors believe that the Plan . . . represents the first step towards a viable path to resolving these cases. The Debtors will continue to engage with all stakeholders to gain additional support for the Plan during the extended Exclusivity Periods.”); see also Tolley Decl. ¶ 35; Bryan Decl. ¶ 89.

[38]	Zelin Decl. ¶¶ 28-29; Tolley Decl. ¶ 35.
[39]	See Debtors’ Motion for Entry of an Order Compelling Mediation of Plan and Confirmation-Related Disputes [Docket No. 1797] (the “Mediation Motion”); see also Bryan Decl. ¶ 89; Zelin Decl. ¶ 29.
[40]	See Order Compelling Mediation of Plan and Confirmation-Related Disputes and Appointing Judicial Mediator [Docket No. 2049] (the “Mediation Order”).
[41]

The parties in interest compelled to participate in the mediation included: (a) the Debtors; (b) the Jackson Crossover Ad Hoc Group; (c) the HoldCo Creditor Ad Hoc Group; (d) the Jackson Ad Hoc Group; (e) the Jackson First Lien Noteholders Group; (f) the Convert Ad Hoc Group; (g) U.S. Bank National Association, in its capacity as Indenture Trustee for the Jackson Senior Notes (“U.S. Bank”); (h) the Official Committee of Unsecured Creditors; (i) the Equity Group; and (j) SES. See id.

[42]	Id.
[43]	Zelin Decl. ¶¶ 30–31; Tolley Decl. ¶ 37; Bryan Decl. ¶ 90.
[44]	Zelin Decl. ¶¶ 31-33; Tolley Decl. ¶ 37; Bryan Decl. ¶ 90.

24.    Several more weeks of negotiation then followed, during which the Debtors drove consensus among the Jackson Crossover Ad Hoc Group, the HoldCo Creditor Ad Hoc Group, the Jackson Ad Hoc Group, and the Jackson First Lien Noteholder Group on a comprehensive restructuring.45 These good-faith, hard-fought negotiations culminated in the execution of an amended plan support agreement and filing of the Plan.46 On August 24, 2021, the Debtors, with the approval of the Special Committees, filed the Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 2692], and a related disclosure statement [Docket No. 2693], and executed a plan support agreement (the “PSA”) with the support of the Jackson Crossover Ad Hoc Group, the HoldCo Creditor Ad Hoc Group, the Jackson Ad Hoc Group, and the Jackson First Lien Noteholder Group.

J.	Settlement Negotiations

25.    The Plan incorporates the Settlement of numerous intercompany Claims and Causes of Action, issues, and disputes by and among the HoldCos and the Jackson Debtors (collectively, the “Settling Debtors”) on the terms memorialized in the Settlement Agreement by and among the parties thereto [Docket No. 3156, Exhibit F] (as may be modified, amended, and/or supplemented from time to time in accordance with the Plan, the “Settlement Agreement”). The resolution embodied in the Settlement is the culmination of more than a year of analysis and negotiation by the Settling Debtors, including the Special Committees, as applicable, during which time the Special Committees and their independent advisors47 devoted considerable time and energy to independently analyzing the legal and financial aspects of the various Conflict Matters.48

[45]	Zelin Decl. ¶ 33; Tolley Decl. ¶ 37; Bryan Decl. ¶ 91.
[46]	Zelin Decl. ¶ 33; Bryan Decl. ¶ 91.
[47]	See Begeman Decl. ¶ 4; see supra note 21.
[48]	Zelin Decl. ¶ 36.

26.    From the commencement of the Chapter 11 Cases, the advisors to the Special Committees were given access to copious amounts of information and data, including the data and information that was made available to advisors for the Committee, the Jackson Ad Hoc Group, the Jackson First Lien Noteholder Group, the Jackson Crossover Ad Hoc Group, the HoldCo Creditor Ad Hoc Group, the Convert Ad Hoc Group, and the Equity Group. The Special Committees dedicated significant time to gaining an intimate understanding of the various intercompany issues and disputes among the Debtors and their respective creditors.49 Among other things, the Special Committees and their independent advisors (a) reviewed presentations, analyses, and other work product prepared on behalf of the Debtors by Kirkland & Ellis LLP (“Kirkland”); A&M; PJT; Elvinger Hoss Prussen, S.A. (“Elvinger”); and Deloitte Tax & Consulting (“Deloitte” and together with Kirkland, A&M, PJT, Elvinger, and Deloitte, the “Debtors’ Advisors”) and by the other Special Committees’ independently retained advisors;50 (b) reviewed documents that either were available in the Debtors’ data room or provided in response to the Special Committees’ multiple document and information requests;51 (c) attended meetings and/or presentations hosted by the Debtors or the Debtors’ Advisors or by the Special Committees’ independently retained advisors or counsel to the various ad hoc groups;52 and (d) prepared independent analyses of, among other things, the Debtors’ enterprise value, Business Plan, and potential sources of value.53

27.    Each Special Committee spent months diligently gathering and assessing information related to the issues presented by the Debtors’ complex and unique capital structure,

[49]	Begeman Decl. ¶ 4.
[50]	See, e.g., Kangas Decl. ¶ 39; see also supra note 21 (listing the advisors retained by the Special Committees).
[51]	Stein Decl. ¶ 15.
[52]	Begeman Decl. ¶ 4; Kangas Decl. ¶ 39; Diercksen Decl. ¶ 39; Stein Dec. ¶ 15.
[53]	Stein Decl. ¶ 15.

including tax, corporate, litigation, foreign law, and other intercompany issues.54 The Special Committees also engaged with one another and their respective creditor groups, including each of the ad hoc groups.55

28.    Throughout these Chapter 11 Cases, in an effort to increase recoveries for their respective stakeholders, the Special Committees, on behalf of their respective Debtors, raised the prospect of substantial intercompany litigation,56 took into account their stakeholders’ settlement positions,57 and continued to advocate for the highest possible value to their respective stakeholders.58 Regardless of the perceived merits of the particular claims, the Special Committees reasonably determined that absent a settlement, litigation efforts would continue to metastasize and devour significant time and expense to the detriment of each Debtor entity and its respective stakeholders.59 The Special Committees therefore engaged extensively with each other to try to settle the various inter-estate disputes.60

29.    The Special Committees began arm’s-length negotiations of an intercompany settlement in earnest in mid-December 2020, which extended over several weeks and multiple sessions,61 multiple formal proposals,62 and included telephone conferences, correspondences, and

[54]	Zelin Decl. ¶ 21.
[55]	Id.
[56]	Begeman Decl. ¶ 6.
[57]	Zelin Decl. ¶¶ 20–22, 36, 46; Stein Decl. ¶¶ 13, 18, 30; Begeman Decl. ¶ 6; Kangas Decl. ¶ 66.
[58]	See e.g., Kangas Decl. ¶¶ 42–43, 66–73; Diercksen Decl. ¶¶ 42–43, 66–73.
[59]	Begeman Decl. ¶ 6.
[60]	Id. ¶¶ 6, 13–17.
[61]	Begeman Decl. ¶ 13; Stein Decl. ¶¶ 21–26.
[62]

See Jackson Special Committee proposals Ex. No. DCX 0204 (Jan. 26), Ex. No. DCX 0212 (Jan. 22), Ex. No. DCX 0203 (Jan. 20), Ex. No. DCX 0202 (Jan. 18), Ex. No. DCX 0206 (Jan. 14), Ex. No. DCX 0213 (Jan. 12), Ex. No. DCX 0210 (Jan. 8); HoldCo Special Committee proposals Ex. No. DCX 0207 (Jan. 17); Ex. No. DCX 0208 (Jan. 25), Ex. No. DCX 0216 (Jan. 21), Ex. No. DCX 0205 (Jan. 20); See also e.g., Begeman Decl. ¶ 16.

a multi-day video negotiation session63 that sought to reproduce the conditions of a pre-COVID in-person meeting. During this multi-day virtual session, the Special Committees and their independent advisors engaged in discussions around the clock on a one-on-one as well as a collective basis in an effort to reach consensus.

30.    When all of the Debtors and the initial plan support parties ultimately reached agreement on the terms of the Initial Plan, the Initial Plan incorporated a settlement of these intercompany issues on terms that the Special Committees were willing to support.64 The settlement did not allocate value to each of the individual inter-estate issues settled under the Initial Plan but, instead, served as a global settlement of all claims.65

31.    Following filing of the Initial Plan, the Debtors recognized that many of their creditors continued to have widely diverging views regarding the merits of potential claims. The Special Committees’ approval of the Initial Plan also contained a fiduciary out, which was a critical feature for the Special Committees.66 The Special Committees thus retained their ability to continue to investigate and analyze all Conflict Matters in connection with the negotiation and implementation of the Initial Plan.67

32.    During the months that followed, and throughout the court-supervised Mediation, the Special Committees and their advisors continued to negotiate, investigate, and analyze

[63]	Stein Decl. ¶ 21.
[64]

Begeman Decl. ¶ 18. The Jackson Special Committee was particularly focused on closing out litigation risk facing Jackson and facilitating prompt emergence, having the support of the HoldCo Creditor Ad Hoc Group, representing the interests of $3.6 billion of HoldCo debt, and the fact that the Initial Plan’s economics did not materially differ from proposals under consideration at the time by the Jackson Crossover Ad Hoc Group. Begeman Decl. ¶ 20. See also Reply of Special Committee of Intelsat Jackson Holdings S.A. In Support of Debtors’ Second Motion to Extend Their Exclusive Period to File and Solicit Acceptances of a Chapter 11 Plan and In Response to Jackson Crossover Group Objection [Docket No. 1970] ¶¶ 3, 12.

[65]	Begeman Decl. ¶ 19; Kangas Decl. ¶ 74; Diercksen Decl. ¶ 74.
[66]	Begeman Decl. ¶ 18 (citing Ex. No. DCX 0229).
[67]	Zelin Decl. ¶ 25.

potential Claims. During the Mediation, the Special Committees received numerous circulated term sheets and attended frequent telephone conferences to receive updates on developments in the Mediation.

33.    In July 2021, the Special Committees began to independently negotiate revised terms of an intercompany settlement agreement, outside of the Mediation process, and in parallel with the negotiations within the Mediation, taking into account the latest facts and circumstances and input from the various parties in interest through the Mediation. The Debtors believed that this way, if the ad hoc groups were unable to crystalize a resolution of the complex intercompany issues plaguing these cases on terms that the Special Committees were willing to support, the Debtors, through their independent Special Committees, would have the prospect of reaching a resolution that could, ultimately, pave the way for a confirmable chapter 11 plan.

34.    On July 6, 2021, the Special Committees began negotiating in earnest, with in-person, face-to-face negotiation sessions by the Special Committees’ advisors at Kirkland’s New York offices.68 These negotiations marked the first time that representatives for all of the Special Committees had been able to come together for in-person meetings since the onset of the COVID-19 pandemic and the beginning of these Chapter 11 Cases, as previous inter-Special Committee negotiation sessions had taken place entirely remotely because of the COVID-19 pandemic. During these in-person, diligent, adversarial, live negotiations, and in the days that followed, the Special Committees advanced their respective Debtor entity’s views on the strengths and weaknesses of the various inter-Debtor claims, frequently conferring with their respective advisors on the terms and conditions of a reasonable settlement.69

[68]	Begeman Decl. ¶ 22; Stein Decl. ¶ 30.
[69]	Stein Decl. ¶ 30.

35.    Concurrently, certain of the Debtors’ major creditor constituencies—the Jackson Crossover Ad Hoc Group and the HoldCo Creditor Ad Hoc Group, who had advanced opposing positions throughout these Chapter 11 Cases—reached an agreement in principle on the terms of an amended chapter 11 plan. The Debtors, informed by their Special Committees, analyzed this proposal and engaged with their stakeholders to determine whether it could be distilled into a transaction that could gain the support of all of the Debtors.70 This process culminated in the Plan and, ultimately, the Settlement.

36.    In total, the Special Committees spent over nine months evaluating more than twenty-three different iterations of term sheets and proposals related to the settlement of these various intercompany matters. The proposals were reviewed and evaluated by and between the Special Committees and their advisors, who exchanged hundreds of emails analyzing intercompany issues, held frequent calls, and attended numerous meetings over the course of these Chapter 11 Cases.71

37.    Based on this diligence, the Plan incorporates the Settlement of numerous intercompany Claims and Causes of Action, issues, and disputes by and among the Settling Debtors on the terms memorialized in the Settlement Agreement. The Special Committees did not allocate value to each of the individual inter-estate issues settled under the Plan and instead agreed to the Settlement because the Settlement presents a reasonable global settlement of all claims.72

[70]	See Kangas Decl. ¶¶ 90–94; Diercksen Decl. ¶¶ 90–94.
[71]

Begeman Decl. ¶ 4; Kangas Decl. ¶ 39; Stein Dec. ¶ 15; Ex. No. DCX 0202; Ex. No. DCX 0203; Ex. No. DCX 0204; Ex. No. DCX 0205; Ex. No. DCX 0206; Ex. No. DCX 0207; Ex. No. DCX 0208; Ex. No. DCX 0209; Ex. No. DCX 0210; Ex. No. DCX 0211; Ex. No. DCX 0212; Ex. No. DCX 0213; Ex. No. DCX 0214; Ex. No. DCX 0215; Ex. No. DCX 0216; Ex. No. DCX 0217; Ex. No. DCX 0218; Confirmation Hr’g Tr., 62:9–12, Dec. 8, 2021 (Kangas: “We spent, I think — I keep track of time — well over 400 hours and many thousands of documents. We did the job carefully and with diligence, and I believe we did what we were asked to do.”); see also id. at 6:19-16:7 (Stein); Confirmation Hr’g Tr., 186:18–192:22, Dec. 7, 2021 (Begeman).

[72]	Begeman Decl. ¶ 22; Zelin Decl. ¶ 45; Confirmation Hr’g Tr., 20:12, 35:2–3, 35:23-36:1, Dec. 9, 2021 (Zelin).

K.	Plan Supplement

38.    On October 19, 2021, October 21, 2021, November 19, 2021, November 23, 2021, and December 3, 2021, the Debtors filed the Plan Supplement with the Bankruptcy Court. The Plan Supplement complies with the terms of the Plan, and the Debtors provided good and proper notice of the filings in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, the Scheduling Order, and the facts and circumstances of the Chapter 11 Cases.73 No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and this Confirmation Order, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules.

L.	Modifications to the Plan

39.    Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of Solicitation constitute technical or clarifying changes with respect to particular Claims or Interests made pursuant to the agreement of the Holders of such Claims or Interests and do not materially and adversely affect the treatment of any Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

[73]	See Plan Supplement (Ex. No. DCX 0004, 0005, 0007) [Docket Nos. 3156, 3188, 3529, 3624, 3718].

40.    This Confirmation Order contains modifications to the Plan that were made to address objections and informal comments received from parties in interest. Modifications to the Plan since entry of the Disclosure Statement Order, if any, are consistent with the disclosures previously made pursuant to the Disclosure Statement and solicitation materials served pursuant to the Disclosure Statement Order and the provisions of the Bankruptcy Code. The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications. For the avoidance of doubt, nothing in this Confirmation Order affects, authorizes, or approves the relief contemplated by the Equity Group Stipulation, and such relief, if any, shall be presented to the Bankruptcy Court via a separate motion and subject to approval by a separate order. The Plan as modified shall constitute the Plan submitted for Confirmation.

M.	Objections Overruled

41.    Any resolution or disposition of objections to Confirmation ruled upon by the Bankruptcy Court on the record at the Confirmation Hearing is hereby incorporated by reference. Unless otherwise expressly provided herein, all unresolved objections, statements, reservations of rights, or joinders in opposition to Confirmation to the extent any have not been resolved, withdrawn, waived, adjourned, or settled prior to entry of this Confirmation Order, are hereby overruled on the merits with prejudice based on the record before the Bankruptcy Court.

N.	Disclosure Statement Order and Scheduling Order

42.    On September 7, 2021, the Bankruptcy Court entered the Disclosure Statement Order, which, among other things, fixed October 29, 2021, at 5:00 p.m. (prevailing Eastern Time), as the Voting Deadline. The Disclosure Statement Order also set the date to commence the Confirmation Hearing to November 8, 2021, subject to change.74

[74]	See Disclosure Statement Order (Ex. No. DCX 0195).

43.    On November 2, 2021, the Bankruptcy Court entered the Scheduling Order, which, among other things, extended the Plan Objection Deadline to November 12, 2021 and amended the date and time to commence the Confirmation Hearing to December 2, 2021, at 10:00 a.m. (prevailing Eastern Time), subject to change.75

O.	Transmittal and Mailing of Materials; Notice

44.    As evidenced by the Solicitation Affidavits and the Voting Report, (a) the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Packages, the Confirmation Hearing Notice,76 the Plan Supplement, and the Scheduling Order, and all the other materials that the Debtors distributed in connection with the Confirmation of the Plan; and (b) all such materials are in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Local Rules of the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Local Rules”), and the procedures set forth in the Disclosure Statement Order and the Scheduling Order. The Debtors provided due, adequate, and sufficient notice of the Voting Deadline and Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order and the Scheduling Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement Order, and the Scheduling Order. No other or further notice is or shall be required.

[75]	See Scheduling Order.
[76]	“Confirmation Hearing Notice” has the meaning set forth in the Disclosure Statement Order.

P.	Solicitation

45.    The Debtors solicited votes for acceptance and rejection of the Plan in good-faith, and such solicitation complied with sections 1125 and 1126, and all other applicable sections, of the Bankruptcy Code; Bankruptcy Rules 3017, 3018, and 3019; the Disclosure Statement Order; the Bankruptcy Local Rules; and all other applicable rules, laws, and regulations.

Q.	Executory Contracts and Unexpired Leases; Assumption Schedule, Rejection Schedule, and Cure Notices

46.    The Debtors filed a schedule of cure amounts and adequate assurance of future performance in the Plan Supplement [Docket No. 3156, Exhibit K] (as amended, modified, or supplemented from time to time, the “Assumption Schedule”) for Executory Contracts and Unexpired Leases that shall be deemed assumed as of the Effective Date in accordance with Article V.A. of the Plan. The Debtors also filed and served counterparties to the Executory Contracts and Unexpired Leases listed on the Assumption Schedule with the Notice of Assumption of Certain Unexpired Leases [Docket No. 1003], the Notice of Assumption of Certain Executory Contracts [Docket No. 1077], the Notice of Amendment to Assumption of Certain Executory Contracts [Docket No. 1133], the Notice of Assumption of Certain Executory Contracts [Docket No. 1141], the Notice of Amendment to Assumption of Certain Executory Contracts [Docket No. 1224], the Notice of Assumption of Certain Executory Contracts and/or Unexpired Leases [Docket No. 3328], and the Notice of (I) Executory Contracts and Unexpired Leases to be Assumed by the Debtors Pursuant to the Plan, (II) Cure Amounts, If Any, and (III) Related Procedures In Connection Therewith (collectively, the “Cure Notice”) in accordance with the Procedures Order and the Disclosure Statement Order. See Affidavits of Service [Docket Nos. 1128, 1222, 1223, 1286, 1302, 3355, and 3398]. Each of the Assumption Schedule and the Cure Notice constitutes adequate and proper notice of the proposed cure amount for each Executory Contract or Unexpired Lease to be assumed under the Plan.

47.    Additionally, the Debtors filed a schedule of Executory Contracts and Unexpired Leases in the Plan Supplement [Docket No. 3156, Exhibit J] (as amended, modified, or supplemented from time to time, the “Rejection Schedule”) that shall be deemed rejected as of the Effective Date in accordance with Article V.B. of the Plan. The Debtors also served counterparties to the Executory Contracts and Unexpired Leases listed on the Rejection Schedule with the Notice Regarding Executory Contracts and Unexpired Leases to be Rejected Pursuant to the Plan (the “Rejection Notice”) in accordance with the Procedures Order and the Disclosure Statement Order. See Affidavit of Service [Docket No. 3355]. Each of the Rejection Schedule and the Rejection Notice constitutes adequate and proper notice for each Executory Contract or Unexpired Lease to be rejected under the Plan.

R.	Voting Report

48.    Before the Confirmation Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Confirmation Hearing.77 The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Scheduling Order and all other applicable rules, laws, and regulations.

49.    As set forth in the Plan, Holders of Claims in Classes A6, A7, A8, B1, C1, D1, E1, F1, G1, H1, I1, and J1 (collectively, the “Voting Classes”) were eligible to vote on the Plan in accordance with the Bankruptcy Code and the Solicitation Procedures. Holders of Claims in Classes A1, A2, and A9 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan.

[77]	See Ex. No. DCX 0008.

Holders of Claims in Classes A3, A4, and A5 are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or Impaired and conclusively deemed to reject the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Interests in Class J3 (the “Deemed Rejecting Class”) are Impaired under the Plan and are entitled to no recovery under the Plan and are, therefore, deemed to have rejected the Plan. Classes G1, H1, and I1 did not have a Holder of an Allowed Claim or Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the Confirmation Hearing that was entitled to vote and are therefore deemed eliminated from the Plan for purposes of voting to accept or to reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Article III.D of the Plan and section 1129(a)(8) of the Bankruptcy Code.

50.    As evidenced by the Voting Report, Classes A6, A7, A8, B1, C1, D1, E1, and F1, and, as set forth herein, J1, voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

51.    Further, as set forth in paragraph 312 herein, each and every member of the Convert Ad Hoc Group is, as of the date of entry of this Confirmation Order, deemed to have changed any vote to reject the Plan to a vote to accept the Plan.

S.	Burden of Proof

52.    The Debtors, as proponents of the Plan, have met their burden of proving all applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.

53.    Each witness who testified on behalf of the Debtors in connection with Confirmation was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony. Among other things, Ms. Michelle Bryan contributed her knowledge and experience gained while serving as General Counsel, Chief Administrative Officer, and Secretary for Intelsat S.A. and in other capacities for the Debtors and their non-Debtor affiliates, with particular knowledge of the facts and circumstances surrounding the Accelerated Relocation Payments described in the FCC Order, the formation of the Special Committees (as defined herein) at several Debtor entities, and the negotiation and development of the Settlement and the Plan. Ms. Bryan, together with Mr. Stephen Spengler, who served as Chief Executive Officer of certain of the Debtors and in other capacities for the Company, also contributed knowledge of the facts and circumstances surrounding certain purported securities fraud claims asserted against certain shareholders of Intelsat S.A. Mr. David Tolley contributed his extensive knowledge of the Debtors’ prepetition and postpetition business activities, the circumstances surrounding the commencement of these Chapter 11 Cases, the Debtors’ Business Plan, the Debtors’ tax attributes, the facts and circumstances surrounding the development of the Plan and, in particular his knowledge and experience gained while serving as Chief Financial Officer and in other capacities for the Debtors and their non-Debtor affiliates. Mr. Edouard Authamayou was qualified to serve as an expert as to the utilization of certain of the Debtors’ tax attributes under particular transaction structures and as to certain technical positions related to the Debtors’ historic tax positions. Professor Andrè Prüm was qualified to serve as an expert on certain aspects of Luxembourg law. Mr. Gary Begeman, a disinterested director and member of the Jackson Special Committee, contributed knowledge of the diligence process and positions undertaken by the Special Committees with respect to negotiation of the Settlement and the Plan. Mr. James C. Murray contributed his expertise on the Reorganized Debtors’ total enterprise value based on Mr. Murray’s knowledge and experience of financial transactions, including valuing businesses and financial

Instruments in the satellite communications industry. Mr. John T. Nakahata was qualified to serve as an expert on communications law, including the FCC generally and certain orders issued by the FCC related to the C-band. Mr. Zach Georgeson contributed his expertise on the size and structure of the proposed Management Incentive Plan based on relevant market data as well as Mr. Georgeson’s experience in designing comparable programs for similarly-situated companies. Mr. Jeffrey S. Stein, a disinterested director and member of the ICF Special Committee, contributed knowledge of the diligence process and positions undertaken by the Special Committees with respect to negotiation of the Settlement and the Plan, as did Mr. Edward Kangas, a disinterested director and members of the Intelsat S.A. Special Committee. Mr. Steven Zelin contributed his particular knowledge of the facts and circumstances surrounding the good-faith negotiations and development of the Settlement and the Plan, including the releases provided therein, as well as the reasonableness of the Settlement embodied in the Plan given the numerous facts and circumstances of these cases. Mr. Jeffrey E. Clegg contributed his expertise on the 2018 Reorganization based on Mr. Clegg’s knowledge and expertise on mergers and acquisition transactions and corporate restructurings in various jurisdictions around the world.

T.	Bankruptcy Rule 3016

54.    The Plan and all modifications thereto were dated and identified the entities submitting such modification, thus satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Bankruptcy Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all claims and acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c).

U.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code

55.    The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

56.    The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification

57.    The classification of Claims and Interests under the Plan is proper. In accordance with sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into twenty-one different Classes based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and are not required to be classified by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Claims and Interests, and such classifications were not implemented for any improper purpose and do not unfairly discriminate between or among Holders of Claims and Interests. Accordingly, the Debtors have a rational and legitimate basis for the separate classification of such Claims. No so-called “gerrymandering” has taken place. In addition, given that (among other things) the Plan, which provides for the withdrawal of the HoldCo Guarantee Claims on the Effective Date (provided that, at the time of entry of this Confirmation Order or prior thereto, neither of the following events has occurred: (x) Consenting Creditors that hold at least two-thirds (2/3) of the Connect Senior Notes (excluding any Connect Senior Notes held by the Debtors) cease to be party to the Plan Support Agreement or (y) the Required Consenting

HoldCo Creditors have terminated the Plan Support Agreement) is supported by over 90% of the holders of Jackson Senior Notes, the Plan properly provides for the withdrawal of such Claims, and the Debtors were not required to classify such Claims in the Plan.

58.    In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.	Sections 1123(a)(2) and 1123(a)(3)—Specification of Unimpaired Classes and Treatment of Impaired Classes

59.    Article III of the Plan specifies that Claims in Classes A1, A2, and A9 are Unimpaired under the Plan, that Claims and Interests, as applicable, in Classes B1, C1, D1, E1, F1, G1, H1, I1, J1, and J3 are Impaired under the Plan, and that Claims in Classes A3, A4, and A5 are either Impaired or Unimpaired under the Plan. In addition, Article II of the Plan specifies that Administrative Claims (including Professional Fee Claims), DIP Claims, and Priority Tax Claims are not classified. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies the treatment of each Impaired Class under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iii.	Section 1123(a)(4)—No Discrimination

60.    Article III of the Plan provides the same treatment to each Claim or Interest in each Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

iv.	Section 1123(a)(5)—Adequate Means for the Plan’s Implementation

61.    The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s implementation, including: (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan and further contemplated under the Restructuring Steps Memorandum; (b) the global settlement of claims under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019; (c) the authorization, issuance, and distribution under and borrowings or deemed borrowings under the New Debt Documents; (d) the authorization of New Corporate Governance Documents; (e) the retention of certain Causes of Actions; (f) the assumption and rejection of Executory Contracts and Unexpired Leases; (g) the cancellation of certain existing agreements, obligations, instruments, and Interests; (h) the vesting of the assets of the Debtors’ Estates in the applicable Reorganized Debtors; (i) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan; and (j) the implementation of certain restructuring transactions consistent with the Restructuring Steps Memorandum. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

v.	Section 1123(a)(6)—Non-Voting Equity Securities

62.    The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. In accordance with Article VI.D of the Plan, on or immediately before the Effective Date, the New Corporate Governance Documents shall be adopted by the applicable Reorganized Debtors in accordance with applicable law. The New Corporate Governance Documents will prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

vi.	Section 1123(a)(7)—Directors, Officers, and Trustees

63.    The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. The Plan Supplement sets forth the structure of the Equity Issuer Board,78 and the Plan sets forth the structure of the Reorganized S.A. Board. The Equity Issuer Board shall initially consist of seven (7) members, consistent with the Plan Supplement. The Reorganized S.A. Board shall initially consist of three (3) members, consistent with the Plan. By and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective articles of association and other formation and constituent documents and the New Corporate Governance Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

64.    The manner for selection of any officer, director, or manager (or any successor of any officer, director, or manager) of the Reorganized Debtors is set forth in the Plan, which is consistent with the interests of creditors and equity holders and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

b.	Section 1123(b)—Discretionary Contents of the Plan

65.    The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b) of the Bankruptcy Code.

i.	Impairment/Unimpairment of Any Class of Claims or Interests

66.    Pursuant to the Plan, Article III of the Plan Impairs or leaves Unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

[78]

See Notice of Filing Second Plan Supplement for the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. And Its Debtor Affiliates [Docket No. 3188]; see also Notice of Filing of Revised Exhibit M to Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat, S.A. and Its Debtor Affiliates [Docket No. 3529].

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases

67.    Article V of the Plan provides that all Executory Contracts and Unexpired Leases are deemed assumed by the Reorganized Debtors, as applicable, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code on the Effective Date, other than Executory Contracts and Unexpired Leases that (a) were assumed, assumed and assigned, or rejected previously by the Debtors; (b) previously expired or terminated pursuant to their own terms; (c) were the subject of a motion to reject such Executory Contracts or Unexpired Leases filed on or before the Effective Date; or (d) were identified on the Rejected Executory Contract and Unexpired Lease List. The assumption of Executory Contracts and Unexpired Leases may include the assignment of certain of such contracts and leases as set forth in the Restructuring Steps Memorandum attached as Exhibit G to the Plan Supplement. Additionally, all contracts, unless otherwise rejected, to which Intelsat S.A. or Holdings SARL is a party shall be assumed and assigned by Intelsat S.A. or Holdings SARL, as applicable, to either any other Debtor that is a party to such contract (excluding Intelsat S.A. or Holdings SARL), or if Intelsat S.A. or Holdings SARL, as applicable, is (or are) the only party(ies) to such contract, the Equity Issuer; provided that, notwithstanding the foregoing, all Insurance Contracts to which Intelsat S.A. and/or Holdings SARL are a party shall be deemed to have been assumed and assigned by Intelsat S.A. and/or Holdings SARL, as applicable, to the Equity Issuer, with the Equity Issuer or any of its subsidiaries paying all cure costs, as applicable. Therefore, the Plan satisfies section 1123(b)(2) of the Bankruptcy Code.

iii.	Compromises and Settlements

68.    In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, including the Committee, the provisions of the Plan, including the Settlement, the Value Allocation, and the Term Loan Facility Claims Settlement, constitute a good-faith compromise of all Claims, Interests, and Causes of Action, as applicable, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan. In particular, the Plan constitutes a good-faith compromise and settlement of all Claims, Interests, and Causes of Action resolved pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, including, but not limited to, the settlement of issues and disputes related to (a) the Settlement Agreement and (b) the Term Loan Facility Claims Settlement. Those settlements and compromises are fair, equitable, and reasonable and approved as being in the best interests of the Debtors and their Estates.

69.    The Plan incorporates an integrated compromise and global settlement of numerous Claims, issues, and disputes implemented to achieve a beneficial and efficient resolution of the Chapter 11 Cases for all parties in interest. Each component of the compromise and settlement, including the treatment of Claims and Interests pursuant to the Plan, is an integral, integrated, and inextricably linked part of such global settlement.

70.    The Plan also incorporates the Settlement of certain Claims and an allocation of distributable value attached as Exhibit A to the Plan (the “Value Allocation”) among Debtor entities, which further takes into account the SES Settlement (as defined herein) filed at Docket No. 3719 and as incorporated into the Plan and Confirmation Order. The Settlement maximizes value for the Debtors’ Estates.

A.	The Settlement

71.    The Settlement resolves numerous potential claims and issues (and eliminates the costs and risks associated with litigating them), including the Debtors’ post-emergence organizational structure, numerous highly complex considerations regarding the Luxembourg tax profile of the Debtors (including, among other things, (i) preservation of the Luxembourg tax unity and potential alternative restructuring outcomes that would not have preserved the Luxembourg tax unity and (ii) the use of certain tax attributes), the receipt and allocation of any Accelerated Relocation Payments (as defined herein) and related reimbursements, intercompany transactions that arose in the course of the Debtors’ business prior to the Petition Date (including certain transactions and/or balances that could potentially be the subject of fact-intensive and time-consuming fraudulent transfer or preference litigation), and allocation of certain administrative expenses and postpetition intercompany balances. These matters have been heavily contested throughout these Chapter 11 Cases, including through voluminous correspondence and motion practice.

72.    The Settlement results from thorough, independent review by the Debtors, including the Special Committees with respect to actual or potential Conflict Matters, of alleged Claims and Causes of Action and of the settlements and compromises contained in the Settlement, including settlements and compromises between the Debtors with respect to inter-Debtor Claims, and substantial arm’s-length negotiations taking place among various parties throughout Mediation.79 The Debtors and the Special Committees have determined, in the valid exercise of their business judgment, that entry into the Settlement is in the best interests of the Debtors’ estates and their creditors.

a.	Settlement Terms

73.    The Settlement resolves a host of intercompany issues between the Debtors, through releases of discrete claims including potential fraudulent transfer claims, avoidance action

[79]	See Mediation Order.

claims, preference claims, and recharacterization actions on account of historical transactions, covenants to support the necessary transactions to implement a restructuring for all of the Debtors, and other agreements to support the restructuring and the Plan, which will inure to the benefit of the Debtors’ estates.

74.    These issues are briefly summarized below, but the factual and legal analysis for any one of these issues would be substantially more detailed if actually litigated.80 Litigation of any one of these issues would be time-consuming and expensive, and, in many cases, involve untested theories of Luxembourg corporate law. For the avoidance of doubt, the Settlement does not reflect agreement among the parties thereto as to the value of any one component part of the Settlement; rather, the parties agreed to a holistic resolution that avoids the need for exhaustive and value-destructive litigation on the value of each component part of the Settlement.81

i.	Tax Matters.

75.    Issues related to the Debtors’ tax profile—and, in particular, the ability to utilize and ascribe value to, the Debtors’ Luxembourg NOLs (the “Lux NOLs”)—have consistently been a source of contention and disagreement among all constituencies over the course of these Chapter 11 Cases. These issues include, among other things, the perceived value associated with preserving the Tax Unity (which is influenced by many considerations, including the Debtors’ historical and go-forward tax treatment of various transactions, including the 2018 Reorganization (as defined herein) and tax positions and the possibility of tax reform (both in the U.S. and abroad)), the perceived value to Jackson and/or the HoldCos of not preserving the Tax Unity, and potential claims related to the consumption of Tax Unity NOLs (as defined herein) and movement of other tax assets in the 2018 Reorganization.

[80]

See In re Three Rivers Woods, No. 98-38685-DOT, 2001 WL 720620, at *6 (Bankr. E.D. Va. Mar. 20, 2001) (quoting In re Austin, 186 B.R. 397, 400 (Bankr. E.D. Va. 1995)) (holding that, when evaluating a settlement, rather than conduct “a mini-trial” of the lawsuit at issue, “[t]he Court’s fundamental determination is . . . whether the settlement falls ‘below the lowest point in the range of reasonableness’”).

[81]	Begeman Decl. ¶ 22; Kangas Decl. ¶ 95; Diercksen Decl. ¶ 95; Stein Decl. ¶ 31.

76.    Stakeholders’ arguments further described below generally went to the issue of how much value (if any) should be delivered to the HoldCos based on the value associated with preserving the Reorganized Debtors’ access to the Tax Unity NOLs.82 To preserve those benefits for Jackson going forward, Jackson must remain a member of the Tax Unity. For Jackson to remain a member of the Tax Unity, Jackson must, directly or indirectly, continue to be 95 percent owned by Holdings.

77.    To evaluate this value distribution, over the course of these Chapter 11 Cases, the Debtors’ advisors conducted extensive analysis of and tax modeling with respect to the Tax Unity NOLs. That analysis and modeling has, in turn, contributed to further analyses performed by other advisors. The tax modeling, in particular, has been performed on a “with and without” basis: It has compared the expected Luxembourg taxes that would be paid by Jackson if the Tax Unity is preserved (“with”) to the expected Luxembourg taxes that would be paid by Jackson if the Tax Unity is not preserved (“without”), and the difference between those two figures has been reduced to an expected value (after being subject to discounting, because the value is expected to be received over a long period of time).83 The reason the tax modeling was focused on this “with and without” approach that focused on the value of the Tax Unity NOLs from the perspective of the cash tax savings to Jackson is that the Debtors have consistently been strongly advised by their tax advisors that alternative, “stand-alone” proposals for utilizing the Tax Unity NOLs (as discussed in greater detail below) would be extremely likely to violate applicable Luxembourg anti-abuse rules. For that same reason, the Debtors never ascribed value to the Luxembourg NOLs that exist outside of the Tax Unity (the “Non-Unity NOLs”).

[82]	Clegg Decl. ¶ 27.
[83]	Clegg Decl. ¶¶ 5, 28; Tolley Decl. ¶ 24; Zelin Decl. ¶¶ 48–49.

78.    The value of the Tax Unity NOLs is informed by the inputs that feed into the Debtors’ Luxembourg tax modeling. Those inputs include, among other things, (a) various tax positions related to historic transactions, including the 2018 Reorganization, and how those tax positions related to the go-forward tax profile of Jackson on a standalone basis; (b) anticipated go-forward tax positions, company performance, capital expenditure plans, and other operational issues, overlaid with “change in law” risk that is particularly pronounced right now, at a time when “tax reform is in the air” both domestically and internationally; (c) the appropriate discount rate for potential tax savings that do not begin to accrue until the mid-2030’s and reach past 2040; and (d) as set forth above, whether “with and without” is the right basis to value the Lux NOLs. Additionally, as facts and underlying assumptions changed over the course of these Chapter 11 Cases, Deloitte produced many versions of the tax modeling to reflect then-current facts and assumptions obtained from the Debtors and their other advisors.84

79.    Various parties in the case have asserted that the Luxembourg tax modeling performed by the Debtors’ advisors is flawed.85 Some of those arguments (generally asserted by the HoldCo stakeholders) would, if accurate, increase the value of preserving the Tax Unity, while other arguments (generally asserted by the Jackson stakeholders) would, if accurate, reduce the value of preserving the Tax Unity. Each side asserts that the other’s arguments are incorrect. The Debtors have generally stood behind the “baseline” modeling scenario while acknowledging the risks and acknowledging that changes in facts and assumptions could—and would necessarily—

[84]	Clegg Decl. ¶ 28.
[85]	See, e.g., Convert Obj. ¶ 86; BOKF Obj. ¶ 27; Equity Group Obj. ¶ 15.

lead to different outcomes. In particular, because the “baseline” modeling scenario recognizes that the Debtors would not need the net operating losses preserved by the Tax Unity for at least 15 years,86 and tax reform in the intervening 15 years could substantially change the value associated with preserving the Tax Unity in the interim,87 the value of preserving the Tax Unity at all is debatable.

80.    Stakeholders have had widely diverging views on these issues, along with certain related issues, as they addressed the fundamental question of how much (if anything) the HoldCo stakeholders should receive for the value being brought to the table by preserving the Tax Unity, including, among others, the following issues. These arguments and negotiations were taken into account by the Special Committees as they negotiated the Settlement.88 The Settlement provides for the preservation of the Tax Unity, to the benefit of the Debtors and their respective Estates, at a minimum insofar as it avoids further disputes on these issues.

I.	Tax Claims Related to 2018 Reorganization.

81.    In July 2018, the Debtors implemented a series of internal transactions and related steps that reorganized the ownership of certain of their assets among entities in order to enhance their ability to efficiently transact business (such transactions, collectively, the “2018 Reorganization”). Certain key steps of the 2018 Reorganization were as follows:

•

Jackson formed two new subsidiaries: Intelsat Genesis Inc. (“Genesis”), a Delaware corporation, and Ventures, a Luxembourg corporation. Genesis also formed a new subsidiary, Intelsat Genesis GP LLC (“Genesis GP”), a Delaware limited liability company.

[86]	Zelin Decl. ¶ 51; Confirmation Hr’g Tr. 181:2–182:2, Dec. 7, 2021 (Clegg); Confirmation Hr’g Tr. 127:14–18, Dec. 10, 2021 (Cowan); Confirmation Hr’g Tr. 29:11–13, Dec. 9, 2021 (Zelin).
[87]	Confirmation Hr’g Tr. 181:5–181:9, Dec. 7, 2021 (Clegg).
[88]	These arguments were also vetted extensively by the Debtors and their U.S. and Luxembourg counsel, who disagree with the Convert Ad Hoc Group’s position. Bryan Decl. ¶ 93.

•

Jackson transferred all of its equity interests in Intelsat Corporation (“Corporation”) to Genesis, and all of its equity interests in Intelsat Global Sales and Marketing Limited (“IGSM”), as well as certain other assets, to Ventures.

•

Corporation transferred all of its equity interests in PanAmSat Satellite Europe Limited (“PSEL”), as well as its liabilities arising under a number of pre-existing intercompany debts, to Genesis. Corporation kept its employees and the majority of its assets and operations, and was then converted into a Delaware limited liability company that is now known as Intelsat US LLC (“US LLC”).

•

Certain other pre-existing intercompany debts were rationalized, either by being set off against each other to reduce the net amounts owing, or cancelled entirely by way of the creditor contributing its receivable to the debtor.

•

US LLC and Ventures entered into an agreement (Ex. No. DCX 0032) (including all amendments thereto, the “Bilateral Agreement”), pursuant to which they agreed that the profits of the global Intelsat business would be split based on the relative contributions made by US LLC and its subsidiaries (on the one hand) and Ventures and its subsidiaries (on the other hand) to the global business.

•

Alliance, a Delaware limited partnership, was formed between Jackson and Genesis (as limited partners) and Genesis GP (as the general partner). Both Jackson and Genesis contributed certain assets to Alliance in exchange for their partnership interests in Alliance. Jackson’s contribution comprised its equity interests in Ventures and certain other assets, and Genesis’ contribution was its equity interests in US LLC. When Alliance was formed, the partnership interests of Jackson and Genesis were documented as 92.2 percent and 7.8 percent respectively, although these were retrospectively amended to 92.5 percent and 7.5 percent, respectively, on December 7, 2018.

•

Alliance contributed to Ventures certain assets that it received from Jackson as part of Jackson’s partnership contribution in exchange for an interest free loan (the “IFL”) issued by Ventures to Alliance. The amount of the IFL was $13,286,195,000. This loan was initially documented in a single Interest Free Loan Agreement, and was subsequently split into two separate Interest Free Loan Agreements in the amounts of $11,256,195,000 and $2,030,000,000,[89] with the receivable in respect of the smaller loan being transferred from Alliance to US LLC, with US LLC subsequently transferring it to Intelsat US Finance LLC (“US Finance”).

•

US LLC, Ventures, and certain subsidiaries of US LLC and Ventures entered into a modified Master Intercompany Services Agreement (Ex. No. DCX 0033) (the “MISA”), pursuant to which certain services are provided among the subsidiaries.[90] The MISA also established the role of Intelsat Clearinghouse LLC (“Clearinghouse”), which acts as a payment intermediary among entities receiving and providing services under the MISA.

[89]	The balances of these Intercompany Loan Agreements have subsequently been reduced by partial repayments.
[90]

The 2018 MISA replaced a certain Amended and Restated Master Intercompany Services Agreement, dated as of January 12, 2011, as amended from time to time, in order to reflect changes in intercompany services relationships resulting from the 2018 Reorganization.

82.    The Debtors, through their Special Committees, evaluated a number of claims with respect to the 2018 Reorganization and their impact on the value of preserving the Tax Unity. The Debtors’ position is that these claims have no merit,91 a position vigorously disputed by the Holdco Creditor Ad Hoc Group, which takes the position that the claims are meritorious. No evidence was presented at the Confirmation Hearing attempting to substantiate the claims raised with respect to the 2018 Reorganization.

II.	[Reserved]

83.    [Reserved]

ii.	Accelerated Relocation Payments.

84.    The allocation of the Accelerated Relocation Payments among the Debtors was the subject of substantial analysis by the Debtors including, as applicable, their Special Committees, as well as many stakeholders in these Chapter 11 Cases.92 Certain of these stakeholders asserted that US LLC alone93 or Intelsat S.A. alone94 is the rightful recipient of the Accelerated Relocation Payments. These positions have been vigorously contested in various Debtor and Special Committee pleadings.95 This allocation was also prominently featured in months of analysis among the Debtors, including the Special Committees and their advisors.96

[91]

See, e.g., Authamayou Decl. ¶¶ 44–55; Tolley Decl. ¶ 48; Zelin Decl. ¶ 80; Clegg Decl. ¶ 29; Confirmation Hr’g Tr., 129:12–130:22, Dec. 7, 2021 (Clegg); Confirmation Hr’g Tr., 138:15–22, Dec. 6, 2021 (Bryan); Confirmation Hr’g Tr., 34:10–11, Dec. 9, 2021 (Zelin).

[92]	See, e.g., Begeman Decl. ¶ 11.
[93]	See SES Obj. ¶ 75.
[94]	See Convert Obj. ¶ 19.
[95]	See, e.g., Objection to SES Standing Motion, Objection to Converts’ Standing Motion.
[96]	See, e.g., Nakahata Decl. ¶ 2; Kangas Decl. ¶ 49.

I.	Accelerated Relocation Payments Background

85.    On March 3, 2020, the FCC entered the FCC Order,97 reallocating a significant portion of the mid-band radio frequency spectrum, the 3700 to 4200 MHz range of the C-band, for 5G terrestrial wireless networks. Pursuant to 47 C.F.R. § 27.1412(d), and as a result of the FCC Order, License LLC and other eligible space station operators are required to clear their transponders from the 3.7-4.2 GHz band of the C-band spectrum by December 2025 and to migrate the existing services of incumbent earth stations in the contiguous United States to the 4.0-4.2 GHz band.98 The FCC Order narrowed the scope of the licenses that were previously issued to License and others.99 Additionally, the FCC arranged for License LLC and other eligible space station operators to be eligible for compensation in the form of Accelerated Relocation Payments if they clear on an accelerated timeframe, including ceasing to use the 3.7-3.82 GHz range of the C-band by December 2021100 and the 3.82-4.0 GHz range of the C-band by December 2023.101

86.    If License LLC completes the required clearing and ceases to use the lower 300 MHz of the C-band by the accelerated target dates set forth by the FCC Order, then License LLC stands to receive a total of up to $4,865 million in payments, payable in two separate installments.102 The Debtors have already completed the phase I clearing, entitling License LLC to receive $1,198 million in Accelerated Relocation Payments (the “Phase I Amount”).103 If the remaining clearing is completed by a phase II deadline of December 5, 2023, then License LLC will be entitled to receive an additional $3,668 million (the “Phase II Amount”).

[97]	FCC Order (Ex. No. DCX 0053).
[98]	Nakahata Decl. ¶ 34.
[99]	Nakahata Decl. ¶ 19; see also e.g., Confirmation Hr’g Tr. 133:2–134:11, 150:12–14, Dec. 6, 2021 (Bryan).
100

The final 20 MHz of the Phase I clearing is a temporary “guard band,” which prevents interference in the cleared frequencies while the Phase II clearing is performed. Once Phase II is complete, the unused “guard band” shifts to the final 20 MHz in the cleared range for the same purpose.

101	See Nakahata Decl. ¶ 19.
102	Bryan Decl. ¶ 30; Confirmation Hr’g Tr. 144:4–9, Dec. 6, 2021 (Bryan).
103	See In the Matter of Expanding Flexible Use of the 3.7 to 4.2 GHz Band, GN Docket No. 18-122, Order, DA 20-1251 (WTB Nov. 12, 2021) (Ex. No. DCX 0136) (the “Validation Order”).

87.    The Jackson Debtors are forecasted to have incurred approximately $1,106 million in reimbursable costs as of December 31, 2021.104 The clearing has and will continue to require, among other things, multiple new satellites to be procured and launched into service, and the purchase of new video compression technology and radio frequency filters. The changes needed to facilitate the clearing have come at a substantial initial expense to the Jackson Debtors with reimbursement and Accelerated Relocation Payments deferred until significantly later. That said, the Jackson Debtors have cleared the C-band spectrum in accordance with the earliest phase I deadlines and anticipate clearing such C-band spectrum in accordance with the earliest phase II deadlines and thus realizing the full Phase I and Phase II Amounts.

88.    In accordance with the Phase I requirements of the FCC Order, License LLC has stopped broadcasting in the 3.7–3.82 GHz frequency of the C-band.105 On October 4, 2021, consistent with the FCC Order, the FCC regulations, and the explicit direction the Debtors received from the Wireless Telecommunications Bureau, License LLC submitted certification to the FCC that it has done so.106 License LLC filed an amended certification on October 15, 2021.107 On November 12, 2021, the Wireless Telecommunications Bureau entered an order validating License LLC’s Phase I Certification.108 The Validation Order expressly recognizes that License LLC is, and has performed the obligations of, an eligible space station operator.109

104	See Disclosure Statement, Exhibit D.
105	Phase I Certification of Accelerated Relocation, Intelsat License LLC, GN Docket Nos. 18-122 and 21-320 (filed Oct. 4, 2021) (Ex. No. DCX 0141).
106	Bryan Decl. ¶ 35.
107	Phase I Certification of Accelerated Relocation (Amendment), Intelsat License LLC, GN Docket Nos. 18-122 and 21-320 (filed Oct. 15, 2021) (Ex. No. DCX 0174).
108	See Validation Order; Nakahata Decl. ¶ 22.
109	Nakahata Decl. ¶ 21.

89.    License LLC will receive the Accelerated Relocation Payments from the Relocation Payment Clearinghouse (as defined in the FCC Order) appointed by the FCC.110 License LLC will receive $1,197,842,000 for meeting this deadline. The Wireless Telecommunications Bureau has verified License LLC’s clearance, and ordered the Clearinghouse to disperse these ARPs to License LLC.111 License LLC now awaits payment from the Relocation Payment Clearinghouse, which payment will be made by the Relocation Payment Clearinghouse to License LLC in accordance with the terms of the FCC Order, the Validation Order and upon entry and effectiveness of this Confirmation Order.

90.    License LLC is also on pace to comply with the Phase II clearing deadlines. If, however, the Debtors were unable to confirm the Plan and were instead faced with a potential liquidation, such event would be disruptive and would severely hamper the Debtors’ ability to continue clearing the C-Band and meet the Phase II clearing schedule. Failing to meet this schedule would result in License LLC not receiving $3,667,524,000 in Accelerated Relocation Payments.

II.	License LLC’s Entitlement to the Accelerated Relocation Payments

91.    License LLC is entitled to the Accelerated Relocation Payments. Among other things:

•	First, the FCC Order defines “Intelsat” as License LLC.112 In doing so, the FCC cites a filing that was made by License LLC that was admitted into evidence.113

110	Draft Clearinghouse Agreement dated August 27, 2021 (Ex. No. DCX 0072).
111	In the Matter of Expanding Flexible Use of the 3.7 to 4.2 GHz Band, GN Docket No. 18-122, Order, DA 20-1251 (WTB Nov. 12, 2021) (Ex. No. DCX 0136).
112	FCC Order ¶ 11 (Ex. No. DCX 0053).
113	See FCC Order ¶ 11 (Ex. No. DCX 0053).

•

Second, the FCC Order establishes “two Accelerated Relocation Deadlines . . . for incumbent space station operators that voluntarily relocate on an accelerated schedule (with additional obligations and incentives for such operators).”114 The FCC Order characterizes the Accelerated Relocation Payments as providing an incentive to encourage incumbent space station operators (i.e., existing licensees) to stop operating in the lower C-band as quickly as possible, so that they can be replaced by new terrestrial licensees. In other words, the payments are designed to encourage entities with the right to broadcast in the C-band to relinquish that right by specific early deadlines prior to the otherwise-applicable deadline.115

•

Third, the FCC Order expressly provides that the Accelerated Relocation Payments will go to the “eligible space station operators,” which are the “operators authorized to provide service to any part of the contiguous U.S. pursuant to an FCC-issued license… as of June 21, 2018…”116 Other portions of the FCC Order also use similar language to refer to the entities that are eligible to receive accelerated relocation payments, describing them as “incumbent C-band users,”117 “existing C-band FSS [fixed satellite services] users,”118 “eligible space station operators,”119 “satellite incumbents,”120 and “incumbent licensees.”121 All of these terms most naturally refer to the entities that actually hold the FCC licenses, not entities higher up the corporate chain.122 License LLC is the only Debtor entity authorized to provide service pursuant to FCC-issued licenses.123

•

Fourth, the Debtors’ decisions to have License LLC certify compliance with the accelerated clearing deadlines were supported by express direction that the Debtors received from the FCC’s Wireless Telecommunications Bureau,124 which was the part of

114	See Ex. No. DCX 0092 (cited in FCC Order ¶ 11).
115	Nakahata Decl. 34.
116

An “eligible space station operator” must be an “incumbent space station operator,” which is “authorized to provide C-band service to any part of the contiguous United States pursuant to an FCC-issued license.” FCC Order ¶ 115 (emphasis added) (Ex. No. DCX 0053); see also Nakahata Report ¶ 29.

117	FCC Order ¶ 46 (Ex. No. DCX 0053).
118	Id. ¶ 113.
119	Id. ¶¶ 169, 233.
120	Id. ¶ 187.
121	Id. ¶ 196.
122	Nakahata Decl. ¶¶ 34, 39–47, 59–68.
123	Id. ¶ 34.
124	Bryan Decl. ¶ 34.

the FCC delegated authority to administer the FCC Order.125 The FCC has since validated submissions from every satellite firm’s holder of licenses or holder of market access rights (the equivalent of licenses),126 which is consistent with the FCC’s direction that the accelerated relocation payments be made to the licensee.

92.    In reaching that conclusion, the Bankruptcy Court has considered and evaluated arguments to the contrary set forth by stakeholders in these Chapter 11 Cases, some of which are further described below.

93.    License LLC is an indirect subsidiary of Jackson and the holder of materially all of the Debtors’ orbital slot licenses from the FCC127 that allow it to operate certain Company satellites at certain orbital locations with coverage of North America and to send and receive signals to and from those satellites using certain portions of the C-band spectrum, specifically at radio frequencies of 3.7–4.2 GHz.128 License LLC holds 45 FCC-issued licenses or grants of market access to provide Fixed Satellite Service in the 3.7–4.2 GHz band.129 License LLC has long held the relevant C-band licenses and has been the Intelsat entity permitted to utilize the C-band for over a decade.130 Each relevant license was listed as property of License LLC on its schedule of assets and liabilities filed on July 11, 2020 [Docket No. 7].131 No other Debtor possesses similar licenses with North America coverage or listed any similar assets on its schedule of assets and liabilities.132 And, the plain text of the FCC Order expressly references License LLC.133

125	See e.g., FCC Order App’x A, § 27.1412.
126

See, e.g., Embratel Validation Order, DA 21-1421, GN Docket 18-122, released on November 12, 2021 (Ex. No. DCX 0136); Eutelsat Americas Validation Order, DA 21-1344, GN Docket 18-122, released on October 27, 2021 (Ex. No. DCX 0081); Telesat Validation Order, as amended, GN Docket Nos. 18-122 & 21-320, DA 21-1442 (rel. Nov. 17, 2021); Expanding Flexible Use in the 3.7-4.2 GHz Band; TVSAT Telecomunicacoes S.A. Validation Order, GN Docket Nos. 18-122 & 21-320, DA 21-1421 (rel. Nov. 12, 2021).

127

While Horizons-3 License LLC (“Horizons 3”) holds a space station license, see, e.g., FCC public notice dated September 24, 2021, it is not a Debtor. See Order (I) Directing Joint Administration of Chapter 11 Cases And (II) Granting Related Relief [Docket No. 89]. Additionally, Horizons 3 has only one satellite orbital license.

128	Bryan Decl. ¶ 18; Begeman Decl. ¶ 11; Nakahata Decl. ¶ 13.
129	Bryan Decl. ¶ 18. Intelsat Satellite LLC (“Satellite LLC”) owns all but one of the satellites operated by Company entities, including those that operate from the C-Band. Bryan Decl. ¶ 19.
130	Bryan Decl. ¶ 18.
131	See No. 20-32311-KLP [Docket No. 7].
132

Debtor entity PanAmSat Europe Corporation has a $4 million carrying value for orbital slot licenses on its balance sheet as of March 31, 2021. These orbital slot licenses do not provide coverage of North America.

133

Paragraph 11 of the FCC Order contains the Order’s first reference to Intelsat, where it references “Intelsat License LLC [sic]”, and then follows that with “(Intelsat).” FCC Order ¶ 11 (Ex. No. DCX 0053). By its plain language and common convention, this parenthetical establishes that “Intelsat” throughout the document means License LLC. Nakahata Decl. ¶¶ 14, 35–36.

94.    License LLC was the Company entity that was authorized to participate in the processes established by the FCC’s FCC Order, and it was the entity that actually participated in those processes.134 Because the relevant licenses belong to License LLC, License LLC was the primary Intelsat entity that participated in the notice and comment rulemaking process that led to the FCC Order.135 License LLC is the entity that has submitted an Accelerated Relocation Election pursuant to 47 C.F.R. § 27.1412(c), the FCC Order, and the Wireless Bureau’s May 11, 2020 Public Notice.136 License LLC is also the entity that filed the C-Band Transition Plan required by the FCC Order, which provided License LLC’s plan for clearing the band.137 License LLC provided quarterly status reports to the FCC on its clearing efforts in accordance with the FCC Order.138

134	Bryan Decl. ¶ 29.
135

See Bryan Decl. ¶¶ 23–26; see also e.g., Joint Comments of Intelsat License LLC and Intel Corporation, GN Docket No. 17-183 (filed Oct. 2, 2017) (Ex. No. DCX 0087); Joint Reply Comments of Intelsat License LLC and Intel Corporation, GN Docket No. 17-183 (filed Nov. 15, 2017) (Ex. No. DCX 0135); Joint Comments of Intel Corporation, Intelsat License LLC, and SES Americom, Inc., GN Docket Nos. 18-122 and 17-183 (filed Oct. 29, 2018) (Ex. No. DCX 0089); Joint Reply Comments of Intel Corporation, Intelsat License LLC, and SES Americom, Inc., GN Docket Nos. 18-122 and 17-183 (filed Dec. 7, 2018) (Ex. No. DCX 0090); Nos. 18-122 and 17-183 (filed Dec. 7, 2018).

136

Letter from Michelle V. Bryan, Secretary, Intelsat License LLC, and Executive Vice President, General Counsel and Chief Administrative Officer, Intelsat US LLC, to Marlene H. Dortch, Secretary, FCC, GN Docket No. 18-122 (filed May 26, 2020) (Ex. No. DCX 0093). Although Company management referenced Intelsat US in a footnote in the election form, this reference did not indicate that Intelsat US was electing to clear the C-Band, as the Company understood that Intelsat US was not (and is not) eligible to do so. Rather, Company management was informing the FCC that Intelsat US would be providing operational services on behalf of License LLC, and, as a result, it would be eligible to receive reimbursements for expenses it incurred during the clearing, but would not be eligible to receive the Accelerated Relocation Payments. Bryan Decl. ¶ 29. Intelsat US provides administrative services to License LLC, but License LLC is responsible for the clearing. Id. ¶ 32.

137

License Submission for the Record–Transition Plan and Appendices to the Transition Plan, Michelle V. Bryan, Secretary, Intelsat License LLC, Executive Vice President, General Counsel, and Chief Administrative Officer Intelsat US LLC, GN Docket No. 18-122 (filed June 19, 2020) (Ex. No. DCX 0094). Ms. Bryan signed this filing on behalf of License LLC. Bryan Decl. ¶ 32.

138

Submission for the Record—First Quarterly Report, Michelle V. Bryan, Secretary, Intelsat License LLC, Executive Vice President, General Counsel, and Chief Administrative Officer, Intelsat US LLC, GN Docket Nos. 18-122 and 20-173 (filed Dec. 28, 2020) (Ex. No. DCX 0148); Submission for the Record—Second Quarterly Report, Michelle V. Bryan, Secretary, Intelsat License LLC, GN Docket Nos. 18-122 and 20-173 (filed March 31, 2021) (Ex. No. DCX 0149); Submission for the Record—Third Quarterly Report, Michelle V. Bryan, Secretary, Intelsat License LLC, GN Docket Nos. 18-122 and 20-173 (filed June 29, 2021) (Ex. No. DCX 0150); Bryan Decl. ¶ 32.

95.    Certain stakeholders’ assertion that Intelsat S.A. has a “unique” claim to the Accelerated Relocation Payments is not credible.139 No principles of communications law generally, and nothing in the FCC’s promulgations with respect to C-band specifically, support providing the Accelerated Relocation Payments to Intelsat S.A.140 Intelsat S.A. has no licenses or hard assets, no satellites, and no operations; Intelsat S.A. is not mentioned in the FCC Order, FCC regulations or any other communication with the FCC related to the C-band; the FCC has expressly named License LLC in its Validation Order,141 further has expressly validated the C-band clearing orders of every satellite firm and, for each, has validated and directed payments to the entity that is the current holder of C-Band licenses or market access rights (like License LLC), not to the ultimate parent.142 As Mr. Nakahata credibly testified, the fact that Intelsat S.A. is the ultimate controlling party of Intelsat Licensees, or could potentially be held secondarily liable for a violation of FCC rules should the FCC direct that result in an appropriate case, has nothing to do with which entity is the eligible space station operator under the FCC Order.143

139	During the pendency of these Chapter 11 Cases, the same assertions have been made by stakeholders of every Debtor.
140	See Nakahata Decl. ¶¶ 4, 23.
141	See Validation Order.
142	See, e.g., Begeman Decl. ¶ 11; Nakahata Decl. ¶ 22.
143	See Nakahata Decl. ¶¶ 23–24, 39–47, 59–68.

96.    The involvement of the Intelsat S.A. board on matters regarding the C-Band is not evidence of any claim to the Accelerated Relocation Payments; rather, it is only evidence that the board of Intelsat S.A., as the ultimate parent of the Debtors, was advised of the largest transaction that the Intelsat entities had ever been involved in and provided the corporate approvals that were necessary (such as capital expenditure approvals).144 All of the Debtors’ material assets are housed within Jackson and its subsidiaries. Intelsat S.A. has been “responsible” for managing the entire Company as the board of directors of the ultimate parent. But, that does not make Intelsat S.A. “responsible” for the Accelerated Relocation Payments any more than approving the construction of the Debtors’ satellites gives Intelsat S.A. rights to the value of the Debtors’ satellites.145 Because of the Debtors’ licenses and because the Debtors have agreed to stop using the C-Band by the deadlines in the FCC Order, the Accelerated Relocation Payments are properly paid to the entity that must stop (and will stop) using the C-Band, which is License LLC.146

iii.	Administrative Expenses.

97.    Over the course of these Chapter 11 Cases, the Debtors have accrued significant administrative expenses, including for estate professionals. Because these professionals provide services on behalf of all the Debtors, the proportional responsibility of each Debtor for payment of such expenses and the methodology for determination of the allocation, could be subject to expensive and time-consuming dispute.

98.    The Settlement, as incorporated into the Plan, allocates fees for professionals retained by the Debtors and other Restructuring Expenses based on the distributable cash before

144	Bryan Decl. ¶¶ 48, 51.
145	Zelin Decl ¶ 75.
146

This finding is also consistent with findings of the Internal Revenue Service and Securities and Exchange Commission, both of which have characterized the Accelerated Relocation Payments as partial compensation for the modifications of the licenses held by License LLC. See Ex. No. DCX 30-31. See also, e.g., Confirmation Hr’g Tr., 147:19–21, 149:3–4; 149:23–150:7, Dec. 6, 2021 (Bryan).

fees at each of the entities, resulting in 23 percent of Debtor professionals’ fees being allocated as HoldCo expenses (subject to allocation among the HoldCos based on distributable cash before fees to, among things, avoid the administrative insolvency of any HoldCo entity),147 and 77 percent of the fees being allocated as Jackson expenses.148 This allocation is reasonable and avoids the need to review thousands of pages of invoices line-by-line to assess which estate is at issue for each time entry.149

99.    Under the facts and circumstances of these Chapter 11 Cases, this fee allocation is appropriate. The actual cost of these Chapter 11 Cases to each entity has very little to do with the amount of prepetition funded debt at each entity.150 Measurements of prepetition funded debt also vary greatly based on whether the measurement is taken before or after the Guarantee Releases (as defined herein).151

100.    Under the Settlement, Intelsat S.A. will be paying approximately $12 million of the shared professional fees.152 Total professional fees in these cases have exceed $200 million.153 As

147	Zelin Decl. ¶ 88.
148

Notwithstanding anything to the contrary in the Plan, the Convert Ad Hoc Group Fees shall be paid in Cash solely from any distributions of the Incremental J1 Recovery to Holders of Unsecured Claims in Class J1 that are members of the Convert Ad Hoc Group. For the avoidance of doubt, other than the Reorganized TopCo Formation Costs, neither the Convert Ad Hoc Group nor any of its members, experts, professionals, or other advisors shall be entitled to any additional claims on account of fees and expenses incurred in connection with these Chapter 11 Cases, including, but not limited to, any “substantial contribution” claims under section 503(b) of the Bankruptcy Code or otherwise; provided for the avoidance of doubt, no Debtor or Reorganized Debtor, other than Intelsat, shall pay the Convert Ad Hoc Group Fees.

149	Zelin Decl. ¶ 89.
150	Id. ¶ 91.
151

Absent the Guarantee Releases (as defined herein), if one were to allocate professional fees based on prepetition funded debt at each entity hours before the bankruptcy filings, it would allocate substantially more of the shared professional fees to Intelsat S.A., since Intelsat S.A. had guaranteed nearly all of the Debtors’ prepetition funded debt until shortly before the Debtors’ bankruptcy filing. Zelin Decl. ¶ 90. Notably, other than addressing the claims filed by SES (which were asserted against every Debtor entity), one of the largest expenses in these Chapter 11 Cases was in response to the litigation and delay caused by the Convert Ad Hoc Group. Zelin Decl. ¶ 91.

152	Id. ¶ 88.
153	Bryan Decl. ¶ 99 n.55.

matters specific to Intelsat S.A. have required a material percentage of the total time and effort encompassed by the shared professional fees (which the Court observed throughout the case and at the Confirmation Hearing in particular), the amount allocated to Intelsat S.A. is reasonable.154

iv.	Emergence Considerations.

101.    The Debtors explored numerous post-emergence organizational structures—both public and private—and have analyzed the various tax, corporate, and restructuring considerations associated therewith. The Debtors’ position is that many of these structures presented unique challenges given the interplay of U.S. and Luxembourg law and that litigating the ability for the Debtors to pursue alternative emergence structures would be, at best, time-consuming and expensive. The Jackson Crossover Ad Hoc Group vigorously disputes these points.

102.    The Debtors’ position is that: (a) to craft an implementable corporate structure that allowed any of the Debtors to emerge from chapter 11, the Debtors’ emergence structure needed to result in a value-maximizing and deleveraging restructuring and also comply with Luxembourg corporate law; (b) if an emergence structure were to provide for Jackson alone to emerge pursuant to a plan of reorganization confirmed by the Bankruptcy Court, creditors and other stakeholders could theoretically attempt to seek relief in Luxembourg courts if such plan was not consummated in accordance with Luxembourg law; (c) challenges in Luxembourg could potentially include attempts to unwind a confirmed plan in order to effectuate alternative restructuring transactions under Luxembourg bankruptcy laws; and (d) Luxembourg tax corporate law formalities vary from those in the United States. The Jackson Crossover Ad Hoc Group vigorously disputes many of these points.

154	E.g., Zelin Decl. ¶¶ 12, 60, 71.

v.	Historical Intercompany Transactions.

103.    Well over one hundred historical intercompany transactions were reviewed by the Special Committees, including, among many others, transactions that fell into the following categories: (a) dividends originating from Jackson and ending with LuxCo; (b) the creation of ICF (including the Envision Note); (c) the creation of Envision;155 (d) a cash contribution from ICF to Jackson; (e) a notes contribution from ICF to Jackson; and (f) other smaller transactions including loans, a one-off cash dividend, non-cash dividends, guarantee releases, and others.156

104.    Advisors have expended hundreds of hours tracing and analyzing the historical intercompany transactions. As part of this broader analysis, a bank tracing analysis was performed and determined that there was no unencumbered cash as of the Petition Date. Litigating the issues presented by these transactions would be an expensive and time consuming exercise, likely requiring thousands of hours, including pretrial hearings on jurisdictional issues, extended discovery disputes, and expert testimony and reports.

vi.	Guarantee Releases.

105.    The Debtors’ purported release of certain parent guarantees has generated significant litigation in these cases. The Debtors’ funded-debt obligations include certain unsecured notes issued by LuxCo and Jackson, which were guaranteed by certain parent

155

In particular, in connection with the creation of Envision, Intelsat S.A. advanced $150 million to Envision through a note with an interest rate of 12.5 percent per annum and a maturity date in 2026 (the “Envision Note”). Based on the Envision Note, and Envision’s guaranty of the Convertible Notes, the Intelsat S.A. Special Committee viewed cash at Envision as a significant source of potential value for Intelsat S.A. Kangas Decl. ¶ 63; Diercksen Decl. ¶ 63. During negotiations, the Envision Special Committee argued for recharacterization of the Envision Note as equity, which would, if successful, block Intelsat S.A.’s right to receive any cash from the Envision estate on account of the Envision Note and eliminating any value to Intelsat S.A. on account of the Envision Note. Kangas Decl. ¶ 64. Accordingly, the Intelsat S.A. Special Committee instructed its counsel to review the recharacterization claim, as well as Intelsat S.A.’s potential liability for approximately $28 million in interest payments made to date on the Envision Note. Kangas Decl. ¶ 65.

156	The Special Committees’ review was broad-ranging, covering well over 100 transactions and net balances. The list of categories of transactions included herein is illustrative and not exhaustive.

companies of LuxCo and Jackson (the “Parent Guarantees”):157 the Lux Notes were guaranteed by Intelsat S.A., Investment Holdings, Holdings, and Investments; and the Jackson Notes were guaranteed by Intelsat S.A., Investment Holdings, Holdings, Investments, LuxCo, and ICF (each a “Parent Guarantor”). Prior to the filing of the Debtors’ chapter 11 petitions, each of the Parent Guarantors sent written notice to the applicable indenture trustee that they had released their respective Parent Guarantees (such releases, the “Guarantee Releases”).

106.    The Guarantee Releases have since become the subject of (a) numerous proofs of claim filed by either the applicable indenture trustees or certain individual members of the Convert Ad Hoc Group,158 (b) two objections to the Jackson Notes Guarantee Claims and one objection to

157	The Parent Guarantees related to the following issuances:

•

Those certain 7.75% senior notes due 2021, issued by LuxCo in aggregate principal amount of $2,000,000,000 pursuant to an indenture dated April 5, 2013 (Ex. No. DCX 0117) (the “Lux Notes Indenture”). As of the Petition Date, $421,200,000 was outstanding under LuxCo’s 7.75% notes.

•

Those certain 8.125% senior notes due 2023, issued by LuxCo in an aggregate principal amount of $1,000,000,000 (the notes issued by LuxCo described herein, together, the “Lux Notes”), pursuant to the Lux Notes Indenture. As of the Petition Date, and $888,000,000 remains outstanding under LuxCo’s 8.125% notes.

•

Those certain 5.50% senior notes due 2023 issued by Jackson in an aggregate principal amount of $2,000,000,000 pursuant to an indenture dated June 5, 2013 (Ex. No. DCX 0119) (the “2023 Jackson Senior Notes”). As of the Petition Date, $1,985,000,000 was outstanding under Jackson’s 5.50% notes.

•

Those certain 8.50% senior notes due 2024, issued by Jackson in a total aggregate principal amount of $2,950,000,000 (Ex. No. DCX 0127) (the “2024 Jackson Senior Notes”) pursuant to an indenture dated September 19, 2018. As of the Petition Date, $2,950,000,000 was outstanding under Jackson’s 8.50% notes.

•

Those certain 9.75% senior notes due 2025, issued by Jackson in a total aggregate principal amount of $1,900,000,000 (the “2025 Jackson Senior Notes,” and, together with the other notes issued by Jackson described herein, the “Jackson Notes” and, together with the Lux Notes, the “Notes”) pursuant to an indenture dated July 5, 2017 (Ex. No. DCX 0130) (the indentures for the Notes, the “Indentures”). As of the Petition Date, $1,885,000,000 was outstanding under Jackson’s 9.75% notes.

158

U.S. Bank, in its capacity as trustee under each of the Jackson Senior Notes Indentures, filed proofs of claim numbered: 551 (Ex. No. DCX 0253), 552 (Ex. No. DCX 0254), 553(Ex. No. DCX 0255), 554 (Ex. No. DCX 0256), 555 (Ex. No. DCX 0257), 556 (Ex. No. DCX 0258), 583 (Ex. No. DCX 0259), 584 (Ex. No. DCX 0260), 585(Ex. No. DCX 0261), 586 (Ex. No. DCX 0262), 587 (Ex. No. DCX 0263), 588 (Ex. No. DCX 0264), 615 (Ex. No. DCX 0265), 616 (Ex. No. DCX 0266), 617 (Ex. No. DCX 0267), 618 (Ex. No. DCX 0268), 619 (Ex. No. DCX 0269), 620 (Ex. No. DCX 0270), 1324 (Ex. No. DCX 0287), 1329 (Ex. No. DCX 0288), 1334 (Ex. No. DCX 0289), 1337 (Ex. No. DCX 0290), 1338 (Ex. No. DCX 0291), 1356 (Ex. No. DCX 0292), 1357 (Ex. No. DCX 0293), 1361 (Ex. No. DCX 0294), 1368 (Ex. No. DCX 0295), 1372 (Ex. No. DCX 0296), 1374 (Ex. No. DCX 0297), 1375 (Ex. No. DCX 0298), 1377 (Ex. No. DCX 0299), 1387 (Ex. No. DCX 0300), 1396 (Ex. No. DCX 0301), 1397 (Ex. No. DCX 0302), 1399 (Ex. No. DCX 0303), and 1422 (Ex. No. DCX 0304) (collectively, the “Jackson Notes Guarantee Claims”), asserting unsecured claims against each of the Parent Guarantors on account of their allegedly continuing obligations to guarantee the Senior Notes. U.S. Bank has filed proofs of claim in the amount of approximately $2.02 billion with respect to the 2023 Jackson Senior Notes, approximately $3.10 billion with respect to the 2024 Jackson Senior Notes, and approximately $1.95 billion with respect to the 2025 Jackson Senior Notes. U.S. Bank’s proofs of claim account for “accrued interest, plus additional interest, charges, fees and other amounts owing under the Notes Documents . . . or applicable law . . . outstanding as of the Petition Date[.]” See, e.g., Proof of Claim No. 551 Filed by U.S. Bank, National Association, as Indenture Trustee. Similarly, on September 7 and September 8, 2020, Delaware Trust Company (“Delaware Trust”), in its capacity as indenture trustee for the Lux Notes filed proofs of claim numbered: 784 (Ex. No. DCX 0271), 785 (Ex. No. DCX 0272), 788 (Ex. No. DCX 0273), 791 (Ex. No. DCX 0274), 793 (Ex. No. DCX 0275), 794 (Ex. No. DCX 0276), 795 (Ex. No. DCX 0277), 796 (Ex. No. DCX 0278), 898 (Ex. No. DCX 0279), 902 (Ex. No. DCX 0280), 903 (Ex. No. DCX 0281), 904 (Ex. No. DCX 0282), 905 (Ex. No. DCX 0283), 906 (Ex. No. DCX 0284), 907 (Ex. No. DCX 0285), and 910 (Ex. No. DCX 0286) (collectively, the “Lux Notes Guarantee Claims” and together with the Jackson Notes Guarantee Claims, the “Guarantee Claims”), asserting unsecured claims against each of the Lux Parent Guarantors on account of their allegedly continuing obligations to guarantee the Lux Notes. Delaware Trust has filed proofs of claim in the amount of approximately $435 million with respect to the 7.75% Lux Senior Notes and approximately 1.04 billion with respect to the 8.125% Lux Senior Notes. The Lux Notes Guarantee Claims also include interest that was accrued but unpaid as of the Petition Date.

the Lux Notes Guarantee Claims, (c) five responses to the objections, (d) two motions for partial summary judgment, (e) two objections to the motions for partial summary judgment and cross-motions for partial summary judgment, (f) one motion for temporary allowance, and (g) three objections to the motion for temporary allowance. Generally, the Convert Ad Hoc Group and the HoldCo Creditor Ad Hoc Group have argued that the Guarantee Releases were valid and the Guarantee Claims should be disallowed. The Jackson Crossover Ad Hoc Group, U.S. Bank, and Delaware Trust have argued in response that the Guarantee Releases were invalid and the Guarantee Claims are thus valid claims.

107.    The Plan, including the Settlement and the Convert Settlement, provides that (a) all of the HoldCo Guarantee Claims are deemed withdrawn with prejudice on the Effective Date of the Plan if the conditions in paragraph 213 hereof are satisfied, and that (b) provided that each member of the Convert Ad Hoc Group supports the Plan on the Effective Date, on the Effective Date of the Plan, the TopCo Guarantee Claims shall be withdrawn with prejudice and not entitled to any distribution under the Plan.

b.	Summary of Findings Related to the Settlement

108.    The Settlement reflects a fair and balanced resolution of some of the most difficult issues in these Chapter 11 Cases. The Settlement Agreement resolves a host of extremely complex issues, including (a) matters related the Debtors’ tax attributes, (b) the recipient and allocation of any Accelerated Relocation Payments, (c) administrative expense payments, (d) post-emergence organizational structure, (e) historical intercompany transactions (including potential claims concerning the 2018 Reorganization), and (f) certain guarantee-release-related claims. The Settlement is the result of arm’s-length and vigorous advocacy and negotiation of independent fiduciaries and the active participation of key economic stakeholders.

109.    In consideration for the distributions and other benefits provided under the Plan, this Confirmation Order shall constitute the Bankruptcy Court’s approval of the Settlement as well as a finding by the Bankruptcy Court that the Settlement is in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and other parties in interest, is fair, equitable, and reasonable, and any objections to the Settlement or the Settlement Agreement have been withdrawn or overruled upon the merits.

110.    Each of the Debtors, including the Special Committees with respect to actual or potential Conflict Matters, have undertaken a thorough, independent review of the settlements and compromises contained in the Settlement, including the settlements and compromises between the Debtors with respect to inter-Debtor Claims, and have determined, in the valid exercise of their business judgment, that entry into the Settlement is in the best interests of the Debtors’ estates and their creditors.159 The negotiations that led to the Settlement were blunt, contentious, and at arm’s length. Settlement was not a foregone conclusion.

159

Kangas Decl. ¶ 65. For stakeholders of Intelsat S.A. in particular, the Settlement provided for the release of recharacterization claims asserted on account of the Envision Note, thereby permitting a recovery to Intelsat S.A. stakeholders on account of the Envision Note.

111.    Given the facts and circumstances of these Chapter 11 Cases, and the nature of the Claims and Causes of Action that have been alleged and asserted, the compromises contained in the Settlement are fair, equitable, reasonable, and adequate, in the best interests of the Debtors’ estates and their creditors, and represent a valid and proper exercise of the Debtors’ business judgment.

112.    The Settlement confers substantial benefits upon the Debtors’ estates, by, among other things, providing for: (a) the resolution of the alleged Claims and Causes of Action the Debtors may have against each other (including those inter-Debtor Claims alleged by certain stakeholders in the Standing Motions),160 on fair and reasonable terms negotiated at arm’s length; (b) the elimination of the substantial expense, delay, and risk of loss associated with litigation of the foregoing matters; and (c) a value-maximizing post-emergence structure that maintains the Luxembourg tax unity. The Settlement maximizes the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business. Furthermore, the Settlement is essential to successful implementation of the Plan.

113.    The compromise and settlement of Claims and Causes of Action set forth in the Settlement Agreement substantially exceed the lowest point in the range of reasonableness for each party thereto. The benefits and consideration that the Settling Debtors are providing to each other under the Settlement, including the covenants made thereunder and the release of certain Claims and Causes of Action, are fair, equitable, and for adequate consideration and constitute reasonably equivalent value, and are not subject to avoidance under applicable law or in equity.

160	“Standing Motions” has the meaning set forth in the Confirmation Brief.

114.    The settlement and compromises described in the Settlement Agreement are fair and reasonable and supported by sound business justifications, and there is no bona fide basis for any Claims or Causes of Action against the Debtors or any other Released Parties (as provided in the Settlement Agreement) arising out of their participation in the negotiation and implementation of the compromises set forth in the Settlement Agreement. The Settlement Agreement satisfies the Frye standard and the business judgment standard, which is the applicable Fourth Circuit standard under these facts and circumstances.161

115.    The settlement and compromises set forth in the Settlement are the product of arm’s-length negotiations between sophisticated parties, represented by counsel and other advisors, as further informed by negotiations taking place between sophisticated parties in judicial mediation. In entering into the Settlement, the Settling Debtors, including the Special Committees, have exercised their respective rights and powers and used the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances. But, even if the Bankruptcy Court were to apply the “entire fairness” or “heightened scrutiny” standard, the Settlement would still satisfy such standards. The process by which the Settlement was negotiated was a protracted, arm’s-length, good-faith, and fair process. Likewise, the result reached, and any distributions made in connection therewith, are fair and equitable.

116.    Under the facts and circumstances of these Chapter 11 Cases, the Settlement does not constitute a sub rosa plan. The Settlement neither impermissibly restructures the rights of the Debtors’ creditors nor impermissibly dictates a chapter 11 plan for any of the Debtors. The Settlement only releases inter-estate claims. The Settlement does not release the claims of third-

161	See In re Frye, 216 B.R. 166, 174 (Bankr. E.D. Va. 1997); In re W.A. Mallory Co., 214 B.R. 834, 836 (Bankr. E.D. Va. 1997).

party creditors. The Settlement does not dispose of substantially all of the Debtors’ assets, impair creditors’ procedural and due process protections afforded under the Bankruptcy Code, nor does it release substantially all of the creditors’ claims against the Debtors’ estates. Parties in interest have had more than adequate notice of the terms of the Settlement by virtue of service of the Plan (including the Plan Supplement) and the Disclosure Statement. Creditors have had ample opportunity to provide input by, to the extent applicable, voting on the Plan and/or filing objections to the Plan.

117.    Accordingly, based upon the evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Settlement incorporated in the Plan and this Confirmation Order, because, among other things: (a) the Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the claims and disputes settled thereunder, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent the Settlement, there is a likelihood of complex and protracted litigation, with attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts;162 (c) each of the parties supporting the Settlement, including the Debtors and the Consenting Creditors, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; and (d) the Settlement is the product of arm’s-length bargaining and good-faith negotiations between sophisticated parties. Based on the foregoing, the Settlement satisfies the requirements of applicable Fourth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

162	See Begeman Decl. ¶ 6; Kangas Decl. ¶ 95; Diercksen Decl. ¶ 95.

118.    Upon entry of this Confirmation Order, each of the Debtors: (a) has full power and authority to enter into and perform all of their obligations under the Settlement and all other documents contemplated thereby; (b) has full power and authority to take any and all action necessary to authorize and approve the Settlement and the transactions contemplated thereby and has requested and obtained all necessary approvals required to do so; and (c) is legally authorized to enter into and perform the Settlement and to take any and all actions necessary to authorize, approve, and implement the Settlement and the transactions contemplated thereby. On the Effective Date and upon the occurrence of the conditions specified in paragraph 213 hereof, the Indenture Trustees are authorized and directed to settle and release each and every one of the HoldCo Guarantee Claims in accordance with the Settlement and the HoldCo Guarantee Claims shall be deemed released and withdrawn with prejudice.

B.	Plan Allocation of Distributable Value by Debtor

119.    The Settlement, as reflected in the Plan, incorporates the Value Allocation attached as Exhibit A to the Plan, which further incorporates the terms of the SES Settlement (as defined herein). The SES Settlement follows vigorous, good-faith, arm’s-length negotiations among the Debtors, the Jackson Crossover Ad Hoc Group, and SES, after which the Debtors determined, in the valid exercise of their business judgment, that settlement of the SES Objection and the SES Standing Motion was in the best interests of the Debtors’ estates and their creditors.163 Pursuant to the SES Settlement (as defined herein), the plan allocation of distributable value has been modified to allocate more value to US LLC, resulting in the current Value Allocation incorporated into the Plan. The increased allocation of value to US LLC is not indicative of any belief or admission by the Debtors of any of the arguments raised by SES (including, but not

163	See infra ¶¶ 292–94; see also Notice of Resolution of SES Americom, Inc.’s Objection to Second Amended Joint Chapter 11 Plan of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3719].

limited to, the appropriate allocation of the Accelerated Relocation Payments), nor is it intended to limit or restrict any argument of SES with respect to its rights and claims against Jackson, License LLC or US LLC, all of which are preserved as and to the extent provided in the SES Settlement. Rather, the benefits obtained from avoiding costly litigation with SES, including on the numerous issues raised with respect to the initial value allocation filed as Exhibit A to the Second Amended Plan, the entities potential SES claims are being filed again, the scope of any claims reserve, the resolution of the form of consideration that will be utilized to satisfy any claims successfully asserted by SES (and the potential for regulatory or other delays that could have resulted from such reserves), are compelling. The adjustment to the Value Allocation resulting from the SES Settlement, together with the other concessions obtained by the Debtors in connection with the SES Settlement, is in the best interests of the Debtors.

120.    All parties in interest have been given the opportunity to challenge (but did not) the Value Allocation. In light of the foregoing, the Value Allocation, as adjusted to incorporate the terms of the SES Settlement, is approved.

C.	Term Loan Facility Claims Settlement

121.    In addition to the general settlement described in Article IV.A of the Plan and paragraph 68 herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the mutual compromises described in Article IV.A, the Plan incorporates a settlement of certain Term Loan Facility Claims (the “Term Loan Facility Claims Settlement”). In consideration for the distributions and other benefits provided under the Plan, this Confirmation Order shall constitute the Bankruptcy Court’s approval of the Term Loan Facility Claims Settlement, as well as a finding by the Bankruptcy Court that the Term Loan Facility Claims Settlement is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests and is fair, equitable, and reasonable.

122.    Based upon the representations and arguments at the Confirmation Hearing and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Term Loan Facility Claims Settlement incorporated in the Plan and this Confirmation Order, because, among other things: (a) the Term Loan Facility Claims Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the Settled Claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent the Term Loan Facility Claims Settlement, there is a likelihood of complex and protracted litigation involving, among other things, the inclusion of amounts related to default interest in the Allowed Term Loan Facility Claims, with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the Term Loan Facility Claims Settlement, including the Debtors and the Consenting Creditors, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the Term Loan Facility Claims Settlement is the product of arm’s-length bargaining and good-faith negotiations between sophisticated parties; and (e) the Term Loan Facility Claims Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, the Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business, and is essential to the successful implementation of the Plan. Based on the foregoing, the Term Loan Facility Claims Settlement satisfies the requirements of applicable Fourth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

iv.	Debtor Release

123.    In accordance with section 1123(b)(3)(A) of the Bankruptcy Code, the releases of Claims and Causes of Action by the Debtors described in Article VIII.D of the Plan (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under and otherwise satisfy the requirements of Bankruptcy Rule 9019. The Debtors’ or the Reorganized Debtors’ pursuit of any such Claims and Causes of Action against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims. The Debtor Release is an integral part of the Plan and the Settlement incorporated therein, is fair and equitable, complies with the absolute priority rule, and is in the best interests of the Estates, and Holders of Claims and Interests. Specifically, the Debtor Release is: (a) in exchange for good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good-faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; and (e) given and made after due notice and opportunity for a hearing.

124.    The Debtor Release is a critical element of the Debtors’ financial restructuring. Without the Debtor Release, many of the Released Parties would have been unwilling to participate in the Plan process, which would have been value destructive. The vast majority of creditors entitled to vote in Classes A6, A7, A8, B1, C1, D1, E1, F1, and, as set forth herein, J1, have overwhelmingly voted in favor of the Plan, including the Debtor Release. The Plan, including the Debtor Release, was negotiated at arm’s length and in good faith by sophisticated parties represented by able counsel and financial advisors. Therefore, the Debtor Release is the result of an arm’s-length negotiation process.

125.    The Debtor Release appropriately offers protection to parties that constructively participated in the Debtors’ restructuring process. Specifically, the “Released Parties” in accordance with the Plan are: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Committee, and each member thereof (including ex officio members); (d) each of the First Lien Lenders; (e) each of the First Lien Noteholders; (f) the First Lien Agent; (g) each Indenture Trustee; (h) the Prepetition Collateral Trustee; (i) each of the DIP Agents; (j) each of the DIP Lenders; (k) each of the Lead Arrangers (as defined in the New Debt Documents); (l) each of the book-running managers, lead placement agents, or similar parties with respect to the issuance of the New Notes; (m) the Jackson Ad Hoc Group, and each member thereof; (n) the HoldCo Creditor Ad Hoc Group, and each member thereof; (o) the Jackson First Lien Noteholder Group and each member thereof; (p) the Jackson Crossover Ad Hoc Group, and each member thereof; (q) the Convert Ad Hoc Group, and each member thereof; (r) each Consenting Creditor; (s) each Backstop Party; (t) the Relocation Payment Clearinghouse LLC; (u) each current and former Affiliate of each Entity in clause (a) through the following clause (v); and (v) each Related Party of each Entity in clause (a) through this clause (v); provided that if the Equity Group Stipulation is approved by a Final Order, then Supporting Holders of Allowed Interests (as defined in the Equity Group Stipulation) shall automatically be deemed to be a “Releasing Party” and “Released Party” under the Plan.

126.    None of the Debtors benefit from preserving inter-estate claims or claims against the Released Parties, the pursuit of which would ultimately be wasteful and benefit no one.164 All potential intercompany claims have been exhaustively analyzed by the Debtors and the Special Committees, each of whom performed their own analyses prior to the releases being proposed, and each of whom support the releases.165

164	Bryan Decl. ¶ 101.
165	Bryan Decl. ¶ 97.

127.    The only potential or theoretical claims identified for preservation by the tens of parties in these cases are (a) potential claims arising from the 2018 Reorganization and (b) alleged securities fraud transactions arising out of a block trade by affiliates of BC Partners (in which affiliates of Silver Lake and Mr. David McGlade tagged along) on November 5, 2019.166

128.    As to the block trade allegations, the premise of the claim is that an Intelsat individual (a) learned on November 5, 2019 that the FCC had decided to reject the secondary market proposal made by the C-Band Alliance and instead pursue a public auction; and (b) communicated that to BC Partners, Silver Lake, and/or Mr. McGlade, who subsequently traded stock with the benefit of this information. But these factual premises are simply not supported by any evidence and, to the contrary, the evidence affirmatively defies the theories averred.167 Moreover, as Professor Prüm described, even if these claims were supported by the evidence, neither of these claims would be supported under applicable Luxembourg law, as under Luxembourg law, insider trading (even if it occurred) does not give rise to a claim by the company against those who traded where (as here) it did not damage the company.168

166	See Convert Objection ¶ 119.
167

See generally, e.g., Spengler Declaration; Bryan Decl. ¶¶ 67–83; Tolley Decl. ¶ 48; Confirmation Hr’g Tr. 37:11-41:15, Dec. 7, 2021 (Spengler). Ms. Bryan also conducted an internal assessment of the allegations on behalf of the Company and concluded that there was no merit to the allegations. Bryan Decl. ¶ 76. Further, despite the securities fraud allegations being set forth publicly in a shareholder complaint, the Company has received no inquiry, formal or informal, regarding the allegations from the SEC or any other government agency or any Congressional office. Id. ¶ 81. The Special Committees through their professionals also undertook a thorough and independent investigation of these claims and concluded that a release would be appropriate. Begeman Decl. ¶ 25–26.

168

See generally Prum Declaration; see also Luxembourg Law on Commercial Companies of 10 August 1915, § 441-9 (providing that a company cannot pursue any securities fraud theory against directors who traded on inside information unless it actually damages the company).

129.    Absent the Debtor Release, the potential legacy transaction claims being settled pursuant to the Settlement could be resurrected as claims for breach of fiduciary duty or aiding and abetting.169 Litigating these claims would be costly.170 Such claims would cover many of the same transactions underlying the otherwise released claims and would require management’s continued focus on restructuring matters.171 It would not be in the Debtors’ interest to pursue these claims.

130.    The directors and officers have worked tirelessly to advance the Debtors’ restructuring, above and beyond usual management and oversight responsibilities—working to support the Debtors’ restructuring and attending many special meetings and in certain instances serving on restructuring committees and sitting for depositions.172 These efforts have provided significant value to the estates and provide further support for the releases that directors and officers are receiving under the Plan, especially when considering the relative merits or benefit to pursuit of the claims.173

131.    The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan.

132.    The Debtor Release is approved.

169	Zelin Decl. ¶ 81.
170	See Bryan Decl. ¶ 99 n.5.
171	Zelin Decl. ¶ 81.
172	Id. ¶ 85.
173	Zelin Decl. ¶ 85; see also, e.g., Tolley Decl. ¶ 48; Confirmation Hr’g Tr., 130:10–22, Dec. 7, 2021 (Clegg); Kangas Decl. ¶¶ 82–89; Diercksen Decl. ¶¶ 82–89.

v.	Release by Holders of Claims and Interests

133.    The release by the Releasing Parties174 (the “Third-Party Release”), set forth in Article VIII.E of the Plan, is an essential provision of the Plan. The Third-Party Release is (a) consensual; (b) given in exchange for the good and valuable consideration provided by each of the Released Parties; (c) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (d) materially beneficial to and in the best interests of the Debtors, their Estates, and their stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; (g) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released by the Third-Party Release against any of the Released Parties; and (h) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

134.    The Third-Party Release is an integral part of the Plan that is supported by many of the Debtors’ creditors. Like the Debtor Release, the Third-Party Release facilitated participation

174

“Releasing Parties” means, collectively and in their individual capacity: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Committee, and each member thereof (including ex officio members); (d) each of the First Lien Lenders; (e) each of the First Lien Noteholders; (f) the First Lien Agent; (g) each Indenture Trustee; (h) the Prepetition Collateral Trustee; (i) each of the DIP Agents; (j) each of the DIP Lenders; (k) each of the Lead Arrangers (as defined in the New Debt Documents); (l) each of the book-running managers, lead placement agents, or similar parties with respect to the issuance of the New Notes; (m) the Jackson Ad Hoc Group, and each member thereof; (n) the HoldCo Creditor Ad Hoc Group, and each member thereof; (o) the Jackson First Lien Noteholder Group and each member thereof; (p) the Jackson Crossover Ad Hoc Group, and each member thereof; (q) the Convert Ad Hoc Group, and each member thereof; (r) each Consenting Creditor; (s) each Backstop Party; (t) the Relocation Payment Clearinghouse LLC; (u) all Holders of Impaired Claims who voted to accept the Plan; (v) all Holders of Impaired Claims who abstained from voting on the Plan or voted to reject the Plan; (w) all Holders of Unimpaired Claims; (x) all Holders of Interests; and (y) each Related Party of each Entity in clause (a) through this clause (y) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan under applicable law; provided that an Entity shall not be a Releasing Party if, as to clauses (v) through (y), the applicable Entity has not elected to opt in to provide the releases contained in the Plan; provided further that if the Equity Group Stipulation is approved by a Final Order, then Supporting Holders of Allowed Interests (as defined in the Equity Group Stipulation) shall automatically be deemed to be a “Releasing Party” and “Released Party” under the Plan.

of the Released Parties in both the Plan and the Chapter 11 Cases generally. The Third-Party Release is instrumental to the Plan and was critical in incentivizing the Released Parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release was instrumental in developing a plan that maximized value for all of the Debtors’ stakeholders. The Third-Party Release is necessary to bringing these Chapter 11 Cases to a resolution. The Third-Party Release is entirely consensual.

135.    The Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process, including the Debtors’ directors and officers, who actively participated in meetings, negotiations, and implementation during these Chapter 11 Cases, and who have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization, the Unimpaired Creditors whose claims are being satisfied in full in cash or otherwise receiving a full recovery, Holders of Claims or Interests who voted in favor of the Plan, or Holders of Claims or Interests that opted in to the Third-Party Release. In addition, the Released Parties have made a substantial contribution to the Chapter 11 Cases.

136.    The Third-Party Release is entirely consensual given that, among other things: (a) the Releasing Parties were provided adequate notice of the chapter 11 proceedings, the Plan, and the deadline to object to Confirmation of the Plan, (b) creditors and interest holders who voted to reject the Plan, abstained from voting on the Plan, or were in Non-Voting Classes provided a Third-Party Release solely upon their affirmative election into the Third Party Release (which elections Stretto shall be authorized to solicit and tabulate); (c) the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the ballots, and the notice of non-voting status; and (d) the Confirmation Hearing Notice was sent to all parties entitled to receive notice in these Chapter 11 Cases (including those not entitled to vote on the Plan) and published in The New York Times and USA Today on September 10, 2021, and September 13, 2021, respectively. Furthermore, Stretto shall be authorized to solicit and tabulate applicable parties’ election into the Third-Party Release.

137.    There is an identity of interests between the Debtors and the entities that will benefit from the Third-Party Release. Each of the Released Parties, as stakeholders and critical participants in the Chapter 11 Cases and the Plan process, shares a common goal with the Debtors in seeing the Plan succeed.

138.    The scope of the Third-Party Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release. Among other things, the Disclosure Statement and the Plan provide appropriate and specific disclosure with respect to the Claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavit, provided sufficient notice of the Third-Party Release, and no further or other notice is necessary. The Third-Party Release is consistent with established practice in this jurisdiction and others. The Third-Party Release is specific in language, integral to the Plan, and given for substantial consideration.

139.    In light of the foregoing, the Third-Party Release is approved.

vi.	Exculpation

140.    The exculpation provisions set forth in Article VIII.F of the Plan were proposed in good-faith and are essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article VIII.F of the Plan, which are appropriately tailored to protect the Exculpated Parties (each of which made material and beneficial contributions to these Chapter 11 Cases) from unnecessary litigation, generally only relate to Causes of Action and Claims arising out of, or in connection with, these Chapter 11 Cases, and contain appropriate carve outs for gross negligence, actual fraud, and willful misconduct.

141.    The exculpation provisions are limited in nature, merely setting a standard of care, and are consistent with established practice in this jurisdiction and others. Offering a limited measure of finality and protection against frivolous litigation to the parties in the best position to help facilitate a debtor’s chapter 11 process is ultimately a small price to pay in pursuit of successful emergence.

142.    All of the Exculpated Parties contributed to the development, negotiation, and ultimate agreement on a largely consensual Plan.175 These parties performed necessary and valuable duties in connection with the case, including by providing substantial support and funding to facilitate the administration of these Chapter 11 Cases, as well as making significant concessions in negotiations and settlements.176 The Exculpated Parties made meaningful efforts and contributions to maximize the value of the Debtors’ estates for the benefit of all stakeholders, and facilitate a successful resolution to these chapter 11 cases.177

vii.	Injunction

143.    The injunction provisions set forth in Article VIII.G of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the discharge, the Debtor Release, the Third-Party Release, and the exculpation provisions in Article VIII of the Plan. Such injunction provisions are appropriately tailored to achieve those purposes.

viii.	Preservation of Causes of Action

144.    Article IV.T of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code.

175	Zelin Decl. ¶ 87.
176	Id.
177	Id.

145.    The Plan provides that each Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Causes of Action of the applicable Debtor, except to the extent expressly provided otherwise in the Plan, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the Effective Date. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests. For the avoidance of doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors.

ix.	Lien Releases

146.    Except with respect to the Liens securing the New Debt or Other Secured Claims that are reinstated pursuant to the Plan, or as otherwise specifically provided in the Plan, in any contract, instrument, release, or other agreement or document created pursuant to the Plan, or executed in connection therewith, on the Effective Date (or prior to the Effective Date, if payments are made prior to the Effective Date in connection with the New Debt) and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, and compromised and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Debtors, as set forth in Article VIII.C of the Plan (the “Lien Releases”). The provisions of the Lien Releases are appropriate, fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.

x.	Post-Effective Date Management Incentive Plan

147.    The terms of the post-Effective Date Management Incentive Plan have been negotiated at arm’s length and in good faith, consistent with the market for incentive compensation of similar companies, appropriate, and calculated to incentivize performance by management and certain key employees on the Effective Date.178 Both the structure and amounts of the Management Incentive Plan are reasonable and consistent with market practice for both comparable companies in the technology industry broadly and those that have emerged from chapter 11.179

148.    The Management Incentive Plan does not represent an obligation or transfer being incurred by the Debtors to any insider of the Debtors. Rather, any such Management Incentive Plan will be entered into by the Reorganized Debtors and related to the insiders’ service with such Reorganized Debtors. As such, section 503(c) of the Bankruptcy Code is not applicable to the Management Incentive Plan.

xi.	Additional Plan Provisions

149.    The other discretionary provisions in the Plan, including the Plan Supplement, are appropriate and consistent with applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims and Interests, treatment of D&O Liability Insurance Policies, and the retention of jurisdiction by the Bankruptcy Court. Thus, the Plan satisfies section 1123(b)(6) of the Bankruptcy Code.

c.	Section 1123(d)—Cure of Defaults

150.    Article V.C of the Plan provides for the satisfaction of all Cure Claims under each Executory Contract and Unexpired Lease to be assumed in accordance with sections 365(b)(1) and

178	See generally Georgeson Decl.
179	Georgeson Decl. ¶ 8.

1123 of the Bankruptcy Code. Any monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to sections 365(b)(1) and 1123 of the Bankruptcy Code, by payment of the default amount (if any) in Cash, subject to the limitations described in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree (consistent with the Plan). Any dispute regarding any cure amounts or the ability of the Reorganized Debtors, or any assignee, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or any other matter pertaining to assumption, will be determined in accordance with the terms set forth in Article V.C of the Plan and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure or provide adequate assurance that the Debtors will promptly cure defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. Assumption of any Executory Contract or Unexpired Lease shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Upon the effective date of such assumption, any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

d.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code

151.    The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, 1128, and 1129, and with Bankruptcy Rules 2002, 3017, 3018, and 3019.

152.    The Debtors and their agents solicited votes to accept or reject the Plan after the Bankruptcy Court approved the adequacy of the Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order.

153.    The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good-faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Scheduling Order, the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.F of the Plan.

154.    The Debtors and their agents have participated in good-faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not and, on account of such distributions, will not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan so long as such distributions are made consistent with and pursuant to the Plan.

e.	Section 1129(a)(3)—Proposal of Plan in Good-Faith

155.    The Debtors have proposed the Plan (and all documents necessary to effectuate the Plan) in good-faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders—by substantially deleveraging the Debtors’ balance sheet, putting the Debtors in the best possible position to complete the C-Band process on time and without incident, and setting up the Debtors for future success—and not by any means forbidden by law.180 The Plan is the product of extensive collaboration among the Debtors and key stakeholders and accomplishes this goal. In determining that the Plan has been proposed in good-faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good-faith is evident from the facts and the record of the Chapter 11 Cases, the Disclosure Statement, the hearing on the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases.

156.    The Plan and the contracts, instruments, releases, agreements, and other documents necessary and related to implementing, effectuating, and consummating the Plan, including the Settlement, are the product of good-faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors, officers, managers, and Special Committees, and the other constituencies involved in the Chapter 11 Cases. Intelsat S.A., in particular, carefully considered alternative plan structures, including a standalone plan for Intelsat S.A. or Holdings, but concluded, in a good-faith, reasonable exercise of its business judgment, that the Plan and the Settlement embodied therein was the best option for Intelsat S.A. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good-faith, serve the public interest, and assure fair treatment of Holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief that the Debtors were in need of restructuring. The Plan was negotiated and proposed with the intention of maximizing stakeholder value and for no ulterior purpose.

157.    Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

180	Bryan Decl. ¶ 92.

158.    The Debtors or the Reorganized Debtors, as appropriate and the Consenting Creditors, have been, are, and will continue acting in good-faith if they proceed to: (a) consummate the Plan (including the Settlement and the Term Loan Facility Claims Settlement), the Restructuring Transactions, and the other agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good-faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

f.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable

159.    Any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan for services or costs and expenses in connection with the Chapter 11 Cases or the Plan and incident to the Chapter 11 Cases, as applicable, including all Professional Fee Claims and Restructuring Expenses, has been approved by or is subject to the approval of the Bankruptcy Court, as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

g.	Section 1129(a)(5)—Disclosure of Directors, Officers, and Managers and Consistency with the Interests of Creditors and Public Policy

160.    The identities of the Reorganized Debtors’ directors, officers, and managers, to the extent known, were disclosed at or prior to the Confirmation Hearing. In the Plan Supplement, the Debtors identified Lisa Hammit, Marc R. Montagner, Roy H. Chestnutt, Easwaran Sudaram, Jinhy Yoon, and James E. Bolin as members of the Equity Issuer Board.181 In instances where the identities of specific board members are not yet known, the Debtors have disclosed the process by

181	See Plan Supplement, Exhibit M.

which the applicable directors will be selected. To the extent that such directors, officers, and managers are insiders, the nature of their compensation has been disclosed. The manner of naming and selecting directors and officers provided in the Plan and New Corporate Governance Documents is consistent with public policy.

161.    Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

h.	Section 1129(a)(6)—Rate Changes

162.    The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and, accordingly, will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

i.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests

163.    The methodology used and assumptions made in the liquidation analysis attached as Exhibit C to the Disclosure Statement (the “Liquidation Analysis”), as supplemented by any evidence proffered or adduced at or prior to the Confirmation Hearing, are reasonable.

164.    A&M prepared the Liquidation Analysis to calculate creditor recoveries under a hypothetical liquidation and to address the ability of the Plan to satisfy the best interests test as defined in section 1129(a)(7) of the Bankruptcy Code.182

165.    The Liquidation Analysis was based on a hypothetical liquidation of the Debtors where a chapter 7 trustee would be appointed by the Bankruptcy Court, conduct the liquidation pursuant to chapter 7 of the Bankruptcy Code, and manage the estate to maximize recoveries in an expedited process beginning on or about December 31, 2021 (the “Liquidation Date”), absent confirmation of the Plan.183

182	Schmaltz Decl. ¶ 6.
183	Schmaltz Decl. ¶ 7.

166.    As part of the Liquidation Analysis, A&M completed the following analyses:184

•

Step 1 – Gross Liquidation Proceeds: A&M estimated the cash proceeds that the Trustee would generate if each Debtor’s chapter 11 case were converted to a chapter 7 case and the assets of the Debtor’s bankruptcy estate and non-debtor affiliates (collectively, the “Estate”) were liquidated (the “Gross Liquidation Proceeds”). Gross Liquidation Proceeds consist primarily of value related to the following:

•	Value of Accelerated Relocation Payments pursuant to the FCC Order;

•	Asset sales of satellite clusters comprised of certain satellites, each satellite’s orbital slot license(s), and the underlying customer contracts (collectively, the “Space Assets”); and

•

Other asset recovery value related to accounts receivable, real estate, minority investments, ground assets, and the Gogo commercial aviation business the Debtors acquired on December 1, 2020 (“Commercial Air”), among other value.

•

Step 2 – Liquidation Adjustments: A&M estimated: (i) the costs the chapter 7 trustee would incur in the liquidation process; and (ii) the operating cash the business would generate during the wind-down period (together, the “Liquidation Adjustments”). Liquidation Adjustments consist primarily of:

•

Post conversion cash flow generated by the Estate between the Liquidation Date and nine months thereafter (the “Asset Sale Period”) based on the Debtors’ latest forecast subject to certain “haircuts” expected of a liquidating estate; and

•	Payments related to wind-down costs including severance and retention payments, professional fees, chapter 7 trustee fees, and contract cures.

•

Step 3 – Net Liquidation Proceeds: A&M calculated the net liquidation proceeds available for distribution by summing Gross Liquidation Proceeds plus Liquidation Adjustments (“Net Liquidation Proceeds”).

•

Step 4 – Waterfall Recovery: A&M calculated the recovery to unsecured creditors at each legal entity by running Net Liquidation Proceeds and estimated claims through a recovery waterfall model, which estimates recoveries to creditors according to the Bankruptcy Code’s section 1129 “absolute priority rule”.

184	Id. ¶ 8.

167.    The Liquidation Analysis and the other evidence in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing, and the facts and circumstances of the Chapter 11 Cases, establish that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

168.    As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

j.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Impaired Classes; Fairness of Plan with Respect to Deemed Rejecting Class

169.    The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by the Deemed Rejecting Class, the Debtors seek Confirmation under section 1129(b), solely with respect to the Deemed Rejecting Class, rather than section 1129(a)(8), of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to every holder in the Deemed Rejecting Class, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Class and, thus, satisfies section 1129(b) of the Bankruptcy Code as described further below.

k.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

170.    The treatment of Administrative Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

l.	Section 1129(a)(10)—Acceptance by at Least One Impaired Class

171.    Section 1129(a)(10) of the Bankruptcy Code provides that, to the extent there is an impaired class of claims, at least one impaired class of claims must accept the plan excluding acceptance by any Insider.185 As set forth in the Voting Report, Holders of Claims in Classes A6, A7, A8, B1, C1, D1, E1, and F1, and, as set forth herein, J1 voted to accept the Plan. As such, with respect to the Debtors’ jointly administered Plan, there is at least one Class of Claims that is Impaired under the Plan and has accepted the Plan, which was determined without including any insiders’ (as defined in the Bankruptcy Code) acceptance of the Plan. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

m.	Section 1129(a)(11)—Feasibility of the Plan

172.    The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other persuasive evidence; (d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation (other than as contemplated by the Plan) or the need for further financial reorganization; (e) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan; and (f) establishes that the Reorganized Debtors will have the financial wherewithal to pay any Claims that accrue, become payable, or are Allowed by Final Order following the Effective Date.

185	11 U.S.C. § 1129(a)(10).

173.    Among other things, the Amended Plan eliminates over $7 billion of the Debtors’ prepetition funded debt from the Debtors’ balance sheet.186 The Debtors have sufficient sources to make distributions under the Plan, have obtained a commitment to fund their near-optimal capital structure, and project significant cash-on-hand, available liquidity, and other debt capacity as of the Effective Date that can be used to satisfy Allowed Claims.187 The Plan will substantially delever the Debtors’ capital structure and enable the Debtors to compete more effectively in a very competitive business.188 Confirmation of the Plan is not likely to be followed by liquidation (other than as contemplated by the Plan) or the need for further financial reorganization.

174.    Furthermore, the Plan is superior to any alternatives, to the extent that such alternatives even exist. The Debtors and Special Committees explored all credible, actionable alternatives. Ultimately, the Debtors and the Special Committees concluded that no credible alternative to the Plan existed. This was a reasonable conclusion supported by exhaustive negotiation and investigations by multiple estate fiduciaries.

175.    Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

n.	Section 1129(a)(12)—Payment of Statutory Fees

176.    Article XII.D of the Plan provides that all fees payable pursuant to section 1930(a) of the Judicial Code, determined by the Bankruptcy Court at the Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by the applicable Reorganized Debtor (on the Effective Date) or each of the applicable

186	Zelin Decl. ¶ 76; Tolley Decl. ¶ 42.
187	Zelin Decl. ¶ 76.
188	Tolley Decl. ¶ 38.

Reorganized Debtors for each quarter (including any fraction of a quarter) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.	Section 1129(a)(13)—Retiree Benefits

177.    Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article V.G of the Plan, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. As a result, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

p.	Sections 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations

178.    The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

q.	Section 1129(b)—Confirmation of Plan Despite Nonacceptance of Impaired Classes

179.    Notwithstanding the fact that the Deemed Rejecting Class have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) Classes A6, A7, A8, B1, C1, D1, E1, F1, and, as set forth herein, J1 voted to accept the Plan, and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Interests in the Deemed Rejecting Class. As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Thus, the Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of the Deemed Rejecting Class.

r.	Section 1129(c)—Only One Plan

180.    The Plan (including previous versions thereof) is the only plan filed in the Chapter 11 Cases and, accordingly, section 1129(c) of the Bankruptcy Code is satisfied.

s.	Section 1129(d)—Principal Purpose of the Plan is Not Avoidance of Taxes or Section 5 of the Securities Act

181.    No Governmental Unit (as defined in section 101(27) of the Bankruptcy Code) has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

t.	Section 1129(e)—Not Small Business Cases

182.    The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

u.	Satisfaction of Confirmation Requirements

183.    Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

v.	Disclosure: Agreements and Other Documents

184.    The Debtors have disclosed all material facts, to the extent applicable, regarding the following: (a) the adoption of the New Corporate Governance Documents or similar constituent documents; (b) the identity of the initial members of the Equity Issuer Board and the Reorganized S.A. Board to the extent known and selection process therefore; (c) the manner and method of distributions under the Plan; (d) the issuance of New Common Stock and the Reorganized S.A. Common Stock; (e) the adoption, execution, and implementation of the

Restructuring Transactions contemplated by the Restructuring Steps Memorandum and other matters provided for under the Plan, included those involving corporate action to be taken by or required of the Debtors or Reorganized Debtors, as applicable; (f) all compensation plans, including the Management Incentive Plan; (g) the New Debt; (h) securities registration exemptions; (i) the exemption under section 1146 of the Bankruptcy Code; (j) the retained Causes of Action; and (k) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing.

w.	Conditions to Effective Date

185.    The Plan shall not become effective unless and until the conditions set forth in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

x.	Implementation

186.    All documents and agreements necessary or desirable to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary or desirable documents (including the New Corporate Governance Documents and New Debt Documents) have been negotiated in good-faith and at arm’s length, are in the best interests of the Debtors, and will, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any foreign, federal, state, or local law. These documents and agreements are essential elements of the Plan and entry into and consummation of the transactions contemplated by each such document or agreement is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

y.	Vesting of Assets

187.    Except as otherwise provided in this Confirmation Order, the Plan, or any other agreement, instrument, or other document incorporated therein or in the Plan Supplement, including the New Debt Documents, as applicable, on the Effective Date, all property in each Estate, all Causes of Action of any Debtor (unless otherwise released or discharged pursuant to the Plan), and any property acquired by any of the Debtors pursuant to the Plan shall vest in such Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens and other encumbrances securing obligations under the New Debt and New Debt Documents). Notwithstanding the foregoing, any and all property in the estate of, or acquired by, Intelsat S.A. shall not vest in Reorganized Intelsat S.A., other than the Luxembourg net operating losses of Intelsat S.A., the equity interests of Holdings SARL, the Luxembourg net operating losses of Holdings SARL, certain claims that will be transferred to Holdings SARL in accordance with the Restructuring Steps Memorandum, and such other property as set forth in the Restructuring Steps Memorandum, if any. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules; provided that, for the avoidance of doubt, the equity interests of Holdings shall not vest in Reorganized Intelsat S.A. or Reorganized Holdings SARL.

z.	Treatment of Executory Contracts and Unexpired Leases

188.    Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption of certain Executory Contracts and Unexpired Leases, effective as of the Effective Date. The Debtors’ determinations regarding the assumption of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and other parties in interest in the Chapter 11 Cases.

189.    For the avoidance of doubt, as of the Effective Date, to the extent an Executory Contract or Unexpired Lease is proposed to be assumed in the Plan and the Assumed Executory Contract and Unexpired Lease List is not listed as having a related cure cost, any counterparty to such Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption is deemed to have consented to such assumption and deemed to release any Claim or Cause of Action for any defaults under such Executory Contract or Unexpired Lease.

aa. New Debt

190.    The issuance of New Debt is an essential element of the Plan, is necessary for confirmation and consummation of the Plan, and is critical to the overall success and feasibility of the Plan. Issuance of the New Debt pursuant to the New Debt Documents is in the best interests of the Debtors, their Estates, and all Holders of Claims or Interests, and is necessary for confirmation and consummation of the Plan. The Debtors have exercised reasonable business judgment in determining to enter into the New Debt Documents and have provided sufficient and adequate notice of the material terms of each New Debt. Each of the Lead Arrangers, the Purchasers and the Commitment Parties (as defined in the New Debt Documents), the current or future agents, lenders, letter of credit issuers, and other secured parties under the New Debt, and the Backstop Parties have relied on the terms and conditions of this Confirmation Order in providing commitments to extend Exit Financing and/or extending such financing, as applicable.189 The terms and conditions of each New Debt and the New Debt Documents are fair and reasonable,

189

“Exit Financing” has the meaning set forth in the Order (I) Authorizing the Debtors to (A) Reimburse Fees and Expenses of Potential Arrangers in Connection with Exit Financing and (B) Furnish Related Indemnities, and (II) Granting Related Relief [Docket No. 3642].

and were negotiated in good faith and at arm’s length, and any credit extended to the Reorganized Debtors by the lenders pursuant to the New Debt and New Debt Documents shall be deemed to have been extended, made, assumed and assigned, issued, or made in good-faith and at arm’s length. The Debtors are authorized without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, guaranties, instruments, mortgages, control agreements, certificates, and other documents or take any necessary action to confirm, extend, reinstate, or assign and assume such existing documents relating to the New Debt and to perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, premiums (including the Backstop Premium), expenses, losses, damages, or indemnities.

bb. Issuance and Approval of New Common Stock, New Warrants, Reorganized S.A. Common Stock, and CVRs

191.    The issuance of the New Common Stock, the New Warrants, the Reorganized S.A. Common Stock, and the CVRs is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.

192.    The CVR Agreements and the New Warrants Agreements are essential elements of the Plan. The terms of the CVR Agreements and the New Warrants Agreements are reasonable, and the Debtors have provided adequate notice of the material terms thereof. The Debtors and the Reorganized Debtors, as applicable, are authorized, without further approval of this Bankruptcy Court, to execute and deliver all agreements, instruments, and certificates relating to the CVRs, the New Common Stock, the Reorganized S.A. Common Stock and the New Warrants and to perform their obligations thereunder in accordance with, and subject to, the terms of those agreements.

cc.	Objections

193.    All objections, responses, reservations, statements, and comments in opposition to the Plan, other than those resolved, adjourned, or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing are overruled on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice. All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Bankruptcy Court.

194.    All parties in interest have had a full and fair opportunity to litigate all issues raised or that might have been raised in the objections to Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order.

195.    Notwithstanding entry of this Confirmation Order, all parties’ rights with respect to rejection, assumption, and/or cure regarding Executory Contracts or Unexpired Leases for which disputes remain outstanding are hereby reserved and will be heard at the next omnibus hearing, or as otherwise scheduled by the Debtors subject to the Bankruptcy Court’s availability.

II. ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

196.    This Confirmation Order confirms the Plan in its entirety, except to the extent expressly modified herein.

197.    This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended (in accordance with the Plan) through and including the Effective Date. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided that, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.

198.    All Holders of Claims that voted to accept the Plan are conclusively presumed to have accepted the Plan, as modified.

199.    The terms of this Confirmation Order (including all exhibits) and the Plan, shall be effective and binding as of the date of entry of this Confirmation Order on all parties in interest wherever located, including, but not limited to, the following: (a) the Debtors; (b) the Committee; (c) the Consenting Creditors; (d) all Holders of Claims and Interests; and (e) the Indenture Trustees. Further, the terms of the Plan, the Plan Supplement, the New Debt Documents, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest wherever located, including, but not limited to, the following: (a) the Debtors; (b) the Committee; (c) the Consenting Creditors; (d) all Holders of Claims and Interests; and (e) the Indenture Trustees; provided that the New Debt Documents may be binding prior to the Effective Date if set forth in an order of the Bankruptcy Court.

200.    The failure to include or refer herein to any particular article, section, or provision of the Plan, the Plan Supplement, the New Debt Documents, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit is approved in its entirety.

A.	Objections

201.    To the extent that any objections (including any reservations of rights), responses, statements, or comments in opposition to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights), responses, statements, and comments in opposition are hereby overruled in their entirety and on their merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice.

202.    All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Bankruptcy Court.

203.    Notwithstanding entry of this Confirmation Order, all parties’ rights with respect to rejection, assumption, and/or cure regarding Executory Contracts or Unexpired Leases for which disputes remain outstanding are hereby reserved and will be heard at the next omnibus hearing, or as otherwise scheduled by the Debtors subject to the Bankruptcy Court’s availability.

B.	Plan Modifications

204.    In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, as modified in accordance with the Plan. No Holder of a Claim who has voted to accept the Plan shall be permitted to change its vote as a consequence of the Plan or Plan Supplement modifications, subject to the consent rights set forth in the Plan. All modifications to the Plan or Plan Supplement made after the Voting Deadline and in compliance with the consent rights under the Plan are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

C.	Findings of Fact and Conclusions of Law

205.    The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing in relation to Confirmation, including the Confirmation Ruling, are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Bankruptcy Court, it is adopted as such.

D.	Post-Confirmation Modification of the Plan

206.    In accordance with Article X of the Plan, the Debtors are hereby authorized to amend or modify the Plan or the Plan Supplement at any time prior to the substantial consummation of the Plan without further order of this Bankruptcy Court, subject to the applicable consent rights set forth in the Plan.

E.	Plan Classification Controlling

207.    The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder, and the classifications set forth on the ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes. Classes G1, H1, and I1 did not have a Holder of an Allowed Claim or Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the Confirmation Hearing that was entitled to vote on the Plan and are therefore deemed eliminated from the Plan for purposes of voting to accept or to reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Article III.D. of the Plan and section 1129(a)(8) of the Bankruptcy Code.

F.	[Reserved]

208.    [Reserved]

G.	General Settlement of Claims and Interests

209.    Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan, including the Settlement described in section IV.B of the Plan and the Term Loan Facility Claims Settlement described in section IV.C. of the Plan, shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to the Plan. All distributions made to holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

H.	Distribution Agent

210.    The Distribution Agent shall be, jointly, Stretto, Inc. f/k/a Bankruptcy Management Solutions, Inc. (“Stretto”) and A&M, who shall jointly serve as the Distribution Agent on the terms set forth in the Order Authorizing Appointment of Stretto As Administrative Advisor Effective As Of May 13, 2020 [Docket No. 470] and the Order Authorizing the Retention and Employment of Alvarez & Marsal North America, LLC as Restructuring Advisors to the Debtors and Debtors in Possession Pursuant to Sections 327(a) and 328(a) of the Bankruptcy Code, Effective as of May 13, 2020 [Docket No. 454]; provided that in accordance with Article II.C.4 of the Plan, from and after the Confirmation Date, any requirement that Stretto or A&M comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay Stretto or A&M in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court; provided further that, notwithstanding the foregoing, nothing in this paragraph 210 shall be interpreted to modify or otherwise alter the reporting requirements set forth in Article XII.D of the Plan.

I.	Distribution Record Date

211.    The date for determining which Holders of Allowed Claims or Allowed Interests are eligible to receive distributions hereunder (the “Distribution Record Date”), other than with respect to Securities of the Debtors deposited with DTC, shall be the date of entry of this Confirmation Order or such other date as is announced by the Debtors or designated in a Final Order, provided that the Distribution Record Date shall not apply to any Securities of the Debtors deposited with DTC, the Holders of which shall receive a distribution in accordance with Article VI of the Plan and, as applicable, the customary procedures of DTC.

J.	Settlement

212.    Pursuant to Bankruptcy Rule 9019(a), the Settlement is hereby approved in its entirety, and all of its terms are incorporated herein by reference (and the failure to specifically describe or include herein any particular provision of the Settlement Agreement shall not diminish or impair the effectiveness of any such provision) and upon entry of this Confirmation Order is fully binding, effective, and enforceable as to each and all of the Settling Debtors, and shall remain binding on the Settling Debtors. The settlement and compromises set forth in the Settlement by the Settling Debtors are hereby approved. The Standing Motions are hereby denied and overruled, with prejudice, as moot.

213.    Provided that, at the time of entry of this Confirmation Order or prior thereto, neither of the following events has occurred: (x) Consenting Creditors that hold at least two-thirds (2/3) of the Connect Senior Notes (excluding any Connect Senior Notes held by the Debtors) cease to be party to the Plan Support Agreement or (y) the Required Consenting HoldCo Creditors have terminated the Plan Support Agreement, then, upon the occurrence of the Effective Date, each and every HoldCo Guarantee Claim190 shall be deemed released and withdrawn with prejudice and not entitled to any distribution under the Plan, regardless of whether the claimant withdraws, or the Debtors seek to disallow, the applicable Proof of Claim. No party shall have any liability for taking any action in furtherance of the withdrawal and release of Claims set forth in this paragraph.

214.    Provided that each member of the Convert Ad Hoc Group supports the Plan on the Effective Date, then, upon the occurrence of the Effective Date, each and every TopCo Guarantee Claim191 shall be deemed released and withdrawn with prejudice and not entitled to any distribution under the Plan, regardless of whether the claimant withdraws, or the Debtors seek to disallow, the applicable Proof of Claim. No party shall have any liability for taking any action in furtherance of the withdrawal and release of Claims set forth in this paragraph. For the avoidance of doubt, provided that each member of the Convert Ad Hoc Group supports the Plan on the Effective Date, there shall be no recovery to Class I2 — TopCo Guarantee Claims against Holdings SARL or Class J2 — TopCo Guarantee Claims against Intelsat.

215.    The Debtors and any other necessary parties are hereby authorized and directed to execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions necessary or appropriate to consummate, complete, execute, and implement the Settlement in accordance with the terms and conditions thereof.

190

For the avoidance of doubt, the HoldCo Guarantee Claims shall include all guarantee claims filed against the HoldCo Guarantors, including (a) the claims asserted against the HoldCo Guarantors in the Proofs of Claim filed in these Chapter 11 Cases by the Jackson Senior Notes Trustees and the Lux Senior Notes Trustees, including each of Proofs of Claim Nos. 553, 554, 555, 556, 585, 586, 587, 588, 617, 618, 619, 620, 784, 791, 795, 796, 898, 904, 905, 906, 1324, 1329, 1338, 1356, 1357, 1361, 1368, 1374, 1375, 1387, 1397, 1422, and any pleading filed with the Bankruptcy Court in connection therewith, and (b) any other claims asserted on account of the Jackson Senior Notes against the HoldCo Guarantors and on account of the LuxCo Notes against the HoldCo Guarantors (other than LuxCo), including each of the Proofs of Claim Nos. 1424, 1425, 1426, 1427, 1428, 1429, 1430, 1431, 1432, 1433, 1434, 1435, 1436, 1437, 1438, 1439, 1441, 1442, 1443, 1444, 1445, 1446, 1447, 1448, 1449, 1450, 1451, 1452, 1453, 1454, 1455, 1456, 1457, 1458, 1459, and 1460 against the HoldCo Guarantors, and any pleading filed with the Bankruptcy Court in connection therewith.

191

For the avoidance of doubt, the TopCo Guarantee Claims shall include all guarantee claims filed against the TopCo Guarantors, including (a) the proofs of claim filed in the Chapter 11 Cases by the Trustees for the Jackson Senior Notes and the Trustees for the Lux Senior Notes (including proofs of claim numbered 551, 552, 583, 584, 615, 616, 785, 788, 793, 794, 902, 903, 907, 910, 1334, 1337, 1372, 1377, 1396, 1399, as they may be amended, and any pleading filed with the Bankruptcy Court in connection therewith) and (b) any other claims asserted on account of the Jackson Senior Notes against the TopCo Guarantors and on account of the LuxCo Notes against the TopCp Guarantors, and any pleading filed with the Bankruptcy Court in connection therewith.

K.	Term Loan Facility Claims Settlement

216.    Pursuant to Bankruptcy Rule 9019(a), the Term Loan Facility Claims Settlement is hereby approved in its entirety, and all of its terms are incorporated herein by reference (and the failure to specifically describe or include herein any particular provision of the Term Loan Facility Claims Settlement shall not diminish or impair the effectiveness of any such provision) and upon entry of this Confirmation Order is fully binding, effective, and enforceable as to each and all of the parties in interest, and shall remain binding on all such parties in interest.

217.    The settlement and compromises set forth in the Term Loan Facility Claims Settlement and the execution and delivery of the Term Loan Facility Claims Settlement by the Settling Debtors are hereby approved. The Debtors are hereby authorized and directed to execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions necessary or appropriate to consummate, complete, execute, and implement the Term Loan Facility Claims Settlement in accordance with the terms and conditions thereof.

L.	Restructuring Transactions

218.    As of the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to take any actions as may be necessary, appropriate, or desirable to effect the transactions described herein, including, without limitation: (a) the execution and delivery of any agreements, resolutions, or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, contribution, voting exercise, consent, exchange, setting off, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that are required to satisfy the requirements of applicable law and any other terms that may be agreed to by applicable Entities (subject to the terms of the Plan); (b) the execution and delivery of instruments of transfer, assignment, assumption, conversion, contribution, exchange, setting off, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms which the applicable parties may agree to (subject to the terms of the Plan); (c) the filing of certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, contribution, exchange, setting off, or dissolution pursuant to applicable law; (d) such other transactions that are required or desirable to effectuate the Restructuring Transactions; (e) all transactions necessary or desirable to provide for the purchase, transfer, assignment, assumption, conversion, contribution, exchange, setting off, or delegation of some or all of the assets of, or Interests in, any of the Debtors by one or more Entities to be wholly owned by the Reorganized Debtors or to be a Reorganized Debtor; (f) the payment of the Backstop Premium and the subscription for and issuance of the New Securities, and the Reorganized S.A. Common Stock; and (g) all other actions that the applicable Entities determine to be necessary, appropriate, or desirable to effectuate the Restructuring Transactions, including making filings or recordings that may be required by or advisable under applicable law.

M.	Corporate Action

219.    On and after the Confirmation Date, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable: (a) the implementation of the Restructuring Transactions; (b) the selection of the directors and officers for the Reorganized Debtors on terms consistent with the Plan (including the Plan Supplement); (c) the entry into the New Debt Documents and the incurrence of credit and granting of liens thereunder; (d) the adoption of the Management Incentive Plan by the Equity Issuer Board; (e) the issuance and distribution of the New Common Stock, the New Warrants, the CVRs, and the Reorganized S.A. Common Stock; (f) the establishment of the SES Reserve in accordance with the terms of the Plan; and (g) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors (including Reorganized TopCos) in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors (including Reorganized TopCos) shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, resolutions, reports, confirmations, securities, and instruments contemplated by the Plan (or otherwise necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Debt Documents, the New Securities, the Reorganized S.A. Common Stock, and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by Article IV.G of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

N.	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

220.    Except as otherwise provided in the Plan, the Restructuring Steps Memorandum, the Plan Supplement, or this Confirmation Order, each of the Debtors will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, conversion, dissolution or otherwise) under applicable law, and on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances, Interests, and other interests.

221.    To the extent that the vesting of property in the Reorganized Debtors in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Reorganized Debtors (a) is or shall be a legal, valid, and effective transfer of property; (b) vests or shall vest the Reorganized Debtors with good title to such property, free and clear of all Claims, liens, charges, other encumbrances, Interests, and other interests, except as expressly provided in the Plan, the Restructuring Steps Memorandum, the Plan Supplement, or this Confirmation Order; (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law; and (d) does not and shall not constitute a “change of control” under any contract or subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including by laws affecting successor or transferee liability.

222.    On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property and compromise or settle any Claims without supervision or approval by this Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order.

O.	Plan Implementation Authorization

223.    The Debtors or the Reorganized Debtors, (and any other necessary or appropriate third parties, as reasonably determined by the Debtors or Reorganized Debtors, as applicable), as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, resolution, report, release, or other agreement or document related to the Plan, as the same may be modified, amended, and supplemented, and to take any action necessary, appropriate, or desirable to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms and the terms hereof, or take any or all corporate actions authorized to be taken pursuant to the Plan or this Confirmation Order, whether or not specifically referred to in the Plan or any exhibit thereto, including the Restructuring Transactions, without further order of the Bankruptcy Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective applicable local filing or recording offices and filed or recorded in accordance with applicable law and shall become effective in accordance with their terms and the provisions of such applicable law. Pursuant to the applicable provisions of the business corporation laws of Luxembourg, section 303 of the General Corporation Law of the State of Delaware, any comparable provision of the business corporation laws of any other state or other jurisdiction, and any other applicable law, as applicable, no action of the Debtors’ or the Reorganized Debtors’ boards of directors or their officers will be required to authorize the Debtors or the Reorganized Debtors or their officers, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan Documents will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof. The Reorganized Debtors may also, consistent with the Plan and the provisions of the New Debt Documents and New Organizational Documents (as defined herein), take any additional steps on and after the Effective Date to consolidate and streamline their organization, including, among other things, the merger, sale, disposition, liquidation, or consolidation of one or more of the Debtors or Reorganized Debtors.

P.	New Debt

224.    On the Effective Date (or prior thereto, if set forth in a separate order approving the New Debt), the Reorganized Debtors are authorized to incur and shall execute and deliver, file, record, and/or issue, as applicable, the New Debt, the terms of which are set forth in the New Debt Documents, on terms consistent with the New Debt Documents, if applicable. This Confirmation Order constitutes approval of the New Debt Documents (including all agreements, documents, instruments, and certificates relating to the New Debt), all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein and the conversion of any New Debt that constitutes “debtor in possession” financing into post-Effective Date New Debt (subject to the conditions to such conversion as set forth in the New Debt Documents). The Reorganized Debtors are authorized to enter into and execute the New Debt Documents, and such other agreements, securities, instruments, and documents as may be required to effectuate the treatment afforded by the New Debt, without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications (consistent with the Plan) as the Debtors or Reorganized Debtors may deem to be necessary to consummate the New Debt.

225.    The financial accommodations to be extended pursuant to the New Debt Documents (including documents to be entered into in connection with Exit Financing that may be executed prior to, on, or after the Effective Date) are being extended and shall be deemed to have been extended in good faith and for legitimate business purposes and are reasonable and shall not be subject to recharacterization or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The agreements, documents, securities, and instruments entered into in connection with the New Debt shall constitute legal, valid, and binding obligations of the Debtors and Reorganized Debtors as applicable. On the Effective Date (or earlier, if provided in an order of the Bankruptcy Court), except as otherwise expressly provided in the Plan, all of the Liens and security interests to be granted in accordance with the New Debt Documents: (a) shall be deemed to be granted; (b) shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be legal, valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the collateral in accordance with the respective terms of the New Debt Documents securing the New Revolver, New Term Loan, and/or New Notes, as applicable, with the priorities established in respect thereof under the New Debt Documents, applicable non-bankruptcy law, the Plan and this Confirmation Order; (c) shall be subject only to such Liens and security interests as may be permitted to be senior to them under the respective New Debt Documents (and only to the extent that such Liens and security interests are senior to them under applicable law); and (d) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or other voidable transfers under the Bankruptcy Code, any applicable non-bankruptcy law, the Plan, or this Confirmation Order. The Debtors or the Reorganized Debtors, as applicable, and the Persons granted Liens and security interests under the New Debt Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents, necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that, as set forth above, perfection shall occur automatically by virtue of the entry of this Confirmation Order without the need for any filings, recordings, approvals or consents), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

226.    On the Effective Date (or earlier, if provided in an order of the Bankruptcy Court), the net Cash proceeds of the New Term Loan and New Notes, as applicable, may be used to pay in full in Cash Allowed DIP Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims, executory contract and unexpired lease Cure Claims, and other Claims (including First Lien Claims), as and to the extent that any such Claims are required to be paid in Cash under this Plan, and distributed to Holders of Allowed Claims entitled to a Cash distribution in accordance with Article III of this Plan, provided, for the avoidance of doubt, such distributions may occur prior to the Effective Date if set forth in an order of the Bankruptcy Court.

227.    If the New Revolver, New Term Loan and/or New Notes are structured as debtor-in-possession financing facilities to be funded (in whole or in part) prior to the Effective Date, on the Effective Date, subject to the terms and conditions to conversion set forth in the New Debt Documents, such New Revolver, New Term Loan and/or New Notes (as applicable) outstanding on the Effective Date shall convert, on a dollar-for-dollar basis, into post-Effective Date New Revolver, New Term Loan and/or New Notes (as applicable) of the applicable Reorganized Debtors.

Q.	Cancellation of Instruments, Certificates, and Other Documents

228.    On the Effective Date, except for the New Debt, all notes, bonds, indentures (including any guarantees under such indentures), Certificates, loans, Securities, purchase rights,

options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of the Debtors giving rise to any rights or obligations relating to Claims against the Debtors (except with respect to any Claim that is Reinstated pursuant to the Plan), including the Notes and the Indentures (including any guarantees under such Indentures), shall be contributed, exchanged and/or set-off consistent with the Restructuring Steps Memorandum, and upon such contribution, exchange, and/or setoff, shall be deemed canceled and surrendered without further action or approval of the Bankruptcy Court or any Holder, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided, that, if the record holder of the Notes is DTC or its nominee or another securities depository or custodian thereof, and such Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of the Notes shall be deemed to have surrendered such Holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof. After the Effective Date, each of the Indenture Trustees, and their respective agents, successors and assigns, shall each be automatically and fully released and discharged of and from all duties and obligations thereunder. Holders of or parties to such notes, bonds, indentures, Certificates, Securities, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents will have no rights arising from or relating to such notes, bonds, indentures, Certificates, Securities, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents, or the contribution, exchange, set-off, cancellation, and/or surrender thereof, except the rights provided for pursuant to the Plan or this Confirmation Order. Prior to the Effective Date, the holders of equity interests in Intelsat shall, and are hereby required to, vote at any duly called shareholders’ meeting on any matters necessary or advisable to effectuate the Restructuring Transactions, including, to dilute and/or cancel their respective equity interests in Intelsat, and as of the Effective Date, all equity interests in Intelsat shall be extinguished, including, without limitation, any share certifications representing any equity interests in Intelsat. Regardless of whether any duly called shareholders’ meeting for Intelsat is called, all equity interests in Intelsat shall be extinguished as of the Effective Date. Each Holder of an Allowed Notes Claim shall be deemed to have surrendered its Notes and other documentation underlying its Notes Claims, and all such surrendered Notes and other documentation shall be deemed to be canceled, except to the extent otherwise provided herein. Notwithstanding the foregoing, each of the First Lien Agent, Prepetition Collateral Trustee, and each Indenture Trustee is authorized and directed to execute (and take any reasonable additional steps necessary to give effect to) any applicable documents required to consummate the Plan, and to effectuate the contribution, exchange, and/or set-off pursuant to the Plan in accordance and consistent with the Restructuring Steps Memorandum.

229.    Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of or by the Debtors of their interests as a result of the cancellations, terminations, satisfaction, release, or discharge provided for in section VIII of the Plan shall be deemed null and void and shall be of no force and effect.

R.	Approval of Consents and Authorization to Take Acts Necessary to Implement Plan

230.    This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, the New Debt Documents, the Restructuring Steps Memorandum, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

S.	Return of Deposits

231.    All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Final Order (A) (I) Approving the Debtors’ Proposed Adequate Assurance of Payment for Future Utility Services, (II) Approving the Debtors’ Proposed Procedures for Resolving Additional Assurance Requests, (III) Prohibiting Utility Providers from Altering, Refusing, or Discontinuing Services and (IV) Authorizing Fee Payments to the Debtors’ Third-Party Utility Service Vendor and (B) Granting Related Relief [Docket No. 280] or otherwise, including, electricity, natural gas, water and sewage, telecommunications, internet, cable, and other similar services, are directed to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, within thirty days following the Effective Date.

T.	Releases, Injunctions, and Exculpations under the Settlement Agreement

232.    The following releases set forth in the Settlement Agreement (the “Settlement Releases”) are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Bankruptcy Court or any other party:

233.    Effective upon the occurrence of the Settlement Effective Date (as defined in the Settlement Agreement), each of the Settling Debtors, their predecessors, successors, and assigns, subsidiaries, and their current and former officers, directors (including any such Settling Debtor’s appointed directors and each such Settling Debtor’s disinterested directors, including disinterested directors serving on a special committee in such capacity), affiliates, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such (collectively, the “Releasor Parties”) voluntarily and knowingly, unconditionally, absolutely, and forever waives, remises, releases, settles, acquits, satisfies, and discharges each of the Settling Debtors and each of the Settling Debtors’ current and former officers, directors (including any such Settling Debtor’s appointed directors and each such Settling Debtor’s disinterested directors, including disinterested directors serving on a special committee in such capacity), affiliates, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals (including attorneys and other advisors retained by the directors in their capacity as such), each in their capacity as such (collectively, the “Released Parties”), from any and all Claims and Causes of Action, including all Claims and Causes of Action identified in the Settlement Agreement, as well as all other Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Releasor Parties, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that such Releasor Parties would have been legally entitled to assert in their own right (whether individually or collectively), relating to or in any matter arising from, in whole or in part, disputes with respect to the Parties,192 the Parties’ in- or out-of-court restructuring efforts, any intercompany transactions, including, the Historical Intercompany Transaction Claims, claims related to the Debtors’ tax attributes (including the 2018

192	For purposes of this paragraph 233, “Parties” has the meaning set forth in the Settlement Agreement.

Reorganization Claims), the Accelerated Relocation Payment Claims (including the payment of the Accelerated Relocation Payments or the expense reimbursements by the Relocation Payment Clearinghouse), any preference, fraudulent transfer, or other avoidance, recovery, or preservation claim pursuant to sections 544, 547, 548, 550, or 551 of the Bankruptcy Code and applicable state or territory laws of the United States and foreign laws, the Plan Support Agreement, the formulation, preparation, dissemination, negotiation of the Plan Support Agreement or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan Support Agreement, the DIP Facility, the Chapter 11 Cases, the filing of the Chapter 11 Cases, or upon any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Settlement Effective Date related or relating to the foregoing. The Releasor Parties shall also be deemed to knowingly and voluntarily waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, Luxembourg, or principle of common law, which governs or limits a person’s release of unknown claims as applied to the releases contained in this section. Notwithstanding anything to the contrary in the foregoing, the releases set forth herein do not release any obligations of any party or Entity arising on or after the Effective Date under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the SES Settlement or the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

234.    All Entities that have held, hold, or may hold Claims or Interests or Causes of Action that have been released, discharged, or are subject to exculpation by the Settlement Releases or otherwise under the Settlement are permanently enjoined, from and after the Settlement Effective Date, from taking any of the following actions against, as applicable, the

Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests or Causes of Action released or settled or subject to exculpation pursuant to the Settlement Releases or otherwise under the Settlement.

235.    None of the Settling Debtors shall have or incur liability for, and each such Settling Debtor is hereby exculpated from, any Claim or Cause of Action released or settled pursuant to the Settlement Releases or otherwise under the Settlement. Such Settling Debtors have participated in good-faith and in compliance with the applicable laws with regard to the negotiation of and entry into the Settlement and the Settlement Agreement.

U.	The Releases, Injunction, Exculpation, and Related Provisions under the Plan

236.    The following releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Bankruptcy Court or any other party; provided that if the Equity Group Stipulation is approved by a Final Order, then Supporting Holders of Allowed Interests (as defined in the Equity Group Stipulation) shall automatically be deemed to be a “Releasing Party” and “Released Party” under the Plan.

a.	Debtor Release

237.    In addition to any release provided in this Confirmation Order, effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the DIP Facilities, the DIP Orders, the Term Loan Facility, the First Lien Notes, the Senior Notes, the Indentures, the Historical Intercompany Transaction Claims, the Chapter 11 Cases, the payment or receipt of the Accelerated Relocation Payments, the payment of the expense reimbursements by the Relocation Payment Clearinghouse, the matters settled pursuant to the Settlement (including the Historical Intercompany Transaction Claims), Claims related to the Debtors’ tax attributes (including the 2018 Reorganization Claims), the Accelerated Relocation Payment Claims, any preference, fraudulent transfer, or other avoidance, recovery, or preservation claim pursuant to section 544, 547, 548, 550, or 551 of the Bankruptcy Code and applicable state and foreign laws, the Plan Support Agreement, the Secured Creditor Settlement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the SES Settlement, the Disclosure Statement, the New Debt Documents, the Backstop Commitment Agreement, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the SES Settlement, the Disclosure Statement, the New Debt Documents, the Backstop Commitment Agreement, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the

Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations arising on or after the Effective Date of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the SES Settlement or the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan, or (2) any retained Causes of Action.

b.	Third-Party Release

238.    Effective as of the Effective Date, in each case except for Claims arising under, or preserved by, the Plan, each Releasing Party (other than the Debtors or the Reorganized Debtors), in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Claim, Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and each other Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the DIP Facilities, the DIP Orders, the Term Loan Facility, the First Lien Notes, the Senior Notes, the

Indentures, the Chapter 11 Cases, the payment or receipt of the Accelerated Relocation Payments, the payment of the expense reimbursements by the Relocation Payment Clearinghouse, the matters settled pursuant to the Settlement (including the Historical Intercompany Transaction Claims), Claims related to the Debtors’ tax attributes (including the 2018 Reorganization Claims), the Accelerated Relocation Payment Claims, any preference, fraudulent transfer, or other avoidance, recovery, or preservation claim pursuant to section 544, 547, 548, 550, or 551 of the Bankruptcy Code and applicable state and foreign laws, the Plan Support Agreement, the Secured Creditor Settlement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the SES Settlement, the Disclosure Statement, the New Debt Documents, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the SES Settlement, the Disclosure Statement, the New Debt Documents, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, the Plan (including, for the avoidance of doubt, providing any legal opinion requested by any Entity (including DTC) regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion), the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the SES Settlement or the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

c.	Exculpation

239.    Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action or any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Chapter 11 Cases, the SES Settlement, the Disclosure Statement, the New Debt Documents, the Backstop Commitment Agreement, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the payment or receipt of the Accelerated Relocation Payments, the payment of the expense reimbursements by the Relocation Payment Clearinghouse, the Secured Creditor Settlement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the SES Settlement, the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity (including DTC) regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good-faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

d.	Injunction

240.    In addition to any injunction provided in this Confirmation Order, effective as of the Effective Date, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or this Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action unless such Entity has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests or Causes of Action released or settled or subject to exculpation pursuant to the Plan.

241.    Notwithstanding the foregoing, all Entities subject to the Settlement Agreement are permanently enjoined and prohibited from taking any action (including in the United States or any foreign jurisdiction) that is intended or is reasonably likely to directly or indirectly (i) adversely impact, reduce or diminish the Debtors’ or Reorganized Debtors’ tax attributes or their ability to utilize their tax attributes or (ii) prevent, impede, hinder, adversely affect, and/or delay any of the Restructuring Transactions or any actions or efforts of the Debtors and Reorganized Debtors and/or their ability to consummate the Plan.

e.	Approval and Authorization of the Release Opt-In

242.    The Debtors are authorized to solicit, receive, and tabulate the election of applicable creditors and interest holders who voted to reject the Plan, abstained from voting on the Plan, or were in Non-Voting Classes to opt into the Third Party Release (the “Release Opt-In”) which shall be substantially in the form attached hereto as Exhibit D. For the avoidance of doubt all Holders of Impaired Claims who voted to accept the Plan shall be deemed to have opted into the Third-Party Release, consistent with the Solicitation Procedures approved by the Bankruptcy Court in the Disclosure Statement Order. Stretto is authorized to assist the Debtors in: (a) distributing the Release Opt-In; (b) receiving, tabulating, and reporting on Release Opt-Ins; (c) responding to inquiries from holders of Claims and Interests and other parties in interest relating to the Release Opt-In; and (d) if necessary, contacting creditors or interest holders regarding the Release Opt-In. Stretto is also authorized to accept the Release Opt-In via electronic online transmission through an online balloting portal on the Debtors’ case website. The encrypted data and audit trail created by such electronic submission shall become part of the record of any Release Opt-In submitted in this manner and the creditor’s electronic signature will be deemed to be immediately legally valid and effective.

V.	Assumption and Cure of Executory Contracts and Unexpired Leases

243.    The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption, assumption and assignment, or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be and hereby are approved in their entirety.

244.    For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases of the Debtors shall be deemed assumed by the applicable Reorganized Debtors without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (a) was assumed, assumed and assigned, or rejected previously by the Debtors; (b) previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to reject filed on or before the Effective Date; or (d) is identified on the Rejected Executory Contract and Unexpired Lease Schedule.

245.    Entry of this Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as provided for in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. The Debtors shall consult with the Convert Ad Hoc Group prior to the assignment of any executory contracts from Intelsat or Holdings SARL to any Debtor other than Intelsat or Holdings SARL; provided that contracts that remain at Intelsat and/or Holdings SARL (if any) shall only be contracts that are directly related to the Non-Unity NOLs or are necessary to the operation of the Reorganized TopCos related to the Non-Unity NOLs as contemplated by the Plan and shall not, in any circumstance, include any contracts that relate to, are necessary for, or impact the ongoing operations or businesses of the Reorganized Debtors (other than the Reorganized TopCos). Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order.

246.    To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate or modify such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

247.    Cure payments, if any, shall be paid in accordance with Article V.C of the Plan. The assumption of Executory Contracts and Unexpired Leases may include the assignment of certain of such contracts and leases as set forth in the Restructuring Steps Memorandum attached as Exhibit G to the Plan Supplement. Each assumed Executory Contract or Unexpired Lease shall include any and all modifications, amendments, supplements, restatements, and other agreements made directly or indirectly by an agreement, instrument, or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument or other document is listed thereon.

248.    Unless otherwise expressly provided in this Confirmation Order or the Plan, assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and the payment of the related cure amounts, if applicable, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

249.    Any defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be cured, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount (if any) in Cash on the Effective Date or in the ordinary course of business or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

250.    The cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption in the event of a dispute regarding: (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or, or (3) any other matter pertaining to assumption.

251.    To the extent any dispute with respect to the assumption or cure of any assumed Executory Contract or Unexpired Lease set forth in the Assumed Executory Contract/Unexpired Lease Schedule remains outstanding, such dispute shall be heard at a subsequent hearing. Subject to the terms of the Plan, the parties may agree to consensual resolutions of such disputes in writing without further order of the Bankruptcy Court, which resolution may be set forth in an amended Assumed Executory Contract/Unexpired Lease Schedule. Notwithstanding entry of this Confirmation Order, all parties’ rights with respect to assumption and/or cure regarding Executory Contracts or Unexpired Leases for which disputes remain outstanding are hereby reserved until such dispute is resolved by agreement of the parties or entry of Final Order by the Bankruptcy Court.

252.    The Debtors or Reorganized Debtors, as applicable, subject to the terms of the Plan, reserve the right to reject any Executory Contract or Unexpired Lease upon the resolution of any cure disputes. If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Assumption Schedule or Cure Notice, the Debtors or Reorganized Debtors, as applicable, will have the right, subject to the terms of the Plan, to add such Executory Contract or Unexpired Lease to the Rejected Executory Contracts and Unexpired Leases List, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date.

W.	Rejection of Executory Contracts and Unexpired Leases

253.    The Filing of the Schedule of Rejected Executory Contracts and Unexpired Leases as part of the Plan Supplement constituted sufficient notice of the rejection of the Executory Contracts and Unexpired Leases listed thereon. Notwithstanding anything to the contrary in the Plan, the effective date of rejection (the “Rejection Date”) for each lease of non-residential real property shall be the later of (i) the Effective Date, (ii) the date the Debtors relinquish control of the premises by notifying the affected landlord in writing of the Debtors’ surrender of the premises and (A) turning over keys, key codes, and security codes, if any, to the affected landlord or (B) notifying the affected landlord in writing that the keys, key codes, and security codes, if any, are not available, but the landlord may rekey the leased premises, and (iii) the date mutually agreed to by the Debtors and the landlord in writing. This Bankruptcy Court shall retain jurisdiction over matters arising out of or related to the rejection, abandonment, surrender, and/or return of the premises covered by those Unexpired Leases that are not to be deemed assumed under the Plan, but which have not yet been rejected as of the Effective Date, including, but not limited to, matters related to (i) the abandonment of personalty, (ii) claims arising out of the Reorganized Debtors’ continued use and possession of the leased premises after the Effective Date, (iii) claims arising out of turnover, return, and/or surrender of leased premises covered by Unexpired Leases, and (iv) matters of eviction.

254.    Entry of this Confirmation Order shall constitute a Bankruptcy Court order approving the rejection, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan and the Rejected Executory Contract and Unexpired Leases List, as applicable. Unless otherwise provided by a Final Order, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases pursuant to the Plan or this Confirmation Order, if any, must be filed with the Solicitation Agent and served on the Reorganized Debtors no later than thirty days after the effective date of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Solicitation Agent within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of this Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.G of the Plan, notwithstanding anything in a Proof of Claim to the contrary.

255.    All timely filed Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as an Unsecured Claim pursuant to Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

256.    Notwithstanding anything to the contrary in the Plan, the Debtors (with the consent of the Required Consenting Jackson Crossover Group Members and, solely as to any Executory Contract or Unexpired Lease to which a HoldCo is a party, the Required Consenting HoldCo

Creditors), or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including thirty days after the Effective Date.

X.	Convenience Claims Opt-In

257.    The Convenience Claim Opt-In Form, substantially in the form attached hereto as Exhibit C is hereby approved. The Debtors shall cause the Convenience Claim Opt-In Form to be served as soon as reasonably practicable after the Confirmation Date upon Holders of General Unsecured Claims who hold unliquidated General Unsecured Claims or General Unsecured Claims in excess of the Convenience Claim Threshold. Such Holders may irrevocably elect to have their General Unsecured Claims irrevocably reduced to the amount of the Convenience Claim Threshold and treated as Convenience Claims for the purposes of the Plan, in full and final satisfaction of such Claims, by returning an executed Convenience Claim Opt-In Form to the Debtors’ Solicitation Agent on or before 11:59 p.m. (prevailing Eastern Time) on the date that is 21 days after the Confirmation Date (the “Opt-In Cutoff”). With respect to Holders of General Unsecured Claims in excess of the Convenience Claim Threshold, if such Holder does not submit an executed copy of the Convenience Claim Opt-In Form by the Opt-In Cutoff as provided above, such Holder shall not be treated as a Holder of a Class A9 Convenience Claim and instead shall be treated under the Plan as a Holder of an Unsecured Claim in the relevant Class; provided, however, that if the Debtors or the Reorganized Debtors, as applicable, reject any Executory Contract or Unexpired Lease after the Opt-In Cutoff and such rejection results in the counterparty to the rejected Executory Contract or Unexpired Lease holding an Allowed General Unsecured Claim (a “Rejection Claim”) in excess of the Convenience Claim Threshold, such counterparty shall be eligible to irrevocably elect to have its General Unsecured Claim irrevocably reduced to the Convenience Claim Threshold and treated as a Convenience Claim for the purposes of the

Plan, in full and final satisfaction of such Claim, by notifying the Distribution Agent of such election within 21 days of the date such rejection becomes effective; provided further that notwithstanding anything in the Plan to the contrary, distributions on account of a Rejection Claim so designated shall be made within a reasonable time following such notification.

Y.	Provisions Governing Distributions

258.    The distribution provisions of Article VI of the Plan shall be and hereby are approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Reorganized Debtors shall make all distributions required under the Plan. The timing of distributions required under the Plan shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

Z.	Actual Knowledge

259.    Each holder of New Common Stock, CVRs, New Warrants, or Reorganized S.A. Common Stock, whether such holder acquired such New Common Stock, CVRs, New Warrants, or Reorganized S.A. Common Stock on the Effective Date or at any time or from time to time thereafter, shall be deemed to have actual knowledge of the terms, provisions, restrictions, and conditions set forth in (i) the forms of the Shareholders Agreement, Articles of Association, CVR Agreements, New Warrant Agreements, the Registration Rights Agreement, and other agreements filed with the Plan Supplement (the “New Organizational Documents”) (including, without limitation, any restrictions on the transfer of New Common Stock set forth therein), (ii) the forms of the New Warrant Agreements and the CVR Agreements filed with the Plan Supplement, each for all purposes of the New Corporate Governance Documents (including any corporate organizational documents for Jackson), the New Organizational Documents, and applicable law, and (iii) any corporate organizational documents relating to Reorganized TopCos and the issuance of the Reorganized S.A. Common Stock, whether or not any such holder received a separate notice of such terms, provisions, restrictions, and conditions. Without limiting the foregoing, this Confirmation Order and the Plan (including the Plan Supplement) shall be deemed sufficient and adequate notice of such terms, provisions, restrictions, and conditions to all holders of New Common Stock, New Warrants, CVRs, or Reorganized S.A. Common Stock, such that all such holders shall be deemed to have actual knowledge thereof and shall be deemed to have acquired (whether on the Effective Date or from time to time thereafter) such New Common Stock, New Warrants, CVRs, or Reorganized S.A. Common Stock subject to all such terms, provisions, restrictions, and conditions. The New Organizational Documents shall be binding on the Reorganized Debtors and all parties receiving, and all holders of, New Common Stock, New Warrants, and CVRs, as applicable; provided, that, regardless of whether such parties execute the Shareholders Agreement, Articles of Association, CVR Agreements, New Warrant Agreements, and Registration Rights Agreement, such parties will be deemed to have signed each such agreement, as applicable, which shall be as binding on such parties as if they had actually signed each such agreement, as applicable.

AA. Releases of Liens

260.    Except with respect to the Liens securing the New Debt or Other Secured Claims that are Reinstated pursuant to the Plan, or as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date (or prior to the Effective Date, if payments are made prior to the Effective Date in connection with the New Debt), all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates, subject to the consummation of the applicable distributions contemplated in the Plan, shall be fully released and discharged, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns in each case, without any further approval or order of the Bankruptcy Court and without any action or filing required to be taken or made. To the extent that any Holder of a Secured Claim has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, as soon as reasonably practicable on or after the Effective Date (or the date such Secured Claim is paid, if paid prior to the Effective Date in connection with the New Debt), such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors or the Reorganized Debtors that are reasonably necessary or desirable to record or effectuate the cancellation, and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. To the extent any such Holders of such security interests, the First Lien Agent or the Prepetition Collateral Trustee require authority or direction to do so, the Plan and Confirmation Order shall be deemed to be such authorization or direction, as applicable.

261.    Except as otherwise specifically provided in the Plan, this Confirmation Order, and except with respect to the Liens securing the New Debt or Other Secured Claims that are Reinstated pursuant to the Plan, or as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date (or prior to the Effective Date, if payments are made prior to the Effective Date in connection with the New Debt), all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates and, subject to the consummation of the applicable distributions contemplated in the Plan, shall be fully released and discharged, at the sole cost of and expense of the Reorganized Debtors, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

BB. Post-Confirmation Notices and Bar Dates

262.    In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Reorganized Debtors are directed to cause notice of Confirmation and the occurrence of the Effective Date (collectively, the “Notice of Confirmation”) to be served by United States mail, first-class postage prepaid, by hand, by overnight courier service, or by electronic service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked as “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar language, unless such Entity has informed the Debtors in writing of or the Debtors are otherwise aware of such Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements.

263.    To supplement the notice procedures described in the preceding sentence, the Reorganized Debtors are authorized, but not directed, to cause the Notice of Confirmation, modified for publication, to be published in a publication of national circulation. Mailing and publication of the Notice of Confirmation in this time and manner set forth in this and the preceding paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

264.    The Notice of Confirmation shall constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

CC.	Professional Fee Claims and Administrative Claims

265.    All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. Allowed Professional Fee Claims will be paid in cash to such professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court; provided that the Debtors’ obligations with respect to Professional Fee Claims will not be limited nor deemed to be limited in any way to the balance of funds held in Professional Fee Escrow. If the amount of funds in the Professional Fee Escrow Account is insufficient to fund payment in full of all Allowed Professional Fee Claims and any other Allowed amounts owed to Professionals, the deficiency will be promptly funded to the Professional Fee Escrow Account from the Debtors’ estates and the Reorganized Debtors in accordance with Article II.C.2 of the Plan, without any further action or order of the Bankruptcy Court.

266.    Except as otherwise provided in the Plan, requests for payment of Administrative Claims must be Filed no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Bankruptcy Court.

267.    Notwithstanding any provision of the Plan or this Confirmation Order to the contrary, counterparties to Assumed Executory Contracts or Unexpired Leases who (a) have filed an objection to the Debtors’ proposed cure amounts (if any) pursuant to the Disclosure Statement Order or (b) agree with the cure amount listed by the Debtors in the Schedule of Assumed Executory Contracts and Unexpired Leases (as amended, supplemented, or modified from time to time), shall not be required to assert an Administrative Expense Claim for such asserted cure amount.

DD. Notice of Subsequent Pleadings

268.    Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the Reorganized Debtors and their counsel; (b) the U.S. Trustee; (c) the Consenting Creditors; (d) any party known to be directly affected by the relief sought by such pleadings; and (e) any party that specifically requests additional notice in writing to the Debtors or Reorganized Debtors, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Solicitation Agent shall not be required to file updated service lists.

EE. No Action Required

269.    Pursuant to the applicable provisions of the business corporation laws of Luxembourg, and under the provisions of the Delaware General Corporation Law, including section 303 thereof, and the comparable provisions of the Delaware Limited Liability Company Act, section 1142(b) of the Bankruptcy Code, and any other comparable provisions under applicable law, including Luxembourg law, no action of the respective directors, equity holders, managers, or members of any of the Debtors is required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate as the case may be, the Plan (including the Settlement and the Term Loan Facility Claims Settlement), the Restructuring Transactions (and the steps set forth in the Restructuring Steps Memorandum), and any contract, assignment, or amendment in connection with the implementation of the Plan, including the Plan Supplement.

FF. Approval and Authorization

270.    The transactions described in the Plan (as may be subsequently amended, modified, or supplemented from time to time consistent with the Plan), the Definitive Documents, and this Confirmation Order, including the Restructuring Transactions or other transactions as set forth in, or contemplated by, the Restructuring Steps Memorandum, are hereby approved. Whether prior to, on or after the Effective Date, as applicable, and without any further order of the Court, the Debtors, the Reorganized Debtors, all Holders of Claims and Interests, as applicable, and their respective directors, managers, officers, employees, members, agents (including each Indenture Trustee, stock transfer agent, warrants agent, rights agent, DTC, and Distribution Agent), attorneys, financial advisors, and investment bankers, are authorized, directed, and empowered pursuant to section 1142(b) of the Bankruptcy Code and any other applicable law to, and shall: (a) grant, issue, execute, deliver, file, or record any agreement, document, resolution, report, deed, proxy, notice, or security, including (i) any contribution, subscription, netting, exchange, or similar agreement or related document including any valuation report and any escrow agreement, (ii) the New Debt Documents, (iii) the New Corporate Governance Documents, (iv) the Management Incentive Plan, (v) any documentation related to the New Common Stock, New Warrants, CVRs, Reorganized S.A. Common Stock, and (vi) any other documents, agreements, certificates or other materials contained in or contemplated by the Plan, or that the Debtors determine are reasonably necessary, advisable or appropriate to effectuate the Restructuring Transactions, or any other transaction set forth in, contemplated by or consistent with the Restructuring Steps Memorandum (as may be modified, amended, or supplemented consistent with the Plan) and (b) subject to the rights set forth in the New Corporate Governance Documents, take any action that the Debtors or Reorganized Debtors determine are reasonably necessary, advisable, or appropriate to implement, effectuate, and consummate the Plan, the Definitive Documents, the Restructuring Transactions, or any other transaction set forth in, contemplated by, or consistent with the Restructuring Steps Memorandum (as may be modified, amended, or supplemented consistent with the Plan), or this Confirmation Order, including any and all actions necessary, advisable, or appropriate, including by voting and/or exercising any powers or rights available at any board, creditors’, members’, or shareholders’ meeting (including any Special Meeting or extraordinary general meeting), to: (i) effectuate the issuance and/or distribution of any shares of the New Common Stock or Reorganized S.A. Common Stock, the New Warrants, and the CVRs to be issued pursuant to the Plan (including the creation and/or updating of any registers, if applicable); (ii) effectuate any distribution and/or contribution of securities, claims, and/or receivables as set forth in the Plan, the Definitive Documents, and the Restructuring Transactions, or any other transaction set forth in the Restructuring Steps Memorandum; (iii) ensure that the Equity Issuer is registered with the Registre de Commerce et des Sociétés in Luxembourg (the “RCS”) under the name “Intelsat S.A.” (including by causing Intelsat S.A. to change its name with the RCS and the Equity Issuer to subsequently obtain a certificate of free denomination for the name “Intelsat S.A.”); (iv) dilute and/or cancel any equity interests in Intelsat S.A.; and (v) effectuate all provisions and the intent of the Plan. Any actions taken or caused to be taken to consummate the Plan shall be deemed to have been authorized, approved, and directed by the Court without the need for further approval of the Court. The approvals, authorizations, and directions specifically set forth in this

Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors or the Reorganized Debtors, as applicable, or any officer, director, agent, or manager thereof, to take any and all actions necessary, advisable, or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan, the Definitive Documents, or this Confirmation Order pursuant to section 1142(b) of the Bankruptcy Code. Prior to, on, or as reasonably practicable after the Effective Date, the Debtors or the Reorganized Debtors shall, if necessary, appropriate, or advisable, file any documents required to be filed in such jurisdictions so as to effectuate the provisions of the Plan, the Definitive Documents, and the Restructuring Transactions, or any other transaction set forth in the Restructuring Steps Memorandum. Any and all documents, agreements, certificates or other materials contemplated herein shall be accepted by each of the respective filing offices and recorded in accordance with applicable law. All counterparties (and agents thereof, including each Indenture Trustee) to any documents, agreements, certificates or other materials described in this paragraph are hereby directed to execute and deliver such documents, agreements, certificates, and other materials, including any contribution, subscription, netting, or exchange agreements or related documents, as may be required or provided by such documents, agreements, certificates, or other materials, without any further order of the Court, and all such claims being contributed, exchanged, or netted are deemed certain, due, and payable at such time. Each of the Definitive Documents, once executed, constitutes a legal, valid, binding, and authorized obligation of the respective parties thereto (including, without limitation, any Holders, the Debtors and the Reorganized Debtors, as applicable), which obligation is enforceable in accordance with its terms, and the terms contained in each such executed Definitive Document shall supersede any description of such terms contained in the Plan or the Plan Supplement or otherwise set forth in a term sheet or unexecuted version of such document. The Definitive Documents are hereby approved, adopted, and effective upon the Effective Date.

271.    The Debtors have also demonstrated that all actions to be taken under the Plan as it relates to the Restructuring Transactions, including but not limited to entry into and performance under the contribution and netting agreements contemplated by the Restructuring Steps Memorandum, and any such claims being contributed, netted, exchanged, or subject to similar agreement or document are deemed certain, due, and payable at such time, and the dilution and/or extinguishment of existing Interests in Intelsat, and related transactions, transfer, and settlements, are in the best interests of the Debtors’ estates.

GG. Certain Securities Laws Matters

272.    Notwithstanding anything to the contrary in this Confirmation Order or the Plan, to the maximum extent provided by section 1145 of the Bankruptcy Code, applicable provisions of the Securities Act and other applicable non-bankruptcy law, the offering, issuance, and distribution of the New Common Stock, the New Warrants, the CVRs, the Reorganized S.A. Common Stock, and the ISA Warrants (if any) under the Plan are exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable United States, state (including “Blue Sky”), local, or foreign law requiring registration and/or prospectus delivery or qualification prior to the offering, issuance, distribution, or sale of Securities. In addition, under section 1145 of the Bankruptcy Code, to the extent applicable, the New Common Stock, the New Warrants, the CVRs, the Reorganized S.A. Common Stock, and the ISA Warrants will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act and otherwise to the extent permitted under section 1145 of the Bankruptcy Code, and compliance with applicable United States or state securities laws and any rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the Reorganized Debtors’ New Corporate Governance Documents, the New Warrants Agreements, the ISA Warrants (if any), the CVR Agreements, or any new corporate organizational documents relating to Reorganized TopCos and the Reorganized S.A. Common Stock; provided that the transfer of the 1145 Securities may be restricted by the Communications Act, and the rules, regulations, and orders promulgated thereunder by the FCC, the New Corporate Governance Documents, the New Warrants Agreements, or the CVR Agreements.

273.    The New Debt (to the extent issued in the form of bonds) (together with any New Common Stock, New Warrants, ISA Warrants (if any), and CVRs to the extent issuance under section 1145(a) of the Bankruptcy Code is unavailable, including shares issuable thereunder, collectively, the “4(a)(2) Securities”) will be issued without registration in reliance upon the exemption set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, or any similar registration exemption applicable outside of the United States. Any 4(a)(2) Securities will be “restricted securities” subject to resale restrictions, and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law and subject to any restrictions in the New Corporate Governance Documents, the Communications Act, and the rules, regulations, and orders promulgated thereunder by the FCC.

274.    DTC, and any participants and intermediaries, shall fully cooperate with and facilitate the Restructuring Transactions, including any distributions, as applicable, pursuant to the Plan.

275.    DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding the exemption(s) from registration pursuant to which the New Common Stock, the Reorganized S.A. Common Stock, the CVRs, the ISA Warrants (if any), and the New Warrants will be issued under the Plan and/or eligible for DTC book-entry delivery, settlement, and depository services. Additionally, on or about the Effective Date, FINRA shall take down the symbol for the existing common stock of Intelsat and remove such equity from trading, including through the OTC Markets or a similar exchange. Furthermore, the New Common Stock, the Reorganized S.A. Common Stock, the CVRs, the New Warrants, and the ISA Warrants (if any) may be distributed through DTC pursuant to the Plan in accordance with DTC’s customary procedures, or such other means through (i) DTC that the Reorganized Debtors shall request of DTC or (ii) the stock transfer agent, warrants agent, or rights agent, as applicable.

HH. Filing and Recording

276.    This Confirmation Order is and shall be binding upon and shall govern the acts of all persons or entities in any jurisdiction (including the United States and any foreign jurisdiction (including Luxembourg)) including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency in any jurisdiction (including the United States and any foreign jurisdiction (including Luxembourg)) is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

II.	Section 1146 Exemption

277.    To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, assignment, assumption, conversion, contribution, exchange, or setting-off of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock, the Reorganized S.A. Common Stock, and New Warrants; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, sales or use tax, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

JJ. Preservation of Causes of Action

278.    Except as otherwise provided in the Plan or this Confirmation Order or in any contract, instrument, release, or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors shall have vested in them as of the Effective Date, and the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions described in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including as set forth in Article VIII thereof.

KK. Reports

279.    After entry of this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to file with the Bankruptcy Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or an order of the Bankruptcy Court, including obligations to provide (a) any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases and (b) monthly operating reports (even for those periods for which a monthly operating report was not filed before the Confirmation Date); provided that the Debtors or Reorganized Debtors, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements.

LL. Effectiveness of All Actions

280.    Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the Debtors, the Reorganized Debtors and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

MM.	Binding Effect

281.    On the date of and after entry of this Confirmation Order, but subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and the New Debt Documents (subject to entry of the order approving the DIP-to-Exit Financing) shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all Holders of Claims or Interests (irrespective of whether the Holders of such Claims or Interests accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunction described in the Plan, each Entity acquiring property under the Plan, and any and all non-debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

282.    Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, except as set forth herein, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Bankruptcy Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors, and each of their respective successors and assigns.

283.    The Plan, all documents and agreements executed by the Debtors in connection therewith, this Confirmation Order, and all prior orders of the Bankruptcy Court in the Chapter 11 Cases shall be binding against and binding upon and shall not be subject to rejection or avoidance by any Chapter 7 or Chapter 11 trustee appointed in any of the Chapter 11 Cases.

NN. Directors, Officers, and Managers

284.    As of the Effective Date, the terms of the current members of the board of directors and board of managers of the Debtors shall expire, and the Equity Issuer Board and officers of each of the Reorganized Debtors shall be appointed or continue serving, as applicable, in accordance with the Plan, the New Corporate Governance Documents and other constituent documents of each Reorganized Debtor.

OO. Management Incentive Plan

285.    On the Effective Date, the Equity Issuer is authorized to and shall institute the Management Incentive Plan, enact and enter into related policies and agreements, and distribute the New Common Stock to participants consistent with the terms and allocations set forth in the Management Incentive Plan Term Sheet and the Management Incentive Plan Documents set forth in Docket No. 3718, Ex. N; provided that the form and substance of the Management Incentive Plan and the Management Incentive Plan Documents shall be consistent with the PSA Definitive Document Requirements. Subject to the terms of the Management Incentive Plan Documents, New Common Stock representing 3.26% of the New Common Stock outstanding as of the Effective Date on a fully-diluted and fully-distributed basis shall be reserved for issuance in connection with the Management Incentive Plan. The Required Consenting Jackson Crossover Group Members and the Debtors shall negotiate the terms of the definitive

Management Incentive Plan documentation in good-faith prior to the Effective Date; provided that the requirement that the Management Incentive Plan documentation be completed prior to the Effective Date may be waived by written agreement between the Required Consenting Jackson Crossover Group Members and the Debtors.

PP. Certain Employee Matters

286.    Except as otherwise provided in the Plan, on the Effective Date, the Debtors or Reorganized Debtors (other than the Reorganized TopCos), as applicable, shall amend, adopt, assume, and/or honor in the ordinary course of business all Compensation and Benefits Programs (including, for the avoidance of doubt, the HRA & RX Plan, which terms are incorporated by reference herein).193 Pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code) if any, shall continue to be paid in accordance with applicable law. Notwithstanding the foregoing, for the avoidance of doubt, prior to, from, and after the Effective Date, no restricted stock units (“RSUs”) granted under the Equity Incentive Plan194 shall be settled and instead shall be forfeited for no consideration, regardless of the vested or unvested status of such RSUs.

QQ. Director, Officer, Manager, and Employee Liability Insurance

287.    On the Effective Date, pursuant to sections 105 and 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all of the D&O Liability Insurance Policies (including, if applicable, any “tail policy”). Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including, if applicable, any “tail policy”).

193

“HRA & RX Plan” means the Intelsat US LLC Qualifying Retiree Group Health Plan Health Reimbursement Arrangement and Supplemental RX Reimbursement Plan (2021 Update), as amended pursuant to the Stipulation Between Intelsat Retirees Association, the Postol Plaintiffs, and the Debtors [Docket No. 3589].

194

“Equity Incentive Plan” has the meaning given to it in the Final Order (A) Authorizing the Debtors to (I) Pay Prepetition Wages, Compensation, and Benefit Obligations and (II) Continue Employee Compensation and Benefits Programs and (B) Granting Related Relief [Docket No. 262].

288.    After the Effective Date, none of the Debtors or the Reorganized Debtors (other than the Reorganized TopCos) shall terminate or otherwise reduce the coverage under any such policies (including, if applicable, any “tail policy”) with respect to conduct occurring as of the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date, subject to the terms and conditions of such D&O Liability Insurance Policies.

289.    On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

RR. Claims Reconciliation Process

290.    The procedures and responsibilities for, and costs of, reconciling the Disputed Claims shall be as set forth in the Plan or as otherwise ordered by the Bankruptcy Court.

SS. Professional Compensation, Reimbursement Claims, Restructuring Expenses, and Professional Fee Escrow Account

291.    Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors, as applicable, including the fees and expenses of the Disinterested Directors and Managers, consistent with the allocation set forth in Article II.C.2. of the Plan. The Debtors and

Reorganized Debtors (as applicable) shall pay, within ten business days after submission of a detailed invoice to the Debtors or Reorganized Debtors (as applicable), such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors and Reorganized Debtors (as applicable). If the Debtors or Reorganized Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, the Debtors and Reorganized Debtors (as applicable) are authorized to pay and/or reimburse such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors or the Reorganized Debtors, as applicable, as well as all reasonable and documented fees and expenses of the Consenting Creditors, to the extent contemplated by and in accordance with the Plan, the Plan Support Agreement, the New Debt Documents, and any other orders entered by the Bankruptcy Court in connection therewith, except to the extent that such fees are subject to dispute.

292.    Notwithstanding anything to the contrary in the foregoing paragraph 291, at any time that a professional retained by a party that is not the Debtors, the Committee, or the Reorganized Debtors seeks payment of Restructuring Expenses from the Debtors, each such professional shall provide summary copies of its fee and expense statements or invoices (which shall not be required to contain time entries and which may be redacted or modified to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information, and the provision of such invoices shall not constitute any waiver of the attorney client privilege or of any benefits of the attorney work product doctrine) to the Fee Notice Parties.195 If no objection to payment of the requested Restructuring Expenses is made, in writing, by any of the Fee Notice Parties within the Fee Objection Period,196 then such invoice shall be paid, without further order of, or application to, the Bankruptcy Court or notice to any other party, and shall not be subject to any further review, challenge, or disgorgement. For the avoidance of doubt, the provision of such invoices shall not constitute a waiver of attorney-client privilege or any benefits of the attorney work product doctrine. If within the Fee Objection Period, a Fee Notice Party sends to the affected professional and files with the Bankruptcy Court a written objection to such invoice, then only the disputed portion of such Restructuring Expenses shall not be paid until the objection is resolved by the applicable parties in good faith or by order of the Bankruptcy Court.

TT. Waiver of Stay; Nonseverability of Plan Provisions upon Confirmation

293.    Notwithstanding the possible applicability of Bankruptcy Rules 3020(e), 6004(g), 6004(h), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order will be effective and enforceable immediately upon its entry. Each term and provision of the Plan, and the transactions related thereto as they heretofore may have been altered (consistent with the consent rights set forth in the Plan) or interpreted by the Bankruptcy Court is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.

195	“Fee Notice Parties” has the meaning set forth in the Original DIP Order.
196	“Fee Objection Period” has the meaning set forth in the Original DIP Order.

UU. Reversal/Stay/Modification/Vacatur of Confirmation Order

294.    Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of the Bankruptcy Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken under or in connection with the Plan or the various documents included in the Plan Supplement and/or the various documents included in the Plan Supplement before the effective date of any such reversal, stay, modification, or vacatur, including, without limitation, the validity of any obligation, indebtedness, or liability incurred by the Debtors or Reorganized Debtors (as applicable) pursuant to the New Debt Documents.

295.    Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto (consistent with the Plan).

VV. Waiver or Estoppel

296.    Except as otherwise set forth in the Plan or this Confirmation Order, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court before the Confirmation Date.

WW. Authorization to Consummate

297.    The Debtors and any necessary or appropriate third parties, as reasonably determined by the Debtors, are authorized to consummate the Plan, including the Restructuring Transactions contemplated thereby, at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article XI of the Plan. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to Holders of any Allowed Claims or Interests (as applicable).

XX.	Injunctions and Automatic Stay

298.    Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

YY. Specific Provisions Relating to the SES Settlement

299.    In addition to the general settlement described in Article IV.A. of the Plan and paragraph 68 herein, the Debtors, SES, and the Jackson Crossover Ad Hoc Group have come to a consensual resolution regarding the SES Americom, Inc.’s Objection to Second Amended Joint Chapter 11 Plan of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3468] (the “SES Objection”) and (ii) SES Americom, Inc.’s Motion (I) To Intervene in the Accelerated Relocation Payments Litigation and/or (II) For Derivative Standing to Prosecute Intercompany Claims on Behalf of Debtor Intelsat US LLC [Docket No. 1552] (the “SES Standing Motion”) on the terms set forth in

Exhibit E attached hereto (the “SES Settlement”), which SES Settlement and its terms and provisions, including without limitation sections 1.1.1 and 1.2.3, are incorporated by reference as if set forth fully herein. This Confirmation Order constitutes the Bankruptcy Court’s approval of the SES Settlement in its entirety, as well as a finding that the SES Settlement is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests, and is fair, equitable and reasonable.

300.    Based upon the representations and arguments at the Confirmation Hearing and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of these Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the SES Settlement because, among other things: (a) the SES Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving the SES Objection and the SES Standing Motion, on the other hand; (b) absent the SES Settlement, there is a likelihood of complex and protracted litigation, including at the Confirmation Hearing, with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the SES Settlement, including without limitation the Debtors, SES, and the Jackson Crossover Ad Hoc Group, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the SES Settlement is the product of arm’s-length bargaining and good-faith negotiations between sophisticated parties; and (e) the SES Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, and will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to timely consummate the Restructuring

Transactions. Based on the foregoing, the SES Settlement satisfies the requirements of applicable Fourth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

301.    In accordance with the SES Settlement, the SES Objection and the SES Standing Motion are hereby withdrawn by SES with prejudice, and no party shall have any liability for taking any action in furtherance of the withdrawal of the SES Objection and the SES Standing Motion set forth in this paragraph. The Debtors, the Reorganized Debtors, and SES are hereby authorized and directed to execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions necessary or appropriate to consummate, complete, execute, and implement the SES Settlement (including, for the avoidance of doubt, sections 1.1.1 and 1.2.3 thereto, which terms are incorporated by reference herein) in accordance with the terms and conditions thereof. For the avoidance of doubt, the Reorganized Debtors shall be bound by the terms of the SES Settlement as if they had been parties thereto, and nothing in this Confirmation Order shall be interpreted to release, waive, limit, or prejudice in any manner SES’s ARP-Related Claims or Expense Reimbursement Claims (each as defined in the SES Settlement Agreement) against US LLC, License LLC, or Jackson, or to constitute an admission by SES as to any aspect of those claims, all of which are preserved as and to the extent provided in the SES Settlement.

ZZ. Specific Provisions Relating to Space-Communication Ltd.

302.    Those certain agreements between one or more of the Debtors and Space-Communication Ltd. (“Spacecom”) concurrently entered on June 6, 2013 (the “Spacecom Agreements”) are subject to a notice of rejection [Docket No. 2160] (the “Notice of Rejection”) filed by the Debtors, to which Spacecom has filed an objection and reservation of rights [Docket No. 2247] (the “Spacecom Objection”). The Debtors and Spacecom

are negotiating in good-faith to resolve the disputes related to the Spacecom Agreements, and any contested hearing related to these disputes shall be scheduled as a separate hearing to occur after entry of this Confirmation Order. For the avoidance of doubt, the respective rights, interests, obligations, arguments, and liabilities of the Debtors, the Reorganized Debtors, and Spacecom with respect to the Spacecom Agreements, the Notice of Rejection, the Spacecom Objection, Spacecom’s motion for allowance and payment of administrative expense [Docket No. 2809] (the “Spacecom Application”), and the Debtors’ objection to the Spacecom Application [Docket No. 3109] (the “Debtors’ Objection”) are reserved, and, notwithstanding anything in the Plan or this Confirmation Order to the contrary, neither the Plan nor this Confirmation Order shall effectuate a rejection or assumption of the Spacecom Agreements. Notwithstanding anything to the contrary in this Confirmation Order, the Debtors’, the Reorganized Debtors’, and Spacecom’s rights, interests, obligations, and arguments with respect to the Notice of Rejection, the Spacecom Objection, the Spacecom Application, and the Debtors’ Objection are not released or enjoined by operation of this Confirmation Order.

AAA. Specific Provisions Relating to Domestic Governmental Units

303.    As to any domestic Governmental Unit of the United States or any state thereof, any U.S. Territory, or any local government within the United States (for purposes of this section AAA, each, a “Domestic Governmental Unit”), nothing in the Plan discharges, releases, precludes, or enjoins: (a) any liability to any Domestic Governmental Unit that is not a Claim; (b) any Claim of a Domestic Governmental Unit arising on or after the Effective Date; (c) any police or regulatory liability to a Domestic Governmental Unit on the part of any Entity as the owner or operator of property after the Effective Date; or (d) any liability to a Domestic Governmental Unit on the part of any Person other than the Debtors. Nor shall anything in the Plan enjoin or otherwise bar a Domestic Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence. Nothing in the Plan shall divest any tribunal of any jurisdiction it may have to adjudicate any defense based on this paragraph.

BBB. Specific Provisions Relating to the FCC (and the United States Department of Justice acting on its behalf) and the SEC

304.    Notwithstanding any provision in the Plan, this Confirmation Order or other related Plan documents (collectively, “Plan Documents”): (1) Nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-debtor from any right, claim, liability or cause of action of the United States or any State, or impairs the ability of the United States or any State to pursue any claim, liability, right, defense, or cause of action against any Debtor, Reorganized Debtor or non-debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States or any State shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All claims, liabilities, rights, causes of action, or defenses of or to the United States or any State shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, claims, liabilities, or causes of action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided that nothing in the Plan Documents shall alter any legal or equitable rights or defenses of the Debtors, the Reorganized Debtors under non-bankruptcy law with respect to any such claim, liability, or cause of action. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States or any State to file any proofs of claim or administrative expense claims in the Chapter 11 Cases for any right, claim, liability, defense, or cause of action; (ii) affect or impair the exercise of the United States’ or any State’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) be interpreted to set cure amounts or to require the United States or any State to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) affect or impair the United States’ or any State’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law. Additionally, also for the avoidance of doubt, notwithstanding any other provision in the Plan Documents: nothing relieves the Debtors or the Reorganized Debtors from their obligations to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the FCC. No transfer of any FCC license or authorization held by the Debtors or transfer of control of the Debtors or transfer of control of an FCC licensee controlled by the Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority; and without limiting the foregoing; and (2) Nothing releases any non-debtor person or entity from any claim or cause of action of the SEC, or enjoins, limits, impairs, or delays the SEC from commencing or continuing any claims, causes of action, proceedings, or investigations against any non-debtor person or entity in any forum. Notwithstanding anything in this section BBB that may be read to the contrary, nothing in this section BBB shall be interpreted to apply to Claims, proceedings, procedures, or any other action with respect to taxes that may be asserted by the United States or any State.

CCC.	Specific Provisions Relating to the United States Internal Revenue Service

305.    Notwithstanding any provision of the Plan, there shall be no requirement that the Internal Revenue Service (the “IRS”) file any request for payment of administrative expenses, nor any deadline for the filing of such requests. Nor shall the failure to pay such liabilities result in a discharge, injunction, exculpation, release or in any other manner defeat the United States’ right or ability to collect such liability pursuant to the requirements of Title 26. Nothing in the Plan shall enjoin the IRS from assessing a liability against a responsible person (including any person working for the Debtors) under I.R.C. § 6672. Nothing in the Plan shall enjoin the IRS from collecting a liability against a responsible person under I.R.C. § 6672. Any taxes deferred pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) shall be paid in the ordinary course of business, when due in accordance with applicable non-bankruptcy law. For the avoidance of doubt, nothing in this paragraph shall be interpreted as modifying the substantive requirements associated with bringing a claim pursuant to I.R.C. § 6672 under applicable law.

DDD. Specific Provisions Relating to the Jackson Senior Notes Trustee

306.    The Jackson Senior Notes Trustees shall seek payment of Indenture Trustee Fees (including, without limitation, any claims for indemnity), if any, solely from the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms set forth in Article IV.S of the Plan; provided, that, notwithstanding anything in the Plan (including Article IV.S of the Plan) to the contrary, the Jackson Senior Notes Trustees shall not exercise their Indenture Trustee Charging Liens under the Jackson Senior Notes Indentures against any distributions to be made to Holders of Jackson Senior Notes Claims under the Plan for payment of any amount (including any Indenture Trustee Fees), and such distributions shall not otherwise be withheld or held back by the Jackson Senior Notes Trustees for any reason. The Reorganized Debtors shall establish a reserve, segregated account or an escrow, or enter into another arrangement reasonably acceptable to the Jackson Senior Notes Trustees that accomplishes the same economic effect (the “Jackson Senior Notes Trustees’ Reserve”), in accordance with Article VII of the Plan, pursuant to which $1.75 million in Cash shall be made available to the Jackson Senior Notes Trustees solely for payment of the Reorganized Debtors’ obligations, if any, to the Jackson Senior Notes Trustees for any post-Effective Date Indenture Trustee Fees, in accordance with the terms set forth in Article IV.S of the Plan. The Jackson Senior Notes Trustees’ Reserve shall not be a cap on the Jackson Senior Notes Trustees’ post-Effective Date Indenture Trustee Fees, and nothing in this Paragraph shall affect the Debtors’ or Reorganized Debtors’, as applicable, obligation to pay the Jackson Senior Notes Trustees’ pre-Effective Date Indenture Trustee Fees in full in Cash on the Effective Date (provided, that, for the avoidance of doubt, no Indenture Trustee Charging Lien shall be exercised by the Jackson Senior Notes Trustees with respect to any such Indenture Trustee Fees). Any unused portion of the Jackson Senior Notes Trustees’ Reserve shall be distributed to the Reorganized Debtors (as applicable) upon the earlier of (a) the date that is three years after the date of entry of the Confirmation Order, and (b) the date on which the Convert Ad Hoc Group settles or otherwise withdraws its objections to (or any appeal, if any, in respect of) confirmation of the Plan with prejudice (collectively, (a) and (b), the “Reserve Termination Events”), without the requirement of any further notice or order of the Bankruptcy Court. If any

Reserve Termination Event occurs before the Effective Date, the Reorganized Debtors shall not be required to, and shall not, fund any Jackson Senior Notes Trustees’ Reserve, and no Jackson Senior Notes Trustees’ Reserve shall otherwise be required.

EEE. Specific Provisions Relating to Chubb Seguros Chile, S.A., Westchester Fire Insurance Company, and ACE Property and Casualty Insurance Company

307.    Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Disclosure Statement, this Confirmation Order, the DIP Documents, or any bar date notice or Claim objection or any agreements or documents and any amended versions relating to the foregoing, including, without limitation, transition agreements and trust agreements or any other order of the Bankruptcy Court (including without limitation any other provision that purports to be preemptory or supervening, grants an injunction discharge or release, or requires a party to opt out of any releases) (for purposes of this paragraph only, the “Plan Documents”), Chubb Seguros Chile, S.A., Westchester Fire Insurance Company, and ACE Property and Casualty Insurance Company and its past, present or future affiliated sureties (individually and collectively hereafter referred to as the “Surety”) are unimpaired under the Plan, including with respect to the Surety’s rights against any of the Debtors and/or the Reorganized Debtors in connection with: (i) surety bonds or similar or related instruments issued and/or executed at any time by the Surety on behalf of certain of the Debtors and/or their non-debtor affiliates (each a “Bond” and collectively, the “Bonds”); (ii) any and all indemnity-related agreements (collectively, the “Indemnity Agreements”); (iii) any cash collateral or other collateral of the Surety, including any letters of credit and/or proceeds thereof; and (iv) any related documents. Notwithstanding any provision in the Plan Documents to the contrary: (a) all set-off, recoupment, trust, and lien rights, and all security interests, of the Surety and any obligee and/or beneficiary under any and all of the Bonds are preserved against the Debtors and/or the Reorganized Debtors (and shall not be primed by the rights of any other party) and, further, the Debtors’, the Reorganized Debtors’, and all parties’ right and defenses with respect to any such rights and/or interests are also preserved; (b) the Indemnity Agreements and the Bonds are deemed and treated as executory contracts (and specifically not to be deemed an “insurance policy” under the Plan) and will be assumed by the Debtors pursuant to the Plan, and/or have already been assumed by the Debtors and Reorganized Debtors, without the need or requirement of any Surety to file or serve any objection to a proposed cure amount or fee application; (c) the Surety reserves all of its rights to modify, extend and/or cancel any Bond in accordance with the terms thereof but without regard to these Chapter 11 Cases; (d) the Surety has no obligation under the Plan Documents to issue or execute any new bond on behalf of any entity, and the Surety has no obligation to extend, modify, or increase the amount of any Bond; (e) to the extent the Surety issues or has issued any bonds post-petition in which one or more of the Debtors and/or Reorganized Debtors is a principal and/or to the extent the Surety enters or has entered into any additional indemnity agreement(s) with one or more of the Debtors or Reorganized Debtors post-petition, any and all rights of Surety under these documents shall also survive the Effective Date of the Plan; (f) to the extent the Surety pays a claim or claims of any claimant(s) under any of the Bonds, the Plan shall not impair or affect the Surety’s related subrogation claim or any claims to which the Surety is subrogated; and (g) the Debtors’ and the Surety’s respective rights pursuant to Section 502(j) of the Bankruptcy Code are preserved.

FFF. Specific Provisions Related to the Commonwealth of Australia (and the Department of Defence acting on its behalf)

308.    For the avoidance of doubt, the contracts between the Commonwealth of Australia (represented by the Department of Defence) and one or more of the Debtors, including, without limitation, Customer Service Contract #2250 / Contract Number C439262 and related purchase orders (collectively, the “Australian Department of Defence Contracts”), shall be assumed and the parties’ respective rights, interests, obligations, and liabilities with respect to the Australian Department of Defence Contracts and the related IS-22 Satellite are unimpaired.

GGG. Specific Provisions Related to the Accelerated Relocation Payment Clearinghouse

309.    On and after the date of this Confirmation Order, the disbursement (including the disbursement to License LLC) and use of (a) those certain Accelerated Relocation Payments and (b) those certain payments received by the Debtors or Reorganized Debtors (or their affiliates) on account of reimbursable relocation costs (the “Expense Reimbursements”) by the Relocation Payment Clearinghouse, LLC, in its individual capacity and in its capacity as the Relocation Payment Clearinghouse, in each case as described in that certain Report and Order and Order of Proposed Modification, FCC Docket Number 20-22, released by the FCC on March 3, 2020 in In the Matter of Expanding Flexible Use of the 3.7 to 4.2 GHz Band, GN Docket No. 18-122 (as may be amended or modified, the “FCC Order”) in the manner contemplated by and in accordance with the FCC Order, the Plan and this Confirmation Order shall be deemed, and hereby is, expressly authorized and approved in all respects and shall not be subject to challenge, offset, avoidance, or recharacterization. To the fullest extent permissible under applicable law, neither the Relocation Payment Clearinghouse, LLC, in its individual capacity or in its capacity as Relocation Payment Clearinghouse (as defined in the FCC Order) nor its members, officers, directors, subcontractors, professionals, and advisors (collectively, the “Clearinghouse LLC”), shall be liable on account of or arising from any such distribution or use of the Accelerated Relocation Payments or Expense Reimbursements made in accordance with the FCC Order, the Plan and this Confirmation Order, no Entity shall hold a claim or cause of action against any such party on account of or arising from any such distribution or use and, notwithstanding anything contrary in the Plan or this Confirmation Order, the Clearinghouse LLC, including its subcontractors, advisors, and professionals, shall be deemed “Exculpated Parties” and “Released Parties” as defined under the Plan and this Confirmation Order and are entitled to the protections set forth in Article VIII of the Plan and paragraphs 236–241 hereof.

HHH. Specific Provisions Related to the Convert Settlement

310.    In addition to the general settlement described in Article IV.A. of the Plan and paragraph 68 herein, the Debtors, the HoldCo Creditor Ad Hoc Group, the Jackson Crossover Ad Hoc Group, the Convert Ad Hoc Group, and the Convertible Senior Notes Trustee (“BOKF”) have come to a consensual resolution (the “Convert Settlement”) regarding the (i) Ad Hoc Group of Convertible Noteholders’ Objection to Debtors’ Second Amended Plan [Docket No. 3479] (the “Convert Ad Hoc Group Objection”); (ii) Objection of BOKF, N.A., in its Capacity as Successor Trustee in Respect of the 4.5% Senior Convertible Notes, to Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 3431] (the “BOKF Objection”); (iii) Cyrus Capital Partners, L.P.’s Joinder to Objection of Ad Hoc Group of Convertible Noteholders and BOKF, N.A., as Convertible Notes Trustee, to Debtors’ Second Amended Plan [Docket No. 3446] (the “Cyrus Joinder” and together with the Convert Ad Hoc Group Objection and the BOKF Objection, the “Confirmation Objections”); and (iv) Motion of Ad Hoc Group of Convertible Noteholders for Entry of an Order (I) Granting Standing to Prosecute Intercompany Claims on Behalf of Debtor Intelsat S.A.; (II) Modifying the Automatic Stay; and (III) Granting Related Relief [Docket No. 1439] (the “Convert Standing Motion”); and (v) Objection of Ad Hoc Group of Convertible Noteholders to Proofs of Claim Filed by U.S. Bank National Association, as Indenture Trustee [Docket No. 1455] (the “Convert U.S. Bank Claim Objection”); and (vi) Objection of Ad Hoc Group of Convertible Noteholders to Proofs of Claim Filed by the Delaware Trust Company, as Successor Trustee [Docket No. 1463] (together with the Convert U.S. Bank Claim Objection, the “Claim Objections,” and together with the Confirmation Objections, the Convert Standing Motion, and any discovery motions or motions in limine related to the Convert Standing Motion, the Confirmation Objections, or the Claim Objections, the “Convert Objections”). This Confirmation Order constitutes the Bankruptcy Court’s approval of the Convert Settlement in its entirety, as well as a finding that the Convert Settlement is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests, and is fair, equitable and reasonable.

311.    Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of these Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Convert Settlement because, among other things: (a) the Convert Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving the Convert Objections, on the other hand; (b) absent the Convert Settlement, there is a likelihood of complex and protracted litigation, including following the Confirmation Hearing, with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the Convert Settlement, including without limitation the Debtors, the HoldCo Creditor Ad Hoc Group, the Jackson Crossover Ad Hoc Group, the Convert Ad Hoc Group and each member thereof, and BOKF, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the Convert Settlement is the product of arm’s-length bargaining and good-faith negotiations between sophisticated parties; and (e) the Convert Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, and will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to timely consummate the

Restructuring Transactions. Based on the foregoing, the Convert Settlement satisfies the requirements of applicable Fourth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

312.    In accordance with the Convert Settlement, the Convert Objections are deemed withdrawn. Each member of the Convert Ad Hoc Group is deemed to have changed its vote from a vote to reject the Plan to a vote to accept the Plan and is hereby directed to take all necessary or appropriate actions to effectuate such vote change. The Debtors, the Reorganized Debtors, the Convert Ad Hoc Group, each and every member of the Convert Ad Hoc Group, and BOKF are hereby further authorized and directed to execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions necessary or appropriate to consummate, complete, execute, and implement the Convert Settlement in accordance with the terms and conditions thereof.

313.    Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in the event the Convert Settlement is not consummated, or the Effective Date of the Plan does not occur, nothing in this Confirmation Order shall estop or preclude the Convert Ad Hoc Group from making any argument or taking any position, or any court from making any finding or ruling, that is inconsistent with the findings or rulings in this Confirmation Order as to any of the Convert Objections.

III.	Dissolution of the Creditors’ Committee

314.    On the Effective Date, the Committee shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of preparing, prosecuting and filing requests for payment of Professional Fee Claims for services and reimbursements of expenses incurred prior to the Effective Date by the Committee and its Professionals and, if necessary, litigating the final requests for payment of any Professional Fee Claims filed by other Professionals. Except as set forth herein, from and after the Effective Date, none of the Debtors or the Reorganized Debtors shall be responsible for paying any fees or expenses incurred after the Effective Date by the members of or advisors to the Committee.

JJJ. Effect of Non-Occurrence of Conditions to the Effective Date

315.    If the Effective Date of the Plan does not occur, (a) the Plan and findings in this Confirmation Order shall be null and void in all respects other than as set forth herein and (b) nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims or Interests by the Debtors, any Holders, or any other Entity; (ii) prejudice in any manner the rights of the Debtors, any holders of a Claim or Interest, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

316.    In the event that this Confirmation Order is amended or modified in a manner inconsistent with or not permitted by the PSA Definitive Document Requirements, nothing in such modified or amended Confirmation Order shall estop or preclude any party to the Plan Support Agreement from making any argument or taking any position, or any court from making any finding or ruling, that is inconsistent with the findings or rulings in this Confirmation Order. In the event that this Confirmation Order is vacated, then, subject to the terms set forth in paragraph 295, nothing in this Confirmation Order shall be binding on any party.

KKK. Effect of Conflict Between Plan, the Disclosure Statement, the Plan Supplement, and this Confirmation Order

317.    In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan Supplement shall control. In the event of an inconsistency between the Plan or Plan Supplement, on the one hand, and this Confirmation Order on the other hand, this Confirmation Order shall control. In the event of any inconsistency between this Confirmation Order and any separate order approving the New Debt, such separate order shall govern.

LLL. Retention of Jurisdiction

318.    This Bankruptcy Court retains jurisdiction over the Chapter 11 Cases, all matters arising out of or related to the Chapter 11 Cases and the Plan, the matters set forth in Article XI and other applicable provisions of the Plan; provided that upon the Effective Date and closing of the New Debt, the jurisdiction governing issues related solely to the New Debt or the documents executed in connection therewith or any liens, rights, or remedies related thereto shall be as set forth in the New Debt Documents.

MMM.	Waiver of 14-Day Stay

319.    Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective immediately and not subject to any stay.

NNN. Final Order

320.    This Confirmation Order is a final order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

321.    This Confirmation Order is effective as of December 17, 2021.

Dated:
Richmond, Virginia	United States Bankruptcy Judge

WE ASK FOR THIS:

/s/ Jeremy S. Williams
Michael A. Condyles (VA 27807)
Peter J. Barrett (VA 46179)
Jeremy S. Williams (VA 77469)
KUTAK ROCK LLP
901 East Byrd Street, Suite 1000
Richmond, Virginia 23219-4071
Telephone:	(804) 644-1700
Facsimile:	(804) 783-6192

- and -

Edward O. Sassower, P.C. (admitted pro hac vice)
Steven N. Serajeddini, P.C. (admitted pro hac vice)
Aparna Yenamandra (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900

Co-Counsel to the Debtors and Debtors in Possession

CERTIFICATION OF ENDORSEMENT

UNDER LOCAL BANKRUPTCY RULE 9022-1(C)

Pursuant to Local Bankruptcy Rule 9022-1(C), I hereby certify that the foregoing proposed order has been endorsed by or served upon all necessary parties.

/s/ Jeremy S. Williams

Exhibit A

Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
INTELSAT S.A., et al.,[1]	)	Case No. 20-32299 (KLP)
)
Debtors.	)	(Jointly Administered)
)

FOURTH AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF INTELSAT S.A. AND ITS DEBTOR AFFILIATES

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST.

YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

THIS PLAN IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS. THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.

Edward O. Sassower, P.C. (admitted pro hac vice)		Michael A. Condyles (VA 27807)
Steven N. Serajeddini, P.C. (admitted pro hac vice)		Peter J. Barrett (VA 46179)
Aparna Yenamandra (admitted pro hac vice)		Jeremy S. Williams (VA 77469)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP		KUTAK ROCK LLP
601 Lexington Avenue		901 East Byrd Street, Suite 1000
New York, New York 10022		Richmond, Virginia 23219-4071
Telephone:	(212) 446-4800	Telephone:	(804) 644-1700
Facsimile:	(212) 446-4900	Facsimile:	(804) 783-6192

Co-Counsel to the Debtors and Debtors in Possession

Dated: December 17, 2021

[1]

Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.stretto.com/intelsat. The location of the Debtors’ service address is: 7900 Tysons One Place, McLean, VA 22102.

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		53
A.	Assumption of Executory Contracts and Unexpired Leases	53
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	54
C.	Cure of Defaults and Objections to Cure and Assumption	54
D.	Insurance Contracts	55
E.	Indemnification Provisions	56
F.	Director, Officer, Manager, and Employee Liability Insurance	56
G.	Employee and Retiree Benefits	57
H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	57
I.	Reservation of Rights	58
J.	Nonoccurrence of Effective Date	58
K.	Contracts and Leases Entered Into After the Petition Date	58

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		58
A.	Timing and Calculation of Amounts to Be Distributed	58
B.	Distributions on Account of Obligations of Multiple Debtors	58
C.	Distribution Agent	59
D.	Rights and Powers of Distribution Agent	59
E.	Delivery of Distributions	59
F.	Manner of Payment	61
G.	Compliance Matters	61
H.	No Postpetition or Default Interest on Claims	61
I.	Allocation Between Principal and Accrued Interest	61
J.	Setoffs and Recoupment	61
K.	Claims Paid or Payable by Third Parties	62

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		62
A.	Allowance of Claims	62
B.	Claims Administration Responsibilities	62
C.	Adjustment to Claims Without Objection	63
D.	Time to File Objections to Claims or Interests	63
E.	Estimation of Claims	63
F.	Disputed and Contingent Claims Reserve	63
G.	Disallowance of Claims	64
H.	Amendments to Proofs of Claim	64
I.	Reimbursement or Contribution	64
J.	No Distributions Pending Allowance	64
K.	Distributions After Allowance	64

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		65
A.	Compromise and Settlement of Claims, Interests, and Controversies	65
B.	Discharge of Claims	65
C.	Release of Liens	65
D.	Debtor Release	66
E.	Third-Party Release	67
F.	Exculpation	67
G.	Injunction	68
H.	Protection Against Discriminatory Treatment	68
I.	Recoupment	68
J.	Reimbursement or Contribution	69
K.	Term of Injunctions or Stays	69
L.	Document Retention	69

ARTICLE IX. CONDITIONS TO CONFIRMATION AND THE EFFECTIVE DATE		69
A.	Conditions Precedent to the Confirmation Date	69

ii

B.	Conditions Precedent to the Effective Date	69
C.	Waiver of Conditions to the Confirmation Date and the Effective Date	71
D.	Substantial Consummation	71
E.	Effect of Non-Occurrence of Conditions to Consummation	71

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		72
A.	Modification of Plan	72
B.	Effect of Confirmation on Modifications	72
C.	Revocation or Withdrawal of Plan	72

ARTICLE XI. RETENTION OF JURISDICTION		72

ARTICLE XII. MISCELLANEOUS PROVISIONS		74
A.	Immediate Binding Effect	74
B.	Additional Documents	75
C.	Dissolution of the Committee	75
D.	Statutory Fees and Reporting Requirements	75
E.	Payment of Certain Fees and Expenses	75
F.	Reservation of Rights	75
G.	Successors and Assigns	76
H.	Service of Documents	76
I.	Entire Agreement	77
J.	Plan Supplement Exhibits	77
K.	Non-Severability	77
L.	Votes Solicited in Good Faith	77
M.	Waiver or Estoppel	77
N.	Closing of Chapter 11 Cases	78

iii

INTRODUCTION

Intelsat S.A. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (each a “Debtor” and, collectively, the “Debtors”) propose this joint plan of reorganization (together with the documents comprising the Plan Supplement, the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth in Article I.A of the Plan. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Debtor, as applicable, for the purpose of receiving distributions pursuant to this Plan. While the Plan constitutes a single plan of reorganization for all Debtors, the Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties, operations, projections, risk factors, a summary and description of this Plan, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.    Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1.    “1145 Securities” means, collectively, the New Common Stock, the CVRs, the New Warrants (including New Common Stock issued upon exercise of the New Warrants), the Reorganized S.A. Common Stock, and the ISA Warrants issued in reliance upon section 1145 of the Bankruptcy Code to the fullest extent the issuance of such securities pursuant to section 1145 of the Bankruptcy Code is permitted under applicable law.

2.    “2018 Reorganization Claims” means any and all Claims, Causes of Action and other challenges related to the series of transactions and related steps that the Debtors (or their affiliates) implemented in and around June–July 2018 (or related transactions that took place thereafter) that reorganized (or assisted or were intended to assist in the reorganization of) the ownership of certain of the assets of the Debtors and their affiliates (including transactions effecting changes in tax and accounting attributes).

3.    “2021 and 2023 Lux Senior Notes Trustee” means Delaware Trust Company, solely in its capacity as trustee under the Lux Multi Senior Notes Indenture, and any predecessor or successor thereto.

4.     “2021 Lux Senior Notes” means those certain 7.75% senior notes due 2021, issued by LuxCo, in an original aggregate principal amount of $2,000,000,000, pursuant to the Lux Multi Senior Notes Indenture.

5.    “2021 Lux Senior Notes Claims” means any Claim arising under the Lux Multi Senior Notes Indenture relating to the 2021 Lux Senior Notes.

6.    “2023 Jackson Senior Notes” means those certain 5.50% senior notes due 2023, issued by Jackson, in an aggregate principal amount of $2,000,000,000, pursuant to the 2023 Jackson Senior Notes Indenture.

7.    “2023 Jackson Senior Notes Indenture” means that certain indenture, dated as of June 5, 2013, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, for the 2023 Jackson Senior Notes, by and among Jackson, as issuer, certain of the Debtors, as guarantors, and 2023 Jackson Senior Notes Trustee, as trustee.

8.    “2023 Jackson Senior Notes Trustee” means U.S. Bank, National Association, solely in its capacity as trustee under the 2023 Jackson Senior Notes Indenture, and any predecessor or successor thereto.

9.     “2023 Lux Senior Notes” means those certain 8.125% senior notes due 2023, issued by LuxCo, in an original aggregate principal amount of $1,000,000,000, pursuant to the Lux Multi Senior Notes Indenture.

10.    “2023 Lux Senior Notes Claims” means any Claim arising under the Lux Multi Senior Notes Indenture relating to the 2023 Lux Senior Notes.

11.    “2024 Jackson Senior Notes” means those certain 8.50% senior notes due 2024, issued by Jackson, in an original aggregate principal amount of $2,250,000,000, with a subsequent issuance in an aggregate principal amount of $700,000,000, for a total aggregate principal amount of $2,950,000,000, pursuant to the 2024 Jackson Senior Notes Indenture.

12.    “2024 Jackson Senior Notes Indenture” means that certain indenture, dated as of September 19, 2018, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, for the 2024 Jackson Senior Notes, by and among Jackson, as issuer, certain of the Debtors, as guarantors, and 2024 Jackson Senior Notes Trustee, as trustee.

13.    “2024 Jackson Senior Notes Trustee” means U.S. Bank, National Association, solely in its capacity as trustee under the 2024 Jackson Senior Notes Indenture, and any predecessor or successor thereto.

14.     “2024 Lux Senior Notes” means those certain 12.50% senior notes due 2024, issued by LuxCo, in an original aggregate principal amount of $403,325,000, pursuant to the 2024 Lux Senior Notes Indenture.

15.    “2024 Lux Senior Notes Claims” means any Claim arising under the 2024 Lux Senior Notes Indenture relating to the 2024 Lux Senior Notes.

16.    “2024 Lux Senior Notes Indenture” means that certain indenture, dated as of January 6, 2017, by and among LuxCo, as issuer, and the 2024 Lux Senior Notes Trustee, as trustee, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Petition Date.

17.     “2024 Lux Senior Notes Trustee” means Delaware Trust Company, solely in its capacity as trustee under the 2024 Lux Senior Notes Indenture, and any predecessor or successor thereto.

18.    “2025 Jackson Senior Notes” means those certain 9.75% senior notes due 2025, issued by Jackson, in an original aggregate principal amount of $1,500,000,000, with a subsequent issuance in an aggregate principal amount of $400,000,000, for a total aggregate principal amount of $1,900,000,000, pursuant to the 2025 Jackson Senior Notes Indenture.

19.    “2025 Jackson Senior Notes Indenture” means that certain indenture, dated as of July 5, 2017, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, for the 2025 Jackson Senior Notes, by and among Jackson, as issuer, certain of the Debtors, as guarantors, and 2025 Jackson Senior Notes Trustee, as trustee.

20.    “2025 Jackson Senior Notes Trustee” means U.S. Bank, National Association, solely in its capacity as trustee under the 2025 Jackson Senior Notes Indenture, and any predecessor or successor thereto.

21.    “2026 Envision Intercompany Note” means that certain intercompany promissory note due 2026, issued by Envision to Intelsat on June 18, 2018 in an aggregate principal amount of $150,000,000.

22.    “2026 Envision Intercompany Note Claims” means any Claim arising on account of the 2026 Envision Intercompany Note.

23.    “2026 Lux Senior Notes” means those certain 13.5% senior notes due 2026, issued by LuxCo to ICF and Envision on August 16, 2018, in the aggregate principal amount of $1,578,781,000.

24.    “2026 Lux Senior Notes Claims” means any Claim arising on account of the 2026 Lux Senior Notes.

2

25.    “8.00% First Lien Notes” means those certain 8.00% senior secured first lien notes due 2024, issued by Jackson, in an original aggregate principal amount of $1,250,000,000, with a subsequent issuance in an aggregate principal amount of $99,700,000, for a total aggregate principal amount of $1,349,700,000, pursuant to the 8.00% First Lien Notes Indenture.

26.    “8.00% First Lien Notes Claim” means any Claim arising under the 8.00% First Lien Notes and 8.00% First Lien Notes Indenture.

27.    “8.00% First Lien Notes Indenture” means that certain indenture, dated as of March 29, 2016, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, for the 8.00% First Lien Notes, by and among Jackson, as issuer, ICF and the other guarantors from time to time party thereto, as guarantors, 8.00% First Lien Notes Trustee, as trustee, and the Prepetition Collateral Trustee as Collateral Trustee.

28.    “8.00% First Lien Notes Trustee” means Wilmington Trust, National Association, solely in its capacity as trustee under the 8.00% First Lien Notes Indenture, and any predecessor or successor thereto.

29.     “9.50% First Lien Notes” means those certain 9.50% senior secured first lien notes due 2022, issued by Jackson, in an original aggregate principal amount of $490,000,000, pursuant to the 9.50% First Lien Notes Indenture.

30.    “9.50% First Lien Notes Claim” means any Claim arising under the 9.50% First Lien Notes and 9.50% First Lien Notes Indenture.

31.    “9.50% First Lien Notes Indenture” means that certain indenture, dated as of June 30, 2016, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, for the 9.50% First Lien Notes, by and among Jackson, as issuer, ICF and the other guarantors from time to time party thereto, as guarantors, 9.50% First Lien Notes Trustee, as trustee, and the Prepetition Collateral Trustee as Collateral Trustee.

32.    “9.50% First Lien Notes Trustee” means Wilmington Trust, National Association, solely in its capacity as trustee under the 9.50% First Lien Notes Indenture, and any predecessor or successor thereto.

33.    “Accelerated Relocation Payment Claims” means any and all Claims or Causes of Action, held by any Entity, related to the payments that the Debtors or the Reorganized Debtors may receive pursuant to that certain Report and Order and Order of Proposed Modification, FCC Docket Number 20-22, released by the FCC on March 3, 2020 in In the Matter of Expanding Flexible Use of the 3.7 to 4.2 GHz Band, GN Docket No. 18-122, including any Claims or Causes of Action with respect to which Debtor(s) or Reorganized Debtor(s) is entitled to receive any payments and reimbursements pursuant to such order.

34.    “Administrative Claim” means a Claim against a Debtor for the costs and expenses of administration of the Chapter 11 Cases arising on or prior to the Effective Date pursuant to sections 328, 330, or 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; and (b) Allowed Professional Fee Claims.

35.    “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims other than Professional Fee Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date.

36.    “Administrative Claims Objection Bar Date” means the deadline for filing objections to requests for payment of Administrative Claims, which shall be the later of (a) 60 days after the Effective Date and (b) 60 days after the Filing of the applicable request for payment of an Administrative Claim; provided that the Administrative Claims Objection Bar Date may be extended by order of the Bankruptcy Court.

3

37.    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

38.    “Allowed” means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim Filed by the Claims Bar Date (or such other date as agreed by the Debtors pursuant to the Bar Date Order) or a request for payment of an Administrative Claim Filed by the Administrative Claims Bar Date, as applicable (or for which Claim under the Plan, the Bankruptcy Code, or pursuant to a Final Order, a Proof of Claim or request for payment of Administrative Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not Disputed, and for which no Proof of Claim, as applicable, has been timely Filed; or (c) a Claim allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that, with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if, and to the extent that, with respect to such Claim, no objection to the allowance thereof is filed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so filed and the Claim has been allowed by a Final Order.

39.    “Articles of Association” has the meaning set forth in the Corporate Governance Term Sheet.

40.    “Backstop Commitment” means the commitment, on the terms as may be set forth in the Backstop Commitment Agreement, of the Backstop Parties to backstop the New Term Loans and New Notes.

41.    “Backstop Commitment Agreement” means that certain agreement that may be entered into by and among the Backstop Parties and the Debtors, as may be amended, supplemented, or modified from time to time, setting forth, among other things, the payment of the Backstop Premium and the terms and conditions of the Backstop Commitment.

42.    “Backstop Parties” means those certain parties that commit to backstop the New Term Loans and the New Notes and are signatories to the Backstop Commitment Agreement, solely in their capacities as such, to the extent provided in the Backstop Commitment Agreement. An Entity may become a Backstop Party only if: (a) such Entity is (i) a Jackson Crossover Ad Hoc Group Member or (ii) a Consenting HoldCo Creditor, solely to the extent of such Consenting HoldCo Creditor’s pro-rata holdings of Jackson Senior Notes (based upon the aggregate amount of Jackson Senior Notes held by all Holders of Jackson Senior Notes),1 or (b) the Required Consenting Jackson Crossover Group Members otherwise permit, in writing, such Entity to become a Backstop Party with the Debtors’ consent, not to be unreasonably withheld, conditioned, or delayed; provided that, to the extent any Backstop Party defaults on any portion of its Backstop Commitment, the Convert Ad Hoc Group shall have the first priority to participate in the Backstop Commitment to fill such vacant portion up to $50 million in New Debt.

43.    “Backstop Premium” means that certain backstop premium payable in Cash to the Backstop Parties as consideration for the Backstop Commitment in the amount of 2.50% of the principal amount of New Term Loans and New Notes backstopped pursuant to the Backstop Commitment Agreement on the terms that may be set forth in the Backstop Commitment Agreement.

44.    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

[1]

For the avoidance of doubt, a Consenting HoldCo Creditor shall be entitled to (i) an initial allocation of the Backstop Commitment based on such Consenting HoldCo Creditor’s pro-rata holdings of Jackson Senior Notes (calculated as a percentage of the aggregate amount of Jackson Senior Notes held by all Holders of Jackson Senior Notes), and (ii) any unsubscribed portion of the Backstop Commitment not committed by other Entities entitled to participate in the Backstop Commitment based on such Consenting HoldCo Creditor’s pro-rata holdings of Jackson Senior Notes (calculated as a percentage of the aggregate amount of Jackson Senior Notes held by all Holders of Jackson Senior Notes).

4

45.    “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Eastern District of Virginia.

46.    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended.

47.    “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

48.    “C-Band Order” means that certain Report and Order and Order of Proposed Modification issued by the FCC on March 3, 2020 in In the Matter of Expanding Flexible Use of the 3.7 to 4.2 GHz Band, GN Docket No. 18-122 (as may be amended or modified).

49.    “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable.

50.    “Cause of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise (including under foreign law). Causes of Action include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) any claim pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

51.    “Certificate” means any document, instrument, or other writing evidencing a Claim against or an Interest in the Debtors.

52.    “CEO” means Chief Executive Officer of the Equity Issuer.

53.    “Chapter 11 Cases” means the cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, which are being jointly administered under Case No. 20-32299 (KLP) in the Bankruptcy Court.

54.    “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors, whether or not assessed or Allowed.

55.    “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent.

56.    “Class” means a category of Holders of Claims or Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

57.    “Committee” means the Official Committee of Unsecured Creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code, as it may be reconstituted from time to time.

58.    “Company Parties” means Intelsat, and each of its direct and indirect subsidiaries listed on Exhibit A to the Plan Support Agreement that have executed and delivered counterpart signature pages to the Plan Support Agreement to counsel to the Consenting Creditors.

5

59.    “Confirmation” means entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

60.    “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

61.    “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, including any adjournments thereof, at which the Bankruptcy Court will consider confirmation of the Plan.

62.    “Confirmation Objection Deadline” means the deadline by which objections to confirmation of the Plan must be received by the Debtors.

63.    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code, which order shall be consistent with the PSA Definitive Document Requirements and shall also be in form and substance reasonably acceptable to the Committee with respect to those provisions that may be reasonably expected to modify or amend the terms of the Plan in any way that affects the rights or obligations of Holders of General Unsecured Claims, except to the extent that such provisions are consistent with the Plan. For the avoidance of doubt, the Confirmation Order shall not contain any provision approving the First Lien Notes Claims Settlement.

64.    “Connect Senior Notes” means those certain 9.50% senior notes due 2023, issued by ICF, in an original aggregate principal amount of $1,250,000,000, pursuant to the Connect Senior Notes Indenture.

65.    “Connect Senior Notes Claims” means any Claim arising under the Connect Senior Notes and the Connect Senior Notes Indenture.

66.    “Connect Senior Notes Indenture” means that certain indenture, dated as of August 16, 2018, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, for the Connect Senior Notes, by and among ICF, as issuer, Envision and LuxCo, as guarantors, and the Connect Senior Notes Trustee.

67.    “Connect Senior Notes Trustee” means Wilmington Savings Fund Society, FSB, solely in its capacity as trustee under the Connect Senior Notes Indenture, and any predecessor or successor thereto.

68.     “Consenting Creditors” means the Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold Claims that have executed and delivered counterpart signature pages to the Plan Support Agreement, a joinder thereto, or a Transfer Agreement to counsel to the Company Parties.

69.    “Consenting HoldCo Creditor” has the meaning set forth in the Plan Support Agreement.

70.    “Consortium Agreement” has the meaning set forth in the SES Settlement.

71.    “Consummation” means the occurrence of the Effective Date.

72.    “Contingent DIP Obligations” means all of the Debtors’ obligations under the DIP Credit Agreements and the DIP Orders that are contingent and/or unliquidated as of the Effective Date, other than DIP Claims that are paid in full in Cash as of the Effective Date and contingent indemnification obligations as to which a Claim has been asserted as of the Effective Date.

73.    “Convenience Claim” means any Allowed General Unsecured Claim in an Allowed amount that is greater than $0 but less than or equal to the Convenience Claim Threshold; provided that a Holder of an Allowed General Unsecured Claim in excess of the Convenience Claim Threshold may irrevocably elect on its Convenience Claim Opt-In Form to have such Claim irrevocably reduced to the Convenience Claim Threshold and treated as a Convenience Claim for the purposes of the Plan, in full and final satisfaction of such Claim; provided, further, that Convenience Claims shall not be classified or treated as Unsecured Claims for purposes of Article III of the Plan.

6

74.    “Convenience Claim Opt-In Form” means a form, to be sent by the Debtors, the Solicitation Agent, or the Distribution Agent on or after the Confirmation Date to Holders of General Unsecured Claims who hold unliquidated General Unsecured Claims or General Unsecured Claims in excess of the Convenience Claim Threshold by which such Holders may elect to have their General Unsecured Claims irrevocably reduced to the amount of the Convenience Claim Threshold and treated as Convenience Claims for the purposes of the Plan, in full and final satisfaction of such Claim.

75.    “Convenience Claim Threshold” means $1 million.

76.    “Convert Ad Hoc Group” means the ad hoc group of certain creditors represented by Stroock & Stroock & Lavan, Boies Schiller Flexner LLP and Nelson Mullins Riley & Scarborough LLP and advised by Lazard Frères & Co. LLC.

77.    “Convert Ad Hoc Group Advisors” means Boies Schiller Flexner LLP, John Tober, Arendt & Medernach S.A., Stroock & Stroock & Lavan LLP, Nelson Mullins Riley & Scarborough LLP and Lazard Frères & Co. LLC.

78.    “Convert Ad Hoc Group Fees” means the reasonable and documented fees and expenses of the Convert Ad Hoc Group and its members (including all fees and expenses of the Convert Ad Hoc Group Advisors), which shall exclude the Reorganized TopCo Formation Costs. For the avoidance of doubt, the Convert Ad Hoc Group Fees shall be paid in Cash solely from any distributions of the Incremental J1 Recovery to Holders of Unsecured Claims in Class J1 that are members of the Convert Ad Hoc Group; provided, for the avoidance of doubt, no Debtor or Reorganized Debtor, other than Intelsat, shall pay the Convert Ad Hoc Group Fees.

79.    “Convertible Senior Notes” means those certain 4.50% convertible senior notes due 2025, issued by Intelsat, in an original aggregate principal amount of $402,500,000, pursuant to the Convertible Senior Notes Indenture.

80.    “Convertible Senior Notes Claims” means any Claim arising under the Convertible Senior Notes and the Convertible Senior Notes Indenture.

81.    “Convertible Senior Notes Indenture” means that certain indenture, dated as of June 18, 2018, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, for the Convertible Senior Notes, by and among Intelsat, as issuer, Envision, as guarantor, and the Convertible Senior Notes Trustee, as trustee.

82.    “Convertible Senior Notes Trustee” means BOKF, National Association, solely in its capacity as trustee under the Convertible Senior Notes Indenture, and any predecessor or successor thereto.

83.    “Corporate Governance Term Sheet” means that certain term sheet setting forth certain terms to be included in the New Corporate Governance Documents and attached to the Plan Support Agreement as Exhibit E.

84.    “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

85.    “CVR Agreements” means, collectively, the Series A CVR Agreement and the Series B CVR Agreement.

86.    “CVR Term Sheet” means that certain term sheet setting forth certain terms and conditions of the CVRs and attached to the Plan Support Agreement as Exhibit F.

87.    “CVRs” means, collectively, the Series A CVRs and the Series B CVRs.

7

88.    “D&O Liability Insurance Policies” means all Insurance Contracts (including any “tail policy”) that have been issued (or provide coverage) at any time to any of the Debtors (or their predecessors) for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents, or instruments relating thereto.

89.    “Debt Documents” means the (i) DIP Credit Agreements and any amendments, modifications, or supplements thereto, as well as any and all agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection the DIP Credit Agreements; (ii) First Lien Credit Agreement and any amendments, modifications, or supplements thereto, as well as any and all agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection therewith; (iii) First Lien Notes Indentures and any amendments, modifications, or supplements thereto, as well as any all agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection therewith; and (iv) Senior Notes Indentures and any amendments, modifications, or supplements thereto, as well as any and all agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection therewith.

90.    “Debtor Intercompany Claim” means any Claim held by a Debtor against another Debtor, including all Intercompany Senior Notes Claims.

91.    “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article VIII.D of the Plan.

92.    “Definitive Documents” means (i) the Plan and the Plan Supplement (and all exhibits, annexes, schedules, ballots, solicitation procedures, and other documents and instruments related thereto), including any “Definitive Documents” as defined in the Plan Support Agreement; (ii) the Confirmation Order; (iii) the Disclosure Statement; (iv) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (v) the New Debt Documents; (vi) the Backstop Commitment Agreement; (vii) the New Warrants Agreements; (viii) the CVR Agreements; (ix) any and all documentation required to implement, issue, and distribute the New Common Stock, New Debt, CVRs, or New Warrants, including any material disclosure documents related thereto; (x) the Management Incentive Plan; (xi) the New Corporate Governance Documents, (xii) the Settlement Agreement and all pleadings or documents in connection with the Settlement Agreement, including the Settlement Order; (xiii) the Secured Creditor Settlement Term Sheet; (xiv) the Restructuring Steps Memorandum; and (xv) any and all other material documents, deeds, agreements, filings, notifications, letters or instruments necessary or required to consummate the Restructuring Transactions (including any exhibits, amendments, modifications, or supplements made from time to time thereto), in each case consistent with this Plan, the Plan Support Agreement, and the PSA Definitive Document Requirements.

93.    “Dilution Principles” means the following principles setting forth the dilutive effect of consideration issued pursuant to the Plan: (a) New Common Stock issued on the Effective Date pursuant to the Plan shall be subject to dilution of (i) up to nine percent (9.0%) by shares of New Common Stock issued pursuant to the exercise of the New Series A Warrants, (ii) up to two and a half percent (2.5%) by shares of New Common Stock issued pursuant to the exercise of the New Series B Warrants, and (iii) 3.26 percent (3.26%) by shares of New Common Stock issued pursuant to the Management Incentive Plan; (b) New Common Stock issued pursuant to the exercise of the New Series A Warrants shall be subject to dilution of (i) up to two and a half percent (2.5%) by shares of New Common Stock issued pursuant to the exercise of the New Series B Warrants and (ii) 3.26 percent (3.26%) by shares of New Common Stock issued pursuant to the Management Incentive Plan; (c) New Common Stock issued pursuant to the exercise of the New Series B Warrants shall be subject to dilution of 3.26 percent (3.26%) by shares of New Common Stock issued pursuant to the Management Incentive Plan; and (d) New Common Stock issued pursuant to the Management Incentive Plan shall not be subject to any dilution.

94.     “DIP Agents” means, collectively, the Original DIP Agent and the Refinanced DIP Agent.

95.     “DIP Borrower” means Jackson.

8

96.    “DIP Claim” means any Claim arising under, derived from or based upon the DIP Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising under the DIP Credit Agreements.

97.    “DIP Credit Agreements” means collectively, the Original DIP Credit Agreement and the Refinanced DIP Credit Agreement.

98.    “DIP Debtors” means, collectively, the DIP Borrower and the DIP Guarantors.

99.    “DIP Documents” means the DIP Credit Agreements and any amendments, modifications, or supplements thereto, as well as any all agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection the DIP Credit Agreements, and the Original DIP Backstop Agreement.

100.    “DIP Facilities” means, collectively, the Original DIP Facility and the Refinanced DIP Facility.

101.    “DIP Guarantors” means the Debtors and their affiliates that unconditionally guaranteed, on a joint and several basis, the DIP Borrower’s obligations in connection with the DIP Facilities.

102.     “DIP Lenders” means, collectively, the Original DIP Lenders and the Refinanced DIP Lenders.

103.    “DIP Obligations” has the meaning given to the defined term “Credit Agreement Obligations” in the DIP Credit Agreements.

104.    “DIP Orders” means the Original DIP Order and the Refinanced DIP Order.

105.    “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

106.    “Disinterested Directors and Managers” means the disinterested directors and managers of Jackson, ICF, Envision, LuxCo, and Intelsat.

107.    “Disputed” means, with respect to any Claim or Interest, or any portion thereof, (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code, or (b) for which a Proof of Claim or Proof of Interest or a motion for payment has been timely filed with the Bankruptcy Court, to the extent the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, or the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

108.    “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity or Entities designated by the Reorganized Debtors to make or to facilitate distributions that are to be made pursuant to the Plan, including, if applicable, each of the Indenture Trustees.

109.    “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims and Interests entitled to receive distributions under the Plan.

110.    “Distribution Record Date” means, other than with respect to Securities of the Debtors deposited with DTC, the record date for determining which Holders of Allowed Claims and Allowed Interests are eligible to receive distributions pursuant to the Plan, which date shall be the date determined by the Debtors with the consent of the Required Consenting Jackson Crossover Group Members and, with respect to distributions to the HoldCos, the consent of the Required Consenting HoldCo Creditors. The Distribution Record Date shall not apply to the Notes or any Securities of the Debtors deposited with DTC, the holders of which shall receive a distribution in accordance with Article VI of the Plan and, as applicable, the customary procedures of DTC.

9

111.    “DTC” means the Depository Trust Company.

112.    “Effective Date” means the date on which all conditions to Consummation of the Plan have been satisfied in full or waived, in accordance with the terms of the Plan, and the Plan becomes effective.

113.    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

114.    “Envision” means Intelsat Envision Holdings LLC, a limited liability company formed under the laws of the state of Delaware.

115.    “Envision Unsecured Recovery” means: (i) after payment of Restructuring Expenses and funding of the Professional Fee Escrow Account for the payment of Professional Fee Claims allocated in accordance with this Plan, all remaining Cash at Envision, provided, however, that (a) seventy percent (70%) of such Cash shall be distributed Pro Rata to Holders of the Connect Senior Notes Claims and (b) thirty percent (30%) of such Cash shall be distributed Pro Rata to Holders of the Convertible Senior Notes Claims; and (ii) 47.301 percent (47.301%) of the New Series B Warrants; provided, further that the New Series B Warrants issued in respect of (ii) shall be subject to dilution pursuant to the Dilution Principles. For the avoidance of doubt, (a) the Envision Unsecured Recovery incorporates the value that would have been received by Envision attributable to any and all Intercompany Claims, including any Intercompany Senior Notes Claims, as if such Intercompany Claim was settled, and (b) Holders of Intercompany Claims shall not receive any distribution from the Envision Unsecured Recovery.

116.    “Equity Group Stipulation” means the Stipulation Resolving Ad Hoc Equity Group’s Objection to Confirmation of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization that may be filed with the Bankruptcy Court.

117.    “Equity Group Stipulation Settlement Motion” means the motion to be filed by the Debtors with the Bankruptcy Court seeking approval of the relief set forth in the Equity Group Stipulation.

118.    “Equity Group Stipulation Settlement Order” means an order of the Bankruptcy Court that has not been stayed approving the relief requested, or any portion thereof, in the Equity Group Stipulation Settlement Motion.

119.    “Equity Issuer” means Holdings or (with the consent of the Required Consenting Unsecured Creditors) any successor or assign, by merger, consolidation, reorganization, or otherwise, unless the Required Consenting Unsecured Creditors and the Debtors (excluding Intelsat and Holdings SARL) agree to designate a different Entity.

120.    “Equity Issuer Board” means the board of directors (or other applicable governing body) of the Equity Issuer as set forth in the Plan Supplement and selected in accordance with the Corporate Governance Term Sheet.

121.    “ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001-1462 as amended, and the regulations promulgated thereunder.

122.    “Estate” means the estate created on the Petition Date for any Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code and all property (as defined in section 541 of the Bankruptcy Code) acquired by the Debtor after the Petition Date through and including the Effective Date.

123.    “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Committee, and each member thereof (including ex officio members); (d) each of the First Lien Lenders; (e) each of the First Lien Noteholders; (f) the First Lien Agent; (g) each of the Indenture Trustees; (h) the Prepetition Collateral Trustee; (i) each of the DIP Agents; (j) each of the DIP Lenders; (k) each of the Lead Arrangers; (l) the Jackson Ad Hoc Group, and each member thereof; (m) the HoldCo

10

Creditor Ad Hoc Group, and each member thereof; (n) the Jackson First Lien Noteholder Group, and each member thereof; (o) the Jackson Crossover Ad Hoc Group, and each member thereof; (p) the Convert Ad Hoc Group, and each member thereof, (q) each Consenting Creditor; (r) each Backstop Party; (s) each current and former Affiliate of each Entity in clause (a) through the following clause (t); and (t) the directors, officers, special committees, special or other committee members, and restructuring professionals (including any other attorneys or professionals retained by any special committee, current or former director, or special committee member or manager in his or her capacity as director or manager) of each Entity in clause (a) through clause (s).

124.    “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

125.    “FCC” means the Federal Communications Commission, including any official bureau or division thereof acting on delegated authority, and any successor Governmental Unit performing functions similar to those performed by the Federal Communications Commission on the Effective Date.

126.    “FCC Applications” means, collectively, each requisite application, petition, or other request filed or to be filed with the FCC in connection with the Restructuring Transactions or this Plan.

127.    “FCC Approval” means the FCC’s grant of the FCC Applications.

128.    “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Solicitation Agent.

129.    “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

130.    “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, modified, or amended, vacated or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument, or rehearing shall then be pending or (ii) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and such time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules may be filed relating to such order, shall not cause an order not to be a Final Order.

131.    “First Lien Agent” means Bank of America, N.A., acting through such of its affiliates or branches as it may designate, in its capacity as administrative agent under the First Lien Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms set forth in the First Lien Credit Agreement.

132.    “First Lien Claims” means, collectively, the First Lien Notes Claims and the Term Loan Facility Claims.

133.    “First Lien Credit Agreement” means that certain credit agreement, dated as of January 12, 2011, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, by and among the Jackson as borrower, ICF (as successor to LuxCo), as guarantor, the First Lien Lenders, the First Lien Agent, and the Prepetition Collateral Trustee.

134.    “First Lien Lenders” means, collectively, the banks, financial institutions, and other lenders party to the First Lien Credit Agreement from time to time, each solely in their capacity as such.

135.    “First Lien Noteholders” means, collectively, the banks, financial institutions, and other holders of the First Lien Notes, each solely in their capacity as such.

11

136.    “First Lien Notes” means, collectively, the 8.00% First Lien Notes and the 9.50% First Lien Notes.

137.    “First Lien Notes Claim” means any Claim arising under the First Lien Notes and First Lien Notes Indentures.

138.    “First Lien Notes Claims Settlement” means that certain compromise and settlement regarding the allowance and treatment of the First Lien Notes Claims set forth in the Secured Creditor Settlement Term Sheet attached to the Secured Creditor Settlement Order.

139.    “First Lien Notes Indentures” means, collectively, the 8.00% First Lien Notes Indenture and the 9.50% First Lien Notes Indenture.

140.    “First Lien Notes Recovery” means Cash in an aggregate amount consistent with the First Lien Notes Claims Settlement; provided, however, for the avoidance of doubt, no payments in connection with the Secured Creditor Settlement shall be made out of the deposit accounts of the HoldCos.

141.    “First Lien Notes Trustees” means, collectively, the 8.00% First Lien Notes Trustee and the 9.50% First Lien Notes Trustee.

142.    “General Unsecured Claim” means any Unsecured Claim that is not a Senior Notes Claim.

143.    “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

144.    “Guarantee Claims” means, collectively, the HoldCo Guarantee Claims and the TopCo Guarantee Claims.

145.    “Historical Intercompany Transaction Claims” means any and all Claims and Causes of Action related to all outstanding disputes between the Debtors regarding the historic intercompany transactions including transactions that fall into the following categories: (a) dividends made by Jackson or any HoldCo, on one hand, to any other HoldCo, on the other hand; (b) the creation of ICF; (c) the creation of Envision; (d) any contributions, whether consisting of Cash or other consideration, made by any HoldCo to Jackson; and (e) other smaller transactions including loans, one-off Cash dividends, non-cash dividends, guarantee releases, and others that occurred before, and intercompany balances that existed as of, the Petition Date or accumulated during these Chapter 11 Cases.

146.    “HoldCo Creditor Ad Hoc Group” means the ad hoc group of certain creditors represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and advised by Ducera Partners LLC.

147.    “HoldCo Creditor Ad Hoc Group Advisors” means Paul, Weiss, Rifkind, Wharton & Garrison, LLP, Whiteford, Taylor & Preston L.L.P., Ducera Partners LLC, Loyens & Loeff Luxembourg S.à.r.l., Ernst & Young LLP, and Covington & Burling LLP.

148.    “HoldCo Creditor Ad Hoc Group Waiver” means (a) to the extent the aggregate value to be distributed under the Plan to Holders of Convertible Senior Notes Claims on account of such Claims increases in excess of $49 million up to $145 million (excluding the value attributable to Reorganized S.A. Common Stock, if any), the HoldCo Creditor Ad Hoc Group Members2 shall not receive any distribution on account of such incremental recovery except for distributions of Reorganized S.A. Common Stock (if any) and (b) to the extent the aggregate value to be distributed under the Plan to Holders of Convertible Senior Notes Claims on account of such Claims exceeds

[2]

The HoldCo Creditor Ad Hoc Group Members collectively hold at least $129,282,000.00 in aggregate principal amount of the outstanding Convertible Senior Notes Claims (exclusive of accrued and unpaid interest as of the Petition Date), as set forth in the Second Amended Verified Statement Pursuant to Bankruptcy Rules 2019 of HoldCo Creditor Ad Hoc Group [Docket No. 3737]. The HoldCo Creditor Ad Hoc Group Waiver shall apply to any transferees of Convertible Senior Notes Claims from the HoldCo Creditor Ad Hoc Group Members, regardless of whether such transferee is a HoldCo Creditor Ad Hoc Group Member.

12

$145 million (excluding the value attributable to Reorganized S.A. Common Stock, if any), the HoldCo Creditor Ad Hoc Group Members shall be entitled to a recovery, Pro Rata, in such excess distributable value; provided that the HoldCo Creditor Ad Hoc Group Members shall not receive any value in respect of their receipt (if any) of the Reorganized S.A. Common Stock other than value attributable to the net operating losses or other tax attributes (that are held outside of the Debtors’ Luxembourg tax unity) of Intelsat or Holdings SARL. Notwithstanding anything herein to the contrary, the HoldCo Creditor Ad Hoc Group Waiver shall apply to the full amount of the Incremental J1 Recovery, such that the HoldCo Creditor Ad Hoc Group Members shall not receive any distribution on account of the Incremental J1 Recovery.

149.    “HoldCo Creditor Ad Hoc Group Members” has the meaning set forth in the Plan Support Agreement.

150.    “HoldCo Guarantee Claims” means the claims asserted against the HoldCo Guarantors in the proofs of claim filed in the Chapter 11 Cases by the Jackson Senior Notes Trustees and the Lux Senior Notes Trustees (including Proofs of Claim numbered 553, 554, 555, 556, 585, 586, 587, 588, 617, 618, 619, 620, 784, 791, 795, 796, 898, 904, 905, 906, 1324, 1329, 1338, 1356, 1357, 1361, 1368, 1374, 1375, 1387, 1397, 1422, 1424, 1425, 1426, 1427, 1428, 1429, 1430, 1431, 1432, 1433, 1434, 1435, 1436, 1437, 1438, 1439, 1441, 1442, 1443, 1444, 1445, 1446, 1447, 1448, 1449, 1450, 1451, 1452, 1453, 1454, 1455, 1456, 1457, 1458, 1459, 1460, and any pleading filed with the Bankruptcy Court in connection therewith).

151.    “HoldCo Guarantors” means, collectively, ICF, LuxCo, Holdings, and Investments, each in its capacity as guarantor under the applicable Senior Notes Indentures.

152.    “HoldCo Senior Notes” means, collectively, the: (i) Lux Senior Notes; (ii) Connect Senior Notes; and (iii) Convertible Senior Notes.

153.    “HoldCos” means, each of ICF, Envision, LuxCo, Investments, Holdings, Holdings SARL, and Intelsat.

154.    “Holder” means an Entity holding a Claim against or an Interest in any Debtor.

155.    “Holdings” means Intelsat Holdings S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg.

156.    “Holdings SARL” means Intelsat Investment Holdings S.à.r.l., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg.

157.    “Holdings SARL Unsecured Recovery” means any remaining Cash at Holdings SARL.

158.    “Holdings Unsecured Recovery” means any remaining Cash at Holdings.

159.    “Houlihan Engagement Letter” means that certain letter agreement dated as of April 8, 2020 and executed on August 24, 2021 between Houlihan Lokey Capital, Inc., Intelsat Jackson Holdings S.A., and the other parties thereto.

160.    “ICF” means Intelsat Connect Finance S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg.

161.    “ICF Unsecured Recovery” means (i) after payment of Restructuring Expenses, funding of the Professional Fee Escrow Account for the payment of Professional Fee Claims allocated in accordance with this Plan, and payment of the Incremental Connect Contribution, all remaining Cash at ICF, (ii) thirty two and one-half percent (32.5%) of the Series B CVRs, (iii) four percent (4.0%) of New Common Stock, (iv) one hundred percent (100%) of the New Series A Warrants, (v) 46.447 percent (46.447%) of the New Series B Warrants, and (vi) thirty percent (30%) of any distributions made by Intelsat on account of TopCo Guarantee Claims (i.e. Claims in Class J2) to the Jackson Senior Notes Trustees, which shall be gifted by the Indenture Trustees in consideration for the covenants,

13

compromises, releases, and other benefits provided by the members of the HoldCo Creditor Ad Hoc Group pursuant to the Plan Support Agreement; provided that the aggregate value of any gift made to Holders of Connect Senior Notes Claims on account of TopCo Guarantee Claims against Intelsat (i.e. Claims in Class J2) shall not exceed $6 million; provided, further that the New Common Stock issued in respect of each of (iii)–(vi) shall be subject to dilution pursuant to the Dilution Principles. For the avoidance of doubt, (a) the ICF Unsecured Recovery incorporates the value that would have been received by ICF attributable to any and all Intercompany Claims, including any Intercompany Senior Notes Claims, as if such Intercompany Claim was settled and (b) Holders of Intercompany Claims shall not receive any distribution from the ICF Unsecured Recovery.

162.     “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

163.    “Indemnification Provisions” means each of the Debtors’ indemnification provisions in place immediately prior to the Effective Date whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts for the current and former directors, officers, managers, employees, equityholders, attorneys, other professionals, and agents.

164.    “Incremental Connect Contribution” means $3.5 million in Cash from Cash on hand at ICF on the Effective Date.

165.    “Incremental J1 Recovery” means, collectively, the Incremental Jackson Contribution and the Incremental Connect Contribution. For the avoidance of doubt, (i) the Incremental J1 Recovery shall be subject to the HoldCo Creditor Ad Hoc Group Waiver and (ii) the amount of the Incremental J1 Recovery shall not be included as Cash on hand of Intelsat for purposes of determining the allocation of Allowed Professional Fee Claims or funding the Professional Fee Escrow as set forth in Article II.C.2 of the Plan.

166.    “Incremental Jackson Contribution” means $21.5 million in Cash distributed to Holders of Claims in Class J1 from the proceeds of the New Debt on the Effective Date.

167.    “Indentures” means, collectively, the Senior Notes Indentures and the First Lien Notes Indentures.

168.    “Indenture Trustees” means, collectively, the Senior Notes Indenture Trustees and the First Lien Notes Trustees.

169.    “Indenture Trustee Charging Lien” means any Lien or other priority of payment to which an Indenture Trustee is entitled under its respective Indenture(s), or any other ancillary documents, instruments, or agreements executed in connection therewith or pursuant thereto, against distributions to be made to Holders of Claims under the applicable Indenture, for payment of any Indenture Trustee Fees.

170.    “Indenture Trustee Fees” means all reasonable compensation, costs, advances, fees, expenses disbursements and claims for indemnity, subrogation, and contribution, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements, incurred by or owed to an Indenture Trustee under its respective Indenture(s), or any other ancillary documents, instruments, or agreements executed in connection therewith or pursuant thereto, including, if applicable, in their capacities as collateral agent, paying agent, transfer agent, or security registrar under its respective Indenture(s), whether before or after the Petition Date or before or after the Effective Date.

171.    “Insurance Contracts” means all insurance policies that have been issued (or provide coverage) at any time to any of the Debtors (or their predecessors) and all agreements, documents, or instruments relating thereto, including but not limited to, any agreement with a third party administrator for claims handling. Insurance Contracts shall not include surety bonds, surety indemnity agreements or surety-related products.

172.    “Insurers” means any companies or other Entities that issued or entered into any Insurance Contracts (including any third party administrator for any Insurance Contracts) and any respective predecessors and/or affiliates of any of the foregoing.

14

173.    “Intelsat” means Intelsat S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg.

174.    “Intercompany Claims” means, collectively, the Debtor Intercompany Claims and the Non-Debtor Intercompany Claims.

175.    “Intercompany Interest” means any Interest held by a Debtor or an Affiliate of a Debtor.

176.    “Intercompany Senior Notes Claim” means the 2026 Lux Senior Notes Claims, the 2026 Envision Intercompany Note Claims, and any Senior Notes Claim that is held by a Debtor, including, for the avoidance of doubt, any 2024 Lux Senior Notes Claim.

177.    “Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor, and any claim against or interest in the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

178.    “Investments” means Intelsat Investments S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg.

179.    “Investments Unsecured Recovery” means any remaining Cash at Investments.

180.    “ISA Unsecured Claim Value” means the amount of all Allowed Claims against Intelsat, plus accrued and unpaid interest at the contract rate on the principal amount of such Allowed Claims through the Effective Date, less the S.A. Unsecured Recovery as may be customarily adjusted.

181.    “ISA Warrants” means those certain warrants for ten percent (10.0%) of the Reorganized S.A. Common Stock, which shall be issued subject to compliance with applicable law, including the laws of Luxembourg, with a seven-year tenor and a strike price at the ISA Unsecured Claim Value, and which shall be transferable to the extent permitted by applicable law, and which shall be reasonably acceptable in form and substance to the Convert Ad Hoc Group and the HoldCo Creditor Ad Hoc Group.

182.    “Jackson” means Intelsat Jackson Holdings S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg.

183.    “Jackson Ad Hoc Group” means the ad hoc group of certain creditors represented by Akin Gump Strauss Hauer & Feld LLP and advised by Centerview Partners LLC.

184.    “Jackson Crossover Ad Hoc Group” means the ad hoc group of certain creditors represented by Jones Day and advised by Houlihan Lokey Capital, Inc.

185.    “Jackson Crossover Ad Hoc Group Advisors” means Jones Day, Houlihan Lokey Capital, Inc., Compensation Advisory Partners LLC, and AKD Luxembourg SARL.

186.    “Jackson Debtors” means, collectively, Jackson and Jackson Subsidiaries.

187.    “Jackson First Lien Noteholder Group” means the ad hoc group of certain creditors represented by Wilmer Cutler Pickering Hale and Dorr LLP.

188.    “Jackson Senior Notes” means, collectively, the 2023 Jackson Senior Notes, the 2024 Jackson Senior Notes, and the 2025 Jackson Senior Notes.

15

189.    “Jackson Senior Notes Claim” means any Claim arising under the Jackson Senior Notes Indentures.

190.    “Jackson Senior Notes Indentures” means, collectively, the 2023 Jackson Senior Notes Indenture, the 2024 Jackson Senior Notes Indenture, and the 2025 Jackson Senior Notes Indenture.

191.    “Jackson Senior Notes Trustees” means, collectively, the 2023 Jackson Senior Notes Trustee, the 2024 Jackson Senior Notes Trustee, and the 2025 Jackson Senior Notes Trustee.

192.    “Jackson Subsidiaries” means any Debtor that is a subsidiary of Jackson.

193.    “Jackson Unsecured Recovery” means, in accordance with the Value Allocation as may be modified by order of the Bankruptcy Court, (i) ninety-six percent (96%) of New Common Stock, (ii) one hundred percent (100%) of the Series A CVRs, (iii) sixty-seven and one-half percent (67.5%) of the Series B CVRs, (iv) $625 million of the Cash proceeds of the New Term Loans and/or New Notes; provided that the New Common Stock issued in respect of (i) shall be subject to dilution pursuant to the Dilution Principles. For the avoidance of doubt, (a) the Jackson Unsecured Recovery incorporates the value that would have been received by Jackson attributable to any and all Intercompany Claims, including any Intercompany Senior Notes Claims, as if such Intercompany Claim was settled and (b) Holders of Intercompany Claims shall not receive any distribution from the Jackson Unsecured Recovery.

194.    “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

195.    “Lead Arrangers” has the meaning set forth in the New Debt Documents.

196.    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

197.    “Lux Multi Senior Notes Indenture” means that certain indenture, dated as of April 5, 2013, by and among LuxCo, as issuer, Intelsat, as guarantor, and the 2021 and 2023 Lux Senior Notes Trustee, as trustee, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Petition Date.

198.     “Lux Senior Notes” means, collectively, the 2021 Lux Senior Notes, the 2023 Lux Senior Notes, and the 2024 Lux Senior Notes.

199.    “Lux Senior Notes Claims” means any Claim arising under the Lux Senior Notes Indentures.

200.    “Lux Senior Notes Indentures” means, collectively, the Lux Multi Senior Notes Indenture and the 2024 Lux Senior Notes Indenture.

201.    “Lux Senior Notes Trustees” means, collectively, the 2021 and 2023 Lux Senior Notes Trustee and the 2024 Lux Senior Notes Trustee.

202.    “LuxCo” means Intelsat (Luxembourg) S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg.

203.    “LuxCo Unsecured Recovery” means, subject to payment of Restructuring Expenses and funding of the Professional Fee Escrow Account for the payment of Professional Fee Claims allocated in accordance with this Plan, (i) all remaining Cash at LuxCo and (ii) $10 million of the Cash proceeds of the New Debt. For the avoidance of doubt, (a) the LuxCo Unsecured Recovery incorporates the value that would have been received by LuxCo attributable to any and all Intercompany Claims, including any Intercompany Senior Notes Claims, as if such Intercompany Claim was settled and (b) Holders of Intercompany Claims and Connect Senior Notes Claims shall not receive any distribution from the LuxCo Unsecured Recovery.

204.    “Management Incentive Plan” means the management incentive plan implemented by the Equity Issuer on the Effective Date, which shall have terms consistent with the terms of the Management Incentive Plan Term

16

Sheet. The Required Consenting Jackson Crossover Group Members and the Debtors shall negotiate the terms of the definitive Management Incentive Plan documentation in good faith prior to the Effective Date; provided that the requirement that the Management Incentive Plan documentation be completed prior to the Effective Date may be waived by written agreement between the Required Consenting Jackson Crossover Group Members and the Debtors.

205.    “Management Incentive Plan Term Sheet” means that certain management incentive plan term sheet setting forth the terms of the Management Incentive Plan and attached to the Plan Support Agreement as Exhibit G.

206.    “New Capital Structure” means the capital structure for the Reorganized Debtors and their subsidiaries, which shall be obtained through the Debtors’ commercially reasonable efforts prior to the Effective Date (including, for the avoidance of doubt, conducting a solicitation process for financing proposals that will provide the highest or otherwise best terms available under the circumstances) and which shall provide for (i) $7.375 billion of New Term Loans and New Notes; (ii) a New Revolver and/or; (iii) uncommitted incremental facilities pursuant to the terms and conditions of the New Debt Documents.

207.    “New Common Stock” means the common stock of the Equity Issuer to be issued upon the Effective Date in accordance with the Plan, including any common stock to be issued on account of the New Warrants or in connection with the Management Incentive Plan.

208.    “New Corporate Governance Documents” means the amended and restated or new applicable corporate governance documents (including, without limitation, the Articles of Association, Shareholders Agreement, Registration Rights Agreement, and such other bylaws, limited liability company agreements, partnership agreements, and any other applicable formation documents or governance documents (if any) of the Equity Issuer and the Reorganized Debtors, forms of which shall be included in the Plan Supplement, and all of which (except for the Reorganized TopCo New Corporate Governance Documents) shall be in form and substance consistent with the PSA Definitive Document Requirements and the Corporate Governance Term Sheet.

209.    “New Debt” means collectively, the New Revolver, the New Term Loan, and the New Notes, as applicable, issued as part of the New Capital Structure, of which the New Term Loan and New Notes may be backstopped (in whole or in part) by the Backstop Parties.

210.    “New Debt Agreements” means the indentures or loan agreements governing the New Debt, the form of which shall be included in the Plan Supplement or filed pursuant to a separate motion, and which shall be in form and substance consistent with the PSA Definitive Document Requirements.

211.    “New Debt Documents” means, collectively, the New Debt Agreements, and all other agreements, documents, and instruments evidencing or securing the New Debt, to be delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, commitment letters, term sheets, fee letters, and other security documents), each of which shall be consistent in all respects with the Plan Support Agreement and the PSA Definitive Document Requirements.

212.    “New Notes” means, collectively, those certain first lien notes, those certain second lien notes, and/or those certain unsecured notes, as applicable, constituting part of the New Capital Structure, which may be funded prior to or on the Effective Date pursuant to the Plan and/or the New Debt Documents; provided that any makewhole provisions in the New Notes are to be negotiated at market terms and in good faith among the Required Consenting Jackson Crossover Group Members and the Debtors, and subject to the consultation rights provided in the Plan Support Agreement.

213.    “New Revolver” means that certain revolving credit facility for up to $500 million of availability, which may be increased to $750 million with the consent of the Required Consenting Jackson Crossover Group Members, to be issued pursuant to the Plan and the New Debt Documents, and which will be secured by a first lien on substantially all of the Reorganized Debtors’ assets (pari passu with the other first lien New Debt), subject to customary exclusions, which may be issued on a first out basis relative to all other secured New Debt at the election of the Company.

17

214.    “New Securities” means, collectively, the New Common Stock, the Reorganized S.A. Common Stock, the ISA Warrants, the New Notes, the CVRs, and the New Warrants.

215.    “New Series A Warrant Agreement” means that certain agreement setting forth the full terms and conditions of the New Series A Warrants, the form of which shall be included in the Plan Supplement and be in form and substance consistent with the PSA Definitive Document Requirements.

216.    “New Series A Warrants” means warrants issued pursuant to the Plan and the New Series A Warrant Agreement and consistent with the terms set forth in the New Warrants Term Sheet.

217.    “New Series B Warrant Agreement” means that certain agreement setting forth the full terms and conditions of the New Series B Warrants, the form of which shall be included in the Plan Supplement and be in form and substance consistent with the PSA Definitive Document Requirements.

218.    “New Series B Warrants” means those certain warrants issued pursuant to the Plan and the New Series B Warrant Agreement and consistent with the terms set forth in the New Warrants Term Sheet.

219.    “New Term Loans” means, those certain secured term loan facilities, if applicable, constituting part of the Reorganized Debtors’ New Capital Structure, which may be funded prior to or on the Effective Date pursuant to the Plan and/or the New Debt Documents.

220.    “New Warrants” means, collectively, the New Series A Warrants and the New Series B Warrants.

221.    “New Warrants Agreements” means, collectively the New Series A Warrant Agreement and the New Series B Warrant Agreement.

222.    “New Warrants Term Sheet” means that certain term sheet setting forth certain terms of the New Warrants.

223.    “Non-Debtor Intercompany Claim” means any Claim held by a non-Debtor Affiliate of the Debtors against a Debtor.

224.    “Notes” means, collectively, the First Lien Notes and the Senior Notes.

225.    “Notes Claims” means, collectively, the Connect Senior Notes Claims, the Convertible Senior Notes Claims, the First Lien Notes Claims, the Jackson Senior Notes Claims, and the Lux Senior Notes Claims.

226.    “Original DIP Agent” means Credit Suisse AG, Cayman Islands Branch in its capacity as administrative agent and collateral agent under the Original DIP Credit Agreement.

227.    “Original DIP Backstop Agreement” means that certain amended and restated backstop commitment agreement, dated June 1, 2020 among the DIP Borrower and certain of the Prepetition Secured Parties.

228.    “Original DIP Credit Agreement” means that certain Superpriority Secured Debtor In Possession Credit Agreement, dated as of June 17, 2020, among the DIP Debtors, the Original DIP Agent, and Credit Suisse Loan Funding LLC, as lead arranger, as amended, amended and restated, supplemented, or modified from time to time.

229.    “Original DIP Facility” means that certain $1 billion new money multi-draw debtor-in-possession term loan credit facility provided by the DIP Lenders on the terms of, and subject to the conditions set forth in, the Original DIP Credit Agreement and approved by the Bankruptcy Court pursuant to the Original DIP Order.

230.    “Original DIP Lenders” means, collectively, the banks, financial institutions, and other lenders party to the Original DIP Credit Agreements from time to time, each solely in their capacity as such.

18

231.    “Original DIP Order” means the Final Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Liens and Superpriority Administrative Expense Claims, (D) Granting Adequate Protection to the Prepetition Secured Parties, (E) Modifying the Automatic Stay, and (F) Granting Related Relief entered by the Bankruptcy Court in the Chapter 11 Cases on June 9, 2020 at docket number 285.

232.    “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

233.    “Other Secured Claim” means any Secured Claim, other than a DIP Claim and a First Lien Claim.

234.    “PBGC” means the Pension Benefit Guaranty Corporation.

235.    “Pension Plan” means the Staff Retirement Plan as defined in the Debtors’ Motion for Entry of Interim and Final Orders (A) Authorizing the Debtors to (I) Pay Prepetition Wages, Compensation, and Benefit Obligations and (II) Continue Employee Compensation and Benefits Programs, and (B) Granting Related Relief [Docket No. 9].

236.    “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

237.    “Petition Date” means May 13, 2020.

238.    “Plan Supplement” means the compilation of documents and forms and/or term sheets of documents, agreements, schedules, and exhibits to the Plan that will be Filed by the Debtors with the Bankruptcy Court, each of which shall be consistent in all respects with the PSA Definitive Document Requirements.

239.    “Plan Support Agreement” means that certain plan support agreement, dated as of August 24, 2021 (as may be further amended, supplemented or modified pursuant to the terms thereof), by and among the Company Parties and the Consenting Creditors.

240.    “Prepetition Collateral Agency and Intercreditor Agreement” means that certain collateral agency and intercreditor agreement, dated January 12, 2011 (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time) by and among Wilmington Trust, National Association, as collateral trustee, Bank of America, N.A., as first lien agent, each Indenture Trustee, as first lien representatives, and the other parties from time to time party thereto.

241.    “Prepetition Collateral Trustee” means, Wilmington Trust, National Association, in its capacity as collateral trustee under the applicable Prepetition First Lien Debt Documents.

242.    “Prepetition First Lien Debt Documents” means (i) the First Lien Credit Agreement and any amendments, modifications, or supplements thereto, including all Credit Documents (as defined therein, including the Prepetition Collateral Agency and Intercreditor Agreement) as well as any all agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection therewith; and (ii) the First Lien Notes Indentures and any amendments, modifications, or supplements thereto including all Credit Documents (as defined therein, including the Prepetition Collateral Agency and Intercreditor Agreement), as well as any all agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection therewith.

243.     “Prepetition Secured Parties” means, collectively, the First Lien Lenders and the First Lien Noteholders.

244.    “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

19

245.    “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class or the proportion of the Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan, unless otherwise indicated.

246.    “Professional” means an Entity: (a) retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

247.    “Professional Fee Claims” means all Claims for accrued, contingent, and/or unpaid fees and expenses (including transaction and success fees) incurred by a Professional in the Chapter 11 Cases on or after the Petition Date and through and including the Confirmation Date that the Bankruptcy Court has not denied by Final Order. To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Professional Fee Claims.

248.    “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Escrow Amount.

249.    “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services in connection with the Chapter 11 Cases prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C of the Plan.

250.    “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases by the applicable Claims Bar Date.

251.    “Proof of Interest” means a proof of Interest filed in any of the Debtors in the Chapter 11 Cases.

252.    “PSA Definitive Document Requirements” means that the Definitive Documents shall be subject to the respective consent rights of the Debtors and the applicable Consenting Creditors as set forth in the Plan Support Agreement.

253.    “Refinanced DIP Agent” means Credit Suisse AG, Cayman Islands Branch in its capacity as administrative agent and collateral agent under the Refinanced DIP Credit Agreement.

254.    “Refinanced DIP Credit Agreement” means that certain Superpriority Secured Debtor In Possession Credit Agreement, dated as of September 14, 2021, among the DIP Debtors, the Refinanced DIP Agent, and the Refinanced DIP Lenders, as amended, amended and restated, supplemented, or modified from time to time.

255.    “Refinanced DIP Facility” means that certain $1.5 billion new money multi-draw debtor-in-possession term loan credit facility provided by the Refinanced DIP Lenders on the terms of, and subject to the conditions set forth in, the Refinanced DIP Credit Agreement and approved by the Bankruptcy Court pursuant to the Refinanced DIP Order.

256.    “Refinanced DIP Lenders” means, collectively, the banks, financial institutions, and other lenders party to the Refinanced DIP Credit Agreement from time to time, each solely in their capacity as such.

257.    “Refinanced DIP Order” means the Order (A) Authorizing the DIP Debtors to Obtain Replacement Postpetition Financing, (B) Granting Liens and Superpriority Administrative Expense Claims, (C) Extending the Use of Cash Collateral, (D) Granting Adequate Protection to the Prepetition Secured Parties, (E) Modifying the Automatic Stay, and (F) Granting Related Relief entered by the Bankruptcy Court in the Chapter 11 Cases on September 14, 2021 at docket number 2873.

20

258.    “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

259.    “Rejected Executory Contract and Unexpired Lease List” means the list as determined by the Debtors or the Reorganized Debtors, as applicable, of certain Executory Contracts and Unexpired Leases to be rejected by the Reorganized Debtors pursuant to the Plan, which list, as may be amended from time to time, shall be included in the Plan Supplement.

260.    “Related Party” means, each of, and in each case in its capacity as such, current and former directors, managers, officers, investment committee members, special or other committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or special committee member or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

261.    “Released Parties” means collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Committee, and each member thereof (including ex officio members); (d) each of the First Lien Lenders; (e) each of the First Lien Noteholders; (f) the First Lien Agent; (g) each Indenture Trustee; (h) the Prepetition Collateral Trustee; (i) each of the DIP Agents; (j) each of the DIP Lenders; (k) each of the Lead Arrangers; (l) each of the book-running managers, lead placement agents, or similar parties with respect to the issuance of the New Notes; (m) the Jackson Ad Hoc Group, and each member thereof; (n) the HoldCo Creditor Ad Hoc Group, and each member thereof; (o) the Jackson First Lien Noteholder Group, and each member thereof; (p) the Jackson Crossover Ad Hoc Group, and each member thereof; (q) the Convert Ad Hoc Group, and each member thereof; (r) each Consenting Creditor; (s) each Backstop Party; (t) each current and former Affiliate of each Entity in clause (a) through the following clause (u); and (u) each Related Party of each Entity in clause (a) through this clause (u).

262.    “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Committee, and each member thereof (including ex officio members); (d) each of the First Lien Lenders; (e) each of the First Lien Noteholders; (f) the First Lien Agent; (g) each Indenture Trustee; (h) the Prepetition Collateral Trustee; (i) each of the DIP Agents; (j) each of the DIP Lenders; (k) each of the Lead Arrangers; (l) each of the book-running managers, lead placement agents, or similar parties with respect to the issuance of the New Notes; (m) the Jackson Ad Hoc Group, and each member thereof; (n) the HoldCo Creditor Ad Hoc Group, and each member thereof; (o) the Jackson First Lien Noteholder Group, and each member thereof; (p) the Jackson Crossover Ad Hoc Group, and each member thereof; (q) the Convert Ad Hoc Group, and each member thereof; (r) each Consenting Creditor; (s) each Backstop Party; (t) all Holders of Impaired Claims who voted to accept the Plan; (u) all Holders of Impaired Claims who abstained from voting on the Plan or voted to reject the Plan; (v) all Holders of Unimpaired Claims; (w) all Holders of Interests; and (x) each Related Party of each Entity in clause (a) through this clause (x) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan under applicable law; provided that an Entity shall not be a Releasing Party if, in the cases of clauses (u) through (x), the applicable Entity has not elected to opt in to provide the releases contained in the Plan.

263.    “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including the Equity Issuer.

264.    “Reorganized S.A.” means Intelsat or any successor or assign, by merger, consolidation, reorganization, or otherwise on or after the Effective Date.

265.    “Reorganized S.A. Board” means the board of directors of Reorganized S.A., which shall be selected in accordance with this Plan.

21

266.    “Reorganized S.A. Common Stock” means, in a scenario where the Plan is confirmed for Intelsat, the common stock of Reorganized S.A. to be issued upon the Effective Date for Debtor Intelsat in accordance with the Restructuring Steps Memorandum.

267.    “Reorganized TopCo Formation Costs” means the costs and expenses of the Convert Ad Hoc Group, in an aggregate amount not to exceed $1 million, incurred after the entry of the Confirmation Order in connection with the formation and emergence of Reorganized S.A., which may include, without limitation and as applicable, filing fees, advisory fees, insurance premiums, director fees, and reasonable and documented counsel fees of the Convert Ad Hoc Group solely to the extent incurred in connection with the formation and emergence of the Reorganized TopCos; provided, however, that Reorganized TopCo Formation Costs shall not include any fees incurred by the Convert Ad Hoc Group in connection with the negotiation or documentation of matters for which the interests of Holders of Convertible Senior Notes in the Convert Ad Hoc Group are adverse to the interests of Holders of Convertible Senior Notes in the HoldCo Creditor Ad Hoc Group. For the avoidance of doubt, the Reorganized TopCo Formation Costs shall (i) be paid by Intelsat in the ordinary course and prior to any distribution to the Unsecured Claims against Intelsat from the items set forth in clauses (i) and (ii) in the definition of S.A. Unsecured Recovery, (ii) not reduce the Incremental J1 Recovery, and (iii) not under any circumstance be payable or paid by any Debtor or Reorganized Debtor other than Intelsat.

268.    “Reorganized TopCo New Corporate Governance Documents” means the New Corporate Governance Documents for the Reorganized TopCos which shall be (a) in form and substance acceptable to the Convert Ad Hoc Group, the HoldCo Creditor Ad Hoc Group, and the Debtors and (b) in the form and substance similar to and based upon the New Corporate Governance Documents filed in the Plan Supplement.

269.    “Reorganized TopCos” means, collectively, Intelsat and Holdings SARL or any successor or assign, by merger, consolidation, reorganization, or otherwise on or after the Effective Date.

270.    “Required Consenting Creditors” has the meaning set forth in the Plan Support Agreement.

271.    “Required Consenting First Lien Creditors” has the meaning set forth in the Plan Support Agreement.

272.    “Required Consenting First Lien Noteholders” has the meaning set forth in the Plan Support Agreement.

273.    “Required Consenting HoldCo Creditors” has the meaning set forth in the Plan Support Agreement.

274.    “Required Consenting Jackson Ad Hoc Group Noteholders” has the meaning set forth in the Plan Support Agreement.

275.    “Required Consenting Jackson Crossover Group Members” has the meaning set forth in the Plan Support Agreement.

276.    “Required Consenting Unsecured Creditors” has the meaning set forth in the Plan Support Agreement.

277.    “Restoration Plan” means the Restoration Plan as defined in the Debtors’ Motion for Entry of Interim and Final Orders (A) Authorizing the Debtors to (I) Pay Prepetition Wages, Compensation, and Benefit Obligations and (II) Continue Employee Compensation and Benefits Programs, and (B) Granting Related Relief [Docket No. 9].

278.    “Restructuring Expenses” means, collectively, the reasonable and documented fees and expenses, whether incurred before, on, or after the Effective Date, of (a) the Jackson Ad Hoc Group (including all fees and expenses of Akin Gump Strauss Hauer & Feld LLP and Centerview Partners), (b) the Jackson First Lien Noteholder Group (including all fees and expenses of Wilmer Cutler Pickering Hale and Dorr, LLP), (c) the Jackson Crossover Ad Hoc Group (including all fees and expenses of the Jackson Crossover Ad Hoc Group Advisors (including, for the

22

avoidance of doubt, whether incurred before, on, or after the Effective Date, fees and expenses set forth in the Houlihan Engagement Letter), (d) the HoldCo Creditor Ad Hoc Group (including all fees and expenses of the HoldCo Creditor Ad Hoc Group Advisors), and (e) the professionals to be paid by the Company Parties pursuant to the Plan Support Agreement or as adequate protection pursuant to the DIP Orders.

279.     “Restructuring Steps Memorandum” means the summary of transaction steps to complete the restructuring contemplated by the Plan, which shall be included in the Plan Supplement and shall be in form and substance consistent with the PSA Definitive Document Requirements.

280.    “Restructuring Transactions” means the transactions described in Article IV of the Plan; provided, that such transactions shall be in form and substance consistent with the PSA Definitive Document Requirements.

281.    “Retiree Medical Plans” means, collectively, (a) that certain medical plan provided by the Debtors for the benefit of certain of their retired former employees pursuant to medical plan documents adopted by the Debtors and (b) that certain medical plan provided by the Debtors for the benefit of certain of their retired former employees pursuant to a consent decree in Morales et al. v. Intelsat Global Service Corp., 04-cv-1044 (D. D.C.).

282.    “S.A. Unsecured Recovery” means (i) any remaining Cash at Intelsat, (ii) $37.5 million in Cash from the proceeds of the New Debt, (iii) solely with respect to Holders of Allowed Unsecured Claims against Intelsat that are not subject to the HoldCo Creditor Ad Hoc Group Waiver, the Incremental J1 Recovery, in the case of preceding clauses (i) and (ii), subject to the payment of Restructuring Expenses, if any, solely to the extent payable by Intelsat in accordance with Article II.C.2, and the Reorganized TopCo Formation Costs, and the funding of the Professional Fee Escrow Account for the payment of Professional Fee Claims allocated in accordance with this Plan (which funding shall, for the avoidance of doubt, not be made from the Incremental J1 Recovery); provided that the Convert Ad Hoc Group Fees shall be paid by the Convert Ad Hoc Group from the distributions received by members of the Convert Ad Hoc Group under each of the preceding clauses (i)–(iii), (iv) 6.252 percent (6.252%) of the New Series B Warrants, provided that the New Series B Warrants issued in respect of (iv) shall be subject to dilution pursuant to the Dilution Principles, and (v) 100 percent (100%) of the Reorganized S.A. Common Stock. For the avoidance of doubt, (a) the S.A. Unsecured Recovery incorporates any value that would have been received by Intelsat attributable to any and all Intercompany Claims, including any Intercompany Senior Notes Claims, as if such Intercompany Claim was settled and (b) Holders of Intercompany Claims shall not receive any distribution from the S.A. Unsecured Recovery.

283.    “SEC” means the United States Securities and Exchange Commission.

284.    “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

285.    “Secured Creditor Settlement” means that certain compromise and settlement by and among the Debtors and certain Prepetition Secured Parties consisting of the First Lien Notes Claims Settlement and the Term Loan Facility Claims Settlement as set forth in the Secured Creditor Settlement Term Sheet.

286.    “Secured Creditor Settlement Motion” means the motion filed by the Debtors with the Bankruptcy Court seeking approval of the First Lien Notes Claims Settlement pursuant to Bankruptcy Rule 9019 and heard at the Confirmation Hearing [Docket No. 2818].

287.    “Secured Creditor Settlement Order” means the Order Approving the Secured Creditor Settlement Agreement and Granting Related Relief [Docket No. 3853].

288.    “Secured Creditor Settlement Term Sheet” means that certain term sheet, attached as Exhibit 1 to the Secured Creditor Settlement Order, setting forth certain terms and conditions of the Secured Creditor Settlement.

289.    “Secured Tax Claim” means any Secured Claim that, absent its Secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

23

290.    “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

291.    “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

292.    “Senior Notes” means, collectively, the: (i) Jackson Senior Notes; (ii) Lux Senior Notes; (iii) Connect Senior Notes; and (iv) Convertible Senior Notes.

293.    “Senior Notes Claim” means any Claim arising under the Senior Notes Indentures.

294.    “Senior Notes Indenture Trustees” means, collectively, the 2021 and 2023 Lux Senior Notes Trustee, the Connect Senior Notes Trustee, the 2023 Jackson Senior Notes Trustee, the 2024 Jackson Senior Notes Trustee, the 2024 Lux Senior Notes Trustee, the 2025 Jackson Senior Notes Trustee, and the Convertible Senior Notes Trustee.

295.    “Senior Notes Indentures” means, collectively, the: (i) Jackson Senior Notes Indentures; (ii) Lux Senior Notes Indentures; (iii) Connect Senior Notes Indenture; and (iv) Convertible Senior Notes Indenture.

296.    “Series A CVR Agreement” means that certain agreement setting forth the full terms and conditions of the Series A CVRs, the form of which shall be included in the Plan Supplement, consistent with the terms set forth in the CVR Term Sheet, and in form and substance consistent with the PSA Definitive Document Requirements.

297.    “Series A CVRs” means those certain contingent value rights issued pursuant to the Plan and the Series A CVR Agreement and consistent with the terms set forth in the CVR Term Sheet.

298.    “Series B CVR Agreement” means that certain agreement setting forth the full terms and conditions of the Series B CVRs, the form of which shall be included in the Plan Supplement, consistent with the terms set forth in the CVR Term Sheet, and in form and substance consistent with the PSA Definitive Document Requirements.

299.    “Series B CVRs” means those certain contingent value rights issued pursuant to the Plan and the Series B CVR Agreement and consistent with the terms set forth in the CVR Term Sheet.

300.    “SES” means SES Americom, Inc.

301.    “SES Settlement” means that certain Agreement in Settlement of the Objection of SES Americom, Inc. to Confirmation of the Plan of Reorganization of Intelsat S.A., et al., dated as of December 2, 2021, by and among SES, the Debtors, and the Jackson Crossover Ad Hoc Group.

302.    “SES Expense Reimbursement Claims Reserve” means a reserve that shall be established on the Effective Date at each of Intelsat License LLC, Intelsat US LLC, and Jackson, which shall consist of the Pro Rata share of the Jackson Unsecured Recovery that SES would be entitled to receive under the Plan if it had an Allowed Unsecured Claim in the amount of $11,639,232.94 on account of each of the SES Expense Reimbursement Claims, and from which SES shall receive a distribution to the extent that the SES Expense Reimbursement Claims, or any portion thereof, is Allowed pursuant to a Final Order.

303.    “SES ARP-Related Claims” means the claims asserted against Intelsat US LLC, Intelsat License LLC, and Jackson in Proofs of Claim numbered 85, 84, and 103, respectively, by SES for alleged damages allegedly arising from breach of the Consortium Agreement and/or under theories of unjust enrichment and breach of fiduciary duty, among others.

304.    “SES Expense Reimbursement Claims” means the claims asserted against Intelsat US LLC, Intelsat License LLC, and Jackson in Proofs of Claim numbered 885, 879, and 876, respectively, by SES for alleged expense reimbursement that SES claims arose in connection with the Consortium Agreement.

24

305.    “Settlement” means the compromise and settlement by and among the Debtors, as reflected in the Settlement Agreement, of: (a) the Debtor Intercompany Claims, including, the Historic Intercompany Transaction Claims, the 2018 Reorganization Claims and the Accelerated Relocation Payment Claims (including, without limitation, any claims with respect to which Debtor or Reorganized Debtor is entitled to receive any payments pursuant to the C-Band Order); (b) Claims and Causes of Action against any of the Debtors’ directors, managers, or officers, and other related Entities; and (c) the covenants and actions required of each party thereto to support the foregoing and to effectuate the Restructuring Transactions in a manner that maximizes tax asset value (but in all events consistent with this Plan and the exhibits to the Plan Support Agreement (including the Corporate Governance Term Sheet)).

306.    “Settlement Agreement” means that certain settlement agreement by and among the Debtors reflecting the Settlement, which will be filed in the Plan Supplement, and as approved by the Settlement Order, which agreement shall be in form and substance consistent with the PSA Definitive Document Requirements and, for the avoidance of doubt, shall not modify the treatment of Claims and Interests set forth in the Plan and the approval of which (by entry of the Settlement Order) shall be a condition precedent to Confirmation of the Plan, unless such condition has been waived pursuant to Article IX.C.

307.    “Settlement Order” means either an order of the Bankruptcy Court that is not stayed approving the Settlement Agreement pursuant to Bankruptcy Rule 9019 or the Confirmation Order, approving the Settlement Agreement pursuant to Bankruptcy Rule 9019, which order shall be in form and substance consistent with the PSA Definitive Document Requirements and, for the avoidance of doubt, shall not modify the treatment of Claims and Interests set forth in the Plan and the entry of which shall be a condition precedent to Confirmation of the Plan, unless such condition has been waived pursuant to Article IX.C.

308.    “Shareholders Agreement” has the meaning set forth in the Corporate Governance Term Sheet.

309.    “Solicitation Agent” means Bankruptcy Management Solutions, Inc. d/b/a Stretto, the notice, claims, and solicitation agent retained by the Debtors for the Chapter 11 Cases.

310.    “Solicitation Materials” means the ballots, provisional ballots, and other related materials drafted in connection with the solicitation of acceptances of the Plan, including, if applicable, a letter from the Committee in support of the Plan.

311.    “Special Meeting” means any annual, extraordinary or other general meeting of the shareholders (or equivalent meeting or convention of equity- or securityholders) of Intelsat or any of its Affiliates to, among other things, (i) authorize additional share capital as may be necessary or advisable to effectuate the Restructuring Transactions; (ii) authorize or amend the New Corporate Governance Documents, their predecessor documents, or similar governing document of Intelsat or any of its Affiliates as may be necessary or advisable to effectuate the Restructuring Transactions; (iii) accept the resignation of existing directors; (iv) elect new directors as set forth in the Corporate Governance Term Sheet; or (v) approve any other proposals that the Debtors deem necessary or advisable in connection therewith or otherwise in order to effectuate the Restructuring Transactions.

312.    “Supporting Holders of Allowed Interests” has the meaning set forth in the Equity Group Stipulation.

313.    “Taxes” means any and all U.S. federal, state or local, or foreign, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever (including any assessment, duty, fee or other charge in the nature of or in lieu of any such tax) and any interest, penalty, or addition thereto, whether disputed or not, imposed on the Debtors or Reorganized Debtors, as applicable, resulting from the Restructuring Transactions.

314.    “Term Loan Facility” means that certain prepetition first lien term loan facility provided for under the First Lien Credit Agreement.

25

315.    “Term Loan Facility Claim” means any Claim arising under the Term Loan Facility and the First Lien Credit Agreement.

316.    “Term Loan Facility Claims Settlement” means the compromise and settlement regarding the allowance and treatment of the Term Loan Facility Claims set forth in the Secured Creditor Settlement Term Sheet.

317.    “Third-Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article VIII.E of the Plan.

318.    “TopCo Debtors” means Intelsat and/or Holdings SARL, as applicable.

319.    “TopCo Guarantee Claims” means the claims asserted against the TopCo Guarantors in the proofs of claim filed in the Chapter 11 Cases by the Trustees for the Jackson Senior Notes and the Trustees for the Lux Senior Notes (including proofs of claim numbered 551, 552, 583, 584, 615, 616, 785, 788, 793, 794, 902, 903, 907, 910, 1334, 1337, 1372, 1377, 1396, 1399, and any pleading filed with the Bankruptcy Court in connection therewith).

320.    “TopCo Guarantors” means, together, Holdings SARL and Intelsat, each in its capacity as guarantor under the applicable Senior Notes Indentures.

321.    “Transfer Agreement” means an executed form of the transfer agreement providing among other things, that a transferee is bound by the terms of the Plan Support Agreement.

322.    “U.K. Individual Plan” means the U.K. Individual Plan as defined in the Debtors’ Motion for Entry of Interim and Final Orders (A) Authorizing the Debtors to (I) Pay Prepetition Wages, Compensation, and Benefit Obligations and (II) Continue Employee Compensation and Benefits Programs, and (B) Granting Related Relief [Docket No. 9].

323.    “U.K. Retirement Plan” means the U.K. Retirement Plan as defined in the Debtors’ Motion for Entry of Interim and Final Orders (A) Authorizing the Debtors to (I) Pay Prepetition Wages, Compensation, and Benefit Obligations and (II) Continue Employee Compensation and Benefits Programs, and (B) Granting Related Relief [Docket No. 9].

324.    “U.S. Trustee” means the Office of the United States Trustee for the Eastern District of Virginia.

325.    “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

326.    “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

327.    “Unsecured Claim” means any Claim that is not an Administrative Claim, DIP Claim, Secured Claim, Secured Tax Claim, Other Secured Claim, Priority Tax Claim, Other Priority Claim, Intercompany Claim, Guarantee Claim, or Intercompany Senior Notes Claim.

328.    “Value Allocation” means that certain allocation of value among each Jackson Debtor set forth in Exhibit A, attached hereto, which may be amended, supplemented, or modified from time to time, including by order of the Bankruptcy Court in connection with Confirmation or otherwise.

B.    Rules of Interpretation

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) except as otherwise provided in the Plan, any reference herein to an existing document, schedule or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in

26

accordance with the Plan or the Confirmation Order, as applicable; (c) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan; (d) unless otherwise stated herein, the words “herein,” “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (f) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (g) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (h) any capitalized term used herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (i) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (j) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; and (l) any effectuating provisions may be interpreted by the Debtors, or after the Effective Date, the Reorganized Debtors in their sole discretion in a manner consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

C.    Computation of Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day.

D.    Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control).

E.    Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided herein.

F.    Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.    Controlling Documents

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan Supplement shall control. In the event of any inconsistency between any of the Plan, Plan Supplement, or the Disclosure Statement on the one hand, and the Confirmation Order (including without limitation the provisions therein that relate to the SES Settlement) on the other hand, the Confirmation Order shall control.

27

H.    Consent Rights

Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Plan Support Agreement set forth in the Plan Support Agreement with respect to the form and substance of this Plan, the Definitive Documents, all exhibits to the Plan and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents and to the Plan Support Agreement, and any consents, waivers, or other deviations under or from any such documents and the Plan Support Agreement, shall be incorporated herein by this reference (including to the applicable definitions in Article I, Section A hereof) and be fully enforceable as if stated in full herein and, for the avoidance of doubt, the Definitive Documents shall be required to comply with the PSA Definitive Document Requirements. For the avoidance of doubt, the Reorganized TopCo New Corporate Governance Documents shall not be required to comply with the PSA Definitive Document Requirements.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III of the Plan.

A.    DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (i) the unpaid principal amount outstanding under the Refinanced DIP Facility on such date, (ii) all interest accrued and unpaid thereon to the date of payment, (iii) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Credit Agreements and the DIP Orders, and (iv) all other DIP Obligations as provided for in the DIP Credit Agreements other than Contingent DIP Obligations, which shall otherwise survive the Effective Date and shall be paid in full in Cash as soon as reasonably practicable after they become due and payable under the DIP Documents. Except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, each such Allowed DIP Claim shall receive prior to or on the Effective Date payment in full in Cash of such Holder’s Allowed DIP Claim. All reasonable and documented unpaid fees and expenses of the DIP Agents, including reasonable and documented fees, expenses, and costs of its advisors, shall be paid in Cash prior to or on the Effective Date. Contemporaneously with the foregoing receipt of payment in full in Cash of the Allowed DIP Claims, except with respect to Contingent DIP Obligations under the DIP Credit Agreements (which contingent obligations shall survive the Effective Date and shall continue to be governed by the DIP Credit Agreements), the DIP Facilities, the DIP Credit Agreements, and all related loan documents shall be deemed cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facilities shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agents or the DIP Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agents or the DIP Lenders. The DIP Agents and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable. For the avoidance of doubt, no DIP Claims shall be paid out of the deposit accounts of the HoldCos.

B.    Administrative Claims

Unless otherwise agreed to by the Holders of an Allowed Administrative Claim and the Debtors, or the Reorganized Debtors, or as otherwise set forth in an order of the Bankruptcy Court (including pursuant to the procedures specified therein), as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed as of the Effective Date, on or as soon as reasonably practicable after the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than ninety days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter;

28

(3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

C.    Professional Fee Claims

1.    Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date, and no later than one Business Day prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2.    Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

Following the Effective Date, the Disinterested Directors and Managers shall retain authority solely with respect to matters related to Professional Fee Claim requests by Professionals acting at their direction in accordance with the terms of the Plan. Further, the Disinterested Directors and Managers, in such capacity, shall not have any of their respective privileged and confidential documents, communications or information transferred (or deemed transferred) to the Reorganized Debtors.

The funding of the Professional Fee Escrow Amount for Allowed Professional Fee Claims and the payment of any unpaid Restructuring Expenses shall be paid from the Cash on hand at the Debtors on the Effective Date.

The HoldCos shall fund the Professional Fee Escrow Account for the estimated remaining aggregate Professional Fee Claims and shall pay Restructuring Expenses according to the following allocation (the “HoldCo Allocation”):

•

one hundred percent (100%) of Allowed Professional Fee Claims for Professionals (i) retained by the HoldCos’ Disinterested Directors and Managers, and (ii) retained by the Debtors exclusively for the benefit of the HoldCos; provided, that such Allowed Professional Fee Claims shall be paid (a) first from any Cash on hand on the Effective Date of the HoldCos (x) that retained such professional or (y) for whose exclusive benefit such Professional was retained, (b) second, to the extent of any remaining unsatisfied Allowed

29

Professional Fee Claims, from any Cash on hand on the Effective Date of any other HoldCo that was a co-obligor of the HoldCo Senior Notes issued by the HoldCos (x) that retained such professionals or (y) for whose exclusive benefit such Professional was retained, and (c) third, to the extent of any remaining unsatisfied Allowed Professional Fee Claims, pro rata from the Cash on hand on the Effective Date of any other HoldCos;

•

one hundred percent (100%) of the Restructuring Expenses of the HoldCo Creditor Ad Hoc Group; provided that such expenses shall be paid pro rata from Cash on hand on the Effective Date at Envision and ICF; and

•

twenty-three percent (23%) of (i) Allowed Professional Fee Claims for Professionals retained by the Debtors (other than (1) Allowed Professional Fee Claims allocated pursuant to the previous two bullets or (2) any Professionals for which the Jackson Debtors are solely responsible for payment), and (ii) Allowed Professional Fee Claims for professionals retained by the Committee; provided that such expenses shall be paid pro rata from Cash on hand on the Effective Date of the HoldCos.

For purposes of determining any “pro rata” payment of Allowed Professional Fee Claims and Restructuring Expenses from Cash on hand at the HoldCos on the Effective Date, (i) payment shall be allocated based on the amount of Cash on hand at each applicable HoldCo on the Effective Date and (ii) such Cash on the Effective Date shall include, in the case of Intelsat, LuxCo, Envision, and ICF, as applicable, the proceeds of the New Debt provided for in the S.A. Unsecured Recovery, LuxCo Unsecured Recovery, Envision Unsecured Recovery, and ICF Unsecured Recovery, respectively (if any); provided that the Incremental J1 Recovery shall be excluded from the tabulation of Cash on hand at Intelsat that is used for purposes of determining any payment of Professional Fee Claims and Restructuring Expenses pursuant to this Article II.C.2 of the Plan, which for the avoidance of doubt, shall mean that Cash on the Effective Date, shall exclude, in the case of Intelsat, any Cash from the Incremental J1 Recovery. For example, if Envision has $10, ICF has $5, and Intelsat has $5 (excluding the Incremental J1 Recovery), then Envision’s pro rata share shall be 50%, ICF’s pro rata share shall be 25% and Intelsat’s pro rata share shall be 25%. For the avoidance of doubt, no other professional fees and expenses shall be paid from Cash on hand at the HoldCos.

For the avoidance of doubt, if one HoldCo (the “Payor”) pays or otherwise satisfies the Professional Fee Claims of another HoldCo (the “Obligor”) pursuant to this HoldCo Allocation (such payment or other satisfaction, the “Allocation Payment”), the Payor shall not be entitled to seek contribution, indemnification, subrogation, or to otherwise assert a Claim against the Obligor on account of such Allocation Payment.

Jackson shall fund the Professional Fee Escrow Account for the estimated remaining aggregate Professional Fee Claims and shall pay Restructuring Expenses according to the following allocation:

•

one hundred percent (100%) of Allowed Professional Fee Claims for Professionals (i) retained by the Jackson Debtors’ Disinterested Directors and Managers, and (ii) retained by the Debtors exclusively for the benefit of the Jackson Debtors;

•	one hundred percent (100%) of the Restructuring Expenses of the Jackson Ad Hoc Group, the Jackson Crossover Ad Hoc Group, and the Jackson First Lien Noteholder Group; and

•

seventy-seven percent (77%) of (i) Allowed Professional Fee Claims for Professionals retained by the Debtors (other than (1) Allowed Professional Fee Claims allocated pursuant to the previous two bullets or (2) any Professionals for which the HoldCos are solely responsible for payment) and (ii) Allowed Professional Fee Claims for professionals retained by the Committee.

For the avoidance of doubt, the allocation set forth in the foregoing clauses in Article II.C.2 of the Plan shall apply to any Professional Fee Claims and Restructuring Expenses incurred during the Chapter 11 Cases through the Effective Date. To the extent any Professional Fee Claims or Restructuring Expenses paid during the Chapter 11 Cases does not comply with the foregoing allocation, then there shall be a proportional rebalancing of Cash on hand between the applicable Debtors, so that the aggregate Professional Fee Claims and Restructuring Expenses paid during the Chapter 11 Cases match the foregoing allocation.

30

Notwithstanding anything to the contrary in the Plan, the Convert Ad Hoc Group Fees shall be paid in Cash solely from any distributions of the Incremental J1 Recovery to Holders of Unsecured Claims in Class J1 that are members of the Convert Ad Hoc Group. For the avoidance of doubt, other than the Reorganized TopCo Formation Costs, neither the Convert Ad Hoc Group nor any of its members, experts, professionals, or other advisors shall be entitled to any additional claims on account of fees and expenses incurred in connection with these Chapter 11 Cases, including, but not limited to, any “substantial contribution” claims under section 503(b) of the Bankruptcy Code or otherwise.

3.    Professional Fee Escrow Amount

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date projected to be outstanding as of the Effective Date, and shall deliver such estimate to the Debtors no later than ten days before the anticipated Effective Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors shall estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account, provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

4.    Post-Confirmation Date Fees and Expenses.

From and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors, as applicable, consistent with the allocation set forth in Article II.C.2. of the Plan. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors and Reorganized Debtors, as applicable, shall pay, within ten business days after submission of a detailed invoice to the Debtors or Reorganized Debtors, as applicable, such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors or the Reorganized Debtors, as applicable, as well as all reasonable and documented fees and expenses of the Consenting Creditors, in accordance with the terms and conditions of the Plan Support Agreement. If the Debtors or Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors, as applicable, or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

D.    Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will, at the option of the applicable Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) receive Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) otherwise be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

31

ARTICLE III.

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.    Classification of Claims and Interests

This Plan constitutes a single Plan for all of the Debtors. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The following represents the classification of Claims and Interests for each Debtor pursuant to the Plan:

1.    Class Identification for Other Claims or Interests

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against, and Interests in, the Debtors pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
A1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
A2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
A3	Debtor Intercompany Claims	Impaired / Unimpaired	Not Entitled to Vote (Deemed to Accept or Reject)
A4	Non-Debtor Intercompany Claims	Impaired / Unimpaired	Not Entitled to Vote (Deemed to Accept or Reject)
A5	Intercompany Interests	Impaired / Unimpaired	Not Entitled to Vote (Deemed to Accept or Reject)
A6	Term Loan Facility Claims	Impaired	Entitled to Vote
A7	8.00% First Lien Notes Claims	Impaired	Entitled to Vote
A8	9.50% First Lien Notes Claims	Impaired	Entitled to Vote
A9	Convenience Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

2.    Class Identification for Jackson

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against Jackson pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
B1	Unsecured Claims	Impaired	Entitled to Vote

32

3.    Class Identification for Jackson Subsidiaries

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against Jackson Subsidiaries pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
C1	Unsecured Claims	Impaired	Entitled to Vote

4.    Class Identification for ICF

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against ICF pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
D1	Unsecured Claims	Impaired	Entitled to Vote

5.    Class Identification for Envision

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against Envision pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
E1	Unsecured Claims	Impaired	Entitled to Vote

6.    Class Identification for LuxCo

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against LuxCo pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
F1	Unsecured Claims	Impaired	Entitled to Vote

7.    Class Identification for Investments

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against Investments pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
G1	Unsecured Claims	Impaired	Entitled to Vote

8.    Class Identification for Holdings

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against Holdings pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
H1	Unsecured Claims	Impaired	Entitled to Vote

33

9.    Class Identification for Holdings SARL

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against Holdings SARL pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
I1	Unsecured Claims	Impaired	Entitled to Vote
I2	TopCo Guarantee Claims	Impaired	Entitled to Vote

10.    Class Identification for Intelsat

Subject to Article III.D of the Plan, the following chart represents the classification of certain Claims against, and Interests in, Intelsat pursuant to the Plan.

Class	Claim or Interest	Status	Voting Rights
J1	Unsecured Claims	Impaired	Entitled to Vote
J2	TopCo Guarantee Claims	Impaired	Entitled to Vote
J3	Intelsat Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.    Treatment of Classes of Claims and Interests

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

Other Claims

1.    Class A1 — Other Secured Claims

(a)	Classification: Class A1 consists of any Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive, at the option of the applicable Debtor(s) (with the consent of the Required Consenting Jackson Crossover Group Members and, solely if such Claim is against a HoldCo, the Required Consenting HoldCo Creditors), either:

(i)	payment in full in Cash;

(ii)	delivery of collateral securing such Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

34

(c)

Voting: Class A1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.    Class A2 — Other Priority Claims

(a)	Classification: Class A2 consists of any Other Priority Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive, at the option of the applicable Debtor(s) (with the consent of the Required Consenting Jackson Crossover Group Members and, solely if such Claim is against a HoldCo, the Required Consenting HoldCo Creditors), either:

(i)	payment in full in Cash; or

(ii)	such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class A2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.    Class A3 — Debtor Intercompany Claims

(a)	Classification: Class A3 consists of any Debtor Intercompany Claims.

(b)

Treatment: Each Allowed Debtor Intercompany Claim shall, at the option of the Debtors (with the consent of the Required Consenting Jackson Crossover Group Members and, solely if such Claim is against a HoldCo, the Required Consenting HoldCo Creditors), either on or after the Effective Date, be:

(ii)	Reinstated; or

(iii)

distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors (with the consent of the Required Consenting Jackson Crossover Group Members and, solely if such Claim is against a HoldCo, the Required Consenting HoldCo Creditors), without any distribution on account of such Claims.

(c)

Voting: Subject to the terms of the Settlement Agreement and the Settlement Order, Holders of Allowed Debtor Intercompany Claims are either Unimpaired and are conclusively presumed to have accepted the Plan under section 1126(f) or Impaired and are conclusively presumed to have rejected the Plan pursuant to section 1126(g). Holders of Allowed Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

35

4.    Class A4 — Non-Debtor Intercompany Claims

(a)	Classification: Class A4 consists of any Non-Debtor Intercompany Claims.

(b)

Treatment: Subject to the terms of the Settlement Agreement and the Settlement Order, except to the extent otherwise provided in the Restructuring Steps Memorandum or the Plan, each Allowed Non-Debtor Intercompany Claim shall, at the option of the Debtors (with the consent of the Required Consenting Jackson Crossover Group Members and, solely if such Claim is against a HoldCo, the Required Consenting HoldCo Creditors), either on or after the Effective Date, be:

(i)	Reinstated; or

(ii)

distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors (with the consent of the Required Consenting Jackson Crossover Group Members and, solely if such Claim is against a HoldCo, the Required Consenting HoldCo Creditors), without any distribution on account of such Claims.

(c)

Voting: Holders of Allowed Non-Debtor Intercompany Claims are either Unimpaired and are conclusively presumed to have accepted the Plan under section 1126(f) or Impaired and are conclusively presumed to have rejected the Plan pursuant to section 1126(g). Holders of Allowed Non-Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

5.    Class A5 — Intercompany Interests

(a)	Classification: Class A5 consists of any Intercompany Interests.

(b)

Treatment: Except to the extent otherwise provided in the Restructuring Steps Memorandum, on the Effective Date, Intercompany Interests shall, at the option of the Debtors (with the consent of the Required Consenting Jackson Crossover Group Members and, solely if such Claim is against a HoldCo, the Consenting HoldCo Creditors), either be:

(i)	Reinstated; or

(ii)	discharged, cancelled, released, and extinguished and of no further force or effect without any distribution on account of such Interests.

(c)

Voting: Holders of Allowed Intercompany Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

6.    Class A6 — Term Loan Facility Claims

(a)	Classification: Class A6 consists of any Term Loan Facility Claims.

(b)	Allowance: Term Loan Facility Claims shall be Allowed against all of the obligors and guarantors under the Term Loan Facility in accordance with the Term Loan Facility Claims Settlement.

(c)	Treatment: Except to the extent that a Holder of an Allowed Term Loan Facility Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction,

36

settlement, release, and discharge of and in exchange for each Allowed Term Loan Facility Claim, each Holder of an Allowed Term Loan Facility Claim shall receive payment in full in Cash as compromised in accordance with the Term Loan Facility Claims Settlement; provided, however, for the avoidance of doubt, no distributions to Holders of Allowed Term Loan Facility Claims shall be made out of the deposit accounts of the HoldCos.

(d)	Voting: Class A6 is Impaired under the Plan. Holders of Allowed Term Loan Facility Claims are entitled to vote to accept or reject the Plan.

7.    Class A7 — 8.00% First Lien Notes Claims

(a)	Classification: Class A7 consists of any 8.00% First Lien Notes Claims.

(b)	Allowance: 8.00% First Lien Notes Claims shall be Allowed against all of the obligors and guarantors under the 8.00% First Lien Notes Indenture in accordance with the Secured Creditor Settlement.

(c)

Treatment: Except to the extent that a Holder of an Allowed 8.00% First Lien Notes Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed 8.00% First Lien Notes Claim, each Holder of an Allowed 8.00% First Lien Notes Claim shall receive its Pro Rata share of the Cash payment pursuant to the First Lien Notes Recovery as compromised in accordance with the Secured Creditor Settlement; provided, however, for the avoidance of doubt, no distributions to Holders of Allowed 8.00% First Lien Notes Claims shall be made out of the deposit accounts of the HoldCos.

(d)	Voting: Class A7 is Impaired under the Plan. Holders of Allowed 8.00% First Lien Notes Claims are entitled to vote to accept or reject the Plan.

8.    Class A8 — 9.50% First Lien Notes Claims

(a)	Classification: Class A8 consists of any 9.50% First Lien Notes Claims.

(b)	Allowance: 9.50% First Lien Notes Claims shall be Allowed against all of the obligors and guarantors under the 9.50% First Lien Notes Indenture in accordance with the Secured Creditor Settlement.

(c)

Treatment: Except to the extent that a Holder of an Allowed 9.50% First Lien Notes Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed 9.50% First Lien Notes Claim, each Holder of an Allowed 9.50% First Lien Notes Claim shall receive its Pro Rata share of the Cash payment pursuant to the First Lien Notes Recovery as compromised in accordance with the Secured Creditor Settlement; provided, however, for the avoidance of doubt, no distributions to Holders of Allowed 9.50% First Lien Notes Claims shall be made out of the deposit accounts of the HoldCos.

(d)	Voting: Class A8 is Impaired under the Plan. Holders of Allowed 9.50% First Lien Notes Claims are entitled to vote to accept or reject the Plan.

9.    Class A9 — Convenience Claims

(a)

Classification: Class A9 consists of any Convenience Claims, including those Allowed General Unsecured Claims in excess of the Convenience Claim Threshold for which the Holder of such Claim timely elects on a Convenience Claim Opt-In Form to have such Claim irrevocably reduced to the Convenience Claim Threshold and treated as a Convenience Claim in full and final satisfaction of such Claim.

37

(b)	Treatment: Each Holder of an Allowed Convenience Claim shall receive, in full and final satisfaction of such Claim, payment in full in Cash.

(c)

Voting: Class A9 is Unimpaired under the Plan. Holders of Allowed Convenience Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Convenience Claims are not entitled to vote to accept or reject the Plan.

Claims against Jackson

10.    Class B1 — Unsecured Claims against Jackson

(a)	Classification: Class B1 consists of any Unsecured Claims against Jackson.

(b)	Allowance: Unsecured Claims against Jackson shall be Allowed in an amount which includes $7,056,881,021 on account of Jackson Senior Notes Claims.

(c)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against Jackson agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against Jackson, each Holder of an Allowed Unsecured Claim against Jackson shall receive its Pro Rata share of the Jackson Unsecured Recovery.

(d)	Voting: Class B1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against Jackson are entitled to vote to accept or reject the Plan.

Claims against Jackson Subsidiaries

11.    Class C1 — Unsecured Claims against Jackson Subsidiaries

(a)	Classification: Class C1 consists of any Unsecured Claims against Jackson Subsidiaries.

(b)	Allowance: Unsecured Claims against Jackson Subsidiaries shall be Allowed in an amount which includes $7,056,881,021 on account of Jackson Senior Notes Claims.

(c)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against Jackson Subsidiaries agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against Jackson Subsidiaries, each Holder of an Allowed Unsecured Claim against Jackson Subsidiaries shall receive its Pro Rata share of the Jackson Unsecured Recovery.

(d)	Voting: Class C1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against Jackson Subsidiaries are entitled to vote to accept or reject the Plan.

Claims against ICF

12.    Class D1 —Unsecured Claims against ICF

(a)	Classification: Class D1 consists of any Unsecured Claims against ICF.

(b)	Allowance: Unsecured Claims against ICF shall be Allowed in an amount which includes $1,298,819,444 on account of Connect Senior Notes Claims.

38

(c)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against ICF agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against ICF, each Holder of an Allowed Unsecured Claim against ICF shall receive its Pro Rata share of the ICF Unsecured Recovery.

(d)	Voting: Class D1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against ICF are entitled to vote to accept or reject the Plan.

Claims against Envision

13.    Class E1 — Unsecured Claims against Envision

(a)	Classification: Class E1 consists of any Unsecured Claims against Envision.

(b)

Allowance: Unsecured Claims against Envision shall be Allowed in an amount which includes $1,298,819,444 on account of Connect Senior Notes Claims and $409,946,250 on account of Convertible Senior Notes Claims.

(c)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against Envision agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against Envision, each Holder of an Allowed Unsecured Claim against Envision shall receive its Pro Rata share of the Envision Unsecured Recovery.

(d)	Voting: Class E1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against Envision are entitled to vote to accept or reject the Plan.

Claims against LuxCo

14.    Class F1 — Unsecured Claims against LuxCo

(a)	Classification: Class F1 consists of any Unsecured Claims against LuxCo.

(b)

Allowance: Unsecured Claims against LuxCo shall be Allowed in an amount which includes (i)(A) $435,909,013 on account of the 2021 Lux Senior Notes Claims, (B) $920,816,822 on account of the 2023 Lux Senior Notes Claims, and (C) $111,490 on account of the 2024 Lux Senior Notes Claims, and (ii) $1,298,819,444 on account of Connect Senior Notes Claims.

(c)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against LuxCo agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against LuxCo, each Holder of an Allowed Unsecured Claim against LuxCo shall receive its Pro Rata share of the LuxCo Unsecured Recovery; provided, for the avoidance of doubt, that there shall be no distribution of any portion of the LuxCo Unsecured Recovery on account of (i) the Intercompany Senior Notes Claims and (ii) the Connect Senior Notes Claims, in each instance as a result of the settlements and compromises set forth in the Plan and Plan Support Agreement.

(d)	Voting: Class F1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against LuxCo are entitled to vote to accept or reject the Plan.

39

Claims against Investments

15.    Class G1 — Unsecured Claims against Investments

(a)	Classification: Class G1 consists of any Unsecured Claims against Investments.

(b)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against Investments agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against Investments, each Holder of an Allowed Unsecured Claim against Investments shall receive its Pro Rata share of the Investments Unsecured Recovery.

(c)	Voting: Class G1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against Investments are entitled to vote to accept or reject the Plan.

Claims against Holdings

16.    Class H1 — Unsecured Claims against Holdings

(a)	Classification: Class H1 consists of any Unsecured Claims against Holdings.

(b)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against Holdings agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against Holdings, each Holder of an Allowed Unsecured Claim against Holdings shall receive its Pro Rata share of the Holdings Unsecured Recovery.

(c)	Voting: Class H1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against Holdings are entitled to vote to accept or reject the Plan.

Claims against Holdings SARL

17.    Class I1 — Unsecured Claims against Holdings SARL

(a)	Classification: Class I1 consists of any Unsecured Claims against Holdings SARL.

(b)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against Holdings SARL agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against Holdings SARL, each Holder of an Allowed Unsecured Claim against Holdings SARL shall receive its Pro Rata share of the Holdings SARL Unsecured Recovery.

(c)	Voting: Class I1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against Holdings SARL are entitled to vote to accept or reject the Plan.

18.    Class I2 — TopCo Guarantee Claims against Holdings SARL

(a)	Classification: Class I2 consists of any TopCo Guarantee Claims against Holdings SARL.

(b)

Treatment: Except to the extent that a Holder of an Allowed TopCo Guarantee Claim against Holdings SARL agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each TopCo Guarantee Claim against Holdings SARL, each Holder of an Allowed TopCo Guarantee Claim against Holdings SARL shall receive its Pro Rata share of the Holdings SARL

40

Unsecured Recovery. Notwithstanding the foregoing, provided that each member of the Convert Ad Hoc Group supports the Plan on the Effective Date, all TopCo Guarantee claims shall be withdrawn with prejudice and not entitled to any distribution under the Plan.

(c)

Voting: Class I2 is Impaired under the Plan. Holders of Allowed TopCo Guarantee Claims against Holdings SARL are provisionally entitled to vote to accept or reject the Plan pending final allowance of such Claims.

Claims against Intelsat

19.    Class J1 — Unsecured Claims against Intelsat

(a)	Classification: Class J1 consists of any Unsecured Claims against Intelsat.

(b)	Allowance: Unsecured Claims against Intelsat shall be Allowed in an amount which includes $409,946,250 on account of Convertible Senior Notes Claims.

(c)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Claim against Intelsat agrees to less favorable treatment of its Allowed Claim (including, for the avoidance of doubt, the HoldCo Creditor Ad Hoc Group Waiver), in full and final satisfaction, settlement, release, and discharge of and in exchange for each Unsecured Claim against Intelsat, each Holder of an Allowed Unsecured Claim against Intelsat shall receive its Pro Rata share of the S.A. Unsecured Recovery.

(d)	Voting: Class J1 is Impaired under the Plan. Holders of Allowed Unsecured Claims against Intelsat are entitled to vote to accept or reject the Plan.

20.    Class J2 — TopCo Guarantee Claims against Intelsat

(a)	Classification: Class J2 consists of any TopCo Guarantee Claims against Intelsat.

(b)

Treatment: Except to the extent that a Holder of an Allowed TopCo Guarantee Claim against Intelsat agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each TopCo Guarantee Claim against Intelsat, each Holder of an Allowed TopCo Guarantee Claim against Intelsat shall receive its Pro Rata share of the S.A. Unsecured Recovery; provided that 30 percent (30%) of any distributions made on account of TopCo Guarantee Claims against Intelsat to the Jackson Senior Notes Trustees shall be gifted Pro Rata to Holders of Connect Senior Notes Claims in consideration for the covenants, compromises, releases, and other benefits provided by the members of the HoldCo Creditor Ad Hoc Group pursuant to the Plan Support Agreement; provided that the aggregate value of such gift shall not exceed $6 million. Notwithstanding the foregoing, provided that each member of the Convert Ad Hoc Group supports the Plan on the Effective Date, all TopCo Guarantee claims shall be withdrawn with prejudice and not entitled to any distribution under the Plan.

(c)

Voting: Class J2 is Impaired under the Plan. Holders of Allowed TopCo Guarantee Claims against Intelsat are provisionally entitled to vote to accept or reject the Plan pending final allowance of such Claims.

41

21.    Class J3 — Interests in Intelsat

(a)	Classification: Class J3 consists of all Interests in Intelsat.

(b)

Treatment: No distributions shall be made under the Plan in respect of Interests in Intelsat. On the Effective Date, Holders of Interests in Intelsat shall have their Interests in Intelsat diluted and extinguished by the equity distributions made pursuant to the Plan and shall receive no distribution on account of their Interests.

(c)

Voting: Class J3 is Impaired under the Plan. Holders of Allowed Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Interests in Intelsat are not entitled to vote to accept or reject the Plan.

C.    Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. Unless otherwise Allowed, Claims that are Unimpaired shall remain Disputed Claims under the Plan.

D.    Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Impaired Claim or Interest or an Impaired Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.    Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted the Plan.

F.    Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, and subject to the Plan Support Agreement (including all consent rights therein), the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

G.    Intercompany Interests

To the extent Reinstated under the Plan, such Reinstatement and any distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests, but for the purposes of administrative convenience and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to provide management services to certain other Debtors and Reorganized Debtors and to use certain funds and assets as set forth in the Plan to make certain distributions and satisfy certain obligations as set forth in the Plan of certain other Debtors and Reorganized Debtors to the Holders of certain Allowed Claims and Allowed Interests. For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor.

42

H.    Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.    Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right (subject to the PSA Definitive Document Requirements) to alter, amend, or modify the Plan, or any document in the Plan Supplement in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including (subject to the PSA Definitive Document Requirements) by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.    General Settlement of Claims and Interests

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan.

The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, Causes of Action and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

B.    Settlement Agreement

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates the Settlement set forth in the Settlement Agreement and as shall be approved by the Settlement Order. In consideration for the distributions and other benefits provided pursuant to the Settlement Agreement and this Plan, the provisions of the Settlement Agreement and this Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a party to the Settlement Agreement may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest; provided that, notwithstanding anything to the contrary herein, no party to the Settlement Agreement shall be deemed to have compromised or settled any Claims, Interests, or controversies against any other party to the Settlement Agreement that has not mutually compromised or settled such Claims, Interests, or controversies.

C.    Term Loan Facility Claims Settlement

The Term Loan Facility Claims Settlement, as set forth in the Secured Claims Settlement Term Sheet, is incorporated herein.

43

D.    SES Settlement

The SES Settlement is incorporated by reference as if set forth fully herein. Notwithstanding anything to the contrary in the Plan, if the SES ARP-Related Claims are Allowed as Unsecured Claims against Jackson, Intelsat License LLC, and/or Intelsat US LLC pursuant to a Final Order, then the Reorganized Debtors, jointly and severally, shall be obligated to make distributions to SES on account of such Allowed SES ARP-Related Claims, including any Cash distributions, in accordance with the pertinent distribution provisions of the Plan; provided that (i) in lieu of any distribution that would otherwise be in the form of CVRs, the Reorganized Debtors shall pay SES Cash in the amount of any Cash that would have been paid to SES if (x) such Allowed SES ARP-Related Claims had been Allowed as of the Effective Date and (y) SES had received its ratable portion of the CVRs (with such Cash distributions to be made only if and when distributions are paid to holders of the CVRs, and including then available and subsequently received CVR recovery) on the Effective Date; and (ii) in lieu of any distribution that would otherwise be in the form of New Common Stock, the Reorganized Debtors shall pay SES Cash in an amount equal to the number of shares of New Common Stock that would otherwise be issued on account of Allowed SES ARP-Related Claims multiplied by the midpoint valuation of such New Common Stock as set forth in Exhibit E of the Disclosure Statement filed at Docket No. 2774.

E.    Equity Group Settlement

If the Equity Group Stipulation Settlement Order is entered and is not stayed, Debtor Intelsat shall issue the ISA Warrants to Supporting Holders of Allowed Interests as set forth in the Equity Group Stipulation.

F.    Restructuring Transactions

On or before the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall take all actions set forth in the Restructuring Steps Memorandum (as agreed and in accordance with the Plan Support Agreement and subject to the applicable consent and approval rights thereunder) and may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan and the Plan Support Agreement, which transactions may include, in each case if and as agreed in accordance with the Plan Support Agreement and subject to the applicable consent and approval rights thereunder, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable parties may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other certificates or documentation pursuant to applicable law; (d) the execution and delivery of the New Debt Documents, and any filing related thereto; (e) the issuance of the New Common Stock; (f) the execution and delivery of the New Warrants Agreement, and any filing related thereto, and the issuance of the New Warrants thereunder; (g) the execution and delivery of the CVR Agreements, and any filing related thereto, and the issuance of the CVRs thereunder; (h) the execution and delivery of the New Corporate Governance Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (i) the execution and delivery of the Backstop Commitment Agreement, and any filings related thereto, and the payment of the Backstop Premium; (j) the filing of any required FCC Applications and any other applications or documents necessary to obtain requisite regulatory approvals; (k) the issuance of the Reorganized S.A. Common Stock; (l) the issuance of the ISA Warrants, and any filings or documents related thereto; and (m) all other actions that the applicable Reorganized Debtors determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan. All Holders of Claims and Interests receiving distributions pursuant to the Plan and all other necessary parties in interest, including any and all agents thereof, shall prepare, execute, and deliver any agreements or documents, including any subscription agreements, and take any other actions as the Debtors and the Required Consenting Unsecured Creditors may jointly determine are necessary or advisable, including by voting and/or exercising any powers or rights available to such Holder, including at any board, or creditors’, or shareholders’ meeting (including any Special Meeting), to effectuate the provisions and intent of the Plan.

44

The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions, including, for the avoidance of doubt, any and all actions required to be taken under applicable nonbankruptcy law, including the laws of the Grand Duchy of Luxembourg and any other applicable domicile.

G.    Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan, as applicable, with (i) the issuance of the New Common Stock; (ii) the issuance of the New Warrants; (iii) the issuance of the CVRs; (iv) the issuance of or borrowings under the New Debt; (v) the issuance of Reorganized S.A. Common Stock; and (vi) Cash on hand. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

Prior to the Effective Date, the Debtors shall use commercially reasonable efforts to raise the New Debt and obtain the optimal capital structure for the Reorganized Debtors, which capital structure shall provide for (a) $7.375 billion of New Term Loan and New Notes, (b) a revolving credit facility for up to $500 million of availability, which availability may be increased for up to $750 million of availability with the consent of the Required Consenting Jackson Crossover Group Members, and/or (c) uncommitted incremental facilities pursuant to the terms and conditions of the New Debt Documents.

Subject to the consent of the Required Consenting Unsecured Creditors, the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their distribution obligations under the Plan, as set forth in Article III of the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers (a) will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices, and in a manner that is acceptable to the Required Consenting Unsecured Creditors and (b) will not violate the terms of the Plan. For the avoidance of doubt, nothing in this Article IV.E shall in any way change the distributions to Claims and Interests, or the amount or type of consideration to be received by any Claim or Interest, as set forth in Article III of the Plan.

1.    New Common Stock

The Confirmation Order shall authorize the issuance of the Equity Issuer’s New Common Stock in one or more issuances without the need for any further corporate action, and the Debtors or Reorganized Debtors, as applicable, are authorized to take any action necessary or appropriate in furtherance thereof. By the Effective Date, applicable Holders of Claims shall receive shares or units of the New Common Stock in exchange for their Claims pursuant to Article III.B.

All of the shares or units of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of the New Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

The Reorganized Debtors (i) shall emerge from these Chapter 11 Cases as a private company on the Effective Date and the New Common Stock shall not be listed on a public stock exchange, (ii) shall not be voluntarily subjected to any reporting requirements promulgated by the SEC, and (iii) shall not be required to list the New Common Stock on a recognized U.S. stock exchange, except, in each case, as otherwise may be required pursuant to the New Corporate Governance Documents.

45

The Articles of Association, Shareholders Agreement, and any other applicable limited liability company agreement, partnership agreement, stockholders agreement or other similar agreement of the Equity Issuer shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of New Common Stock, including holders that receive such New Common Stock on account of the New Warrants shall be deemed bound thereby.

2.    New Warrants

On the Effective Date, the Equity Issuer will issue the New Warrants only to the extent required to provide for distributions to applicable Holders of Claims in exchange for their Claims pursuant to Article III.B. All of the New Warrants issued pursuant to the Plan shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors, as applicable, validly issued, fully paid, and non-assessable. Any New Common Stock issued upon the exercise of the New Warrants shall be subject to dilution pursuant to the Dilution Principles and shall, when so issued and upon payment of the exercise price in accordance with the terms of the New Warrants, be duly authorized, validly issued, fully paid, and non-assessable.

The Reorganized Debtors (i) shall emerge from these Chapter 11 Cases as a private company on the Effective Date and the New Warrants (including any New Common Stock issued upon the exercise of the New Warrants) shall not be listed on a public stock exchange, (ii) shall not be voluntarily subjected to any reporting requirements promulgated by the SEC, and (iii) shall not be required to list the New Warrants (including any New Common Stock issued upon the exercise of the New Warrants) on a recognized U.S. stock exchange, except, in each case, as otherwise may be required pursuant to the New Corporate Governance Documents.

3.    CVRs

On the Effective Date, the Reorganized Debtors will issue the CVRs only to the extent required to provide for distributions to applicable Holders of Claims in exchange for their Claims pursuant to Article III.B. All of the CVRs issued pursuant to the Plan shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors, as applicable, validly issued, fully paid, and non-assessable.

The Reorganized Debtors (i) shall emerge from these Chapter 11 Cases as a private company on the Effective Date and the CVRs shall not be listed on a public stock exchange, (ii) shall not be voluntarily subjected to any reporting requirements promulgated by the SEC, and (iii) shall not be required to list the CVRs on a recognized U.S. stock exchange, except, in each case, as otherwise may be required pursuant to the New Corporate Governance Documents.

4.    New Debt

Prior to or on the Effective Date, the Debtors may obtain funding for the New Capital Structure. The New Capital Structure may include a combination of the New Revolver, the New Term Loan, the New Notes and/or uncommitted incremental facilities, and may be secured by a lien on substantially all of the assets of the Reorganized Debtors and their subsidiaries.

The New Term Loan and New Notes may be backstopped (in whole or in part) by the Backstop Parties, and the Backstop Parties shall be obligated to fund the New Term Loan and New Notes in accordance with the terms and conditions of the Backstop Commitment Agreement. Subject to, and in accordance with the Backstop Commitment Agreement, as consideration for the Backstop Commitments, the Backstop Parties shall receive the Backstop Premium, which shall be paid in Cash by the Debtors or Reorganized Debtors (as applicable) to the Backstop Parties at the time and in the manner set forth in the Backstop Commitment Agreement. The funding of the New Term Loan and New Notes as contemplated by the Backstop Commitment Agreement may be structured as a debtor-in-possession financing facility to be funded (in whole or in part) prior to the Effective Date, or an exit facility to be funded (in whole or in part) on or after the Effective Date.

On the Effective Date (or earlier, if provided in an order of the Bankruptcy Court), the net Cash proceeds of the New Term Loan and New Notes, as applicable, will be used to pay in full in Cash Allowed DIP Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims,

46

executory contract and unexpired lease Cure Claims, and other Claims, as and to the extent that any such Claims are required to be paid in Cash under this Plan, and distributed to Holders of Allowed Claims entitled to a Cash distribution in accordance with Article III of this Plan.

Confirmation of the Plan shall be deemed (a) approval of the New Revolver, New Term Loan, and New Notes, as applicable, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Bankruptcy Court, (i) execute and deliver those documents and agreements (including the Backstop Commitment Agreement) necessary or appropriate to pursue or obtain the New Revolver, New Term Loan, and issue the New Notes, as applicable, and incur and pay any fees, premiums and expenses in connection therewith (including the Backstop Premium), and (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any person, subject to such modifications as the Debtors or the Reorganized Debtors, as applicable, may deem to be necessary to obtain the New Revolver and the New Term Loan and issue the New Notes, as applicable.

On the Effective Date (or earlier, if provided in an order of the Bankruptcy Court), all Liens and security interests granted pursuant to, or in connection with the New Revolver, New Term Loan and/or New Notes, as applicable: (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the collateral securing the New Revolver, New Term Loan, and/or New Notes, as applicable, with the priorities established in respect thereof under the New Debt Documents, applicable non-bankruptcy law, the Plan, and the Confirmation Order; and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

The Reorganized Debtors and the Persons granted Liens and security interests under the New Revolver, New Term Loan, and/or New Notes, as applicable, are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

If the New Revolver, the New Term Loan and/or the New Notes are structured as debtor-in-possession financing facilities to be funded (in whole or in part) prior to the Effective Date, on the Effective Date and upon the satisfaction (or waiver by each Lead Arranger (as defined in the New Debt Documents)) of certain conditions precedent provided in the New Debt Documents, such New Revolver, New Term Loan and/or New Notes (as applicable) shall convert, on a dollar-for-dollar basis, into post-Effective Date New Revolver, New Term Loan and/or New Notes (as applicable) of the applicable Reorganized Debtors.

5.    Reorganized S.A. Common Stock

The Confirmation Order shall authorize the issuance of the Reorganized S.A. Common Stock, as necessary, in one or more issuances without the need for any further corporate action, and the Debtors or Reorganized Debtors, as applicable, are authorized to take any action necessary or appropriate in furtherance thereof. By the Effective Date for Debtor Intelsat, applicable Holders of Claims shall receive 100 percent (upon the extinguishment of Intelsat Interests) of shares or units of the Reorganized S.A. Common Stock in exchange for their Claims pursuant to Article III.B and consistent with the Restructuring Steps Memorandum.

All of the shares or units of Reorganized S.A. Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of the Reorganized S.A. Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. For the

47

avoidance of doubt, the Reorganized S.A. Common Stock may constitute Interests in Intelsat, which may retain its Interests in Holdings SARL or take other actions under applicable nonbankruptcy law to retain any assets of Holdings SARL, except for Interests in Holdings, which may be owned by or become the Equity Issuer.

Any applicable limited liability company agreement, partnership agreement, stockholders agreement or other similar agreement of the Reorganized TopCos shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of Reorganized S.A. Common Stock, including holders that receive such Reorganized S.A. Common Stock on account of the ISA Warrants shall be deemed bound thereby.

H.    Exemption from Registration Requirements

All 1145 Securities will be issued in reliance upon section 1145 of the Bankruptcy Code to the fullest extent permitted under applicable law. The New Common Stock, the Reorganized S.A. Common Stock, the ISA Warrants, the Reorganized S.A. Common Stock to be issued upon exercise of the ISA Warrants, the New Warrants, the New Common Stock to be issued upon exercise of the New Warrants, and the CVRs to be issued under the Plan (1) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act and (2) will be freely tradable and transferable in the United States by a recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within 90 days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” within one year of the time of transfer. Notwithstanding the foregoing, the 1145 Securities remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, among other governmental authorities, if any, applicable at the time of any future transfer of such securities and subject to any restrictions in the New Corporate Governance Documents. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

To the extent issuance under section 1145(a) of the Bankruptcy Code is unavailable, the 1145 Securities will be issued without registration under the Securities Act in reliance upon the exemption set forth in section 4(a)(2) of the Securities Act, Regulation D and/or Regulation S, and similar registration exemptions applicable outside of the United States. Any securities issued in reliance on section 4(a)(2), including in compliance with Rule 506 of Regulation D, and/or Regulation S, will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law and subject to any restrictions in the New Corporate Governance Documents or regulatory restrictions.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the 1145 Securities to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the 1145 Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the 1145 Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the 1145 Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

The New Notes will be issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(a)(2) of the Securities Act, Regulation D and/or Regulation S, and similar registration exemptions applicable outside of the United States. Any securities issued in reliance on Section 4(a)(2), including in compliance with Rule 506 of Regulation D, and/or Regulation S will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law and subject to any restrictions in the New Corporate Governance Documents or regulatory restrictions.

48

The Debtors and Reorganized Debtors shall take all actions necessary to permit the issuance of the New Notes to settle through the facilities of DTC and for the New Notes to be eligible for resale under Rule 144A of the Securities Act, and the Plan and Confirmation Order shall authorize all such action by the Debtors and Reorganized Debtors.

I.    Corporate Existence

Except as otherwise provided in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan, the New Corporate Governance Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

J.    Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including: (1) the applicable Debtors’ and/or Reorganized Debtors’ entry into, delivery of, and performance under the New Corporate Governance Documents; (2) selection of the directors, managers, and officers for the Reorganized Debtors consistent with the Corporate Governance Term Sheet or, in the case of the Reorganized S.A. Board, the Plan; (3) distribution of the New Common Stock, New Warrants, CVRs, New Debt, and Reorganized S.A. Common Stock; (4) implementation of the Restructuring Transactions; (5) the applicable Reorganized Debtors’ entry into, delivery, and performance under the New Debt Documents, New Warrants Agreements, and CVR Agreements; (6) the applicable Debtors’ and/or Reorganized Debtors’ entry into, delivery, and performance under the Backstop Commitment Agreement, and the payment of the Backstop Premium; and (7) all other actions contemplated under the Plan or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions (whether to occur before, on, or after the Effective Date), provided such actions are consistent with the Plan Support Agreement and the consent rights therein. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, New Warrants and New Common Stock issuable thereunder, CVRs, New Debt, the New Corporate Governance Documents, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.H shall be effective notwithstanding any requirements under non-bankruptcy law.

K.    FCC Licenses and Regulatory Applications

The required FCC Applications and any other applications that may be necessary for any other regulatory approvals shall be filed as promptly as practicable. The Debtors shall diligently prosecute the FCC Applications and shall promptly provide such additional documents or information requested by the FCC in connection with its review of the FCC Applications. All Holders of Claims and Interests receiving distributions pursuant to the Plan and all other necessary parties in interest, including any and all agents thereof, shall (a) provide any and all information as may be reasonably requested by the Debtors, and (b) use commercially reasonable efforts to take any other actions as the Debtors may reasonably determine are necessary or advisable to effectuate any applicable regulatory approvals.

L.    Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action,

49

and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the New Debt Documents and Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the Plan, if any). On and after the Effective Date, except as otherwise provided herein, and subject to compliance with the applicable provisions of the Communications Act and any other applicable regulatory regime, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

M.    Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise specifically provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the Restructuring Transactions, all notes, bonds, indentures (including any guarantees under such indentures), Certificates, Securities, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of the Debtors giving rise to any rights or obligations relating to Claims against the Debtors (except with respect to any Claim that is Reinstated pursuant to the Plan), including the Notes and the Indentures (including, for the avoidance of doubt, the guarantees under such Indentures), shall be contributed and set off consistent with the Restructuring Steps Memorandum, and upon such contribution and set-off, shall be deemed cancelled and surrendered without further action or approval of the Bankruptcy Court or any Holder, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged, and each of the Indenture Trustees, and their respective agents, successors and assigns, shall each be automatically and fully released and discharged of and from all duties and obligations thereunder, as applicable; provided that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in the Plan or Confirmation Order, Confirmation, or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim, including the Indentures, shall continue in effect solely for purposes of: (1) allowing Holders to receive distributions as specified under the Plan; (2) allowing and preserving the rights of the First Lien Agent, Prepetition Collateral Trustee, Indenture Trustees, DIP Agents, or any other Distribution Agent, as applicable, to make distributions as specified under the Plan on account of Allowed Claims, as applicable, including allowing the First Lien Agent, Prepetition Collateral Trustee, Indenture Trustees, and DIP Agents to submit invoices to the Debtors or Reorganized Debtors for any amount and enforce any obligation owed to them under the Plan to the extent authorized or allowed by the applicable Debt Documents; (3) allowing each Indenture Trustee to exercise its respective Indenture Trustee Charging Lien against such distributions, as applicable; (4) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the First Lien Agent, Prepetition Collateral Trustee, Indenture Trustees, and DIP Agents against any person (including, without limitation, with respect to any indemnification or contribution from the respective Holders of Allowed Claims under the applicable Debt Documents), or any exculpations of the First Lien Agent, Prepetition Collateral Trustee, Indenture Trustees, and DIP Agents, pursuant to and subject to the terms of the respective Debt Documents; (5) permitting the First Lien Agent, Prepetition Collateral Trustee, Indenture Trustees, and DIP Agents to appear in the Chapter 11 Cases or in any proceeding by the Bankruptcy Court or any other court, including to enforce the respective obligations owed to them under the Plan and to enforce any obligations owed to their respective Holders of Claims under the Plan in accordance with the applicable Debt Documents; and (6) permitting the First Lien Agent, Prepetition Collateral Trustee, Indenture Trustees, and DIP Agents to perform any functions that are necessary to effectuate the foregoing. As a condition precedent to receiving any distribution on accounts of its Allowed Notes Claim, each Holder of an Allowed Notes Claim shall be deemed to have surrendered its Notes (including any guarantees in respect thereof) and other documentation underlying its Notes Claims, and all such surrendered Notes (including any guarantees in respect thereof) and other documentation shall be deemed to be cancelled pursuant to this section, except to the extent otherwise provided herein. Notwithstanding the foregoing: (a) the First Lien Agent, Prepetition Collateral Trustee, and each Indenture Trustee is authorized and directed to, at the sole cost and expense of the Reorganized Debtors, execute (and take any reasonable additional steps at the sole cost and expense of the Reorganized Debtors necessary to give effect to) any applicable documents required to consummate the Plan, and to effectuate the contribution and set-off pursuant to the Plan in accordance and consistent with the Restructuring Steps Memorandum; (b) in no event shall the HoldCo Guarantee Claims be withdrawn or released if, at the time of entry of the Confirmation Order or prior thereto, either of the following events have occurred: (i) Consenting Creditors that hold at least two-thirds (2/3) of the Connect Senior Notes (excluding any Connect Senior

50

Notes held by the Debtors) cease to be party to the Plan Support Agreement or (ii) the Required Consenting HoldCo Creditors have terminated the Plan Support Agreement, and (c) in no event shall the TopCo Guarantee Claims be withdrawn or released if, at the time of entry of the Effective Date, any member of the Convert Ad Hoc Group does not support, or otherwise opposes, the Plan.

N.    Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the New Debt Documents, the Backstop Commitment Agreement, the New Corporate Governance Documents, the New Warrants Agreements, CVR Agreements, and the New Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

O.    Exemptions from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Securities; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, sales or use tax, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

P.    New Corporate Governance Documents

The New Corporate Governance Documents shall, among other things: (1) contain terms consistent with the documentation set forth in the Plan Supplement; (2) authorize the issuance, distribution, and reservation of the New Securities to the Entities entitled to receive such issuances, distributions and reservations under the Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity Securities.

On or immediately before the Effective Date, the Debtors or Reorganized Debtors, as applicable, will file their New Corporate Governance Documents with the applicable Secretary of State and/or other applicable authorities in its state of incorporation or formation in accordance with the applicable laws of its respective state of incorporation or formation, to the extent required for such New Corporate Governance Documents to become effective. After the Effective Date, each of the Reorganized Debtors may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its jurisdiction of formation and the terms of such documents. The New Corporate Governance Documents shall be in form and substance consistent with the PSA Definitive Document Requirements (except for the Reorganized TopCo New Corporate Governance Documents).

51

Q.    Directors and Officers

Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors will disclose at or prior to the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the Equity Issuer Board. The Equity Issuer Board shall include the CEO and shall be comprised of seven (7) members. The members of the Equity Issuer Board shall be determined in accordance with the Corporate Governance Term Sheet.

By the Effective Date, the terms of the current members of the Intelsat board of directors shall expire, and the Equity Issuer Board will include those directors set forth in the list of directors of the Equity Issuer included in the Plan Supplement selected in accordance with the Corporate Governance Term Sheet. By the Effective Date, the officers and overall management structure of the Equity Issuer, and all officers and management decisions with respect to Equity Issuer (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the Equity Issuer Board.

By and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents and the New Corporate Governance Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such director or officer of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

R.    Reorganized TopCo Formation, Capitalization, and Board Selection

Prior to or on the Effective Date for Intelsat and Holdings SARL, the Reorganized TopCos shall be established in accordance with the Reorganized TopCo New Corporate Governance Documents and the Restructuring Steps Memorandum.

The Reorganized S.A. Board shall consist of three (3) directors and shall be selected as follows: (a) one (1) director designated by Cyrus Capital Partners, L.P.; (b) one (1) director designated by Appaloosa LP; and (c) one (1) director designated by the Convert Ad Hoc Group, provided that the director designated by the Convert Ad Hoc Group in clause (c) shall not be an employee or affiliate of Cyrus Capital Partners, L.P. The Reorganized S.A. New Corporate Governance Documents shall require that, so long as Appaloosa LP has designated one (1) or more members to serve on the Equity Issuer Board, then the director designated by Appaloosa LP to recuse himself or herself from any deliberations or decisions concerning a transaction that the Reorganized S.A. Board determines in good faith would have a material impact on the Reorganized Debtors other than Intelsat or Holdings SARL.

S.    Management Incentive Plan

On the Effective Date, the Equity Issuer shall institute the Management Incentive Plan, enact and enter into related policies and agreements, and distribute the New Common Stock to participants consistent with the terms and allocations set forth in the Management Incentive Plan Term Sheet; provided that the form and substance of the Management Incentive Plan shall be consistent with the PSA Definitive Document Requirements. The Required Consenting Jackson Crossover Group Members and the Debtors shall negotiate the terms of the definitive Management Incentive Plan documentation in good faith prior to the Effective Date; provided that the requirement that the Management Incentive Plan documentation be completed prior to the Effective Date may be waived by written agreement between the Required Consenting Jackson Crossover Group Members and the Debtors.

T.    Payment of Indenture Trustee Fees

On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay in Cash all reasonable and documented unpaid Indenture Trustee Fees that are required to be paid under the Indentures without any requirement for (1) the Indenture Trustees to file fee applications with the Bankruptcy Court; or (2) the provision of itemized time details, and without reduction to recoveries on account of any of the Notes Claims. From and after the Effective Date, the Reorganized Debtors shall pay in Cash all reasonable and documented Indenture Trustee Fees, including, without limitation, all Indenture Trustee Fees incurred in connection with distributions made pursuant to

52

the Plan or the cancellation and discharge of the Notes or the Indentures, without any requirement for (1) the Indenture Trustees to file fee applications with the Bankruptcy Court; or (2) the provision of itemized time details, and without reduction to recoveries on account of any of the Notes Claims.

If the Debtors dispute any requested Indenture Trustee Fees, the Debtors or Reorganized Debtors, as applicable, shall (1) pay the undisputed portion of Indenture Trustee Fees and (2) notify the applicable Indenture Trustee of such dispute within five (5) Business Days after presentment of the invoices by the applicable Indenture Trustee. Upon such notification, the applicable Indenture Trustee may submit such dispute for resolution by the Bankruptcy Court; provided, however, that the Bankruptcy Court’s review shall be limited to a determination under the reasonableness standard in accordance with the applicable Indenture. Nothing herein shall in any way affect or diminish the right of the Indenture Trustees to exercise their respective Indenture Trustee Charging Liens against distributions on account of the Notes Claims with respect to any unpaid Indenture Trustee Fees, as applicable.

U.    Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all of the Debtors’ rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than (1) the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date and (2) the Causes of Action released by the Debtors pursuant to the Settlement Agreement, following entry of the Settlement Order and upon the effective date of such Settlement Agreement.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity (other than such Causes of Action specifically released pursuant to the Plan). Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.    Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases of the Debtors shall be deemed assumed by the Debtors or Reorganized Debtors, as applicable, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (1) was assumed, assumed and assigned, or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease Schedule.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as provided for in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized

53

Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. The Debtors shall consult with the Convert Ad Hoc Group prior to the assignment of any executory contracts from Intelsat or Holdings SARL to any Debtor other than Intelsat or Holdings SARL; provided that contracts that remain at Intelsat and/or Holdings SARL (if any) shall only be contracts that are directly related to non-unity NOLs or are necessary to the operation of the Reorganized TopCos related to the non-unity NOLs as contemplated by the Plan and shall not, in any circumstance, include any contracts that relate to, are necessary for, or impact the ongoing operations or businesses of the Reorganized Debtors (other than the Reorganized TopCos). Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.    Claims Based on Rejection of Executory Contracts or Unexpired Leases

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan and the Rejected Executory Contract and Unexpired Leases List, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Solicitation Agent and served on the Reorganized Debtors no later than thirty days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Solicitation Agent within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.G of the Plan, notwithstanding anything in a Proof of Claim to the contrary.

All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as an Unsecured Claim pursuant to Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

Notwithstanding anything to the contrary in the Plan, the Debtors (with the consent of the Required Consenting Jackson Crossover Group Members and, solely as to any Executory Contract or Unexpired Lease to which a HoldCo is a party, the Required Consenting HoldCo Creditors), or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including thirty days after the Effective Date.

C.    Cure of Defaults and Objections to Cure and Assumption

Unless otherwise agreed upon in writing by the Debtors or Reorganized Debtors, as applicable, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount including pursuant to the Plan must be filed, served, and actually received by the counsel to the Debtors and the U.S. Trustee on the Confirmation Objection Deadline or other deadline that may be set by the Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.    For the avoidance of doubt, to the extent an Executory Contract or Unexpired Lease is proposed to be assumed in the Plan and the Assumed Executory Contract and Unexpired Lease List is not listed as having a related cure cost, any counterparty to such

54

Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have consented to such assumption and deemed to release any Claim or Cause of Action for any defaults under such Executory Contract or Unexpired Lease.

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount (if any) in Cash on the Effective Date or in the ordinary course of business or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

The cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption in the event of a dispute regarding: (1) the amount of any payments to cure such a default; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption.

The Debtor (with the consent of the Required Consenting Jackson Crossover Group Members and, solely as to any Executory Contract or Unexpired Lease to which a HoldCo is a party, the Required Consenting HoldCo Creditors) or the Reorganized Debtor, as applicable, shall be authorized to reject any executory contract or unexpired lease to the extent the Debtor (with the consent of the Required Consenting Jackson Crossover Group Members and, solely as to any Executory Contract or Unexpired Lease to which a HoldCo is a party, the Required Consenting HoldCo Creditors) or the Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the amount of the cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such contract or lease unfavorable to the applicable Debtor’s Estate or the Reorganized Debtor. Such rejected contracts, if any, shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease List, if any.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.    Insurance Contracts

Notwithstanding anything to the contrary in the Definitive Documents, any bar date notice or Claim objection, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, confers Bankruptcy Court jurisdiction, grants a discharge, injunction or release, or requires a party to opt out of any releases): (a) each of the Debtors’ Insurance Contracts are deemed to be and treated as Executory Contracts under the Plan and on and after the Effective Date, the Debtors shall be deemed to have assumed all Insurance Contracts pursuant to sections 105 and 365 of the Bankruptcy Code such that the Reorganized Debtors shall become and remain liable in full for all of their and the Debtors’ obligations under the Insurance Contracts, regardless of whether such obligations arise before or after the Effective Date, without the requirement or need for any Insurer to file a Proof of Claim, an Administrative Claim, or a Cure Claim or motion for payment and Insurers shall not be subject to any claims bar date or similar deadline governing cure amounts, Claims or Administrative Claims, provided that all Insurance Contracts to which Intelsat and/or Holdings SARL are a party shall be deemed to have been assumed and assigned by Intelsat and/or Holdings SARL, as applicable, to the Equity Issuer, with the Equity Issuer or any of its subsidiaries paying all cure costs, as applicable; (b) except as set forth in the preceding clause (a), nothing (1) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of the Insurance Contracts, (2) alters, modifies, or otherwise amends any rights or obligations of the Debtors (or, after the Effective Date, of the Reorganized Debtors) or Insurers thereunder, whether arising before or after the Effective Date, or (3) alters or modifies the duty, if any, that the Insurers or third party administrators have to pay claims covered by such Insurance Contracts and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor; and (c) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth

55

in Article VIII.G. of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (1) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable nonbankruptcy law to proceed with their claims; (2) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII.G. of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (3) the Insurers to collect from any or all of the collateral or security provided in connection with the applicable Insurance Contract by or on behalf of the Debtors (or the Reorganized Debtors) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (or the Reorganized Debtors) under the applicable Insurance Contract and/or apply such proceeds to the obligations of the Debtors (or the Reorganized Debtors) under the applicable Insurance Contracts, in such order as the applicable Insurer may determine; and (4) the Insurers to cancel any Insurance Contracts, and take other actions relating to the Insurance Contracts (including effectuating a setoff), to the extent permissible under applicable nonbankruptcy law and the terms of the Insurance Contracts.

E.    Indemnification Provisions

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ New Corporate Governance Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees, equityholders, and agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective Debtors on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted; provided, that the Reorganized Debtors shall not indemnify any Person for any Cause of Action arising out of or related to any act or omission that is determined pursuant to a Final Order to be a criminal act or to constitute actual fraud, gross negligence, bad faith, or willful misconduct. None of the Debtors, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Effective Date to amend, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, equityholders’ or agents’ indemnification rights.

On and as of the Effective Date, any of the Debtors’ Indemnification Provisions with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases, other than any Indemnification Provision set forth in an Executory Contract or Unexpired Lease rejected in the Chapter 11 Cases (including pursuant to the Plan); provided that the Reorganized TopCo Debtors shall not assume the Indemnification Provisions but may, at the Debtors’ discretion, assume and assign any Indemnification Provisions to the Equity Issuer, who shall pay any applicable cure costs.

F.    Director, Officer, Manager, and Employee Liability Insurance

On the Effective Date, pursuant to sections 105 and 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all of the D&O Liability Insurance Policies (including, if applicable, any “tail policy”). Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including, if applicable, any “tail policy”).

After the Effective Date, none of the Debtors or the Reorganized Debtors (other than the Reorganized TopCos) shall terminate or otherwise reduce the coverage under any such policies (including, if applicable, any “tail policy”) with respect to conduct occurring as of the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date, subject to the terms and conditions of such D&O Liability Insurance Policies.

56

On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

G.    Employee and Retiree Benefits

Except as otherwise provided in the Plan, on and after the Effective Date, subject to any Final Order and, without limiting any authority provided to the Equity Issuer Board under the Debtors’ respective formation and constituent documents, the Reorganized Debtors (other than the Reorganized TopCos) shall: (1) amend, adopt, assume, and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date (the “Compensation and Benefits Programs”); and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. For the avoidance of doubt, the Debtors shall continue the Retiree Medical Plans in effect as of the Petition Date, and continuation of the Retiree Medical Plans in effect as of the Petition Date shall be deemed to satisfy section 1129(a)(13) of the Bankruptcy Code. For further avoidance of doubt, upon the Effective Date, Reorganized Debtors (other than the Reorganized TopCos) shall assume and continue to maintain the Pension Plan, the U.K. Individual Plan, the U.K. Retirement Plan, and the Restoration Plan in accordance with their respective terms and conditions and applicable law. The Pension Plan is intended to be a tax-qualified defined benefit pension plan covered by Title IV of ERISA. On and after the Effective Date, the Reorganized Debtors will contribute to the Pension Plan the amounts necessary to satisfy the minimum funding standards under section 302 of ERISA, 29 U.S.C. § 1082, and section 412 of the Internal Revenue Code, 26 U.S.C. § 412. Notwithstanding any other provision hereof, nothing in the Plan, the Confirmation Order, or the Bankruptcy Code (including section 1141 thereof) shall be construed as discharging, releasing, or relieving any Debtor, the Reorganized Debtors, or Party, in any capacity, from any liability with respect to the Pension Plan under any law, government policy, or regulatory provision. The PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility against any Debtor, the Reorganized Debtors, or any Party with such liability or responsibility as a result of any provisions for satisfaction, release, injunction, and exculpation in the Plan and Confirmation Order.

Notwithstanding anything to the contrary in the Plan, none of the Restructuring Transactions or any other action or event occurring in connection with the Plan (including any action or event occurring pursuant to the previous paragraph), shall, or shall be deemed to, trigger any applicable change of control, immediate vesting, termination, or similar provisions set forth in any Compensation and Benefits Program. Any counterparty to a Compensation and Benefits Program shall otherwise have the same rights under any such Compensation and Benefits Program as were applicable immediately prior to the Reorganized Debtors’ adoption, assumption and/or honoring of such Compensation and Benefits Program pursuant to the Plan, except that, if any Compensation and Benefits Program is adopted, assumed, and/or honored pursuant to the Plan and such Compensation and Benefits Program provides for an award or potential award of Interests in the Debtors, such Compensation and Benefits Program shall not be adopted, assumed, and/or honored solely to the extent of such provisions relating to Interest awards.

H.    Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

57

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

I.    Reservation of Rights

Neither the assumption of any Executory Contract or Unexpired Lease pursuant to the Plan nor exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan or Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have thirty calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date. The deemed assumption provided for herein shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

J.    Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

K.    Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.    Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the next Distribution Date that such Claim becomes an Allowed Claim or Interest, or as soon as reasonably practicable thereafter) each Holder of an Allowed Claim and Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class and in the manner provided in the Plan. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII. Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B.    Distributions on Account of Obligations of Multiple Debtors

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against

58

each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed claim plus applicable interest, if any.

C.    Distribution Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Distribution Agent on the Effective Date. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

D.    Rights and Powers of Distribution Agent

1.    Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof; provided, however, that such Distribution Agent shall waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent. For the avoidance of doubt, this section shall not apply to any distribution made by any Indenture Trustee or any Indenture Trustee Charging Lien.

2.    Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney and/or other professional fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors (other than the Reorganized TopCos).

E.    Delivery of Distributions

1.    Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by the Distribution Agent, as appropriate: (a) to the signatory set forth on any Proof of Claim or Proof of Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is filed or if the Debtors have not been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (c) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors with the consent of the Required Consenting Unsecured Creditors. Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct.

Except as otherwise determined by the Debtors or reasonably requested by the respective Indenture Trustee, all distributions made under the Plan on account of the Allowed Claims of the Holders of Notes Claims shall be deemed completed when made to the respective Indenture Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI, the respective Indenture Trustee shall arrange to deliver such distributions to or on behalf of its Holders, subject to the respective Indenture Trustee Charging Liens.

59

2.    Delivery of Distributions on the Notes Claims

All distributions to Holders of Allowed Notes Claims shall be made by or at the direction of the respective Indenture Trustee for further distribution to the relevant Holders of Allowed Notes Claims under the terms of the relevant Indenture. The Indenture Trustees shall hold or direct such distributions for the benefit of the respective Holders of Allowed Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Indenture Trustees shall arrange to deliver such distributions to or on behalf of such Holders in accordance with the applicable Indentures, subject to the rights of the Indenture Trustees to assert the Indenture Trustee Charging Liens. If the Indenture Trustees are unable to make, or the Indenture Trustees consent to the Distribution Agent making such distributions, the Distribution Agent, with the cooperation of the Indenture Trustees, shall make such distributions to the extent practicable. The Indenture Trustees shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the Debtors, the Reorganized Debtors and/or the Distribution Agent, as applicable, shall use reasonably commercial efforts to seek the cooperation of DTC so that any distribution on account of an Allowed Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made to the extent possible through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Indenture Trustees shall retain all rights under the Indentures to exercise the Indenture Trustee Charging Liens against distributions to their respective Holders. Regardless of whether such distributions are made by any Indenture Trustee, or by the Distribution Agent at the reasonable direction of any Indenture Trustee, the applicable Indenture Trustee Charging Liens shall attach to such distributions in the same manner as if such distributions were made through the applicable Indenture Trustee. No Indenture Trustee shall incur any liability whatsoever on account of any distributions under the Plan, whether such distributions are made by any Indenture Trustee, or by the Distribution Agent at the reasonable direction of any Indenture Trustee, except for fraud, gross negligence, or willful misconduct.

Notwithstanding any policies, practices, or procedures of DTC, DTC shall cooperate with and take all actions reasonably requested by the Debtors or the Distribution Agent to facilitate distributions to Holders of Allowed Claims without requiring that such distributions be characterized as repayments of principal or interest. No Distribution Agent or Indenture Trustee shall be required to provide indemnification or other security to DTC in connection with any distributions to Holders of Allowed Claims through the facilities of DTC.

Holders of Convertible Senior Notes Claims shall meet and confer in good faith to discuss the mechanics for effectuating the HoldCo Creditor Ad Hoc Group Waiver.

3.    Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the later of (a) the Effective Date and (b) the date of the distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged of and forever barred.

4.    No Fractional Distributions

No fractional notes or shares, as applicable, of the New Securities shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Interest would otherwise result in the issuance of a number of units or amounts of New Securities that is not a whole number, the actual distribution of units or amounts of New Securities shall be rounded as follows: (a) fractions of one-half (1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1⁄2) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized units or amounts of New Securities shall be adjusted as necessary to account for the foregoing rounding.

60

5.    Minimum Distributions

Holders of Allowed Claims entitled to distributions of $100 or less shall not receive distributions, and each Claim to which this limitation applies shall be discharged pursuant to Article VIII of this Plan and its Holder shall be forever barred pursuant to Article VII of this Plan from asserting that Claim against the Reorganized Debtors or their property.

F.    Manner of Payment

At the option of the Distribution Agent, any Cash payment to be made under the Plan may be made by check, wire transfer, automated clearinghouse, or as otherwise required or provided in applicable agreements.

G.    Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

H.    No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan (including (a) the Term Loan Facility Claims Settlement and (b) to the extent provided in the First Lien Notes Claims Settlement), the DIP Orders, or the Confirmation Order, and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract or default rate, as applicable.

I.    Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Petition Date.

J.    Setoffs and Recoupment

Unless otherwise provided in the Plan or the Confirmation Order, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff or recoupment pursuant to section 553 of the Bankruptcy Code or otherwise.

61

K.    Claims Paid or Payable by Third Parties

1.    Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent that a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.    Claims Payable by Third Parties

The availability, if any, of Insurance Contract proceeds for the satisfaction of an Allowed Claim shall be determined by the terms of the Insurance Contracts of the Debtors or Reorganized Debtors, as applicable. To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ satisfaction, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.    Applicability of Insurance Contracts

Except as otherwise provided in the Plan, distributions to Holders of Claims covered by Insurance Contracts shall be in accordance with the provisions of an applicable Insurance Contract. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Contracts, nor shall anything contained in the Plan constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED,

AND DISPUTED CLAIMS

A.    Allowance of Claims

Except as otherwise set forth in the Plan, after the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim immediately before the Effective Date. Except as specifically provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed in accordance with the Plan.

B.    Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (1) File, withdraw, or litigate to judgment, objections to Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim, including the Causes of Action retained pursuant to Article IV.R of the Plan.

62

C.    Adjustment to Claims Without Objection

Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or deemed disallowed by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court.

D.    Time to File Objections to Claims or Interests

Any objections to Claims shall be Filed on or before the later of (1) the first Business Day following the date that is 180 days after the Effective Date and (2) such later date as may be specifically fixed by the Bankruptcy Court. For the avoidance of doubt, the Bankruptcy Court may extend the time period to object to Claims and Interests.

E.    Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection; provided that the Debtors or Reorganized Debtors may not seek to estimate any Guarantee Claims without the consent of the Required Consenting Unsecured Creditors. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

F.    Disputed and Contingent Claims Reserve

The Debtors or Reorganized Debtors, as applicable, will establish one or more reserves for Claims, including the SES Expense Reimbursement Claims Reserve, that are contingent or have not yet been Allowed, and including any Guarantee Claims that have not been withdrawn with prejudice or disallowed by a Final Order, in an amount or amounts as reasonably determined by the applicable Debtors (with the consent of the Required Consenting Jackson Crossover Group Members and, solely with respect to any Claims against any HoldCo, the Required Consenting HoldCo Creditors) or Reorganized Debtors, as applicable, consistent with the Proof of Claim Filed by the applicable Holder of such Disputed Claim. To the extent that a Disputed Claim may be entitled to receive New Common Stock pursuant to the Plan, such New Common Stock will remain authorized but unissued pending resolution of such Disputed Claim. Notwithstanding anything to the contrary in the Plan (including this Section VII.F), the reserve established for Guarantee Claims that have not been released or disallowed by a Final Order shall be established in such amount assuming that such Guarantee Claims are Allowed in full, or as otherwise agreed between the Debtors or Reorganized Debtors, as applicable, and the Required Consenting Jackson Crossover Group Members.

63

G.    Disallowance of Claims

Any Claims held by Entities from which the Bankruptcy Court has determined that property is recoverable under section 542, 543, 547, 548, 549, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that the Bankruptcy Court has determined is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and the full amount of such obligation to the Debtors has been paid or turned over in full.

All Proofs of Claim Filed on account of an indemnification obligations shall be deemed satisfied and disallowed as of the Effective Date to the extent such indemnification obligations is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. All Proofs of Claim Filed on account of an employee benefit shall be deemed satisfied and disallowed as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed to by the Reorganized Debtors in their sole discretion, any and all Proofs of Claim Filed after the Bar Date shall be deemed Disallowed as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

H.    Amendments to Proofs of Claim

On or after the Effective Date, a Proof of Claim or Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Proof of Claim or Interest Filed that is not so authorized before it is Filed shall be deemed Disallowed in full without any further action.

I.    Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim as no longer contingent.

J.    No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

K.    Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim.

64

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.    Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

The Plan incorporates the Settlement, to be approved by the Bankruptcy Court pursuant to the Settlement Order.

B.    Discharge of Claims

Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Debtor Intercompany Claims or Non-Debtor Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action held by any Entity of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets (including net operating losses and other tax assets or attributes) or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan or voted to reject the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date, and all actions taken to effectuate the Plan, including by Indenture Trustees or First Lien Agent, shall be given the same effect as if such actions were performed under the applicable nonbankruptcy laws under which the Debt Documents are governed.

C.    Release of Liens

Except with respect to the Liens securing the New Debt or Other Secured Claims that are Reinstated pursuant to the Plan, or as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates, subject to the consummation of the applicable distributions contemplated in the Plan, shall be fully released and discharged, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns in each case, without any further approval or order of the Bankruptcy Court and without any action or filing

65

required to be taken or made. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan (or any agent for such Holder) has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, as soon as reasonably practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors or the Reorganized Debtors that are reasonably necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. To the extent any such Holders of such security interests, the First Lien Agent or the Prepetition Collateral Trustee require authority or direction to do so, the Plan and Confirmation Order shall be deemed to be such authorization or direction, as applicable.

D.    Debtor Release

In addition to any release provided in the Settlement Order, effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the DIP Facilities, the DIP Orders, the Term Loan Facility, the First Lien Notes, the Senior Notes, the Indentures, the Chapter 11 Cases, the matters settled pursuant to the Settlement, including the Historical Intercompany Transaction Claims, Claims related to the Debtors’ tax attributes, including the 2018 Reorganization Claims, the Accelerated Relocation Payment Claims, any preference, fraudulent transfer, or other avoidance, recovery, or preservation claim pursuant to sections 544, 547, 548, 550, or 551 of the Bankruptcy Code and applicable state and foreign laws, the Plan Support Agreement, the Secured Creditor Settlement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the SES Settlement, the Disclosure Statement, the New Debt Documents, the Backstop Commitment Agreement, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the SES Settlement, the Disclosure Statement, the New Debt Documents, the Backstop Commitment Agreement, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations arising on or after the Effective Date of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the SES Settlement or the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan or (2) any retained Causes of Action.

66

E.    Third-Party Release

Effective as of the Effective Date, in each case except for Claims arising under, or preserved by, the Plan, each Releasing Party (other than the Debtors or the Reorganized Debtors), in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Claim, Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and each other Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facilities, the DIP Orders, the Term Loan Facility, the First Lien Notes, the Senior Notes, the Indentures, the Chapter 11 Cases, the matters settled pursuant to the Settlement, including the Historical Intercompany Transaction Claims, Claims related to the Debtors’ tax attributes, including the 2018 Reorganization Claims, the Accelerated Relocation Payment Claims, any preference, fraudulent transfer, or other avoidance, recovery, or preservation claim pursuant to sections 544, 547, 548, 550, or 551 of the Bankruptcy Code and applicable state and foreign laws, the Plan Support Agreement, the Secured Creditor Settlement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the SES Settlement, the Disclosure Statement, the New Debt Documents, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the SES Settlement, the Disclosure Statement, the New Debt Documents, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, the Plan (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the SES Settlement or the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

F.    Exculpation

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action or any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Chapter 11 Cases, the SES Settlement, the Disclosure Statement, the New Debt Documents, the Backstop Commitment Agreement, the New Corporate Governance Documents, the New Warrants Agreements, the CVR Agreements, the Settlement, the Settlement Agreement, the Plan Support Agreement, the Secured Creditor Settlement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the SES Settlement, the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction,

67

contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

G.    Injunction

In addition to any injunction provided in the Settlement Order, effective as of the Effective Date, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action unless such Entity has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests or Causes of Action released or settled or subject to exculpation pursuant to the Plan. Notwithstanding the foregoing, all Entities are permanently enjoined and prohibited from taking any action (i) to adversely impact, reduce or diminish the Debtors’ or Reorganized Debtors’ net operating losses or other tax assets or attributes, or (ii) otherwise taking any action (including in the United States or any foreign jurisdiction) that is intended or is reasonably likely to directly or indirectly prevent, impede, hinder, adversely affect, and/or delay any of the Restructuring Transactions or any actions or efforts of the Debtors and Reorganized Debtors and/or their ability to consummate the Plan.

H.    Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.    Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

68

J.    Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

K.    Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

L.    Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

ARTICLE IX.

CONDITIONS TO CONFIRMATION AND THE EFFECTIVE DATE

A.    Conditions Precedent to the Confirmation Date

It shall be a condition to the Confirmation Date that the Bankruptcy Court shall have entered the Settlement Order unless such condition has been waived pursuant to Article IX.C.

B.    Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.C:

1.    the Bankruptcy Court shall have entered the Confirmation Order with respect to each Debtor, which shall (i) authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan, (ii) authorize the Debtors, as applicable/necessary, to: (a) implement the Restructuring Transactions; (b) make all distributions and issuances as required under the Plan; and (c) enter into any agreements, transactions, and sales of property, including the New Debt Documents, the Backstop Commitment Agreement (including paying the Backstop Premium), New Warrants Agreements, CVR Agreements, and Management Incentive Plan, and (iii) authorize the implementation of the Plan in accordance with its terms, and the Effective Date shall occur for each Debtor simultaneously;

2.    the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions, including the Plan, the Plan Support Agreement shall remain in full force and effect with respect to each Debtor for which the Plan was confirmed;

3.    the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Plan and the PSA Definitive Document Requirements, and the Definitive Documents (other than the Reorganized TopCo New Governance Documents) shall comply with the PSA Definitive Document Requirements;

69

4.    all HoldCo Guarantee Claims shall be withdrawn with prejudice and not entitled to any distribution under the Plan; provided that this condition shall not be required to be satisfied, and the Plan shall be automatically amended to remove this condition, if, at the time of entry of the Confirmation Order or prior thereto, either of the following events have occurred: (a) Consenting Creditors that hold at least two-thirds (2/3) of the Connect Senior Notes (excluding any Connect Senior Notes held by the Debtors) cease to be party to the Plan Support Agreement or (b) the Required Consenting HoldCo Creditors have terminated the Plan Support Agreement;

5.    all TopCo Guarantee Claims shall be withdrawn with prejudice and not entitled to any distribution under the Plan; provided that this condition shall not be required to be satisfied, and the Plan shall be automatically amended to remove this condition, if, on the Effective Date any member of the Convert Ad Hoc Group no longer supports the Plan;

6.    the documentation related to the New Debt shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the New Debt shall have been satisfied or duly waived in writing in accordance with the terms of the New Debt;

7.    the closing of the New Revolver and the New Term Loans and/or the issuance of the New Notes, as applicable, shall have occurred;

8.    the New Warrants Agreements and CVR Agreements shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the New Warrants Agreements and CVR Agreements shall have been satisfied or duly waived in writing in accordance with the terms thereof;

9.    the definitive documentation concerning the Management Incentive Plan shall have been completed; provided that this condition may be waived by written agreement between the Required Consenting Jackson Crossover Group Members and the Debtors;

10.    the New Common Stock, New Warrants, CVRs, and Reorganized S.A. Common Stock shall have been issued and distributed, and any Cash on hand at the HoldCos shall have been distributed, in accordance with the Plan;

11.    the DIP Claims shall have been indefeasibly paid in full in Cash;

12.    all actions, documents, certificates, and agreements necessary to implement the Plan (including any documents contained in the Plan Supplement) shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units, in accordance with applicable laws;

13.    all Professional Fee Claims of retained professionals that require the Bankruptcy Court’s approval shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Fee Escrow Account pending the Bankruptcy Court’s approval of such Professional Fee Claims;

14.    the Settlement Order shall have been entered and not subject to any stay, and the Accelerated Relocation Payment Claims shall have been resolved pursuant to an order not subject to any stay, on the terms set forth in this Plan (or such other terms that are acceptable to the Required Consenting Jackson Crossover Group Members);

15.    the Value Allocation shall not have changed from the version of the Value Allocation filed with the Plan on December 4, 2021 in a manner that either (a) allocates any value to any Entity that is not an obligor (or guarantor) in respect of the Jackson Senior Notes or (b) increases by more than five percent (5%) or decreases by more than five percent (5%) the recovery percentage at any Jackson Debtor, unless (in either case) the Required Consenting Jackson Crossover Group Members have approved such changes in writing;

70

16.    the Value Allocation shall not have changed from the version of the Value Allocation filed with the Plan on December 4, 2021 in a manner that either (a) reduces the distributable value allocated to the payment of Unsecured Claims at Intelsat US, through the Jackson Unsecured Recovery, below $950 million or (b) reduces the total distributable value, in the aggregate, of the Jackson Unsecured Recovery allocated to Intelsat License, Jackson and Intelsat US, unless (in either case) SES and the Jackson Crossover Group have each approved such changes in writing;

17.    all Indenture Trustee Fees (not subject to a timely dispute) shall have been indefensibly paid in full in Cash; and

18.    (x) all unpaid Restructuring Expenses, (y) the Backstop Premium, and (z) all amounts payable by the Debtors pursuant to the DIP Orders and the Plan Support Agreement shall have been indefeasibly paid in full in Cash.

For the avoidance of doubt, the conditions precedent to the Effective Date enumerated above shall apply to each Debtor on an individual basis, and the Effective Date for any individual Debtor may occur prior to the Effective Date of any other individual Debtor.

C.    Waiver of Conditions to the Confirmation Date and the Effective Date

Other than to the extent specifically set forth in Article IX, and subject to the limitations contained in and the other terms of the Plan Support Agreement, each condition to (i) the Confirmation Date set forth in Article IX.A and (ii) the Effective Date set forth in Article IX.B may be waived in whole or in part at any time by the Debtors, with the consent of the Required Consenting Unsecured Creditors (such consent not to be unreasonably withheld) without an order of the Bankruptcy Court; provided that, solely to the extent that the waiver of any condition would impact the Allowed amount or treatment of the First Lien Notes Claims or Term Loan Facility Claims, such waiver shall also be subject to the consent (not to be unreasonably withheld) of the Required Consenting Jackson Ad Hoc Group Noteholders and the Required Consenting First Lien Noteholders (with respect to the First Lien Notes Claims) and the Required Consenting Jackson Ad Hoc Group Members (with respect to the Term Loan Facility Claims); provided, further, however, the condition in Article IX.B.3 of the Plan may be waived with respect to a particular Definitive Document only to the extent that such waiver conforms to the applicable consent rights in the Plan Support Agreement; provided, further, with respect to the condition in Article IX.A: (a) for the avoidance of doubt, if a Debtor is not party to the Settlement Agreement, such Debtor’s consent shall not be needed to waive such condition and (b) the consent of the Required Consenting Creditors and (applicable) Debtors to waive such condition may be withheld or granted in each of the Debtors’ and Required Consenting Creditors’ sole discretion; provided, further, however, the waiver of the condition in Article IX.B.5 of the Plan or any condition that would impact the Allowed amount or treatment of the Unsecured Claims against Intelsat (as set forth in Article III.B of the Plan) shall also be subject to the consent of the Convert Ad Hoc Group.

D.    Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Effective Date.

E.    Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur with respect to any particular Debtor, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtor; (2) prejudice in any manner the rights of such Debtor, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Debtor, any Holders, or any other Entity in any respect.

71

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.    Modification of Plan

The Debtors reserve the right (subject to the terms of the Plan Support Agreement, and the consents required therein, including the PSA Definitive Document Requirements) to modify the Plan prior to Confirmation and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights (subject to the terms of the Plan Support Agreement, and the consents required therein, including the PSA Definitive Document Requirements) to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and (subject to the terms of the Plan Support Agreement, and the consents required therein, including the PSA Definitive Document Requirements), to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Notwithstanding anything to the contrary herein, the Debtors or the Reorganized Debtors, as applicable, shall not amend or modify the Plan in a manner inconsistent with the Plan Support Agreement or the PSA Definitive Document Requirements and with respect to any amendment or modification of the Plan that may be reasonably expected to affect the rights or obligations of (i) Holders of General Unsecured Claims, such amendment or modification shall also be reasonably acceptable to the Committee or (ii) Holders of Unsecured Claims against Intelsat, such modification shall also be reasonably acceptable to the Convert Ad Hoc Group. If, prior to entry of the Confirmation Order, either of the following events occur, then the Plan shall be automatically amended to provide that the HoldCo Guarantee Claims shall not be released pursuant to the Plan, and instead the HoldCo Guarantee Claims may be asserted against each and every HoldCo: (a) Consenting Creditors that hold at least two-thirds (2/3) of the Connect Senior Notes (excluding any Connect Senior Notes held by the Debtors) cease to be party to the Plan Support Agreement or (b) the Required Consenting HoldCo Creditors have terminated the Plan Support Agreement. For the avoidance of doubt, any modifications to the Plan, including modifications prior to Confirmation, shall comply with Bankruptcy Rule 3019.

B.    Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.    Revocation or Withdrawal of Plan

Subject to the Plan Support Agreement (including the PSA Definitive Document Requirements), the Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if the Confirmation Date or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan (other than the Settlement Agreement, to the extent embodied in an agreement other than the Plan), assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.    allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

72

2.    decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.    resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.    ensure that distributions to Holders of Allowed Claims and Interests (as applicable) are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.    adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.    enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court;

7.    enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.    grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.    adjudicate, decide, or resolve any and all matters related to the Restructuring Transactions;

10.    issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, including any action to adversely impact, reduce or diminish the Debtors’ or Reorganized Debtors’ net operating losses or other tax assets or attributes, or any action (including in the United States or any foreign jurisdiction) that is intended or is reasonably likely to directly or indirectly prevent, impede, hinder, adversely affect, and/or delay any of the Restructuring Transactions or any actions or efforts of the Debtors and Reorganized Debtors and/or their ability to consummate the Plan;

11.    resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions;

12.    hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not

73

timely repaid pursuant to Article VI.K.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and, subject to any applicable forum selection clauses, contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

13.    enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.    consider any modifications to the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile or clarify any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

15.    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

16.    enter an order or Final Decree concluding or closing the Chapter 11 Cases;

17.    enforce all orders previously entered by the Bankruptcy Court; and

18.    hear any other matter not inconsistent with the Bankruptcy Code;

Nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, or the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose prior to the Effective Date.

Notwithstanding the foregoing, on and after the Effective Date, the Bankruptcy Court shall not retain jurisdiction over matters arising out of or related to each of the New Debt Documents, New Warrant Agreements, CVR Agreements, and New Corporate Governance Documents, and the New Debt Documents, New Warrant Agreements, CVR Agreements, and New Corporate Governance Documents shall be governed by the respective jurisdictional provisions therein.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.    Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests

74

(irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

B.    Additional Documents

On or before the Effective Date, and consistent in all respects with the terms of the Plan Support Agreement (including the consent rights set forth therein), the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Plan Support Agreement; provided that such agreements and other documents shall be consistent with the PSA Definitive Document Requirements. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, including any subscription agreements, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.    Dissolution of the Committee

On the Effective Date, the Committee shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of preparing, prosecuting and filing requests for payment of Professional Fee Claims for services and reimbursements of expenses incurred prior to the Effective Date by the Committee and its Professionals and, if necessary, litigating the final requests for payment of any Professional Fee Claims filed by other Professionals. Except as set forth herein, from and after the Effective Date, none of the Debtors or the Reorganized Debtors shall be responsible for paying any fees or expenses incurred after the Effective Date by the members of or advisors to the Committee.

D.    Statutory Fees and Reporting Requirements

All fees payable pursuant to section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first.

The Debtors shall continue complying with monthly reporting requirements through the Effective Date as required under the Local Bankruptcy Rules. After the Effective Date, the Reorganized Debtors and/or the Distribution Agent shall file quarterly reports consistent with Local Bankruptcy Rule 2015-(a)-1. The Reorganized Debtors and/or the Distribution Agent shall no longer have the obligation to file quarterly reports with respect to a Debtor once such Debtor’s case is converted, dismissed or a Final Decree has been entered by the Bankruptcy Court.

E.    Payment of Certain Fees and Expenses

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, shall pay on the Effective Date all then-outstanding reasonable and documented unpaid fees and expenses incurred on or before the Effective Date by all of the attorneys, advisors, and other professionals payable under the Plan and the Plan Support Agreement. Any such costs and expenses that are attorneys’ fees and expenses shall be submitted to the Debtors or the Reorganized Debtors in the form of summary invoices of the relevant law firms.

F.    Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

75

G.    Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

H.    Service of Documents

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Reorganized Debtors:

Intelsat S.A.

7900 Tysons One Place

McLean, Virginia 22102

Attention: Michelle Bryan

E-mail: Michelle.Bryan@Intelsat.com

With copies to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile:    (212) 446-4900

Attention:    Edward Sassower, P.C.; Steven Serajeddini, P.C.; and Aparna Yenamandra

E-mail: ESassower@Kirkland.com; Steven.Serajeddin@Kirkland.com;

Aparna.Yenamandra@Kirkland.com

and

Kutak Rock LLP

901 East Byrd Street, Suite 1000

Richmond, Virginia 23219-4071

Telephone: (804) 644-1700

Facsimile: (804) 783-6192

Attention: Michael A. Condyles (VA 27807); Peter J. Barrett (VA 46179); Jeremy S. Williams (VA 77469)

Email: Michael.Condyles@KutakRock.com; Peter.Barrett@KutakRock.com;

Jeremy.Williams@KutakRock.com

If to the Committee:

Milbank LLP

55 Hudson Yards

New York, New York 10001

Attention:    Dennis Dunne, Andrew Leblanc, Matthew Brod

E-mail: ddunne@milbank.com; aleblanc@milbank.com; mbrod@milbank.com

After the Effective Date, the Reorganized Debtors shall have the authority to send a notice to Entities that continue to receive documents pursuant to Bankruptcy Rule 2002 requiring such Entity to file a renewed request to

76

receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

I.    Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Plan Support Agreement (including the consent rights set forth therein), the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

J.    Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan, provided, for the avoidance of doubt, all such exhibits and documents shall comply with the PSA Definitive Document Requirements. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from https://cases.stretto.com/intelsat or the Bankruptcy Court’s website at www.vaeb.uscourts.gov/bankruptcy. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, the Plan Supplement shall control, provided, for the avoidance of doubt, all such exhibits and documents shall comply with the PSA Definitive Document Requirements. The documents considered in the Plan Supplement are an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

K.    Non-Severability

Except as set forth in Article VIII of the Plan, the provisions of the Plan, including its release, injunction, exculpation and compromise provisions, and the Definitive Documents, are mutually dependent and non-severable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the Definitive Documents are: (1) valid and enforceable pursuant to their terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors and the Required Consenting Creditors consistent with the terms set forth herein; and (3) non-severable and mutually dependent.

L.    Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Consenting Creditors and each of their respective affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, no such parties, individuals, or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.    Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

77

N.    Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

[Remainder of page intentionally left blank.]

78

Dated: December 17, 2021	Intelsat S.A. on behalf of itself and all other Debtors

/s/ David Tolley
David Tolley
Chief Financial Officer and Co-Chief Restructuring Officer Intelsat S.A.

Exhibit A

Value Allocation

Intelsat S.A.

Allocation of Distributable Value by Debtor

$ in millions	Base Recovery Model
Debtor	Unsec. Claims	Unsec. Recovery ($) [1]	Unsec. Recovery (%) [1]
Intelsat S.A.	$410	$53	12.98%
Intelsat Investment Holdings S.À.R.L.	—	—	—
Intelsat Holdings S.A.	—	—	—
Intelsat Investments S.A.	—	—	—
Intelsat (Luxembourg) S.A. [2]	2,656	1	0.04%
Intelsat Envision Holdings LLC	1,709	73	4.29%
Intelsat Connect Finance S.A.	1,299	289	22.27%

Intelsat Jackson Holdings S.A.	7,057	307	4.35%

Intelsat Alliance LP	7,057	—	—
Intelsat License LLC	7,057	1,501	21.27%
Intelsat Satellite LLC	7,147	725	10.15%
Intelsat US LLC	7,059	950	13.45%
Intelsat Ventures S.À R.L.	7,057	398	5.64%
Intelsat Global Sales & Marketing Ltd.	7,058	56	0.80%
Intelsat US Finance LLC	7,057	—	—
Intelsat Genesis Inc.	7,057	18	0.25%
PanAmSat International Sales, LLC	7,057	1	0.02%
Intelsat International Systems, LLC	7,057	5	0.07%
PanAmSat Europe Corporation	7,057	1	0.02%
Intelsat Holdings LLC	7,057	—	—
Intelsat Subsidiary (Gibraltar) Limited	7,057	0	0.00%
Intelsat Service and Equipment LLC	7,057	—	—
Intelsat License Holdings LLC	7,057	—	—
Intelsat Align S.À R.L.	7,057	1	0.01%
Intelsat Finance Bermuda Ltd.	7,057	0	0.00%
PanAmSat International Holdings LLC	7,057	—	—
Intelsat International Employment LLC	7,057	—	—
Intelsat Virginia Holdings LLC	7,057	25	0.36%
Intelsat Genesis GP LLC	7,057	—	—
Intelsat UK Financial Services Ltd.	7,057	—	—
Intelsat Asia Carrier Services, LLC	—	—	—
Southern Satellite Licensee LLC	7,057	—	—
Southern Satellite LLC	7,057	—	—
PanAmSat India LLC	—	—	—
PanAmSat India Marketing L.L.C.	—	—	—

[1]	Recoveries on account of the Allowed Convenience Claims may modestly dilute the recoveries to Holders of Allowed Claims depending on the ultimate reconciliation of the Allowed Convenience Claims.
[2]

The estimated Allowed Unsecured Claims Against LuxCo include Claims held by Holders of Connect Senior Notes. Recoveries to Holders of Unsecured Claims Against LuxCo exclude any recoveries on account of the Connect Senior Notes and there shall be no distribution of any portion of the LuxCo Unsecured Recovery on account of Connect Senior Notes Claims Against LuxCo.

Exhibit B

Confirmation and Effective Date Notice

Edward O. Sassower, P.C. (admitted pro hac vice)	Michael A. Condyles (VA 27807)
Steven N. Serajeddini, P.C. (admitted pro hac vice)	Peter J. Barrett (VA 46179)
Aparna Yenamandra (admitted pro hac vice)	Jeremy S. Williams (VA 77469)
KIRKLAND & ELLIS LLP	KUTAK ROCK LLP
KIRKLAND & ELLIS INTERNATIONAL LLP	901 East Byrd Street, Suite 1000
601 Lexington Avenue	Richmond, Virginia 23219-4071
New York, New York 10022	Telephone: (804) 644-1700
Telephone: (212) 446-4800	Facsimile: (804) 783-6192
Facsimile: (212) 446-4900

Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
INTELSAT S.A., et al.,[1]	)	Case No. 20-32299 (KLP)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (I) ENTRY OF

ORDER CONFIRMING THE DEBTORS’ AMENDED

CHAPTER 11 PLAN AND (II) OCCURRENCE OF EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that the Honorable Keith L. Phillips, United States Bankruptcy Judge, entered an order confirming the Fourth Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates (as may be supplemented, or modified, the “Plan”) [Docket No. [•]] (the “Confirmation Order”), which the Clerk of the United States Bankruptcy Court for the Eastern District of Virginia (Richmond Division) (the “Bankruptcy Court”) docketed on [•], 2021.2

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents are available free of charge on Stretto’s website at https://cases.stretto.com/intelsat and on the Bankruptcy Court’s website at https://www.vaeb.uscourts.gov. To access the Bankruptcy Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.

[1]

Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.stretto.com/intelsat. The location of the Debtors’ service address is: 7900 Tysons One Place, McLean, VA 22102.

[2]	Capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [[•], 2021].

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided in the Plan, the Confirmation Order, or any other applicable order of the Bankruptcy Court or Holders of an Allowed Administrative Claim and the Debtors have agreed otherwise, all requests for payment of Administrative Claims must be Filed and served on the Debtors no later than: (a) with respect to Administrative Claims other than Professional Fee Claims, 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, 45 days after the Effective Date (the “Administrative Claims Bar Date”). Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request on or before the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, any purchasers of their assets, or their respective property, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (b) the Effective Date of such rejection, or (c) the Effective Date.

[Remainder of page intentionally left blank]

2

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept the Plan.

Richmond, Virginia
Dated: [•], 2021

/s/ DRAFT
KUTAK ROCK LLP		KIRKLAND & ELLIS LLP
Michael A. Condyles (VA 27807)		KIRKLAND & ELLIS INTERNATIONAL LLP
Peter J. Barrett (VA 46179)		Edward O. Sassower, P.C. (admitted pro hac vice)
Jeremy S. Williams (VA 77469)		Steven N. Serajeddini, P.C. (admitted pro hac vice)
901 East Byrd Street, Suite 1000		Aparna Yenamandra (admitted pro hac vice)
Richmond, Virginia 23219-4071		601 Lexington Avenue
Telephone:	(804) 644-1700	New York, New York 10022
Facsimile:	(804) 783-6192	Telephone:	(212) 446-4800
Email:	Michael.Condyles@KutakRock.com	Facsimile:	(212) 446-4900
	Peter.Barrett@KutakRock.com	Email:	Edward.Sassower@Kirkland.com
	Jeremy.Williams@KutakRock.com		Steven.Serajeddini@Kirkland.com
Aparna.Yenamandra@Kirkland.com

Co-Counsel to the Debtors		Co-Counsel to the Debtors
and Debtors in Possession		and Debtors in Possession

Exhibit C

Convenience Claim Opt-In Form

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
INTELSAT, S.A., et al.,[1]	)	Case No. 20-32299 (KLP)
)
Debtors.	)	(Jointly Administered)
)

CONVENIENCE CLAIM OPT-IN FORM

(GENERAL UNSECURED CLAIM IN CLASS B1, C1, D1, E1, F1, G1, H1, I1, OR J1)

PLEASE READ AND FOLLOW THE INSTRUCTIONS HEREIN CAREFULLY BEFORE COMPLETING THIS CONVENIENCE CLAIM OPT-IN FORM.

IF YOU DESIRE TO MAKE THE ELECTION DESCRIBED IN THIS CONVENIENCE CLAIM OPT-IN FORM, PLEASE COMPLETE, EXECUTE, AND RETURN THIS CONVENIENCE CLAIM OPT-IN FORM ON OR BEFORE JANUARY 7, 2022 AT 11:59 P.M., PREVAILING EASTERN TIME (THE “OPT-IN DEADLINE”) TO ENSURE THAT YOUR ELECTION IS COUNTED.

ANY CONVENIENCE CLAIM OPT-IN YOU MAKE WILL APPLY TO ALL ELIGIBLE GENERAL UNSECURED CLAIMS YOU HOLD (IF ANY) IN CLASSES B1, C1, D1, E1, F1, G1, H1, I1, AND J1 AGAINST JACKSON, THE JACKSON SUBSIDIARIES, ICF, ENVISION, LUXCO, INVESTMENTS, HOLDINGS, HOLDINGS SARL, OR INTELSAT (COLLECTIVELY, THE “DEBTORS”), AS APPLICABLE.

WITH RESPECT TO HOLDERS OF GENERAL UNSECURED CLAIMS IN CLASS B1, C1, D1, E1, F1, G1, H1, I1, OR J1 WITH ALLOWED CLAIMS IN EXCESS OF THE CONVENIENCE CLAIM THRESHOLD, IF YOU DO NOT BOTH (1) HAVE AN ALLOWED GENERAL UNSECURED CLAIM IN CLASS B1, C1, D1, E1, F1, G1, H1, I1, OR J1, AND (2) SUBMIT THIS CONVENIENCE CLAIM FORM ON OR BEFORE THE OPT-IN DEADLINE, YOU WILL NOT BE TREATED AS A HOLDER OF A CLASS A9 CONVENIENCE CLAIM, AND INSTEAD WILL BE TREATED UNDER THE PLAN AS A HOLDER OF A CLASS B1, C1, D1, E1, F1, G1, H1, I1, OR J1 UNSECURED CLAIM.

FOR THE AVOIDANCE OF DOUBT, SENIOR NOTES CLAIMS IN CLASSES B1, C1, D1, E1, F1, G1, H1, I1, OR J1 ARE NOT “GENERAL UNSECURED CLAIMS” AND HOLDERS THERETO SHALL NOT BE ENTITLED TO SUBMIT A CONVENIENCE CLAIM OPT-IN ON ACCOUNT OF SUCH SENIOR NOTES CLAIMS.

You are receiving this Convenience Claim Opt-In Form (this “Convenience Claim Opt-In Form”)2 because you are the Holder of a scheduled or asserted General Unsecured Claim against an applicable Debtor that may exceed the

[1]

Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.stretto.com/intelsat. The location of the Debtors’ service address is: 7900 Tysons One Place, McLean, VA 22102.

[2]

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 2773] (as amended, supplemented, or otherwise modified from time to time, the “Plan”), which was confirmed by entry of an order of the United States Bankruptcy Court for the Eastern District of Virginia (the “Court”) on December [•], 2021 [Docket No. [•]] (as amended, supplemented, or otherwise modified from time to time, the “Confirmation Order”).

Convenience Claim Threshold.3 Claims are currently being reconciled by the Debtors and, following the reconciliation process, your Claim may be Allowed. If your Claim is ultimately Allowed, your Claim will be classified and treated in accordance with Article III of the Plan and any distribution on account of your Claim will be calculated in accordance with Article VI of the Plan.

Because your scheduled or asserted Claim may ultimately be classified and Allowed as a General Unsecured Claim in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 against an applicable Debtor that exceeds the Convenience Claim Threshold ($1,000,000), you may either:

•

Take no further action and receive on account of any Allowed General Unsecured Claim in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 against the applicable Debtor, (including any amount that exceeds the Convenience Claim Threshold) for which you are a Holder (if any), your Pro Rata share of, as applicable, (i) the Jackson Unsecured Recovery, (ii) the ICF Unsecured Recovery, (iii) the Envision Unsecured Recovery, (iv) the LuxCo Unsecured Recovery, (v) the Investments Unsecured Recovery, (vi) the Holdings Unsecured Recovery, (vii) the Holdings SARL Unsecured Recovery, and/or (viii) the S.A. Unsecured Recovery, as applicable (each of the foregoing, an “Unsecured Claims Recovery”); OR

•

Elect to have any Allowed General Unsecured Claim in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 against Jackson, the Jackson Subsidiaries, ICF, Envision, LuxCo, Investments, Holdings, Holdings SARL, or Intelsat, as applicable, irrevocably treated as a Convenience Claim, which will be irrevocably reduced to the Convenience Claim Threshold of $1 million, and receive, in full and final satisfaction of such Convenience Claim, payment in full in Cash, which Cash distribution shall not exceed the Convenience Claim Threshold.

If you elect to (a) have any Allowed General Unsecured Claim in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 against an applicable Debtor that exceeds the Convenience Claim Threshold for which you are a Holder (if any) treated as a Convenience Claim and (b) receive a distribution as a Holder of a Class A9 Convenience Claim (instead of the applicable Unsecured Claims Recovery), you must:

•	check the box below; and

•

submit this Convenience Claim Opt-In Form to the Solicitation Agent in accordance with the instructions set forth herein by January 7, 2022 at 11:59 P.M., prevailing Eastern Time (the “Opt-In Deadline”).

If you do not so elect, no further action is required to receive the applicable Unsecured Claims Recovery.

With respect to Holders of General Unsecured Claims in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 against an applicable Debtor with General Unsecured Claims in excess of the Convenience Claim Threshold, if you do not both (a) have an General Unsecured Claim against an applicable Debtor and (b) submit this Convenience Claim Opt-In Form on or before the Opt-In Deadline, you will not be treated as a Holder of a Class A9 Convenience Claim, and instead will be treated under the Plan as a Holder of a Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 Unsecured Claim.

For the avoidance of doubt, any Allowed General Unsecured Claim in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 Unsecured Claim against the applicable Debtor that is equal to or less than the Convenience Claim Threshold for which you are a Holder (if any) will automatically be treated as a Convenience Claim, and in full and final satisfaction of the Convenience Claim, you will receive payment in full in Cash on account of such Convenience Claim without any further action.

[3]

For the avoidance of doubt, Senior Notes Claims in Classes B1, C1, D1, E1, F1, G1, H1, I1, or J1 are not General Unsecured Claims and Holders of Senior Notes Claims shall not be entitled to submit a Convenience Claim Opt-In Form on account of such Senior Notes Claims.

2

As a Holder of a scheduled or asserted Claim against one or more of the Debtors, you are entitled, but not required, to complete and submit this Convenience Claim Opt-In Form regardless of the ultimate classification of your Claim. However, the election set forth in this Convenience Claim Opt-In Form will only apply to any and all General Unsecured Claims that are ultimately classified and Allowed as General Unsecured Claims in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 Unsecured Claim against the applicable Debtor that exceed the Convenience Claim Threshold.

FOR THE AVOIDANCE OF DOUBT, YOUR RECEIPT OF THIS CONVENIENCE CLAIM OPT-IN FORM DOES NOT REFLECT ON THE AMOUNT OR VALIDITY OF ANY POTENTIAL ALLOWED GENERAL UNSECURED CLAIM IN CLASS B1, C1, D1, E1, F1, G1, H1, I1, OR J1 AGAINST THE APPLICABLE DEBTOR THAT YOU MAY HOLD. FOR THE FURTHER AVOIDANCE OF DOUBT, YOUR ELECTION TO HAVE YOUR CLAIM TREATED AS A CONVENIENCE CLAIM SHALL NOT BE CONSIDERED AN ADMISSION THAT ANY SUCH CLAIM IS A GENERAL UNSECURED CLAIM IN CLASS B1, C1, D1, E1, F1, G1, H1, I1, OR J1. ANY SUCH DETERMINATION WILL BE MADE BY THE BANKRUPTCY COURT WITHOUT REFERENCE TO OR CONSIDERATION OF YOUR ELECTION PURSUANT TO THIS CONVENIENCE CLAIM OPT-IN FORM.

You should review the Plan before you make your decision. You may wish to seek legal advice concerning the Plan and the Plan’s classification and treatment of your Claim. You may obtain the Plan and other materials filed in these chapter 11 cases from (a) Solicitation Agent, at no charge by: (i) accessing the Debtors’ restructuring website at https://cases.stretto.com/intelsat; (ii) writing to Stretto, Attn: Intelsat S.A., et al., Ballot Processing, c/o Stretto, 410 Exchange, Suite 410, Irvine, CA 92602; (iii) calling (855) 489-1434 (toll free) or +1 (949) 561-0347 (international) and requesting to speak with a member of the Solicitation Group; or (iv) emailing intelsatinquiries@stretto.com and referencing “Intelsat” in the subject line, or (b) for a fee via PACER at https://www.vaeb.uscourts.gov/wordpress/.

CONVENIENCE CLAIM OPT-IN. The Holder of an asserted Claim against the Debtors:

☐   Elects to Opt-In to irrevocably have any and all Allowed General Unsecured Claims in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 against Jackson, the Jackson Subsidiaries, ICF, Envision, LuxCo, Investments, Holdings, Holdings SARL, or Intelsat, as applicable, that exceed the Convenience Claim Threshold for which it is a Holder (if any) treated as Class A9 Convenience Claims and acknowledges that (i) any such valid General Unsecured Claims in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 against the applicable Debtor will instead be treated as a Class A9 Convenience Claim in an amount reduced to the Convenience Claim Threshold ($1,000,000) and (ii) to the extent the same Claim is asserted against multiple Debtors (i.e., a guaranty claim or a claim asserted on a joint and several basis), such Claims, if Allowed, shall be treated as one Claim in Class A9 and shall, in full and final satisfaction of such Claim, receive payment in full in Cash.

If you checked the box above, please complete and submit this Convenience Claim Opt-In Form in accordance with the instructions below. By signing this Convenience Claim Opt-In Form, the undersigned certifies to the Bankruptcy Court and the Debtors:

(a)

that, as of the date hereof, either: (i) the Entity is the Holder of a scheduled or asserted Claim; or (ii) the Entity is an authorized signatory for an Entity that is the Holder of a scheduled or asserted Claim;

(b)

that the Entity (or in the case of an authorized signatory, the Holder) has access to a copy of the Plan and acknowledges that the election is being made pursuant to the terms and conditions set forth therein;

3

(c)	that the undersigned has the power and authority to submit this Convenience Claim Opt-In Form with respect to the scheduled or asserted Claim;

(d)

that by submitting this Convenience Claim Opt-In Form the undersigned agrees to have any General Unsecured Claims in Class B1, C1, D1, E1, F1, G1, H1, I1, or J1 against Jackson, the Jackson Subsidiaries, ICF, Envision, LuxCo, Investments, Holdings, Holdings SARL, or Intelsat, as applicable, that it may hold and that exceed the Convenience Claim Threshold reduced to the Convenience Claim Threshold and treated as a Convenience Claim under the Plan; and

(e)	that this election with respect to the scheduled or asserted Claim is voluntary, final, and irrevocable.

Name of Holder:
(Print or Type)

Signature:

Name of Signatory:
(If other than Holder)

Title:

Address:

Telephone Number:

Email:

Date Completed:

IF YOU WISH TO HAVE ANY GENERAL UNSECURED CLAIMS IN CLASS B1, C1, D1, E1, F1, G1, H1, I1, OR J1 AGAINST JACKSON, THE JACKSON SUBSIDIARIES, ICF, ENVISION, LUXCO, INVESTMENTS, HOLDINGS, HOLDINGS SARL, OR INTELSAT, AS APPLICABLE, THAT EXCEED THE CONVENIENCE CLAIM THRESHOLD FOR WHICH YOU ARE THE HOLDER (IF ANY) TREATED AS CLASS A9 CONVENIENCE CLAIMS UNDER THE PLAN (UPON ALLOWANCE), PLEASE COMPLETE, SIGN, AND DATE THIS CONVENIENCE CLAIM OPT-IN FORM AND RETURN IT (WITH AN ORIGINAL SIGNATURE) PROMPTLY BY JANUARY 7, 2022 AT 11:59 P.M., PREVAILING EASTERN TIME BY ONLY ONE OF THE FOLLOWING RETURN METHODS:

4

By mail or hand delivery: Stretto Attn: Intelsat S.A., et al., Ballot Processing c/o Stretto 410 Exchange, Suite 410 Irvine, CA 92602

If by electronic, online submission:

Please visit https://cases.stretto.com/intelsat/. Click on the “Convenience Claim Opt-In Form” section of the Debtors’ website and follow the directions to submit your Convenience Claim Opt-In Form.

If you choose to submit your Convenience Claim Opt-In Form via Stretto’s online system, you should not also return a hard copy of your Convenience Claim Opt-In Form.

IMPORTANT NOTE: You will need the following information to retrieve and submit your customized Convenience Claim Opt-In Form:

Unique Convenience Claim Opt-In Form #:

Use of the Debtors’ restructuring website’s electronic Convenience Claim Opt-In Form submission is the sole manner in which Convenience Claim Opt-In Forms will be accepted via electronic or online transmission. Convenience Claim Opt-In Forms submitted by facsimile or email will not be valid Convenience Claim elections.

THE OPT-IN DEADLINE IS JANUARY 7, 2022, AT 11:59 P.M., PREVAILING EASTERN TIME.

TO ENSURE YOUR CONVENIENCE CLAIM OPT-IN IS COUNTED, THE SOLICITATION AGENT MUST ACTUALLY RECEIVE YOUR CONVENIENCE CLAIM OPT-IN FORM ON OR BEFORE THE OPT-IN DEADLINE IF YOU WISH TO HAVE ANY ALLOWED GENERAL UNSECURED CLAIM IN CLASS B1, C1, D1, E1, F1, G1, H1, I1, OR J1 AGAINST JACKSON, THE JACKSON SUBSIDIARIES, ICF, ENVISION, LUXCO, INVESTMENTS, HOLDINGS, HOLDINGS SARL, OR INTELSAT, AS APPLICABLE, THAT EXCEEDS THE CONVENIENCE CLAIM THRESHOLD FOR WHICH YOU ARE THE HOLDER (IF ANY) TREATED AS A CLASS A9 CONVENIENCE CLAIM UNDER THE PLAN.

THIS CONVENIENCE CLAIM OPT-IN FORM DOES NOT CONSTITUTE, AND SHALL NOT BE DEEMED TO BE (A) A PROOF OF CLAIM OR (B) AN ASSERTION OR ADMISSION OF THE VALIDITY OF A CLAIM.

*    *    *    *    *    *     *    *    *    *    *    *    *    *    *

5

Exhibit D

Release Opt-In

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
INTELSAT S.A., et al.,[1]	)	Case No. 20-32299 (KLP)
)
Debtors.	)	(Jointly Administered)
)

NOTICE AND OPT IN FORM TO THE THIRD PARTY RELEASE

PLEASE READ – YOUR RESPONSE IS REQUIRED BY JANUARY 31, 2022

•	This notice is for holders of Claims or Interests who: (a) voted to reject the Plan (as defined below); (b) abstained from voting on the Plan; or (c) were not entitled to vote on the Plan.

•

You will be released of whatever claims many other people and entities hold against you and you will release whatever claims you may have against such other people and entities (including company officers and directors) if you return the enclosed “Release Opt In Form” by January 31, 2022, prevailing Eastern Time.

•	For more specific information and instructions, please read the Release Opt In Form enclosed at the end of this notice as Attachment A.

PLEASE TAKE NOTICE THAT on September 7, 2021, the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) entered an order [Docket No. 2815] (the “Disclosure Statement Order”), which, among other things: (a) approved the solicitation procedures (the “Solicitation Procedures”) with respect to confirmation of the Second Amended Joint Chapter 11 Plan of Reorganizations of Intelsat S.A. and Its Debtor Affiliates (as amended, supplemented or modified from time to time, the “Plan”);2 (b) approved the forms of ballots, notices, and release opt out forms in connection therewith (the “Solicitation Packages”); and (c) scheduled certain dates with respect thereto.

PLEASE TAKE FURTHER NOTICE THAT on or about September 8, 2021, the Debtors caused the Solicitation Packages to be distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the Solicitation Procedures.

PLEASE TAKE FURTHER NOTICE THAT the Disclosure Statement Order established October 29, 2021 at 5:00 p.m. (prevailing Eastern Time) (the “Voting Deadline”) as the deadline by which certain holders of Claims and Interests may vote to accept or reject the Plan and/or elect to opt out of the Third Party Release contained in the Plan.

[1]

Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list may be obtained on the website of the Debtors’ Solicitation Agent at https://cases.stretto.com/intelsat. The location of the Debtors’ service address is: 7900 Tysons One Place, McLean, VA 22102.

[2]	Capitalized terms not otherwise defined herein have the same meanings as set forth in the Plan or the Confirmation Order, as applicable.

PLEASE TAKE FURTHER NOTICE THAT on December 4, 2021, the Debtors filed an amended version of the Plan [Docket No. 3720].

PLEASE TAKE FURTHER NOTICE THAT on [•], 2021, the Bankruptcy Court entered an order [Docket No. [•]] (the “Confirmation Order”) confirming the Plan. Paragraphs 136 and 242 of the Confirmation Order authorize the Debtors to solicit, receive, and tabulate the election of certain holders of Claims and Interest to opt in to the Third Party Release contained in the Plan.

PLEASE TAKE FURTHER NOTICE THAT to the extent you are a holder of a Claim or Interest who: (a) voted to reject the Plan as of the Voting Deadline; (b) abstained from voting on the Plan as of the Voting Deadline; or (c) was not entitled to vote on the Plan pursuant to the Disclosure Statement Order, you may elect to opt in to the Third Party Release by completing and returning the Release Opt In Form enclosed at the end of this notice as Attachment A in accordance with the instructions provided therein.

PLEASE TAKE FURTHER NOTICE THAT to the extent you previously elected to opt out of the Third Party Release contained in the Plan, you may grant the Third Party Release if you complete and return the Release Opt In Form.

PLEASE TAKE FURTHER NOTICE THAT if you would like to obtain a copy of the Plan, the Confirmation Order, or related documents, you may: (a) access the Debtors’ restructuring website at https://cases.stretto.com/intelsat/; (b) write to Intelsat S.A. c/o Stretto, 410 Exchange, Suite 100, Irvine, CA 92602; (c) call (855) 489-1434 (toll free) or +1 (949) 561-0347 (international) and request to speak with a member of the Solicitation Group; or (d) email Intelsatinquiries@stretto.com and reference “Intelsat” in the subject line. You may also obtain copies of any pleadings filed in the Chapter 11 Cases for a fee via PACER on the Bankruptcy Court’s website at: www.vaeb.uscourts.gov.

PLEASE TAKE FURTHER NOTICE THAT if you have any questions about the status of any of your Claims or Interest, you should contact Stretto in accordance with the instructions provided above.

•

You will be deemed to have released whatever claims you may have against many other people and entities (including company officers and directors) if you return the enclosed “Release Opt In Form” by January 31, 2022, at 5:00 P.M., prevailing Eastern Time.

•

IF YOU DO NOT WISH TO GRANT THE THIRD PARTY RELEASES, DO NOT RETURN THE ENCLOSED “RELEASE OPT IN FORM.” TO THE EXTENT YOU (A) VOTED TO REJECT THE PLAN, (B) ABSTAINED FROM VOTING ON THE PLAN, OR (C) WAS NOT ENTITLED TO VOTE ON THE PLAN, YOU WILL NOT GIVE OR RECEIVE A RELEASE UNDER THE PLAN UNLESS YOU RETURN THIS FORM.

•	Specific information on the releases follows.

ARTICLE VIII OF THE PLAN CONTAINS RELEASE, EXCULPATION, AND INJUNCTION PROVISIONS, AND ARTICLE VIII.E CONTAINS A THIRD-PARTY RELEASE. THUS, YOU ARE ADVISED TO REVIEW AND CONSIDER THE PLAN CAREFULLY BECAUSE YOUR RIGHTS MIGHT BE AFFECTED THEREUNDER.

ALL HOLDERS OF CLAIMS OR INTERESTS THAT ELECT TO OPT IN TO THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE PLAN USING THE ENCLOSED RELEASE OPT IN FORM, AS ATTACHMENT A WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, GENERALLY,

2

INDIVIDUALLY, AND COLLECTIVELY CONSENTED TO THE RELEASE AND DISCHARGE OF ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES. BY DECLINING TO OPT IN TO THE RELEASES SET FORTH IN ARTICLE VIII.E OF THE PLAN, YOU WILL FOREGO THE BENEFIT OF OBTAINING THE RELEASES SET FORTH IN ARTICLE VIII OF THE PLAN IF YOU ARE A RELEASED PARTY IN CONNECTION THEREWITH.

THIS NOTICE IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY. IF YOU HAVE QUESTIONS WITH RESPECT TO YOUR RIGHTS UNDER THE PLAN OR ABOUT ANYTHING STATED HEREIN OR IF YOU WOULD LIKE TO OBTAIN ADDITIONAL INFORMATION, CONTACT STRETTO.

[Remainder of page intentionally left blank; continued next page.]

3

Richmond, Virginia Dated: [●]

/s/ DRAFT
KUTAK ROCK LLP Michael A. Condyles (VA 27807) Peter J. Barrett (VA 46179) Jeremy S. Williams (VA 77469) 901 East Byrd Street, Suite 1000 Richmond, Virginia 23219-4071

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Edward O. Sassower, P.C. (admitted pro hac vice)

Steven N. Serajeddini, P.C. (admitted pro hac vice)

Aparna Yenamandra (admitted pro hac vice)

601 Lexington Avenue

New York, New York 10022

Telephone:	(804) 644-1700
Facsimile:	(804) 783-6192	Telephone:	(212) 446-4800
Email:	Michael.Condyles@KutakRock.com	Facsimile:	(212) 446-4900
	Peter.Barrett@KutakRock.com	Email:	Edward.Sassower@Kirkland.com
	Jeremy.Williams@KutakRock.com		Steven.Serajeddini@Kirkland.com
Aparna.Yenamandra@Kirkland.com
Co-Counsel to the Debtors and Debtors in Possession
Co-Counsel to the Debtors
and Debtors in Possession

Attachment A

Release Opt In Form

OPTIONAL: RELEASE OPT IN FORM

This opt in form (the “Release Opt In Form”) is intended for holders of Claims or Interests who: (a) voted to reject the Third Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates [Docket No. 3720] (as amended, modified, or supplemented from time to time, the “Plan”); (b) abstained from voting on the Plan; or (c) were not entitled to vote on the Plan.

Article VIII.E of the Plan contains the following provision:

EFFECTIVE AS OF THE EFFECTIVE DATE, IN EACH CASE EXCEPT FOR CLAIMS ARISING UNDER, OR PRESERVED BY, THE PLAN, EACH RELEASING PARTY (OTHER THAN THE DEBTORS OR THE REORGANIZED DEBTORS), IN EACH CASE ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CLAIM, CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, IS DEEMED TO HAVE RELEASED AND DISCHARGED EACH DEBTOR, REORGANIZED DEBTOR, AND EACH OTHER RELEASED PARTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF ANY OF THE DEBTORS, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP OR OPERATION THEREOF), THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, INTERCOMPANY TRANSACTIONS, THE DIP FACILITIES, THE DIP ORDERS, THE TERM LOAN FACILITY, THE FIRST LIEN NOTES, THE SENIOR NOTES, THE INDENTURES, THE CHAPTER 11 CASES, THE MATTERS SETTLED PURSUANT TO THE SETTLEMENT, INCLUDING THE HISTORICAL INTERCOMPANY TRANSACTION CLAIMS, CLAIMS RELATED TO THE DEBTORS’ TAX ATTRIBUTES, INCLUDING THE 2018 REORGANIZATION CLAIMS, THE ACCELERATED RELOCATION PAYMENT CLAIMS, ANY PREFERENCE, FRAUDULENT TRANSFER, OR OTHER AVOIDANCE, RECOVERY, OR PRESERVATION CLAIM PURSUANT TO SECTIONS 544, 547, 548, 550, OR 551 OF THE BANKRUPTCY CODE AND APPLICABLE STATE AND FOREIGN LAWS, THE PLAN SUPPORT AGREEMENT, THE SECURED CREDITOR SETTLEMENT, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, ENTRY INTO, OR FILING OF, AS APPLICABLE, THE SES SETTLEMENT, THE DISCLOSURE STATEMENT, THE NEW DEBT DOCUMENTS, THE NEW CORPORATE GOVERNANCE DOCUMENTS, THE NEW WARRANTS AGREEMENTS, THE CVR AGREEMENTS, THE SETTLEMENT, THE SETTLEMENT AGREEMENT, THE PLAN SUPPORT AGREEMENT, THE SECURED CREDITOR SETTLEMENT, THE PLAN, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE SES SETTLEMENT, THE DISCLOSURE STATEMENT, THE NEW DEBT DOCUMENTS, THE NEW CORPORATE GOVERNANCE DOCUMENTS, THE NEW WARRANTS AGREEMENTS, THE CVR AGREEMENTS, THE SETTLEMENT, THE SETTLEMENT AGREEMENT, THE PLAN SUPPORT AGREEMENT, THE SECURED CREDITOR SETTLEMENT, THE PLAN (INCLUDING, FOR THE AVOIDANCE OF DOUBT, PROVIDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THE PLAN OR THE CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION), THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN,

6

INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT, OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE ANY OBLIGATIONS ARISING ON OR AFTER THE EFFECTIVE DATE OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE SES SETTLEMENT OR THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, INCLUDING THE ASSUMPTION OF THE INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN.

*        *        *

UNDER THE CONFIRMATION ORDER, “RELEASED PARTIES” ARE (A) EACH OF THE DEBTORS; (B) EACH OF THE REORGANIZED DEBTORS; (C) THE COMMITTEE, AND EACH MEMBER THEREOF (INCLUDING EX OFFICIO MEMBERS); (D) EACH OF THE FIRST LIEN LENDERS; (E) EACH OF THE FIRST LIEN NOTEHOLDERS; (F) THE FIRST LIEN AGENT; (G) EACH INDENTURE TRUSTEE; (H) THE PREPETITION COLLATERAL TRUSTEE; (I) EACH OF THE DIP AGENTS; (J) EACH OF THE DIP LENDERS; (K) EACH OF THE LEAD ARRANGERS; (L) EACH OF THE BOOK-RUNNING MANAGERS, LEAD PLACEMENT AGENTS, OR SIMILAR PARTIES WITH RESPECT TO THE ISSUANCE OF THE NEW NOTES; (M) THE JACKSON AD HOC GROUP, AND EACH MEMBER THEREOF; (N) THE HOLDCO CREDITOR AD HOC GROUP, AND EACH MEMBER THEREOF; (O) THE JACKSON FIRST LIEN NOTEHOLDER GROUP, AND EACH MEMBER THEREOF; (P) THE JACKSON CROSSOVER AD HOC GROUP, AND EACH MEMBER THEREOF; (Q) THE CONVERT AD HOC GROUP, AND EACH MEMBER THEREOF; (R) EACH CONSENTING CREDITOR; (S) EACH BACKSTOP PARTY; (T) EACH CURRENT AND FORMER AFFILIATE OF EACH ENTITY IN CLAUSE (A) THROUGH THE FOLLOWING CLAUSE (U); AND (U) EACH RELATED PARTY OF EACH ENTITY IN CLAUSE (A) THROUGH THIS CLAUSE (U).

UNDER THE CONFIRMATION ORDER, “RELEASING PARTIES” ARE (A) EACH OF THE DEBTORS; (B) EACH OF THE REORGANIZED DEBTORS; (C) THE COMMITTEE, AND EACH MEMBER THEREOF (INCLUDING EX OFFICIO MEMBERS); (D) EACH OF THE FIRST LIEN LENDERS; (E) EACH OF THE FIRST LIEN NOTEHOLDERS; (F) THE FIRST LIEN AGENT; (G) EACH INDENTURE TRUSTEE; (H) THE PREPETITION COLLATERAL TRUSTEE; (I) EACH OF THE DIP AGENTS; (J) EACH OF THE DIP LENDERS; (K) EACH OF THE LEAD ARRANGERS; (L) EACH OF THE BOOK-RUNNING MANAGERS, LEAD PLACEMENT AGENTS, OR SIMILAR PARTIES WITH RESPECT TO THE ISSUANCE OF THE NEW NOTES; (M) THE JACKSON AD HOC GROUP, AND EACH MEMBER THEREOF; (N) THE HOLDCO CREDITOR AD HOC GROUP, AND EACH MEMBER THEREOF; (O) THE JACKSON FIRST LIEN NOTEHOLDER GROUP, AND EACH MEMBER THEREOF; (P) THE JACKSON CROSSOVER AD HOC GROUP, AND EACH MEMBER THEREOF; (Q) THE CONVERT AD HOC GROUP, AND EACH MEMBER THEREOF; (R) EACH CONSENTING CREDITOR; (S) EACH BACKSTOP PARTY; (T) ALL HOLDERS OF IMPAIRED CLAIMS WHO VOTED TO ACCEPT THE PLAN; (U) ALL HOLDERS OF IMPAIRED CLAIMS WHO ABSTAINED FROM VOTING ON THE PLAN OR VOTED TO REJECT THE PLAN; (V) ALL HOLDERS OF UNIMPAIRED CLAIMS; (W) ALL HOLDERS OF INTERESTS; AND (X) EACH RELATED PARTY OF EACH ENTITY IN CLAUSE (A) THROUGH THIS CLAUSE (X) FOR WHICH SUCH ENTITY IS LEGALLY ENTITLED TO BIND SUCH RELATED PARTY TO THE RELEASES CONTAINED IN THE PLAN UNDER APPLICABLE LAW; PROVIDED THAT AN ENTITY SHALL NOT BE A RELEASING PARTY IF, IN THE CASES OF CLAUSES (U) THROUGH (X), THE APPLICABLE ENTITY HAS NOT ELECTED TO OPT IN TO PROVIDE THE RELEASES CONTAINED IN THE PLAN.

7

Notwithstanding the foregoing, each entity in clauses (u) through (x) of the “Releasing Parties” definition shall be neither a Releasing Party nor a Released Party if such entity has not elected to opt in to provide the releases contained in the Plan.

As a “Releasing Party” under the Plan, you may elect to grant the releases contained in Article VIII.E of the plan if you check the box below. The election to withhold consent to grant such release is at your option. By declining to opt in to the releases set forth in Article VIII.E of the Plan, you will forego the benefit of obtaining the releases set forth in Article VIII of the Plan if you are a Released Party in connection therewith.

OPTIONAL RELEASE ELECTION. YOU MAY ELECT TO OPT IN TO THE RELEASE CONTAINED IN ARTICLE VIII.E OF THE PLAN IF YOU CHECK THE BOX BELOW:

☐	The Undersigned holder of the Claim elects to OPT IN to the Third Party Release.

To the extent you previously (a) validly opted out of the releases contained in Article VIII.E of the Plan or (b) timely filed with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII of the Plan that was not resolved before confirmation, YOU WILL NONETHELESS BE DEEMED A RELEASING PARTY IF YOU CHECK THE BOX ABOVE AND RETURN THIS RELEASE OPT IN FORM BY JANUARY 31, 2022.

If previously cast a vote to accept the Plan, YOU WILL NONETHELESS BE DEEMED A RELEASING PARTY REGARDLESS OF WHETHER OR NOT YOU CHECK THE BOX ABOVE AND RETURN THIS RELEASE OPT IN FORM BY JANUARY 31, 2022.

Certifications.

By signing this Release Opt In Form, the undersigned certifies to the Bankruptcy Court and the Debtors that:

(a)	as of the Voting Record Date, either: (i) the Entity is the holder of a Claim or Interest; or (ii) the Entity is an authorized signatory for the Entity that is a holder of the Claim;

(b)	the Entity has not cast a vote in favor of the Plan;

(c)

the Entity (or in the case of an authorized signatory, the holder) has received a copy of the Notice and Opt In Form To Third Party Release and that this Release Opt In Form is completed pursuant to the terms and conditions set forth therein;

(d)	the Entity has submitted the same respective election concerning the releases with respect to all Claims in a single Class; and

8

(e)

no other release opt in or opt out form has been submitted or, if any other release opt out form has been submitted with respect to such Claims or Interest, then any such earlier opt out form is hereby revoked.

Name of Holder:
(Print or Type)
Signature:
Name of Signatory:
(If other than the holder)
Title:
Address:

Telephone Number:

Email:

Date Completed:

IF YOU HAVE MADE THE OPTIONAL OPT IN ELECTION, PLEASE COMPLETE, SIGN, AND DATE THIS RELEASE OPT IN FORM AND RETURN IT PROMPTLY BY ONLY ONE OF THE METHODS BELOW.

If by First Class mail or Hand Delivery: Intelsat S.A. Ballot Processing c/o Stretto 410 Exchange, Suite 100 Irvine, CA 92602

By electronic, online submission:

Please visit https://cases.stretto.com/intelsat/. Click on the “E-Ballot” section of the Debtors’ website and follow the directions to submit your Release Opt In Form. If you choose to submit your Release Opt In Form via Stretto’s E-Ballot system, you should not also return a hard copy of your Release Opt In Form.

“E-Balloting” is the sole manner in which Release Opt In Form will be accepted via electronic or online transmission. Release Opt In Forms submitted by facsimile or email will not be counted.

9

THE DEADLINE TO SUBMIT THE RELEASE OPT IN FORM IS JANUARY 31, 2022, AT 5:00 P.M.,

PREVAILING EASTERN TIME.

STRETTO MUST ACTUALLY RECEIVE YOUR OPT IN ELECTION

ON OR BEFORE THE RELEASE OPT IN DEADLINE.

10

Exhibit E

SES Settlement

Execution Version

AGREEMENT IN SETTLEMENT OF THE OBJECTION OF SES AMERICOM, INC. TO CONFIRMATION OF PLAN OF REORGANIZATION OF INTELSAT, S.A., ET AL.

This Agreement in Settlement of the Objection of SES Americom, Inc. to Confirmation of the Plan of Reorganization of Intelsat, S.A., et al. (hereinafter the “Settlement Agreement”) is entered into as of December 2, 2021, by and among (i) SES Americom, Inc. (“SES”); (ii) Intelsat S.A. and its undersigned affiliated debtors in the chapter 11 cases jointly administered under lead Case No. 20-32299 (KLP) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Chapter 11 Cases,” and the debtors therein, the “Debtors”); and (iii) the members of the Jackson Crossover Ad Hoc Group (as defined in the Plan (as defined below)) (the “Jackson Crossover Group” and, together with SES and the Debtors, the “Parties”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

RECITALS

A.    On May 13, 2020, the Debtors, including Intelsat US LLC (“Intelsat US”), Intelsat License LLC (“Intelsat License”), and Intelsat Jackson Holdings S.A. (“Intelsat Jackson”) filed the Chapter 11 Cases, which cases are pending in the United States Bankruptcy Court for the Eastern District of Virginia (“Bankruptcy Court”) (jointly administered as In re Intelsat S.A., et al., Case No. 20-32299 (KLP)).

B.    SES, Intelsat US, Eutelsat S.A. and Telesat Canada executed a certain Consortium Agreement dated September 27, 2018 (the “Consortium Agreement”).

C.    SES has filed proofs of claim against the Debtors (the “Proofs of Claim”). The Proofs of Claim include claims filed against Intelsat US (Claim No. 85), Intelsat License (Claim No. 84), and Intelsat Jackson (Claim No. 103) seeking damages allegedly arising from breach of the Consortium Agreement and/or under theories of unjust enrichment and breach of fiduciary duty, among others (the “ARP-Related Claims”), and claims filed against Intelsat US (Claim No. 885), Intelsat License (Claim No. 879), and Intelsat Jackson (Claim No. 876) for alleged expense reimbursement that SES claims arose in connection with the Consortium Agreement (the “Expense Reimbursement Claims”). SES has filed other trade-related claims against the Debtors.

D.    On August 31, 2021, the Debtors filed their Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and its Debtor Affiliates (as amended, modified, or supplemented, the “Plan”) [Docket No. 2773] and Second Amended Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and its Debtor Affiliates (the “Disclosure Statement”) [Docket No. 2774].

E.    The Plan includes a compromised allocation of the distributable value of the Debtors’ estates among the creditors of Intelsat US, Intelsat Jackson, Intelsat License, and the other Debtors (the “Plan Value Allocation”) that purports to resolve numerous disputes between the Debtors.

F.    On November 12, 2021, SES filed its Objection to Second Amended Joint Chapter 11 Plan of Intelsat S.A. and its Debtor Affiliates [Docket No. 3439] (the “SES Plan Objection”).

Execution Version

G.    The Parties have engaged in good faith negotiations related to the Plan Value Allocation and the SES Plan Objection.

H.    By this Settlement Agreement, the Parties, to avoid the cost and uncertainty of litigation, desire to compromise and resolve in the context of the Plan the remaining outstanding issues among the Parties related to the SES Plan Objection.

1. TERMS

NOW, THEREFORE, in consideration of the covenants, conditions, terms and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereby represent and agree as follows:

1.1    Amended Plan and Confirmation Hearing

1.1.1    The Debtors shall amend the Plan (the “Amended Plan”), in form and substance acceptable to SES (solely with respect to, and to the extent of, the following amendments), to provide as follows:

(a)    The Plan Value Allocation in the Amended Plan shall provide that the distributable value allocated to the payment of Unsecured Claims at Intelsat US, through the Jackson Unsecured Recovery, shall be $950 million;

(b)    The Plan Value Allocation shall provide that the total distributable value, in the aggregate, of the Jackson Unsecured Recovery allocated to Intelsat License, Intelsat Jackson and Intelsat US shall be as reflected in Exhibit A attached hereto, unless otherwise agreed to in writing by the Debtors, SES, and the Jackson Crossover Group.

(c)    ARP-Related Claims. If the ARP-Related Claims are Allowed as Unsecured Claims against Intelsat Jackson, Intelsat License, and/or Intelsat US pursuant to a Final Order, then the Reorganized Debtors, jointly and severally, shall be obligated to make distributions to SES on account of such Allowed ARP-Related Claims, including any Cash distributions, in accordance with the pertinent distribution provisions of the Amended Plan (as modified in accordance with Section 1.1.1.(a)-(b) above), provided, that:

(i)    in lieu of any distribution that would otherwise be in the form of CVRs, the Reorganized Debtors, jointly and severally, shall be obligated to pay SES Cash in the amount of any Cash that would have been paid to SES if (x) such Allowed ARP-Related Claims had been Allowed as of the Effective Date and (y) SES had received its ratable portion of the CVRs (with such Cash distributions to be made only if and when distributions are paid to holders of the CVRs, and including then available and subsequently received CVR recovery) on the Effective Date; and

2

Execution Version

(ii)    in lieu of any distribution that would otherwise be in the form of New Common Stock, the Reorganized Debtors, jointly and severally, shall be obligated to pay SES Cash in an amount equal to the number of shares of New Common Stock that would otherwise be issued on account of SES’s Allowed ARP-Related Claims multiplied by the midpoint of PJT’s (as defined in the Disclosure Statement) valuation of such New Common Stock as set forth in the Disclosure Statement.

(d)    Expense Reimbursement Claims. As the Expense Reimbursement Claims against Intelsat Jackson, Intelsat License and/or Intelsat US are disputed and/or unliquidated and will be so as of the Effective Date of the Amended Plan, the Debtors shall establish and fund a disputed claims reserve on the Effective Date at each of Intelsat License, Intelsat US, and Intelsat Jackson.

(i)    Each such reserve shall consist of the Pro Rata share of the Jackson Unsecured Recovery that SES would be entitled to receive under the Amended Plan if it had an Allowed Unsecured Claim in the amount of $11,639,232.94 at the relevant Debtor on account of the Expense Reimbursement Claims.

(ii)    Following entry of a Final Order pursuant to which the Expense Reimbursement Claims are Allowed, SES shall receive distribution from such disputed claims reserve in the amount of its Allowed Expense Reimbursement Claim.

1.1.2    There shall be no other reserves established under the Amended Plan for SES’s benefit other than as set forth in Section 1.1.1(d) above. Notwithstanding the lack of a reserve for any particular claim, there shall be no determination as to the allowance or disallowance of SES’s ARP-Related Claims or Expense Reimbursement Claims for any purpose in connection with confirmation of the Amended Plan.

1.1.3    The Debtors shall diligently pursue confirmation of the Amended Plan.

1.1.4    SES shall support confirmation of the Amended Plan and shall be permitted to present legal argument (but not to question witnesses or offer evidence) at the hearing to consider confirmation of the Plan (the “Confirmation Hearing”), consistent with this Settlement Agreement, to ensure that this Settlement Agreement is approved and honored, including by arguing that the Accelerated Relocation Payments (as defined in the Disclosure Statement) do not belong to Intelsat S.A. Notwithstanding the foregoing, at the Confirmation Hearing, neither the Debtors, any ad hoc group supporting the Plan, nor SES will argue the merits of SES’s claims against the Debtors, including any such arguments related to the disallowance of such claims for distribution purposes, and SES shall not be required to take any action in support of the Amended Plan that would in any way prejudice its ARP-Related Claims or Expense Reimbursement Claims against Intelsat Jackson,

3

Execution Version

Intelsat License and/or Intelsat US, nor shall the Debtors be required to take any action that would in any way prejudice their objections to the ARP-Related Claims or Expense Reimbursement Claims.

1.1.5    The order confirming the Amended Plan (the “Confirmation Order”) shall be in form and substance reasonably satisfactory to SES solely with respect to the provisions that incorporate the terms and provisions of this Settlement Agreement, shall approve this Settlement Agreement, shall incorporate the settlement terms set forth in Section 1.1.1 herein, and shall otherwise be consistent with this Settlement Agreement.

1.2    Withdrawal of SES Plan Objection and Certain SES Proofs of Claim

1.2.1    Upon execution of this Settlement Agreement and filing of the Amended Plan, with the support of the Jackson Crossover Group, SES shall not prosecute the SES Plan Objection (including any arguments to seek a constructive trust) or the SES Americom, Inc.’s Motion (I) To Intervene in the Accelerated Relocation Payments Litigation and/or (II) For Derivative Standing to Prosecute Intercompany Claims on Behalf of Debtor Intelsat US LLC [Docket No. 1552] (the “SES Standing Motion”). SES reserves all rights to pursue the SES Plan Objection (including any arguments to seek a constructive trust) and the SES Standing Motion if the Debtors fail to pursue confirmation of the Amended Plan or the Amended Plan is modified, without SES’s express written consent, in any way inconsistent with the Settlement Agreement, including without limitation any modification that reduces SES’s potential recovery. The Confirmation Order shall provide that, upon entry of the Confirmation Order, SES shall be deemed to have withdrawn (i) the SES Plan Objection and (ii) the SES Standing Motion.

1.2.2    Upon the Effective Date of the Amended Plan, SES shall (a) waive and release all of its claims and withdraw all Proofs of Claim against all of the Debtors other than Intelsat US, Intelsat Jackson, and Intelsat License, and such withdrawn claims shall be fully waived and released, and (b) waive and release its claims against all Debtors (including Intelsat US, Intelsat Jackson, and Intelsat License) for punitive damages. For the avoidance of doubt, the trade claims of SES’s affiliates against Intelsat Global Sales & Marketing Ltd. and Southern Satellite LLC (Claim Nos. 811–814) will not be withdrawn, waived, or released. The treatment of SES’s Proofs of Claim pursuant to this Settlement Agreement (and subject to the terms hereof) is set forth in detail in Exhibit B hereto.

1.2.3    Except as provided in Section 1.2.2(b), nothing in this Settlement Agreement waives, releases or restricts (a) any of SES’s claims or Proofs of Claim against Intelsat US, Intelsat Jackson, and/or Intelsat License, all of which are expressly maintained; or (b) SES’s rights to seek (and the Debtors’, the Reorganized Debtors’ and Jackson Crossover Group’s right to oppose) a constructive trust or the Bankruptcy Court’s ability to impose a constructive trust against Intelsat US, Intelsat Jackson or Intelsat License as requested in SES’s Proofs of Claim; provided, however, that SES agrees that it will cap its recovery for constructive trust at $200 million, which shall be paid in Cash, such that under no circumstance shall the total recovery (including on account of both the constructive trust and all other claims) in respect of the ARP-Related Claims exceed $200 million.

4

Execution Version

2.	GENERAL PROVISIONS

2.1    No Third Party Beneficiaries. The Parties each warrant, acknowledge and agree that there are no third party beneficiaries of the rights, claims and obligations created by this Agreement.

2.2    General.

2.2.1    This Settlement Agreement is the product of bargained for, arm’s length negotiations between the Parties and their counsel and shall not be construed for or against any Party or its representative(s) because that Party or that Party’s legal representative drafted such provision. No part of this Settlement Agreement nor the agreements contained herein will be construed against any Party in the pending litigation of the ARP-Related Claims. Neither this Settlement Agreement nor the agreements contained herein is intended to, nor shall it be deemed to, prejudice any arguments or claims in the litigation of the ARP-Related Claims or Expense Reimbursement Claims, whether made by those advancing the claims or those objecting to the claims.

2.2.2    The validity, construction and all rights and obligations relating to this Agreement shall be governed by the Bankruptcy Code. Any disputes arising from this Settlement Agreement shall be decided in an action or proceeding occurring before the Bankruptcy Court which shall have exclusive jurisdiction over any dispute arising under or related to this Settlement Agreement, including but not limited to enforcement or collection of any Cash obligation (if any) under Sections 1.1.1(c) and (d) of this Settlement Agreement. The prevailing Party to any dispute related to the enforcement or collection of any amount owed pursuant to Sections 1.1.1(c) or 1.1.1(d) of this Settlement Agreement shall be entitled to reimbursement of its reasonable and documented attorneys’ fees and costs from the non-prevailing party (i.e., the Debtors or Reorganized Debtors, as applicable, or SES, as applicable); provided, that, for the avoidance of doubt, in no circumstance shall any member of the Jackson Crossover Group be liable for any such fees and costs.

2.2.3     Subject to Bankruptcy Court approval with respect to the Debtors, the Parties hereto each warrant, covenant and agree that they each have power and authority to enter into and consummate this Settlement Agreement, and that this Settlement Agreement does not conflict with any other agreement, arrangement or understanding of the Parties.

2.2.4    The Parties further warrant, covenant and agree that no other party, agent, employee or attorney of any party has made any promise, representation or warranty, whether express or implied, not expressly contained herein concerning the subject matter hereof, to induce any party to enter into and execute this Settlement Agreement. Each Party further acknowledges and agrees that none of them have executed this Settlement Agreement in reliance upon any promise, representation, warranty or agreement not contained or set forth herein, except as set forth herein.

2.2.5    This Settlement Agreement sets forth all agreements, covenants, representations, warranties, express or implied, with regard to the subject matter hereof.

5

Execution Version

All prior and contemporaneous conversations, negotiations, actual, possible and alleged agreements and representations with respect to the subject matter hereof and not contained in this Settlement Agreement are waived, merged and superseded hereby.

2.2.6    The Parties represent and warrant to all other Parties that they have read and fully understand the terms of this Settlement Agreement. After consulting with counsel, each of the Parties has concluded that it is in its best interest to settle their differences and disputes upon the terms and conditions set forth herein, and in doing so, does not admit, concede or imply that it has done anything wrong or legally actionable.

2.2.7    No provision herein may be waived, modified or amended unless in writing and signed by all Parties. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein.

2.2.8    For the avoidance of doubt, the Amended Plan and Confirmation Order shall provide that the Reorganized Debtors shall be bound by the terms of this Settlement Agreement as if they had been Parties hereto.

2.2.9    Any notice required or desired to be given relating to this Settlement Agreement shall be provided by email with a copy to follow by fax or first class mail addressed as follows:

If to SES:

SES Americom, Inc.

4 Research Way

Princeton, New Jersey 08540

Attention: John Purvis

Email: john.purvis@ses.com

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn: Michael A. Rosenthal and Brian M. Lutz

Email: mrosenthal@gibsondunn.com

blutz@gibsondunn.com

If to the Jackson Crossover Group:

Jones Day

250 Vesey Street

New York, NY 10281

Attn: Bruce Bennett, Michael Schneidereit, and Nicholas Morin

Email: bbennett@jonesday.com

mschneidereit@jonesday.com

nmorin@jonesday.com

6

Execution Version

If to the Debtors:

C/O Intelsat US LLC

7900 Tysons One Place,

McLean, Virginia 22102

Attn: Michelle Bryan

Email: Michelle.Bryan@Intelsat.com

With a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Edward Sassower, Steven Serajeddini, and Aparna Yenamandra

Email: ESassower@Kirkland.com;

Steven.Serajeddini@Kirkland.com;

Aparna.Yenamandra@Kirkland.com

2.2.1    This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all, when taken together, shall constitute the entire Settlement Agreement. For purposes of this provision, a facsimile signature shall be deemed to be the equivalent of an original signature, and shall be effective to bind a Party hereto.

IN WITNESS WHEREOF, the Parties hereto have executed and entered into this Settlement Agreement as of the date first above written.

SES AMERICOM, INC.	JACKSON CROSSOVER GROUP

Name: Title:	Name: Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

7

Execution Version

INTELSAT S.A.	INTELSAT LLC

Name: Title:	Name: Title:

INTELSAT LICENSE LLC	INTELSAT JACKSON HOLDINGS S.A.

Name: Title:	Name: Title:

INTELSAT VIRGINIA HOLDINGS LLC	INTELSAT CONNECT FINANCE S.A.

Name: Title:	Name: Title:

INTELSAT (LUXEMBOURG) S.A.	INTELSAT ENVISION HOLDINGS LLC

Name: Title:	Name: Title:

INTELSAT INVESTMENT HOLDINGS S.À.R.L.	INTELSAT HOLDINGS S.A.

Name: Title:	Name: Title:

INTELSAT INVESTMENTS S.A.	INTELSAT UK FINANCIAL SERVICES LTD

Name: Title:	Name: Title:

8

Execution Version

INTELSAT ALIGN S.À.R.L.	INTELSAT LICENSE HOLDINGS LLC

Name: Title:	Name: Title:

INTELSAT SUBSIDIARY (GIBRALTAR) LIMITED	INTELSAT HOLDINGS LLC

Name: Title:	Name: Title:

INTELSAT FINANCE BERMUDA LTD.	INTELSAT SATELLITE LLC

Name: Title:	Name: Title:

INTELSAT VENTURES S.À R.L.	INTELSAT GLOBAL SALES & MARKETING LTD

Name: Title:	Name: Title:

INTELSAT INTERNATIONAL SYSTEMS LLC	PANAMSAT INTERNATIONAL HOLDINGS LLC

Name: Title:	Name: Title:

INTELSAT INTERNATIONAL EMPLOYMENT LLC	PANAMSAT EUROPE CORPORATION

Name: Title:	Name: Title:

9

Execution Version

INTELSAT GENESIS GP LLC	INTELSAT SERVICE AND EQUIPMENT LLC

Name: Title:	Name: Title:

SOUTHERN SATELLITE LLC	SOUTHERN SATELLITE LICENSEE LLC

Name: Title:	Name: Title:

PANAMSAT INTERNATIONAL SALES LLC	INTELSAT GENESIS INC.

Name: Title:	Name: Title:

INTELSAT ALLIANCE LP	INTELSAT US FINANCE LLC

Name: Title:	Name: Title:

PANAMSAT INDIA LLC	PANAMSAT INDIA MARKETING L.L.C.

Name: Title:	Name: Title:

INTELSAT ASIA CARRIER SERVICES LLC

Name: Title:

10

Execution Version

Exhibit A

Plan Value Allocation

SES Settlement Counterproposal

($ in millions)
Debtor	Plan Claim $	Plan Recovery $	Plan Recovery %	Settlement Adjustment	Adjusted Recovery $	Adjusted Recovery %
Intelsat Jackson Holdings S.A.	$7,057	$790	11.2%	$(483)	$307	4.4%
Intelsat Alliance LP	7,057	—	—	—	—	—
Intelsat License LLC	7,057	1,751	24.8%	(250)	1,501	21.3%
Intelsat Satellite LLC	7,147	725	10.1%	—	725	10.1%
Intelsat US LLC	7,059	217	3.1%	733	950	13.5%
Intelsat Ventures S.À R.L.	7,057	398	5.6%	—	398	5.6%
Intelsat Global Sales & Marketing Ltd.	7,058	56	0.8%	—	56	0.8%
Intelsat US Finance LLC	7,057	—	—	—	—	—
Intelsat Genesis Inc.	7,057	18	0.3%	—	18	0.3%
PanAmSat International Sales, LLC	7,057	1	0.0%	—	1	0.0%
Intelsat International Systems, LLC	7,057	5	0.1%	—	5	0.1%
PanAmSat Europe Corporation	7,057	1	0.0%	—	1	0.0%
Intelsat Holdings LLC	7,057	—	—	—	—	—
Intelsat Subsidiary (Gibraltar) Limited	7,057	0	0.0%	—	0	0.0%
Intelsat Service and Equipment LLC	7,057	—	—	—	—	—
Intelsat License Holdings LLC	7,057	—	—	—	—	—
Intelsat Align S.À R.L.	7,057	1	0.0%	—	1	0.0%
Intelsat Finance Bermuda Ltd.	7,057	0	0.0%	—	0	0.0%
PanAmSat International Holdings LLC	7,057	—	—	—	—	—
Intelsat International Employment LLC	7,057	—	—	—	—	—
Intelsat Virginia Holdings LLC	7,057	29	0.4%	—	29	0.4%
Intelsat Genesis GP LLC	7,057	—	—	—	—	—
Intelsat UK Financial Services Ltd.	7,057	—	—	—	—	—
Intelsat Asia Carrier Services, LLC	—	—	—	—	—	—
Southern Satellite Licensee LLC	7,057	—	—	—	—	—
Southern Satellite LLC	7,057	—	—	—	—	—
PanAmSat India LLC	—	—	—	—	—	—
PanAmSat India Marketing L.L.C.	—	—	—	—	—	—

Subtotal	$7,152	$3,992	55.8%	$—	$3,992	55.8%

Execution Version

EXHIBIT B TO SETTLEMENT AGREEMENT

TREATMENT OF SES AMERICOM, INC. PROOFS OF CLAIM

Claimant	Debtor	Claim No.	Description	Treatment Under Settlement Agreement

SES Americom, Inc.	Intelsat License LLC	84	ARP-related claim brought against all Debtors	Disputed and subject to post-confirmation litigation

SES Americom, Inc.	Intelsat US LLC	85	ARP-related claim brought against all Debtors	Disputed and subject to post-confirmation litigation

SES Americom, Inc.	Intelsat Align S.À.R.L.	86	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Alliance LP	87	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat S.A.	88	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat (Luxembourg) S.A.	89	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Asia Carrier Services LLC	90	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Connect Finance S.A.	91	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Envision Holdings LLC	92	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Finance Bermuda Ltd.	93	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Genesis GP LLC	94	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Genesis Inc.	95	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Global Sales & Marketing Ltd	96	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Holdings LLC	97	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

Execution Version

Claimant	Debtor	Claim No.	Description	Treatment Under Settlement Agreement

SES Americom, Inc.	Intelsat Holdings S.A.	98	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat International Employment LLC	99	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat International Systems LLC	100	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Investment Holdings S.À.R.L.	101	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Investments S.A.	102	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Jackson Holdings S.A.	103	ARP-related claim brought against all Debtors	Disputed and subject to post-confirmation litigation

SES Americom, Inc.	Intelsat License Holdings LLC	104	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Satellite LLC	105	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Service and Equipment LLC	106	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Subsidiary (Gibraltar) Limited	107	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat UK Financial Services Ltd	108	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat US Finance LLC	109	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Ventures S.À R.L.	110	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Virginia Holdings LLC	111	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	PanAmSat Europe Corporation	112	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

Execution Version

Claimant	Debtor	Claim No.	Description	Treatment Under Settlement Agreement

SES Americom, Inc.	PanAmSat India LLC	113	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	PanAmSat India Marketing L.L.C.	114	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	PanAmSat International Holdings LLC	115	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	PanAmSat International Sales LLC	116	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Southern Satellite Licensee LLC	117	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Southern Satellite LLC	118	ARP-related claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

MX1 Ltd	Intelsat Global Sales & Marketing Ltd.	811	Trade claim	Claim will be resolved through ordinary claims reconciliation process and is neither allowed nor disallowed by virtue of this Settlement Agreement. All parties’ rights with respect to this Claim are preserved.

MX1 C.E.E. SA	Intelsat Global Sales & Marketing Ltd.	812	Trade claim	Claim will be resolved through ordinary claims reconciliation process and is neither allowed nor disallowed by virtue of this Settlement Agreement. All parties’ rights with respect to this Claim are preserved.

New Skies Satellites BV	Intelsat Global Sales & Marketing Ltd.	813	Trade claim	Claim will be resolved through ordinary claims reconciliation process and is neither allowed nor disallowed by virtue of this Settlement Agreement. All parties’ rights with respect to this Claim are preserved.

New Skies Satellites BV	Southern Satellite LLC	814	Trade claim	Claim will be resolved through ordinary claims reconciliation process and is neither allowed nor disallowed by virtue of this Settlement Agreement. All parties’ rights with respect to this Claim are preserved.

SES Americom, Inc.	Intelsat S.A.	815	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat (Luxembourg) S.A.	847	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

Execution Version

Claimant	Debtor	Claim No.	Description	Treatment Under Settlement Agreement

SES Americom, Inc.	Intelsat Align S.À.R.L.	848	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Alliance LP	859	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Asia Carrier Services LLC	861	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Connect Finance S.A.	862	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Envision Holdings LLC	863	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Finance Bermuda Ltd.	864	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Genesis GP LLC	865	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Genesis Inc.	866	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Global Sales & Marketing Ltd	867	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Holdings LLC	868	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Holdings S.A.	869	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

Execution Version

Claimant	Debtor	Claim No.	Description	Treatment Under Settlement Agreement

SES Americom, Inc.	Intelsat International Employment LLC	870	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat International Systems LLC	871	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Investment Holdings S.À.R.L.	872	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Investments S.A.	875	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Jackson Holdings S.A.	876	Expense reimbursement claim brought against all Debtors	Disputed and subject to post-confirmation litigation

SES Americom, Inc.	Intelsat License Holdings LLC	877	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat License LLC	879	Expense reimbursement claim brought against all Debtors	Disputed and subject to post-confirmation litigation

SES Americom, Inc.	Intelsat Subsidiary (Gibraltar) Limited	880	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Service and Equipment LLC	881	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat Satellite LLC	882	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

SES Americom, Inc.	Intelsat US Finance LLC	883	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

v

Execution Version

Claimant	Debtor	Claim No.	Description	Treatment Under Settlement Agreement
SES Americom, Inc.	Intelsat UK Financial Services Ltd	884	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	Intelsat US LLC	885	Expense reimbursement claim brought against all Debtors	Disputed and subject to post-confirmation litigation
SES Americom, Inc.	Southern Satellite LLC	886	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	PanAmSat Europe Corporation	887	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	Southern Satellite Licensee LLC	888	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	PanAmSat International Sales LLC	889	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	Intelsat Ventures S.À R.L.	890	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	PanAmSat International Holdings LLC	891	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	PanAmSat India Marketing L.L.C.	892	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	Intelsat Virginia Holdings LLC	893	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.
SES Americom, Inc.	PanAmSat India LLC	896	Expense reimbursement claim brought against all Debtors	Claim will be withdrawn only upon confirmation of an Amended Plan conforming to the Settlement Agreement.

vi